Exhibit 10.1

TERM LOAN EXCHANGE AGREEMENT

by and among

IHEARTCOMMUNICATIONS, INC.,

IH MEDIA + ENTERTAINMENT I, LLC,

THE LENDERS LISTED ON THE SIGNATURE PAGES HERETO

AND THE OTHER PARTIES HERETO

Dated as of December 20, 2024

TERM LOAN EXCHANGE AGREEMENT

This TERM LOAN EXCHANGE AGREEMENT (this “Exchange Agreement”), dated as of December 20, 2024, by and among (i) IHEARTCOMMUNICATIONS, INC., a Texas corporation (“Communications”), (ii) IH MEDIA + ENTERTAINMENT I, LLC, a Delaware limited liability company (“Entertainment I”), (iii) the Participating Lenders (as defined below), (iv) BANK OF AMERICA, N.A., as administrative agent and as collateral agent (in such capacities, the “Existing Agent”) under the Existing Credit Agreement (as defined below) and (v) BANK OF AMERICA, N.A., as administrative agent and as collateral agent (in such capacities the “New Agent”) under either (A) the Comprehensive Credit Agreement (as defined below) or (B) each of (i) the Alternative Entertainment I Credit Agreement (as defined below) and (ii) the Alternative Communications Credit Agreement (as defined below), as applicable.

W I T N E S S E T H

WHEREAS, Communications is party to that certain Credit Agreement, dated as of May 1, 2019 (as amended or otherwise modified by Amendment No. 1, dated February 3, 2020, Amendment No. 2, dated as of July 16, 2020, Amendment No. 3, dated as of July 16, 2021, Joinder Agreement to Credit Agreement, dated as of May 5, 2021, Successor Agent Agreement, dated as of February 3, 2020, and Amendment No. 4, dated as of June 15, 2023, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”), by and among Communications, the lenders from time to time party thereto (the “Lenders”) and the Existing Agent;

WHEREAS, Communications, Entertainment I and certain of the Lenders are party to that certain Transaction Support Agreement, dated as of November 6, 2024 (the “TSA”), pursuant to which they agreed, subject to the terms and conditions thereunder, to support and enter into the transactions contemplated by this Exchange Agreement and the Amendment (the “Transactions”);

WHEREAS, Communications and/or Entertainment I, as applicable, the New Agent and the Participating Lenders are entering into either (a) if the Comprehensive Transaction (as defined in the TSA) is consummated, that certain Credit Agreement, to be dated as of the Effective Date (as defined below) (the “Comprehensive Credit Agreement”) in the form attached hereto as Exhibit C, pursuant to which Comprehensive Term Loans (as defined below) will be issued by Communications or (b) if the Alternative Transaction (as defined in the TSA) is consummated, each of (i) the Credit Agreement, to be dated as of the Effective Date (the “Alternative Entertainment I Credit Agreement”), in the form attached hereto as Exhibit D, pursuant to which Alternative Entertainment I Term Loans (as defined below) will be issued by Entertainment I and (ii) the Credit Agreement, to be dated as of the Effective Date (the “New Alternative Communications Credit Agreement”), in the form attached hereto as Exhibit E, pursuant to which Alternative Communications Term Loans (as defined below) will be issued by Communications;

WHEREAS, Communications, the Existing Agent and the Participating Lenders are entering into that certain Amendment No. 5 to the Existing Credit Agreement, to be dated as of the Effective Date (the “Amendment”), in the form attached hereto as Exhibit F, which will amend the Existing Credit Agreement (the Existing Credit Agreement as amended by the Amendment, the “Amended Credit Agreement”) to, inter alia, (i) permit the Transactions, (ii) remove substantially all of the affirmative and negative covenants and mandatory prepayments and certain Events of Default under the Existing Credit Agreement, and (iii) make certain other changes to the terms and conditions of the Existing Credit Agreement;

WHEREAS, in accordance with the terms of Section 10.07(m) of the Existing Credit Agreement, Communications has offered to purchase and assume 100% (or such lesser amount as agreed between a Lender and the Borrower) of each Lender’s Existing Loans (as defined below);

WHEREAS, in accordance with the terms of Section 10.07(m) of the Existing Credit Agreement, each Lender (any such Lender, a “Participating Lender”) that executes and delivers a “Lender Consent” in the form attached hereto as Exhibit A (each, a “Lender Consent”) desires to sell and assign to Communications 100% (or such lesser amount as indicated on such Lender’s Lender Consent) of its Existing Loans (the “Purchased Loans”) on the Effective Date; and

WHEREAS, on the Effective Date, among other things: (a) the Purchased Loans purchased by, transferred to and assigned to Communications shall immediately be deemed cancelled and extinguished pursuant to Section 10.07(m) of the Existing Credit Agreement and for all purposes of the Amended Credit Agreement; and (b) subject to the terms and conditions herein, each Participating Lender shall receive as consideration for its sale and assignment of its Purchased Loans from Communications and/or Entertainment I, as applicable, either (i) if the Comprehensive Transaction is consummated, the Comprehensive Transaction Consideration (as defined below) or (ii) if the Alternative Transaction is consummated, the Alternative Transaction Consideration (as defined below).

NOW, THEREFORE, in consideration of the mutual terms, conditions, and other covenants and agreements set forth herein, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1. Definitions. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Existing Credit Agreement. In addition to the other words and terms defined elsewhere in this Exchange Agreement, the following words shall have the meanings specified or referred to below:

“Alternative Communications Term Loans” means, solely to the extent the Alternative Transaction is consummated, those Initial Term Loans (as defined in the Alternative Entertainment I Credit Agreement) to be issued by Communications to the Participating Lenders under the Alternative Communications Credit Agreement in exchange for Purchased Loans.

“Alternative Entertainment I Term Loans” means, solely to the extent the Alternative Transaction is consummated, those Initial Term Loans (as defined in the Alternative Entertainment I Credit Agreement) to be issued by Entertainment I to the Participating Lenders under the Alternative Entertainment I Credit Agreement in exchange for Purchased Loans.

“Alternative Transaction Consideration” means, in respect of each Participating Lender, (w) Alternative Entertainment I Term Loans in an aggregate principal amount equal to 93.5% of the aggregate principal amount of its Purchased Loans plus (x) solely to the extent such Participating Lender was party to the TSA as of the TSA Cutoff Time, additional Alternative Entertainment I Term Loans (such additional Alternative Entertainment I Term Loans, the “TSA Retirement Consideration Alternative Entertainment I Term Loans”) in an aggregate principal amount equal to 1.0% of the aggregate principal amount of its Purchased Loans plus (y) Alternative Communications Term Loans in an aggregate principal amount equal to 0.5% of the aggregate principal amount of its Purchased Loans plus (z) cash in an amount equal to (1) in the case of a Participating Lender that is an Early Exchange Participating Lender, 5.0% of the aggregate principal amount of its Purchased Loans or (2) in the case of a Participating Lender that that is not an Early Exchange Participating Lender, 1.0% of the aggregate principal amount of its Purchased Loans.

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“Company Group” has the meaning ascribed to such term in the TSA.

“Comprehensive Term Loans” means, solely to the extent the Comprehensive Transaction is consummated, those Initial Term Loans (as defined in the Comprehensive Credit Agreement) to be issued by Communications to the Participating Lenders under the Comprehensive Credit Agreement in exchange for Purchased Loans.

“Comprehensive Transaction Consideration” means, in respect of each Participating Lender, (x) Comprehensive Term Loans in an aggregate principal amount equal to 95.0% of the aggregate principal amount of its Purchased Loans plus (y) cash in an amount equal to (1) in the case of a Participating Lender that is an Early Exchange Participating Lender, 5.0% of the aggregate principal amount of its Purchased Loans or (2) in the case of a Participating Lender that that is not an Early Exchange Participating Lender, 1.0% of the aggregate principal amount of its Purchased Loans.

“Credit Agreements” means, collectively, the Amended Credit Agreement and (a) if the Comprehensive Transaction is consummated, the Comprehensive Credit Agreement or (b) if the Alternative Transaction is consummated, each of (i) the Alternative Entertainment I Credit Agreement and (ii) the Alternative Communications Credit Agreement.

“Early Exchange Deadline” means 5:00 pm, New York City time, on November 29, 2024.

“Early Exchange Participating Lender” means any Participating Lender that has executed and delivered a Lender Consent on or prior to the Early Exchange Deadline.

“Existing Loans” means the Term Loans issued and outstanding under the Existing Credit Agreement held by each Participating Lender on the Effective Date.

“Record Date” shall mean November 15, 2024.

“TSA Cutoff Time” means 10:00 p.m., New York City time, on November 15, 2024.

1.2. Interpretation. Unless the context of this Exchange Agreement otherwise requires, (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Exchange Agreement, (iv) the terms “Article”, “Section”, or “Exhibit” refer to the specified Article or Section of or Exhibit attached to this Exchange Agreement, (v) the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation” and (vi) the word “will” shall be construed to have the same meaning and effect as the word “shall.”

ARTICLE II

OPEN MARKET PURCHASE AND SALE, RELEASE AND EXTINGUISHMENT

2.1. Existing Debt Purchase and Sale and Other Transactions. Subject to the terms and conditions hereof:

(a) On the Effective Date, immediately following the effectiveness of the Amendment, pursuant to Section 10.07(m) of the Existing Credit Agreement, each of the Participating Lenders shall sell and assign to Communications, and Communications shall purchase and assume, such Participating Lender’s Purchased Loans (the “Existing Debt Purchase”). In consideration of the Existing Debt Purchase, each Participating Lender shall receive from Communications and/or Entertainment I, as applicable, either (i) if the Comprehensive Transaction is consummated, the Comprehensive Transaction Consideration or

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(ii) if the Alternative Transaction is consummated, the Alternative Transaction Consideration; provided that, notwithstanding the foregoing, if a Participating Lender (a “Non-Eligible Participating Lender”) that is not entitled to receive TSA Retirement Consideration Alternative Entertainment I Term Loans, as applicable, is party to an unsettled sale of all or a portion of its Existing Loans to a Person (an “Eligible Participating Lender”) that would be entitled to receive TSA Retirement Consideration Alternative Entertainment I Term Loans, as applicable, if it held such Existing Loans, such Non-Eligible Participating Lender shall receive TSA Retirement Consideration Alternative Entertainment I Term Loans, as applicable, in respect of any such Existing Loans on behalf of the Eligible Participating Lender so long as the Non-Eligible Participating Lender completes and returns the Unsettled Trade Acknowledgement attached hereto as Exhibit B on or before 5:00 pm, New York City time, on December 12, 2024.

(b) On the Effective Date, pursuant to the Amended Credit Agreement (including Section 10.07(m)), all Purchased Loans held by Communications, as assignee and holder of all of the Purchased Loans, shall be deemed to be cancelled and extinguished, and Communications, as assignee and holder of all of the Purchased Loans, hereby directs the Existing Agent to record in the Register (as defined in the Amended Credit Agreement) the cancellation and extinguishment of the Purchased Loans pursuant to the Amended Credit Agreement immediately following the Existing Debt Purchase.

(c) Each of the Participating Lenders hereby irrevocably authorizes and directs each of the Existing Agent and the New Agent to take any and all actions as it reasonably determines are necessary, or are reasonably requested by the Participating Lenders, in carrying out, effectuating or otherwise in furtherance of the transactions set forth in Section 2.1(b) hereof.

(d) In acting pursuant to this Exchange Agreement, each of the Existing Agent and the New Agent shall be entitled to the same protections, indemnities, benefits, reliances and immunities afforded to it under the Existing Credit Agreement as if fully set forth herein, mutatis mutandis. Communications hereby reconfirms its obligations pursuant to Section 10.04 of the Existing Credit Agreement to pay and reimburse the Existing Agent for all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable fees of counsel) incurred in connection with the negotiation, preparation, execution and delivery of this Exchange Agreement and all other documents and instruments delivered in connection herewith.

2.2. [Reserved].

2.3. Release.

(a) As of and solely upon the occurrence of the Effective Date, Communications and Entertainment I, on behalf of themselves and each of their respective Related Persons, hereby unconditionally and forever release, waive and discharge all Causes of Action (as defined below) that could have been, or may be, asserted by or on behalf of Communications or Entertainment I (or any of their respective Related Persons) against the Existing Agent, the New Agent, any Participating Lender and their Related Persons (as defined below) that are based in whole or in part on any act, omission, transaction, event, occurrence or facts or circumstances taking place, being omitted, existing or otherwise arising on or prior to the Effective Date in connection with the Existing Credit Agreement or the Transactions, or any transaction, contract, instrument, release, or other agreement or document created or entered into in connection therewith or herewith, in each case to the fullest extent provided by applicable Law; provided that the foregoing release, waiver and discharge shall not include any Causes of Action (i) to the extent determined by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from gross negligence or willful misconduct or (ii) to enforce the TSA, this Exchange Agreement or any transaction, contract, instrument, release, or other agreement or document created or entered into in connection herewith. Each of Communications and Entertainment I covenants and agrees that, from and

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after the Effective Date, it will not, and will cause each of its Related Persons not to, individually or with any other Person file or commence any such proceeding with respect to any cause of action released pursuant to this Section 2.3, and if, notwithstanding the foregoing, any such proceeding is so commenced, then Communications and Entertainment I (or their respective Affiliate who commences such Proceeding) shall immediately cause it to be dismissed, and the Participating Lenders or other released Person subject thereto shall have the right to be reimbursed by Communications and Entertainment I (or their respective Affiliate who commenced such proceeding) for all reasonable fees, costs and expenses incurred in connection therewith, without limitation of any other rights and remedies.

(b) As of and solely upon the occurrence of the Effective Date, each Participating Lender hereby unconditionally and forever releases, waives and discharges all Causes of Action that could have been, or may be, asserted by or on behalf of such Participating Lender (or any Affiliate thereof) against the Existing Agent, the New Agent, any Participating Lender, Communications, Entertainment I and their Related Persons that are based in whole or in part on any act, omission, transaction, event, occurrence or facts or circumstances taking place, being omitted, existing or otherwise arising on or prior to the Effective Date in connection with the Existing Credit Agreement or the Transactions, or any transaction, contract, instrument, release, or other agreement or document created or entered into in connection therewith or herewith, in each case to the fullest extent provided by applicable Law; provided that the foregoing release, waiver and discharge shall not include any Causes of Action (i) to the extent determined by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from gross negligence or willful misconduct or (ii) to enforce the TSA or this Exchange Agreement or any transaction, contract, instrument, release, or other agreement or document created or entered into in connection herewith. Each Participating Lender covenants and agrees that, from and after the Effective Date, such Participating Lender will not, and will cause each of its Affiliates not to, individually or with any other Person file or commence any such proceeding with respect to any cause of action released pursuant to this Section 2.3, and if, notwithstanding the foregoing, any such proceeding is so commenced, then the Participating Lender commencing such proceeding (or whose Affiliate commences such Proceeding) shall immediately cause it to be dismissed, and the Participating Lender, or other released Person subject thereto shall have the right to be reimbursed by the Participating Lender that commenced such proceeding (or whose Affiliate commenced such proceeding) for all reasonable fees, costs and expenses incurred in connection therewith, without limitation of any other rights and remedies. For the avoidance of doubt, the Participating Lenders understand and agree that the Causes of Action released, waived and discharged pursuant to this Section 2.3 encompass and include any and all Causes of Action relating to or challenging the Transactions, or any transaction, contract, instrument, release, or other agreement or document created or entered into in connection therewith or herewith, (other than claims or causes of action to enforce the Definitive Documents (as defined in the TSA)), including any and all claims or causes of action alleging or contending that any aspect of the Transactions violates any Existing Debt Document (as defined in the TSA) or other agreement, or that cooperation with, participation in, or entering into the Transactions violates any statute or other law, it being understood that the Participating Lenders are ratifying and approving all such Transactions to the maximum extent possible under applicable law.

(c) Each of the parties hereto represents and warrants that they have not, prior to the Effective Date, (i) assigned or otherwise transferred any of the Causes of Action released pursuant to this Section 2.3 and (ii) individually or with any other Person filed or commenced any charges, lawsuits, complaints or proceedings (a “Proceeding”) with any Governmental Authority with respect to any Cause of Action released pursuant to this Section 2.3. Each party hereto covenants and agrees that, after the Effective Date, such Person will not, and will cause each of its Related Persons not to, individually or with any other Person file or commence any such Proceeding with respect to any Cause of Action released pursuant to this Section 2.3, and if, notwithstanding the foregoing, any such Proceeding is so commenced, then the Person commencing such Proceeding (or whose Affiliate commences such Proceeding) shall immediately cause it to be dismissed, and it or other released Person subject thereto shall have the right to be reimbursed by the Person that commenced such Proceeding (or whose Affiliate commenced such Proceeding) for all reasonable fees, costs and expenses incurred in connection therewith, without limitation of any other rights and remedies.

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(d) Each party hereto agrees that it shall have, to the extent permitted by Law, with respect to the subject matter of the release in this Section 2.3, expressly waived and relinquished any and all provisions, rights and benefits conferred by any federal law, any law of any state or territory of the United States, or any principle of common law, which is similar, comparable, or equivalent to Cal. Civ. Code § 1542.

(e) Each party hereto acknowledges that it may discover facts in addition to or different from those now known or believed to be true with respect to the subject matter of the release in this Section 2.3, but acknowledges that it is its intention to fully, finally, and forever settle, release, and discharge any and all claims and causes of action hereby known or unknown, suspected or unsuspected, which do or do not exist, or heretofore existed, and without regard to the subsequent discovery or existence of such additional or different facts, in each case, solely to the extent that such claims and causes of action are released pursuant to this Section 2.3.

(f) Nothing in this Section 2.3 shall be construed as an admission by any Person of the existence of any claim or cause of action or of any liability with respect to any or all of such claims or causes of action or any other past or future act, omission, fact, matter, transaction or occurrence.

(g) As used herein, (i) “Causes of Action” means any and all claims, actions, causes of action, choses in action, suits, debts, obligations, duties, damages, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, judgments, remedies, rights of set-off, third-party claims, subrogation claims, contribution claims, reimbursement claims, indemnity claims, counterclaims, and cross-claims, whether known or unknown, liquidated or unliquidated, fixed or contingent, matured or unmatured, disputed or undisputed, whether direct, indirect, derivative, or otherwise, and whether arising in law, equity or otherwise, including, without limitation, violation of any securities law (federal, state or foreign), misrepresentation (whether intended or negligent), breach of duty (including any duty of candor), or any domestic or foreign law similar to the foregoing, and (ii) “Related Person” means, with respect to any specified Person, such Person’s current or former Affiliates, and each of its and their current or former Affiliates’ respective current and former directors, managers, officers, control persons, equity holders (regardless of whether such interests are held directly or indirectly), affiliated investment funds or investment vehicles, participants, managed accounts or funds, fund advisors, predecessors, successors, assigns, subsidiaries, principals, members, employees, agents, advisory board members, financial advisors, partners, attorneys, accountants, investment bankers, consultants, representatives, investment managers, and other professionals (including any attorneys, accountants, consultants, financial advisors, investment bankers and other professionals retained by such persons), together with their respective successors and assigns, each solely in its capacity as such.

(h) Notwithstanding the foregoing Sections 2.3(a) and 2.3(b), nothing in this Exchange Agreement is intended to, and shall not, (i) release any party’s rights and obligations under this Exchange Agreement, the Comprehensive Credit Agreement (or any “Loan Document” as defined therein), the Alternative Entertainment I Credit Agreement (or any “Loan Document” as defined therein), the Alternative Communications Credit Agreement (or any “Loan Document as defined therein), the TSA or any other “Definitive Document” (as defined in the TSA); (ii) bar any party from seeking to enforce or effectuate this Exchange Agreement, the Comprehensive Credit Agreement (or any “Loan Document” as defined therein), the Alternative Entertainment I Credit Agreement (or any “Loan Document” as defined therein), the Alternative Communications Credit Agreement (or any “Loan Document as defined therein),

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the TSA or any other “Definitive Document” (as defined in the TSA); or (iii) release any payment obligation of any “Loan Party” under and as defined in the Comprehensive Credit Agreement (or any “Loan Document” as defined therein), the Alternative Entertainment I Credit Agreement (or any “Loan Document” as defined therein) or the Alternative Communications Credit Agreement (or any “Loan Document as defined therein).

2.4. Covenants.

(a) Each of the parties hereto hereby acknowledges and agrees that the forms of the Comprehensive Credit Agreement, the Alternative Entertainment I Credit Agreement, the Alternative Communications Credit Agreement and the Amendment attached as exhibits hereto are satisfactory to such Party.

(b) Each of the Participating Lenders hereby: (i) directs and authorizes the Existing Agent to execute the Amendment (and the other documents referenced therein) and this Exchange Agreement and (ii) agrees that its obligations under Section 9.07 under the Existing Credit Agreement immediately before the Effective Date shall continue to apply after the Effective Date with respect to the execution by the Existing Agent of the Amendment (and the other documents referenced therein), and this Exchange Agreement and the performance of the Existing Agent of any actions contemplated herein or therein or in respect of the transactions contemplated hereby.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF

COMMUNICATIONS

Communications and Entertainment I hereby represent and warrant to each of the Participating Lenders, the Existing Agent and the New Agent, as of the Effective Date, as follows:

3.1. Power and Authority. It has all requisite corporate or limited liability company, as applicable, power and authority to enter into this Exchange Agreement and to carry out the transactions contemplated by, and perform its respective obligations under this Exchange Agreement, and the execution and delivery of this Exchange Agreement by it and the performance of its obligations hereunder have been duly authorized by all necessary action on its part.

3.2. Enforceability. This Exchange Agreement is the legally valid and binding obligation of it, enforceable in accordance with its terms, except as enforcement may be limited by Debtor Relief Laws and by general principles of equity.

3.3. Governmental Consents; No Conflicts. The execution, delivery, and performance by it of this Exchange Agreement (a) does not and shall not require any registration or filing with, consent or approval of, or notice to, or other action to, with, or by, any Governmental Entity, except (i) as have been obtained or made and are in full force and effect and (ii) consents, approvals, registrations, filings, notices or other actions the failure to obtain or perform which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (b) will not violate any (i) organizational documents of Communications or Entertainment, as applicable, (ii) Law applicable to Communications or Entertainment, as applicable, or (iii) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Communications or Entertainment, as applicable, is a party or by which Communications or Entertainment, as applicable, is bound or to which any of the property or assets of Communications or Entertainment, as applicable, is subject which violation, in the case of clause (b)(ii) and (b)(iii), could reasonably be expected to have a Material Adverse Effect.

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ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PARTICIPATING LENDERS

Each Participating Lender, severally and not jointly and severally, hereby represents and warrants to Communications, Entertainment I, the Existing Agent and the New Agent, as of the Effective Date, as follows:

4.1. Power and Authority. Such Participating Lender has and shall maintain all requisite corporate, partnership or limited liability company power and authority to enter into this Exchange Agreement and to carry out the transactions contemplated by, and perform its respective obligations under this Exchange Agreement, and the execution and delivery of this Exchange Agreement by it, and the performance of its obligations hereunder have been duly authorized by all necessary action on its part.

4.2. Enforceability. This Exchange Agreement is the legally valid and binding obligation of it, enforceable in accordance with its terms, except as enforcement may be limited by Debtor Relief Laws and by general principles of equity.

4.3. Governmental Consents; Compliance with Laws. The execution, delivery, and performance by it of this Exchange Agreement does not and shall not require any material registration or material filing with, material consent or material approval of, or material notice to, with, or by, any federal, state, or other Governmental Authority.

4.4. Sophistication. It has independently and without reliance upon any Agent-Related Persons (as defined in the Credit Agreements), any “joint lead bookrunner”, “joint lead arranger”, “bookrunner”, “arranger” or “co-manager” identified on the cover page of the Comprehensive Credit Agreement or the Alternative Entertainment I Credit Agreement and the Alternative Comprehensive Credit Agreement, as applicable) or any other Participating Lender, and based on such information as it has deemed appropriate, made its own analysis and decision to enter into this Exchange Agreement, and in entering into this Exchange Agreement and the transactions contemplated hereby it has relied upon Communications’ and Entertainment I’s express representations, warranties, covenants and agreements in this Exchange Agreement and the Loan Documents (as defined in each of the applicable Credit Agreements). Such Participating Lender has sufficient knowledge and experience in financial or business matters that such Participating Lender is capable of evaluating the merits and risks of the transactions contemplated hereby.

4.5. Others. It is the beneficial owner of (or has sole investment or voting discretion with respect to, and has the power and authority to bind the beneficial owner of) the Purchased Loans set forth on such Participating Lender’s Lender Consent in the principal amount indicated thereon and such Purchased Loans are being sold, transferred and assigned free and clear of any Lien or other adverse claim. Such Participating Lender acknowledges that the Loan Parties will rely upon the truth and accuracy of the above acknowledgments, representations and agreements and hereby consents to such reliance. It agrees that if any of the acknowledgments, representations or agreements it is deemed to have made by it is no longer accurate, it will promptly notify Communications.

ARTICLE V

CONDITIONS TO EFFECTIVENESS

5.1. This Exchange Agreement shall become effective on the date (such date, if any, the “Effective Date”) that the following conditions have been satisfied:

(a) The Existing Agent shall have received (i) executed signature pages hereto from (w) Communications, (x) Entertainment I, (y) the Existing Agent and (z) the New Agent and (ii) an executed Lender Consent from each Participating Lender (which shall, collectively, constitute the Required Lenders under the Existing Credit Agreement).

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(b) Communications shall have paid, or caused to be paid, to the Existing Agent, for the ratable benefit of the Lenders immediately prior to giving effect to the Effective Date, all accrued and unpaid interest with respect to the Term Loans outstanding under the Existing Agreement immediately prior to giving effect to the Effective Date.

(c) The TSA shall be in full force and effect immediately prior to the consummation of Existing Debt Purchase and shall not have been previously terminated in accordance with its terms.

(d) Solely to the Comprehensive Transaction is consummated, the additional conditions set forth on Exhibit G.

(e) Solely to the Alternative Transaction is consummated, the additional conditions set forth on Exhibit H.

5.2. Other than to the extent set forth in clause 5.1(a) above, the consummation of the transactions contemplated by this Exchange Agreement are not subject to, or conditioned upon, any minimum amount of Existing Loans being exchanged pursuant to this Exchange Agreement, and the terms of this Exchange Agreement and the terms of the transactions contemplated hereby may be amended, extended, terminated or withdrawn for any reason prior to the Effective Date, including based on the acceptance rate and outcome of the exchange transactions contemplated hereby or failure to satisfy any condition to this Exchange Agreement.

ARTICLE VI

MISCELLANEOUS PROVISIONS

6.1. Notices. All notices and other communications given or made pursuant to this Exchange Agreement shall be in writing sent by email or other electronic means and shall be deemed to have been given upon transmission with confirmed delivery at the following addresses (or at such other addresses as shall be specified by such Person by like notice):

If to Communications or Entertainment I, to:

c/o iHeartCommunications, Inc.

20880 Stone Oak Parkway

San Antonio, TX 78258

Attn: Treasury Department

with a copy (not constituting notice) to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Attention:  Patrick Ryan, Esq.

      Sandy Qusba, Esq.

      David Zylberberg, Esq.

E-mail:   pryan@stblaw.com

      squsba@stblaw.com

      david.zylberberg@stblaw.com

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If to any Participating Lender, the address set forth on its signature page.

If to the Existing Agent, to:

For Payments and Requests for Credit Extensions:

Bank of America, N.A.

4500 Amon Carter Blvd

Fort Worth, TX 76155

Attention: Gita Pandey

Email: gita.pandey@bofa.com

For Other Notices to Administrative Agent:

Bank of America, N.A.

Agency Management

900 W Trade Street

Mail Code NC1-026-06-03

Charlotte NC 28255

Attention: Priscilla Ruffin

Email: Priscilla.L.Ruffin@bofa.com

If to the New Agent, to:

For Term Loan B Agent:

Bank of America, N.A.

4500 Amon Carter Blvd

Forth Worth, TX 76155

Attention: Gita Pandey

Email: gita.pandey@bofa.com

For Other Notices to Administrative Agent:

Bank of America, N.A.

Agency Management

900 W Trade Street

Mail Code NC1-026-06-03

Charlotte NC 28255

Attention: Priscilla Ruffin

Email: Priscilla.L.Ruffin@bofa.com

6.2. Execution in Counterparts. This Exchange Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, and all of which, when taken together, shall constitute a single instrument. Delivery of an executed signature page of this Amendment by facsimile or other electronic transmission (including “.pdf”, “.tif” or similar format) shall be effective as delivery of an original executed counterpart hereof. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching

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of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

6.3. Governing Law; Jurisdiction; Waiver of Jury Trial.

(a) THIS EXCHANGE AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATED TO THIS EXCHANGE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF, BUT INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b) ANY LEGAL ACTION OR PROCEEDING ARISING UNDER THIS EXCHANGE AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS EXCHANGE AGREEMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS EXCHANGE AGREEMENT, EACH PARTY HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS AND AGREES THAT IT WILL NOT COMMENCE OR SUPPORT ANY SUCH ACTION OR PROCEEDING IN ANOTHER JURISDICTION. EACH PARTY HERETO IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS EXCHANGE AGREEMENT OR OTHER DOCUMENT RELATED THERETO. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS EXCHANGE AGREEMENT IN THE MANNER PROVIDED ABOVE FOR NOTICES (OTHER THAN TELECOPIER OR OTHER ELECTRONIC TRANSMISSION). NOTHING IN THIS EXCHANGE AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

(c) TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY TO THIS EXCHANGE AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS EXCHANGE AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS EXCHANGE AGREEMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS EXCHANGE AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

11

6.4. Severability. Any provision of this Exchange Agreement held to be illegal, invalid or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without affecting the legality, validity or enforceability of the remaining provisions hereof and the illegality, invalidity or unenforceability of a particular provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

6.5. Assignment; Successors and Assigns. Neither this Exchange Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of (i) Communications in the case of an assignment by the Participating Lenders, the Existing Agent or the New Agent, or (ii) the Participating Lenders in the case of an assignment by Communications or Entertainment I. Subject to the foregoing, this Exchange Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors or assigns, heirs, legatees, distributees, executors, administrators and guardians. Except pursuant to Section 2.3 or to the extent otherwise expressly stated herein, nothing in this Exchange Agreement, expressed or implied, is intended to confer upon any Person (other than the parties hereto and the successors and assigns permitted by this Section 6.5) any right, remedy or claim under or by reason of this Exchange Agreement.

6.6. Titles and Headings. Titles and headings to sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Exchange Agreement.

6.7. Entire Agreement; Amendments. This Exchange Agreement, including the exhibits and schedules, and the agreements referenced herein contains the entire understanding of the parties hereto with regard to the subject matter contained herein. This Exchange Agreement may be amended, modified, waived or supplemented by mutual agreement of the Communications, Entertainment I and the Participating Lenders holding a majority of the aggregate outstanding principal amount of Existing Loans; provided that this Exchange Agreement may not be amended, modified or supplemented without the agreement of the Existing Agent or the New Agent, as applicable, to the extent such amendment, modification or supplement affects the respective rights or obligations of the Existing Agent or the New Agent. Any purported amendment, modification, waiver or supplementation that does not comply with the foregoing shall be null and void.

6.8. Remedies. The parties hereto agree that money damages may not be a sufficient remedy for any breach of this Exchange Agreement, and that, in addition to all other remedies, the non-breaching party shall be entitled to seek specific performance and injunctive or other equitable relief as a remedy for any such breach (without the posting of any bond and without proof of actual damages). The breaching party agrees not to raise as a defense or objection to the request or granting of such relief that any breach of this Exchange Agreement is or would be compensable by an award of money damages.

6.9. U.S. Federal Income Tax Treatment. To the extent permitted by law and to the extent the Comprehensive Transaction is consummated, Communications shall not adopt a firm or stated position with respect to whether the Existing Loans or Comprehensive Term Loans are property treated as a “security” for U.S. federal income tax purposes on an Internal Revenue Service Form 8937 with respect to the exchange of the Existing Loans for Comprehensive Term Loans.

[Signatures on next pages]

12

IN WITNESS WHEREOF, the Parties hereto have caused this Exchange Agreement to be executed as of the day and year first above written.

IHEARTCOMMUNICATIONS, INC.

By:	/s/ Richard J. Bressler
Name: Richard J. Bressler
Title: President and Chief Financial Officer

IH MEDIA + ENTERTAINMENT I, LLC

By:	/s/ Richard J. Bressler
Name: Richard J. Bressler
Title: President and Chief Financial Officer

[Signature Page to Term Loan Exchange Agreement]

BANK OF AMERICA, N.A., as the Existing Agent

By:	/s/ Priscilla Ruffin
Name: Priscilla Ruffin
Title: AVP

[Signature Page to Term Loan Exchange Agreement]

BANK OF AMERICA, N.A., as the New Agent

By:	/s/ Priscilla Ruffin
Name: Priscilla Ruffin
Title: AVP

[Signature Page to Term Loan Exchange Agreement]

[Lender Consents on file with the Administrative Agent]

[Signature Page to Term Loan Exchange Agreement]

EXHIBIT A

Lender Consent

LENDER CONSENT

Reference is made to (i) Credit Agreement, dated as of May 1, 2019 (as amended or otherwise modified by Amendment No. 1, dated as of February 3, 2020, Amendment No. 2, dated as of July 16, 2020, Amendment No. 3, dated as of July 16, 2021, Joinder Agreement to Credit Agreement, dated as of May 5, 2021, Successor Agent Agreement, dated as of February 3, 2020, and Amendment No. 4, dated as of June 15, 2023, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date of the Exchange Agreement, the “Existing Credit Agreement”), among IHEARTCOMMUNICATIONS, INC., a Texas corporation (“Communications”), the Lenders from time to time party thereto and BANK OF AMERICA, N.A., as administrative agent and as collateral agent (in such capacities, the “Existing Agent”), (ii) the Term Loan Exchange Agreement (the “Exchange Agreement”), dated as of December 20, 2024, among Communications, IH MEDIA + ENTERTAINMENT I, LLC, a Delaware limited liability company, the Existing Agent, the New Agent (as defined in the Exchange Agreement) and the Lenders party thereto and (iii) the Comprehensive Credit Agreement or the Alternative Entertainment I Credit Agreement and the Alternative Comprehensive Credit Agreement (in each case, as defined in the Exchange Agreement), as applicable, to be entered into (in the case of clauses (i) and (iii)) immediately following the effectiveness of the Exchange Agreement. Unless otherwise defined herein, terms defined in the Exchange Agreement and used herein shall have the meanings given to them in the Exchange Agreement.

The undersigned Lender, by delivering an executed signature page to this Lender Consent, hereby (i) consents to the Exchange Agreement and the transactions contemplated therein and agrees that it shall become a party thereto by execution of this Lender Consent, (ii) irrevocably elects to receive the Comprehensive Transaction or the Alternative Transaction Consideration, as applicable, on the Effective Date in exchange for its Existing Loans, (iii) consents to the Amendment and directs the Existing Agent to enter into the Amendment on the Effective Date, (iv) agrees that it shall be deemed to become a party to the Comprehensive Credit Agreement or the Alternative Entertainment I Credit Agreement and the Alternative Comprehensive Credit Agreement, as applicable, as a “Lender” on the Effective Date, (v) agrees that each of the Existing Agent and the New Agent is hereby authorized and directed to enter into and give effect to the Exchange Agreement and any documents or agreements related or giving effect to the Exchange Agreement and to take such further actions as described in or contemplated by the Exchange Agreement and (vi) agrees that the New Agent is hereby authorized and directed to enter into the Comprehensive Credit Agreement or the Alternative Entertainment I Credit Agreement and the Alternative Comprehensive Credit Agreement, as applicable, and any documents or agreements related or giving effect thereto and to take such further actions as described in or contemplated by the Comprehensive Credit Agreement or the Alternative Entertainment I Credit Agreement and the Alternative Comprehensive Credit Agreement, as applicable.

[Signature Page Follows]

[PARTICIPATING LENDER]

By:
Name:
Title:

Existing Initial Term Loans: $ __________________
Second Amendment Incremental Term Loans: $ __________________

Are you currently party to the TSA:
___: Yes
___: No

[Signature Page to Lender Consent]

EXHIBIT B

UNSETTLED TRADE ACKNOWLEDGEMENT

IMPORTANT

PLEASE READ AND FOLLOW THE ATTACHED INSTRUCTIONS CAREFULLY. IN ORDER FOR A NON-ELIGIBLE PARTICIPATING LENDER TO RECEIVE TSA RETIREMENT CONSIDERATION ALTERNATIVE ENTERTAINMENT I TERM LOANS, AS APPLICABLE, ON BEHALF OF AN ELIGIBLE PARTICIPATING LENDER, YOU MUST COMPLETE, EXECUTE, DATE AND DELIVER THIS UNSETTLED TRADE ACKNOWLEDGEMENT BEFORE 5:00 PM, NEW YORK CITY TIME, ON DECEMBER 12, 2024.

Capitalized terms used herein but not defined have the meaning ascribed to such terms in the Exchange Agreement to which this Unsettled Trade Acknowledgement is attached.

Item 1. Representations of the Early Exchange Participating Lender. The undersigned hereby represents that:

1.	it was a Lender as of the Record Date;

2.	it or the entity exercising discretion in making this decision to enter into the Existing Debt Purchase is sophisticated with respect to the decision to engage in the Existing Debt Purchase;

3.

it or the entity exercising discretion in making this decision to enter into the Existing Debt Purchase, has independently, and without reliance on any other party or on the Company Group or the Existing Agent made its own credit analysis and decision to enter into the Existing Debt Purchase; and

4.

agrees and acknowledges that all information and documents provided in connection with the Exchange Agreement are confidential and are subject to the confidentiality provisions under the Existing Credit Agreement.

Item 2. Unsettled Trades. The undersigned certifies that, as of the Record Date, the undersigned was party to the below unsettled trades with respect to Existing Loans (each, an “Unsettled Trade” and, collectively, the “Unsettled Trades”) whereby (i) the undersigned is the seller or “Assignor” in respect of such Unsettled Trade and (ii) a third party that is an Eligible Participating Lender (the “Unsettled Buyer”) is the purchaser or “Assignee” in respect of such Unsettled Trade in the following principal amounts (insert principal amount in the boxes below):

Name / Address of Early Exchange Participating Lender of Unsettled Trades	Name / Address of Unsettled Buyer	Tranche of Unsettled Trades	Total Principal Amount of Unsettled Trade

Item 2a. Covenants Related to Unsettled Trades. The undersigned Early Exchange Participating Lender covenants that:

•

Simultaneously with the delivery of this Unsettled Trade Acknowledgement it will deliver to the email address below a copy of the trade confirmation(s) in respect of any Unsettled Trades on a confidential basis and with any purchase price information redacted; and

•

The Exchange Agreement and this Unsettled Trade Acknowledgement shall control for all purposes as to determining the Existing Debt Purchase with respect to Unsettled Trades and the Early Exchange Participating Lender shall comply with and abide by the terms of the Exchange Agreement in all respects.

Item 3. Settled Position. The undersigned certifies that, as of the Record Date, it was the record owner of the below amount of Existing Loans.

Tranche of Existing Loans	Aggregate Amount of Unsettled Trades (from Item 2 Above)	Aggregate Amount of Existing Loans not subject to Unsettled Trades	Aggregate Amount of Existing Loans
Existing Initial Term Loans	$	$	$
Second Amendment Incremental Term Loans	$	$	$

Item 4. Certification. By signing this Unsettled Trade Acknowledgement, the undersigned certifies that the information included herein is true and correct as of the date listed below.

Name of Early Exchange Participating Lender:

Federal Tax I.D. No.:

Signature:

Print Name

Street Address:

Telephone Number:

Email Address:

MEI

Date Completed:

The deadline to complete and return this Unsettled Trade Acknowledgement is 5:00 p.m. New York City time on December 12, 2024

Please deliver the completed Unsettled Trade Acknowledgement, the redacted trade confirmations in Item 2(a) to ihearttrades@davispolk.com

EXHIBIT C

Form of Comprehensive Credit Agreement

CREDIT AGREEMENT

Dated as of December 20, 2024,

Among

IHEARTMEDIA CAPITAL I, LLC,

as Holdings,

IHEARTCOMMUNICATIONS, INC.,

as the Borrower,

THE OTHER GUARANTORS PARTY HERETO FROM TIME TO TIME

BANK OF AMERICA, N.A.,

as Administrative Agent and Collateral Agent,

and

THE LENDERS PARTY HERETO FROM TIME TO TIME

BOFA SECURITIES,

GOLDMAN SACHS BANK USA and

MORGAN STANLEY SENIOR FUNDING, INC.,

as Joint Lead Arrangers and Joint Lead Bookrunners

PNC CAPITAL MARKETS LLC,

RBC CAPITAL MARKETS and

U.S. BANK NATIONAL ASSOCIATION,

as Co-Managers

i

SCHEDULES

1.01A	Commitments
1.01B	Identified Assets
5.05	Certain Liabilities
5.06	Litigation
5.07	FCC Authorizations
5.08	Ownership of Property
5.09(a)	Environmental Matters
5.10	Taxes
5.12	Subsidiaries and Other Equity Investments
6.16	Post-Closing Covenants
7.01(b)	Existing Liens
7.02(f)	Existing Investments
7.02(y)	Existing Joint Ventures
7.03(b)	Existing Indebtedness
7.08	Transactions with Affiliates
7.09	Certain Contractual Obligations
10.02	Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS

Form of

A	Committed Loan Notice
B	[Reserved]
C	Term Note
D	[Reserved]
E	Compliance Certificate
F	Assignment and Assumption
G	Security Agreement
H	[Reserved]
I	Intercompany Note
J-1	[Reserved]
J-2	Junior Lien Intercreditor Agreement
K-1	United States Tax Compliance Certificate (Foreign Non-Partnership Lenders)
K-2	United States Tax Compliance Certificate (Foreign Non-Partnership Participants)
K-3	United States Tax Compliance Certificate (Foreign Partnership Lenders)
K-4	United States Tax Compliance Certificate (Foreign Partnership Participants)
L	Administrative Questionnaire
M-1	Acceptance and Prepayment Notice
M-2	Discount Range Prepayment Notice
M-3	Discount Range Prepayment Offer
M-4	Solicited Discounted Prepayment Notice
M-5	Solicited Discounted Prepayment Offer
M-6	Specified Discount Prepayment Notice
M-7	Specified Discount Prepayment Response

v

CREDIT AGREEMENT

This CREDIT AGREEMENT (as the same may be amended, modified, refinanced and/or restated from time to time, this “Agreement”) is entered into as of December 20, 2024, among IHEARTCOMMUNICATIONS, INC., a Texas corporation (the “Borrower”), IHEARTMEDIA CAPITAL I, LLC, a Delaware limited liability company (“Holdings”), the other Guarantors from time to time party hereto, BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent, and each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”).

PRELIMINARY STATEMENTS

WHEREAS, the parties hereto are entering into this Agreement pursuant to the terms of, and in connection with the transactions contemplated by, the Exchange Agreement (as defined below); and

WHEREAS, the Borrower has requested that the Initial Lenders extend credit in the form of Initial Term Loans to the Borrower on the Closing Date, and the Lenders are willing to extend such Initial Term Loans to the Borrower on the Closing Date on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

ARTICLE I

Definitions and Accounting Terms

Section 1.01. Defined Terms.

As used in this Agreement, the following terms shall have the meanings set forth below:

“ABL Credit Agreement” means that certain ABL Credit Agreement, dated as of the May 17, 2022, by and among Holdings, the Borrower, the other borrowers and guarantors from time to time party thereto, the lenders from time to time party thereto, the ABL Facility Administrative Agent and the entities party from time to time thereto as swing line lender and L/C issuers, as such agreement may be amended, supplemented, waived or otherwise modified from time to time (including by that certain Amendment No. 1 to ABL Credit Agreement, dated as of November 6, 2024) or refunded, refinanced, replaced, renewed, repaid, increased or extended from time to time pursuant to a Permitted Refinancing (whether in whole or in part, whether with the original administrative agent and lenders or other agents and lenders, and whether provided under the original ABL Credit Agreement or other credit agreement), to the extent permitted by this Agreement and the ABL Intercreditor Agreement.

“ABL Facility” means the collective reference to the ABL Credit Agreement, any Loan Documents (as defined therein), any notes and letters of credit issued pursuant thereto and any guarantee, security agreement, letter of credit applications and other guarantees, pledge agreements, security agreements and collateral documents, and other instruments and documents, executed and delivered pursuant to or in connection with any of the foregoing, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time or refunded, refinanced, replaced, renewed, repaid, increased or extended from time to time pursuant to a Permitted Refinancing (whether in whole or in part, whether with the original administrative agent and lenders or other agents and lenders, and whether provided under the original ABL Credit Agreement or other credit agreement), to the extent permitted by this Agreement and the ABL Intercreditor Agreement; provided that notwithstanding anything to the contrary in this Agreement or in any other Loan Document, the ABL Facility (including any Permitted Refinancing thereof) shall (A) not constitute “first in last out” loans, (B) not have any obligor or guarantor that is not a Loan Party (or does not become a Loan Party substantially concurrently with the incurrence) or be secured by any assets that do not constitute Collateral and (C) be subject to the ABL Intercreditor Agreement.

“ABL Facility Administrative Agent” means Bank of America, N.A. in its capacity as administrative agent under the ABL Credit Agreement or any successor, new or replacement administrative agent under the ABL Loan Documents.

“ABL Intercreditor Agreement” means the intercreditor agreement, dated as of the May 1, 2019, among, inter alios, Bank of America, N.A., in its capacity as ABL Collateral Agent, and the other agent from time to time party thereto, as amended by that certain Amendment No. 1 to ABL Intercreditor Agreement dated as of May 17, 2022, and as the same may be further amended, restated, modified, supplemented, replaced or refinanced from time to time.

“ABL Lenders” means the “Lenders” under and as defined in the ABL Credit Agreement.

“ABL Loan Documents” means the “Loan Documents” as defined in the ABL Credit Agreement.

“Acceptable Discount” has the meaning set forth in Section 2.05(a)(v)(D)(2).

“Acceptable Prepayment Amount” has the meaning set forth in Section 2.05(a)(v)(D)(3).

“Acceptance and Prepayment Notice” means a notice of the Borrower’s acceptance of the Acceptable Discount in substantially the form of Exhibit M-1.

“Acceptance Date” has the meaning set forth in Section 2.05(a)(v)(D)(2).

“Acquired EBITDA” means, with respect to any Acquired Entity or Business for any period, the amount for such period of Consolidated EBITDA of such Acquired Entity or Business (determined as if references to Holdings and the Subsidiaries in the definition of Consolidated EBITDA were references to such Acquired Entity or Business and its Subsidiaries), as applicable, all as determined on a consolidated basis for such Acquired Entity or Business.

“Acquired Entity or Business” has the meaning set forth in the definition of the term “Consolidated EBITDA.”

“Additional Lender” has the meaning set forth in Section 2.14(c).

“Additional Refinancing Lender” has the meaning set forth in Section 2.15(a).

“Administrative Agent” means Bank of America, N.A., in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in the form of Exhibit L or such other form as may be supplied from time to time by the Administrative Agent.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. Notwithstanding anything to the contrary contained herein, in no event shall any Lender or Agent be deemed an Affiliate of a Loan Party solely by virtue of its capacity as a Lender or Agent hereunder.

“Agent-Related Persons” means the Agents, together with their respective Affiliates, and the officers, directors, employees, partners, agents, advisors, attorneys-in-fact and other representatives of such Persons and Affiliates.

“Agents” means, collectively, the Administrative Agent, the Collateral Agent and the Supplemental Agents (if any).

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreement” means this Credit Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“All-In Cash Yield” means, as to any Indebtedness, the portion of the All-In Yield that is required to be paid in cash.

“All-In Yield” means, as to any Indebtedness, the yield thereof incurred or payable by the applicable borrower generally to all Lenders of such Indebtedness in an amount equal to the sum of (a) the applicable margin plus any credit spread or other similar adjustment; (b) OID and upfront fees; provided that (i) OID and upfront fees shall be equated to interest rate assuming a 4-year life to maturity on a straight line basis (or, if less, the stated life to maturity at the time of incurrence of the applicable Indebtedness); and (ii) “All-In Yield” shall not include bona fide arrangement fees, structuring fees, commitment fees, underwriting fees and any similar fees payable to any lead arranger (or its affiliates) in connection with the commitment or syndication of such Indebtedness, reasonable (as determined by the Borrower) consent or amendment fees paid to consenting Lenders, ticking fees on undrawn commitments and any other fees not paid or payable generally to all Lenders of such Indebtedness and (c) the interest rate (exclusive of margin) after giving effect to any Term SOFR or Base Rate floor.

“Applicable Discount” has the meaning set forth in Section 2.05(a)(v)(C)(2).

“Applicable Consolidated Total Net Leverage Ratio” means, for each applicable Test Period, the following Consolidated Total Net Leverage Ratio:

Test Period	Consolidated Total Net Leverage Ratio
Test Period ending on March 31, 2025	6.35 to 1.00
Test Period ending on June 30, 2025	6.40 to 1.00
Test Period ending on September 30, 2025	6.50 to 1.00
Test Period ending on December 31, 2025	6.50 to 1.00
Test Period ending on March 31, 2026	6.55 to 1.00
Test Period ending on June 30, 2026	6.20 to 1.00
Test Period ending on September 30, 2026	5.95 to 1.00
Test Period ending on December 31, 2026	5.25 to 1.00
Test Period ending on March 31, 2027	5.45 to 1.00
Test Period ending on June 30, 2027	5.50 to 1.00
Test Period ending on September 30, 2027	5.60 to 1.00
Test Period ending on December 31, 2027	5.45 to 1.00
Test Period ending on March 31, 2028	5.40 to 1.00
Test Period ending on June 30, 2028	5.15 to 1.00
Test Period ending on September 30, 2028	4.85 to 1.00
Test Period ending on December 31, 2028	4.10 to 1.00

“Applicable Existing Secured Notes (4.750%) Exchange Price” means, for each applicable period, the following price (expressed as a percentage):

Period	Price
On and after the first day of the Non-Exclusive Period to (but excluding) the date that is four (4) months after the first day of the Non-Exclusive Period	75.0%
On and after the date that is four (4) months after the first day of the Non-Exclusive Period to (but excluding) the date that is eight (8) months after the first day of the Non-Exclusive Period	72.5%
On and after the date that is eight (8) months after the first day of the Non-Exclusive Period to (but excluding) the date that is twelve (12) months after the first day of the Non-Exclusive Period	70.0%
On and after the date that is twelve (12) months after the first day of the Non-Exclusive Period to (but excluding) the date that is sixteen (16) months after the first day of the Non-Exclusive Period	67.5%
On and after the date that is sixteen (16) months after the first day of the Non-Exclusive Period	65.0%

; provided that, notwithstanding the foregoing, if (1) either (x) the exchange is with a Specified Holder during the Specified Holder Exclusivity Period or (y) the Consolidated Total Net Leverage Ratio as of the last day of the immediately preceding Test Period is no greater than the Applicable Consolidated Total Net Leverage Ratio for such Test Period, then the Applicable Existing Secured Notes (4.750%) Exchange Price at such time shall be 80.0% or (2) the exchange is with a Specified Holder during the Non-Exclusive Period, the Applicable Existing Secured Notes (4.750%) Exchange Price for each period shall be the price set forth above for the applicable period plus 2.5%.

“Applicable Existing Secured Notes (5.250%) Exchange Price” means, for each applicable period, the following price (expressed as a percentage):

Period	Price
On and after the first day of the Non-Exclusive Period to (but excluding) the date that is four (4) months after the first day of the Non-Exclusive Period	84.0%
On and after the date that is four (4) months after the first day of the Non-Exclusive Period to (but excluding) the date that is eight (8) months after the first day of the Non-Exclusive Period	81.5%
On and after the date that is eight (8) months after the first day of the Non-Exclusive Period to (but excluding) the date that is twelve (12) months after the first day of the Non-Exclusive Period	79.0%
On and after the date that is twelve (12) months after the first day of the Non-Exclusive Period to (but excluding) the date that is sixteen (16) months after the first day of the Non-Exclusive Period	76.5%
On and after the date that is sixteen (16) months after the first day of the Non-Exclusive Period	74.0%

; provided that, notwithstanding the foregoing, if (1) either (x) the exchange is with a Specified Holder during the Specified Holder Exclusivity Period or (y) the Consolidated Total Net Leverage Ratio as of the last day of the immediately preceding Test Period is no greater than the Applicable Consolidated Total Net Leverage Ratio for such Test Period, then the Applicable Existing Secured Notes (5.250%) Exchange Price at such time shall be 89.0% or (2) the exchange is with a Specified Holder during the Non-Exclusive Period, the Applicable Existing Secured Notes (5.250%) Exchange Price for each period shall be the price set forth above for the applicable period plus 2.5%.

“Applicable Existing Secured Notes (6.375%) Exchange Price” means, for each applicable period, the following price (expressed as a percentage):

Period	Price
On and after the first day of the Non-Exclusive Period to (but excluding) the date that is four (4) months after the first day of the Non-Exclusive Period	95.0%
On and after the date that is four (4) months after the first day of the Non-Exclusive Period to (but excluding) the date that is eight (8) months after the first day of the Non-Exclusive Period	92.5%
On and after the date that is eight (8) months after the first day of the Non-Exclusive Period to (but excluding) the date that is twelve (12) months after the first day of the Non-Exclusive Period	90.0%
On and after the date that is twelve (12) months after the first day of the Non-Exclusive Period to (but excluding) the date that is sixteen (16) months after the first day of the Non-Exclusive Period	87.5%
On and after the date that is sixteen (16) months after the first day of the Non-Exclusive Period	85.0%

; provided that, notwithstanding the foregoing, if (1) either (x) the exchange is with a Specified Holder during the Specified Holder Exclusivity Period or (y) the Consolidated Total Net Leverage Ratio as of the last day of the immediately preceding Test Period is no greater than the Applicable Consolidated Total Net Leverage Ratio for such Test Period, then the Applicable Existing Secured Notes (6.375%) Exchange Price at such time shall be 100% or (2) the exchange is with a Specified Holder during the Non-Exclusive Period, the Applicable Existing Secured Notes (6.375%) Exchange Price for each period shall be the price set forth above for the applicable period plus 2.5%.

“Applicable Existing Term Loan Exchange Price” means, for each applicable period, the following price (expressed as a percentage):

Period	Price
On and after the first day of the Non-Exclusive Period to (but excluding) the date that is four (4) months after the first day of the Non-Exclusive Period	95.0%
On and after the date that is four (4) months after the first day of the Non-Exclusive Period to (but excluding) the date that is eight (8) months after the first day of the Non-Exclusive Period	92.5%
On and after the date that is eight (8) months after the first day of the Non-Exclusive Period to (but excluding) the date that is twelve (12) months after the first day of the Non-Exclusive Period	90.0%
On and after the date that is twelve (12) months after the first day of the Non-Exclusive Period to (but excluding) the date that is sixteen (16) months after the first day of the Non-Exclusive Period	87.5%
On and after the date that is sixteen (16) months after the first day of the Non-Exclusive Period	85.0%

; provided that, notwithstanding the foregoing, if (1) either (x) the exchange is with a Specified Holder during the Specified Holder Exclusivity Period or (y) the Consolidated Total Net Leverage Ratio as of the last day of the immediately preceding Test Period is no greater than the Applicable Consolidated Total Net Leverage Ratio for such Test Period, then the Applicable Existing Term Loan Exchange Price at such time shall be 100% or (2) the exchange is with a Specified Holder during the Non-Exclusive Period, the Applicable Existing Term Loan Exchange Price for each period shall be the price set forth above for the applicable period plus 2.5%.

“Applicable Existing Unsecured Notes Exchange Price” means, for each applicable period, the following price (expressed as a percentage):

Period	Price
On and after the first day of the Non-Exclusive Period to (but excluding) the date that is four (4) months after the first day of the Non-Exclusive Period	75.0%
On and after the date that is four (4) months after the first day of the Non-Exclusive Period to (but excluding) the date that is eight (8) months after the first day of the Non-Exclusive Period	72.5%
On and after the date that is eight (8) months after the first day of the Non-Exclusive Period to (but excluding) the date that is twelve (12) months after the first day of the Non-Exclusive Period	70.0%
On and after the date that is twelve (12) months after the first day of the Non-Exclusive Period to (but excluding) the date that is sixteen (16) months after the first day of the Non-Exclusive Period	67.5%
On and after the date that is sixteen (16) months after the first day of the Non-Exclusive Period	65.0%

; provided that, notwithstanding the foregoing, if (1) either (x) the exchange is with a Specified Holder during the Specified Holder Exclusivity Period or (y) the Consolidated Total Net Leverage Ratio as of the last day of the immediately preceding Test Period is no greater than the Applicable Consolidated Total Net Leverage Ratio for such Test Period, then the Applicable Existing Unsecured Notes Exchange Price at such time shall be 80.0% or (2) the exchange is with a Specified Holder during the Non-Exclusive Period, the Applicable Existing Unsecured Notes Exchange Price for each period shall be the price set forth above for the applicable period plus 2.5%.

“Applicable Period” has the meaning set forth in Section 10.21.

“Applicable Proceeds” has the meaning set forth in Section 2.05(b)(ii).

“Applicable Rate” means with respect to any Term SOFR Loan and Base Rate Loan, as the case may be, the percentage per annum set forth below under the caption “Term SOFR Loans” and “Base Rate Loans”, as the case may be, based upon the Index Debt Rating by Moody’s and/or S&P, respectively, applicable on such date:

Applicable Rate
Level	Index Debt Rating (Moody’s/S&P)	Term SOFR Loans	Base Rate Loans
1	If the Index Debt Rating from both Moody’s and S&P is below Level 2	5.775%	4.775%
2	If the Index Debt Rating from both Moody’s and S&P is B2/B Rating	5.275%	4.275%
3	If the Index Debt Rating from either Moody’s or S&P is Ba3/BB- Rating	5.025%	4.025%

For purposes of each of the foregoing pricing grids, (i) if at any time the Borrower does not have an Index Debt Rating from any of S&P or Moody’s, the Applicable Rate shall be based on Level 1 status and (ii) if the Index Debt Rating established by a rating agency shall be changed (other than as a result of a change in the rating system of such rating agency), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change.

“Appropriate Lender” means, at any time, with respect to Loans of any Class, the Lenders of such Class.

“Approved Fund” means, with respect to any Lender, any Fund that is administered, advised or managed by (a) such Lender, (b) an Affiliate of such Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages such Lender.

“Arrangers” means each of (i) BofA Securities, Goldman Sachs Bank USA and Morgan Stanley Senior Funding, Inc., in their capacities as joint lead arrangers and joint lead bookrunners, and (ii) PNC Capital Markets LLC, RBC Capital Markets and U.S. Bank National Association, in their capacities as co-managers.

“Assignees” has the meaning set forth in Section 10.07(b).

“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit F.

“Assignment Taxes” has the meaning set forth in Section 3.01(b).

“Attorney Costs” means and includes all reasonable and documented out-of-pocket fees, expenses and disbursements of any law firm or other external legal counsel.

“Attributable Indebtedness” means, on any date, in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

“Auction Agent” means (a) the Administrative Agent or (b) any other financial institution or advisor employed by the Borrower (whether or not an Affiliate of the Administrative Agent) to act as an arranger in connection with any Discounted Term Loan Prepayment pursuant to Section 2.05(a)(v); provided that the Borrower shall not designate the Administrative Agent as the Auction Agent without the written consent of the Administrative Agent (it being understood that the Administrative Agent shall be under no obligation to agree to act as the Auction Agent); provided, further, that neither the Borrower nor any of its Affiliates (other than an Initial Lender) may act as the Auction Agent.

“Audited Financial Statements” means the audited consolidated balance sheet of Holdings as of December 31, 2023 and related consolidated statements of income, stockholders’ equity and cash flows of Holdings for the fiscal year ended December 31, 2023.

“Available Equity Amount” means, at any date, an amount, not less than zero in the aggregate, determined on a cumulative basis equal to, without duplication:

(a) the cumulative amount of cash and Cash Equivalent proceeds from the sale of Equity Interests (other than any Disqualified Equity Interests) of Holdings or any direct or indirect parent of Holdings after the Closing Date and on or prior to such time (including upon exercise of warrants or options) which proceeds have been contributed as common equity to the capital of the Borrower; plus

(b) 100% of the aggregate amount of contributions to the common capital (other than from a Subsidiary) of the Borrower received in cash and Cash Equivalents after the Closing Date, in each case, not previously applied for a purpose other than use in the Available Equity Amount; minus

(c) any amount of the Available Equity Amount used to make Investments pursuant to Section 7.02(n)(III) after the Closing Date and prior to such time; minus

(d) any amount of the Available Equity Amount used to make prepayments, redemptions, purchases, defeasances and other payments in respect of any Junior Financing pursuant to Section 7.13(a)(x)(III) after the Closing Date and prior to such time; minus

(e) the cumulative amount of Investments and Restricted Payments made to Holdings or any indirect parent thereof by the Borrower or any of its Subsidiaries and contributed to the Borrower for the purpose of increasing the Available Equity Amount.

“Available Incremental Amount” means, as of any date of determination, the sum of (x) the aggregate principal amount of Existing Term Loans, Existing Secured Notes and Existing Unsecured Notes outstanding on such date plus (y) the amount of accrued and unpaid interest on the principal amount of such Existing Term Loans, Existing Secured Notes and Existing Unsecured Notes on such date (it being understood that the Available Incremental Amount shall be permanently reduced by the principal amount of Existing Term Loans, Existing Secured Notes and Existing Unsecured Notes prepaid, refinanced, repurchased, redeemed, satisfied or discharged with any Term Loan Increase or New Term Loan Facility or other Indebtedness or prepayment permitted by the terms of this Agreement).

“Available Non-Loan Party Investment Amount” means, at any date, an amount, not less than zero in the aggregate, determined on a cumulative basis equal to, without duplication:

(a) $100,000,000; minus

(b) or any amount of the Available Non-Loan Party Investment Amount used to make Investments pursuant to Section 7.02(c) or Section 7.02(z) after the Closing Date and prior to such time;

provided that the Available Non-Loan Party Investment Amount may be replenished up to an amount not to exceed the original cost of such Investment (but in no event in excess of $100,000,000) by 100% of the aggregate amount actually received by the Borrower or any other Loan Party in cash and Cash Equivalents (other than (A) in respect of any Investment made in connection with or in contemplation of or with the intent to facilitate or enable the making of such Investment or (B) cash and Cash Equivalents received substantially concurrently with an Investment) from:

(i) the sale (other than to the Borrower or any Subsidiary or any of their respective Affiliates) of the Equity Interests of any Person that is not a Loan Party (including any minority investment or joint venture), or

(ii) any dividend or other distribution received in respect of any Person that is not a Loan Party (including any minority investment or joint venture), or

(iii) any interest, returns of principal payments and similar payments received in respect of any Person that is not a Loan Party (including any minority investments or joint venture).

“Available Restricted Payments Amount” means, at any time, (a) the amount of Restricted Payments that may be made at the time of determination pursuant to Section 7.06(h) minus (b) the amount of the Available Restricted Payments Amount utilized by the Borrower or any Subsidiary to make Investments pursuant to Section 7.02(n)(II).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bank of America” means Bank of America, N.A.

“Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101–1532, and the rules and regulations promulgated thereunder.

“Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Federal Funds Rate in effect on such day plus 1/2 of 1%, (b) the Prime Rate in effect for such day and (c) Term SOFR plus 1.00%. The Base Rate shall be deemed to be 1.00% per annum if the Base Rate calculated pursuant to the foregoing provisions would otherwise be less than 1.00% per annum. If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.03 hereof, then the Base Rate shall be the greater of clauses (a), and (b) above and shall be determined without reference to clause (c) above.

“Base Rate Loan” means a Loan denominated in Dollars that bears interest based on the Base Rate.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Borrower” has the meaning set forth in the introductory paragraph to this Agreement.

“Borrower Materials” has the meaning set forth in Section 6.02.

“Borrower Offer of Specified Discount Prepayment” means the offer by any Company Party to make a voluntary prepayment of Term Loans at a Specified Discount to par pursuant to Section 2.05(a)(v)(B).

“Borrower Solicitation of Discount Range Prepayment Offers” means the solicitation by any Company Party of offers for, and the corresponding acceptance by a Lender of, a voluntary prepayment of Term Loans at a specified range of discounts to par pursuant to Section 2.05(a)(v)(C).

“Borrower Solicitation of Discounted Prepayment Offers” means the solicitation by any Company Party of offers for, and the subsequent acceptance, if any, by a Lender of, a voluntary prepayment of Term Loans at a discount to par pursuant to Section 2.05(a)(v)(D).

“Borrowing” means a Term Borrowing of a particular Class, as the context may require.

“Broadcast Licenses” means the main station licenses issued by the FCC or any foreign Governmental Authority and held by the Borrower or any of its Subsidiaries for the Broadcast Stations operated by the Borrower or any of its Subsidiaries.

“Broadcast Stations” means each full-service AM or FM radio broadcast station or full-service television broadcast station now or hereafter owned and operated by the Borrower or any of its Subsidiaries.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located.

“Capital Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Capitalized Leases) by the Borrower and its Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as capital expenditures on the consolidated statement of cash flows of the Borrower and its Subsidiaries.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a Capitalized Lease; provided that any obligations of the Borrower or its Subsidiaries either existing on the Closing Date or created prior to any recharacterization described below (i) that were not included on the consolidated balance sheet of Holdings as capital lease obligations and (ii) that are subsequently recharacterized as capital lease obligations or indebtedness due to a change in accounting treatment or otherwise, shall for all purposes under this Agreement (including, without limitation, the calculation of Consolidated Net Income and Consolidated EBITDA) not be treated as capital lease obligations, Capitalized Lease Obligations or Indebtedness.

“Capitalized Leases” means all leases that have been or are required to be, in accordance with GAAP, recorded as capitalized leases; provided that for all purposes hereunder the amount of obligations under any Capitalized Lease shall be the amount thereof accounted for as a liability on a balance sheet in accordance with GAAP; provided, further, that, unless otherwise elected by the Borrower in a written notice to the Administrative Agent, for purposes of calculations made pursuant to the terms of this Agreement, GAAP will be deemed to treat leases in a manner consistent with its treatment under generally accepted accounting principles as of January 1, 2015, notwithstanding any modifications or interpretive changes thereto that may have occurred thereafter. For the avoidance of doubt, solely making an election (without any other action) referred to in this definition will not be treated as an incurrence of Indebtedness.

“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by Holdings and the Subsidiaries during such period in respect of licensed or purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of Holdings and the Subsidiaries.

“Cash Collateral Account” means a blocked account at a commercial bank specified by the Administrative Agent in the name of the Administrative Agent and under the sole dominion and control of the Administrative Agent, and otherwise established in a manner reasonably satisfactory to the Administrative Agent.

“Cash Equivalents” means any of the following types of Investments, to the extent owned by Holdings or any Subsidiary:

(1) Dollars;

(2) such local currencies held by Holdings or any Subsidiary from time to time in the ordinary course of business (including without limitation Sterling, euro, AUD or any national currency of any participating member state of the Economic and Monetary Union);

(3) securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;

(4) certificates of deposit, time deposits and eurodollar time deposits with maturities of 24 months or less from the date of acquisition, demand deposits, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any domestic or foreign commercial bank having capital and surplus of not less than $250,000,000 in the case of U.S. banks and $100,000,000 in the case of non-U.S. banks;

(5) repurchase obligations for underlying securities of the types described in clauses (3), (4), (7) and (8) entered into with any financial institution or recognized securities dealer meeting the qualifications specified in clause (4) above;

(6) commercial paper and variable or fixed rate notes rated at least P-2 by Moody’s or at least A-2 by S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency) and in each case maturing within 24 months after the date of creation thereof;

(7) marketable short-term money market and similar funds having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency);

(8) readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an investment grade rating from either Moody’s or S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency) with maturities of 24 months or less from the date of acquisition;

(9) readily marketable direct obligations issued by any foreign government or any political subdivision or public instrumentality thereof, in each case having an investment grade rating from either Moody’s or S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency) with maturities of 24 months or less from the date of acquisition;

(10) Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency);

(11) securities with maturities of 12 months or less from the date of acquisition backed by standby letters of credit issued by any financial institution or recognized securities dealer meeting the qualifications specified in clause (4) above;

(12) Indebtedness or preferred stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 24 months or less from the date of acquisition; and

(13) investment funds investing at least 90% of their assets in securities of the types described in clauses (1) through (12) above.

In the case of Investments by any Foreign Subsidiary that is a Subsidiary or Investments made in a country outside the United States of America, Cash Equivalents shall also include (a) investments of the type and maturity described in clauses (1) through (8) and clauses (10), (11), (12) and (13) above of foreign obligors, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (b) other short-term investments utilized by Foreign Subsidiaries that are Subsidiaries in accordance with normal investment practices for cash management in investments analogous to the foregoing investments in clauses (1) through (13) and in this paragraph.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above; provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten (10) Business Days following the receipt of such amounts.

For the avoidance of doubt, any items identified as Cash Equivalents under this definition will be deemed to be Cash Equivalents for all purposes regardless of the treatment of such items under GAAP.

“Casualty Event” means any event that gives rise to the receipt by Holdings or any Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as subsequently amended, and the regulations promulgated thereunder.

“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.

“Change of Control” shall be deemed to occur if:

(a) any person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Closing Date) shall have acquired beneficial ownership (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act) of 50% or more on a fully diluted basis of the voting interest in Parent’s Equity Interests;

(b) a “change of control” (or similar event) shall occur under the ABL Facility, the First Lien Notes Indenture, the Second Lien Notes Indenture, the Existing Credit Agreement, the Existing Secured Notes Indenture, the Existing Unsecured Notes Indenture, any other Junior Financing Document or any Permitted Refinancing, as applicable, in respect of any of the foregoing in a principal amount in excess of the Threshold Amount; or

(c) Holdings shall cease to own directly or indirectly 100% of the Equity Interests of the Borrower.

Notwithstanding the preceding or any provision of Section 13d-3 of the Exchange Act, (i) a Person or group shall not be deemed to beneficially own Equity Interests subject to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Equity Interests in connection with the transactions contemplated by such agreement and (ii) the right to acquire Equity Interests (so long as such Person does not have the right to direct the voting of the Equity Interests subject to such right) or any veto power in connection with the acquisition or disposition of Equity Interests will not cause a party to be a beneficial owner.

“City Code” has the meaning set forth in Section 1.03(c).

“Claimant Assignee” has the meaning set forth in Section 10.07(b).

“Class” (a) when used with respect to any Lender, refers to whether such Lender has a Loan or Commitment with respect to a particular Class of Loans or Commitments, (b) when used with respect to Commitments, refers to whether such Commitments are Initial Term Commitments, Incremental Term Commitments, Refinancing Term Commitments of a given Refinancing Series or Extended Term Loans of a given Extension Series and (c) when used with respect to Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are Initial Term Loans, Incremental Term Loans, Refinancing Term Loans of a given Refinancing Series or Extended Term Loans of a given Extension Series. Initial Term Commitments, Incremental Term Commitments or Refinancing Term Commitments (and in each case, the Loans made pursuant to such Commitments) that have different terms and conditions shall be construed to be in different Classes. Commitments (and, in each case, the Loans made pursuant to such Commitments) that have the same terms and conditions shall be construed to be in the same Class.

“Closing Date” means December 20, 2024, the first date on which all conditions precedent in Article V of the Exchange Agreement are satisfied or waived in accordance with the terms thereof.

“CME” means CME Group Benchmark Administration Limited.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means (i) the “Collateral” as defined in the Security Agreement, (ii) all the “Collateral” or “Pledged Assets” or similar term as defined in any other Collateral Document and (iii) any other assets pledged or in which a Lien is granted or purported to be granted, in each case, pursuant to any Collateral Document.

“Collateral Agent” means Bank of America, N.A., in its capacity as collateral agent or pledgee in its own name under any of the Loan Documents, or any successor collateral agent.

“Collateral and Guarantee Requirement” means, at any time, the requirement that:

(a) the Administrative Agent shall have received each Collateral Document required to be delivered on the Closing Date pursuant to Article V of the Exchange Agreement or from time to time pursuant to Section 6.11 or Section 6.13 hereof, subject to the limitations and exceptions of this Agreement, duly executed by each Loan Party party thereto;

(b) all Obligations shall have been unconditionally guaranteed pursuant to the Guaranty by (i) Holdings, (ii) any Electing Guarantor and (iii) each direct and indirect Subsidiary of the Borrower (other than any Excluded Subsidiary);

(c) the Obligations and the Guaranty shall have been secured by a first-priority security interest in (i) all the Equity Interests of the Borrower and each Guarantor, and (ii) all Equity Interests of each other Subsidiary (other than any Equity Interests that constitute “Excluded Assets” (as defined in the Security Agreement)), in each case, subject to exceptions and limitations otherwise set forth in this Agreement, the Collateral Documents (to the extent appropriate in the applicable jurisdiction) and the Intercreditor Agreements;

(d) the Obligations and the Guaranty shall have been secured by a perfected security interest in, and Mortgages on, (i) in the case of Holdings, the Borrower and each Guarantor, substantially all now owned or, in the case of real property, fee owned, or at any time hereafter acquired tangible and intangible assets of each such Loan Party thereof (including Equity Interests, intercompany debt, accounts, inventory, equipment, investment property, contract rights, intellectual property in the United States of America, other general intangibles, Material Real Property and proceeds of the foregoing), in each case, subject to exceptions and limitations otherwise set forth in this Agreement and the Collateral Documents (to the extent appropriate in the applicable jurisdiction) and (ii) in the case of each other Loan Party, a pledge of (x) the applicable Equity Interests referred to in clause (c) above and (y) each intercompany promissory note or similar debt instrument representing intercompany Indebtedness owed from a Subsidiary of Holdings to the applicable Loan Party, subject to exceptions and limitations otherwise set forth in this Agreement and the Collateral Documents (to the extent appropriate in the applicable jurisdiction), in each case with the priority required by the Collateral Documents and the Intercreditor Agreements;

(e) subject to limitations and exceptions of this Agreement and the Collateral Documents, to the extent a security interest in and Mortgages on any Material Real Property are required pursuant to clause (d) above or under Section 6.11 or Section 6.13 (each, a “Mortgaged Property”), the Administrative Agent shall have received (i) counterparts of a Mortgage with respect to such Mortgaged Property duly executed and delivered by the record owner of such property, together with evidence such Mortgage has been duly executed, acknowledged and delivered by a duly authorized officer of each party thereto, in form suitable for filing or recording in all filing or recording offices that the Administrative Agent may reasonably deem necessary or desirable in order to create a valid and subsisting perfected Lien (subject only to Liens described in clause (ii) below) on the property and/or rights described therein in favor of the Collateral Agent for the benefit of the Secured Parties, and evidence that all filing and recording taxes and fees have been paid or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent (it being understood that if a mortgage tax will be owed on the entire amount of the indebtedness evidenced hereby, then the amount secured by the Mortgage shall, to the extent permitted pursuant to applicable law, be limited to 100% of the fair market value of the property (as reasonably determined by the Borrower in consultation with the Administrative Agent) at the time the Mortgage is entered into if such limitation results in such mortgage tax being calculated based upon such fair market value), (ii) fully paid American Land Title Association Lender’s policies of title insurance (or marked-up title insurance commitments having the effect of policies of title insurance) on the Mortgaged Property naming the Collateral Agent as the insured for its benefit and that of the Secured Parties and their respective successors and assigns (the “Mortgage Policies”) issued by a nationally recognized title insurance company reasonably acceptable to the Collateral Agent in form and substance and in an amount reasonably acceptable to the Collateral Agent (not to exceed 100% of the fair market value of the real properties covered thereby), insuring the Mortgages to be valid subsisting first priority Liens on the property described therein, free and clear of all Liens other than Liens permitted pursuant to Section 7.01 and other Liens reasonably acceptable to the Collateral Agent, each of which shall (A) to the extent reasonably necessary, include such coinsurance and reinsurance arrangements (with provisions for direct access, if reasonably necessary) as shall be reasonably acceptable to the Collateral Agent, (B) contain a “tie-in” or “cluster” endorsement, if available under applicable law (i.e., policies which insure against losses regardless of location or allocated value of the insured property up to a stated maximum coverage amount), and (C) have been supplemented by such endorsements as shall be reasonably requested by the Collateral Agent (including endorsements on matters relating to usury, first loss, last dollar, zoning, contiguity, doing business, non-imputation, public road access, variable rate, environmental lien, subdivision, mortgage recording tax, separate tax lot, revolving credit and so-called comprehensive coverage over covenants and restrictions, to the extent such endorsements are available in the applicable jurisdiction at commercially reasonable rates), (iii) opinions of local counsel to the Loan Parties in states in which the Mortgaged Properties are located, with respect to the enforceability and perfection of the Mortgages and any related fixture filings, in form and substance reasonably satisfactory to the Collateral Agent and (iv) no later than three Business Days prior to the date on which a Mortgage is executed and delivered pursuant to this Agreement, a completed “life of the loan” Federal Emergency Management Agency standard flood hazard determination with respect to each Mortgaged Property on which any “building” (as defined in the Flood Insurance Laws) is located, duly executed and acknowledged by the appropriate Loan Parties, together with evidence of flood insurance as and to the extent required under Section 6.07 hereof. Notwithstanding the foregoing, the Administrative Agent shall not enter into any Mortgage in respect of any real property acquired by the Borrower or any other Loan Party after the Closing Date until (1) the date that occurs 45 days after the Administrative Agent has delivered to the Lenders (which may be delivered electronically) the following documents in respect of such real property: (i) a completed flood hazard determination from a third party vendor; (ii) if such real property is located in a Special Flood Hazard Area, (A) a notification to the Borrower (or applicable Loan Party) of that fact and (if applicable) notification to the Borrower (or applicable Loan Party) that flood insurance coverage is not available and (B) evidence of the receipt by the Borrower (or applicable Loan Party) of such notice; and (iii) if such notice is required to be provided to the Borrower (or applicable Loan Party) and flood insurance is available in the community in which such real property is located, evidence of required flood insurance and (2) the Administrative Agent shall have received written confirmation from the Lenders the that flood insurance due diligence and flood insurance compliance has been completed by the Lenders (such written confirmation not to be unreasonably conditioned, withheld or delayed);

(f) after the Closing Date, each Subsidiary of Holdings that is not then a Guarantor and not an Excluded Subsidiary shall become a Guarantor and signatory to this Agreement pursuant to a joinder agreement in accordance with Section 6.11 or Section 6.13 and a party to the Collateral Documents in accordance with Section 6.11; provided that notwithstanding the foregoing provisions, any Subsidiary of Holdings that Guarantees (or is the borrower or issuer with respect to) (i) the ABL Facility, the First Lien Notes, the Second Lien Notes, the Existing Term Loans, the Existing Secured Notes or the Existing Unsecured Notes (or any Permitted Refinancing of any of the foregoing ) or (ii) any Junior Financing shall, in each case, be a Guarantor hereunder for so long as it Guarantees such Indebtedness;

(g) (i) with respect to all Deposit Accounts and Securities Accounts that are held by Holdings, the Borrower and each other Loan Party that are not Excluded Accounts and that are in existence on the Closing Date, within the time periods set forth in Section 6.16, the Collateral Agent (or its counsel) shall have received Deposit Account Control Agreements and Security Account Control Agreements, as applicable, and (ii) with respect to any Deposit Account or Securities Account that is held by Holdings, the Borrower and each other Loan Party which is not an Excluded Account that is established after the Closing Date and, within 180 days of such Deposit Account or Security Account being established, the Collateral Agent (or its counsel) shall have received a Deposit Account Control Agreement or Security Account Control Agreement, as applicable, for such Deposit Account or Security Account; provided that, notwithstanding the foregoing (1) to the extent the ABL Intercreditor Agreement is in effect, each Loan Party’s obligation under this clause (g) shall be deemed to be satisfied by having appointed the ABL Facility Administrative Agent as agent for the purpose of perfecting the security interests granted under the Credit Documents with resect to all ABL Controlled Accounts (as defined in the pursuant to the ABL Intercreditor Agreement) pursuant to the ABL Intercreditor Agreement or by adding the Collateral Agent as a secured party to any existing Deposit Control Agreement or Security Account Control Agreement and (2) to the extent the ABL Intercreditor Agreement is no longer in effect (and the Collateral Agent was not previously added as a secured party to each applicable existing Deposit Account Control Agreement or Security Account Control Agreement), Holdings, the Borrower and each other Loan Party shall, within 180 days of such date, deliver to the Collateral Agent (or its counsel) Deposit Account Control Agreements and Security Account Control Agreements with respect to any Deposit Account or Securities Account that is held by Holdings, the Borrower and each other Loan Party which is not an Excluded Account; and

(h) except as otherwise contemplated by this Agreement or any Collateral Document, all documents and instruments, including Uniform Commercial Code financing statements, and filings with the United States Copyright Office, the United States Patent and Trademark Office and all other actions reasonably requested by the Required Lenders (including those required by applicable Laws) to be delivered, filed, registered or recorded to create the Liens intended to be created by the Collateral Documents (in each case, including any supplements thereto) and perfect such Liens to the extent required by, and with the priority required by, the Collateral Documents, shall have been delivered, filed, registered or recorded or delivered to the Collateral Agent for filing, registration or the recording concurrently with, or promptly following, the execution and delivery of each such Collateral Document.

Notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other Loan Document to the contrary:

(A) the foregoing definition shall not require, unless otherwise stated in this clause (A), the creation or perfection of pledges of, security interests in, Mortgages on, or the obtaining of title insurance or taking other actions with respect to the following: (i) other than in the case of any Electing Guarantors, any property or assets owned by any Excluded Subsidiary, (ii) any lease, license or agreement or any property subject to a purchase money security interest or similar arrangement to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money arrangement or create a right of termination in favor of any other party thereto after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code or other applicable Law, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code or other applicable Law notwithstanding such prohibition, (iii) any interest in fee-owned real property other than Material Real Properties, (iv) Excluded Contracts, Excluded Equipment and any interest in leased real property (it being understood that no action shall be required with respect to creation or perfection of security interests with respect to leases, including any requirement to obtain or deliver landlord waivers, estoppels or collateral access letters), (v) motor vehicles and other assets subject to certificates of title except to the extent perfection of a security interest therein may be accomplished by filing of financing statements in appropriate form in the applicable jurisdiction under the Uniform Commercial Code, (vi) (A) Margin Stock if any such pledge thereof violates applicable Law and (B) Equity Interests of any Person other than (x) wholly-owned Subsidiaries and (y) other Subsidiaries of the Borrower except, in the case of this clause (B)(y), to the extent and for so long as (I) the pledge thereof in favor of the Collateral Agent is not permitted by the terms of the agreement of such Person relating to a bona fide joint venture or other applicable organization documents and after giving effect to the anti-assignment provisions set forth in the Uniform Commercial Code or any other applicable Law, (II) the terms of the agreement of such Person relating to a bona fide joint venture or other applicable organization documents prohibits such a pledge without the consent of any other party; provided that this clause (II) shall not apply if (x) such other party is an Affiliate of the Borrower or (y) consent has been obtained to consummate such pledge (it being understood that the foregoing shall not be deemed to obligate the Borrower or any Subsidiary to obtain any such consent) or (III) a pledge thereof would give any other party (other than an Affiliate of the Borrower) to any contract, agreement, instrument, or indenture governing such Equity Interests the right to terminate its obligations thereunder, (vii) any trademark application filed in the United States Patent and Trademark Office on the basis of the Borrower’s or any Guarantor’s “intent to use” such mark and for which a form evidencing use of the mark has not yet been filed with the United States Patent and Trademark Office, to the extent that granting a security interest in such trademark application prior to such filing would impair the enforceability or validity of such trademark application or any registration that issues therefrom under applicable federal Law, (viii) the creation or perfection of pledges of, or security interests in, any property or assets that would result in material adverse tax consequences to Holdings and any Subsidiaries of Holdings, as determined in the reasonable judgment of the Borrower in good faith in consultation with the Administrative Agent (acting at the direction of the Required Lenders), (ix) any governmental licenses or state or local franchises, charters and authorizations, to the extent a security in any such license, franchise, charter or authorization is prohibited or restricted thereby after giving effect to the anti-assignment provisions of the Uniform Commercial Code and other applicable Law, (x) pledges and security interests prohibited or restricted by applicable Law whether on the Closing Date or thereafter (including any requirement to obtain the consent of any Governmental Authority) after giving effect to the anti-assignment provisions of the Uniform Commercial Code and other applicable Law, (xi) all commercial tort claims in an amount less than $2,500,000 in the aggregate, (xii) letter of credit rights in an amount less than $2,500,000, except to the extent constituting a supporting obligation for other Collateral as to which perfection of the security interest in such other Collateral is accomplished solely by the filing of a Uniform Commercial Code financing statement (it being understood that no actions shall be required to perfect a security interest in letter of credit rights, other than the filing of a Uniform Commercial Code financing statement), (xiii) any particular assets if, in the reasonable judgment of the Administrative Agent (acting at the direction of the Required Lenders) and the Borrower, the burden, cost or consequences of creating or perfecting such pledges or security interests in such assets or obtaining title insurance is excessive in relation to the benefits to be obtained therefrom by the Lenders under the Loan Documents, (xiv) voting Equity Interests in excess of 65% of any Foreign Subsidiary that is a “controlled foreign corporation” within the meaning of Section 957 of the Code or FSHCO if current tax Law relating to pledges of stock of such Subsidiaries is similar to the law as in effect prior to the finalization of Treasury Regulations Section 1.956-1 pursuant to TD 9859, 84 Fed. Reg. 23716 (May 23, 2019), as reasonably determined by the Borrower in consultation with the Administrative Agent, (xv) any segregated funds held in escrow for the benefit of an unaffiliated third party (including such funds in Escrow), (xvi) any FCC Authorizations to the extent (but only to the extent) that at such time the Collateral Agent may not validly possess a security interest therein pursuant to applicable Communications Laws, but the Collateral shall include, to the maximum extent permitted by law, all rights incident or appurtenant to the FCC Authorizations (except to the extent requiring approval of the FCC, unless such approval has first been secured consistent with Section 10.24), the economic value of the FCC Authorizations, and the right to receive all proceeds derived from or in connection with the direct or indirect sale, assignment or transfer of the FCC Authorizations, (xvii) [reserved], (xviii) [reserved] and (xix) proceeds from any and all of the foregoing assets described in the clauses above to the extent such proceeds would otherwise be excluded pursuant the clauses above;

(B) (i) except as expressly provided in the foregoing clause (g), the foregoing definition shall not require control agreements with respect to any cash, deposit accounts or securities accounts or any other assets requiring perfection through control agreements and (ii) other than with respect to an Electing Guarantor organized in a jurisdiction other than the U.S., no actions in any non-U.S. jurisdiction shall be required in order to create any security interests in assets located or titled outside of the U.S., or to perfect such security interests (it being understood that there shall be no security agreements or pledge agreements, or share charge (or mortgage) agreements governed under the laws of any non-U.S. jurisdiction, other than, with respect to an Electing Guarantor organized in a jurisdiction other than the U.S., a security agreement, pledge agreement or share charge governed by the laws of such jurisdiction in which such Subsidiary is organized);

(C) the Collateral Agent in its discretion may grant extensions of time for the creation or perfection of security interests in, and Mortgages on, or obtaining of title insurance or taking other actions with respect to, particular assets (including extensions beyond the Closing Date) or any other compliance with the requirements of this definition where it reasonably determines in writing, in consultation with the Borrower, that the creation or perfection of security interests and Mortgages on, or obtaining of title insurance or taking other actions, or any other compliance with the requirements of this definition cannot be accomplished without undue delay, burden or expense by the time or times at which it would otherwise be required by this Agreement or the Collateral Documents;

(D) Liens required to be granted from time to time pursuant to the Collateral and Guarantee Requirement shall be subject to exceptions and limitations set forth in this Agreement and the Collateral Documents; and

(E) general statutory limitations, financial assistance, corporate benefit, capital maintenance rules, fraudulent preference, “thin capitalisation” rules, retention of title claims and similar principles may limit the ability of a Foreign Subsidiary to provide a Guaranty or Collateral or may require that the Guaranty or Collateral be limited by an amount or otherwise, in each case as reasonably determined by the Borrower, in consultation with the Administrative Agent.

“Collateral Documents” means, collectively, the Security Agreement, the Intellectual Property Security Agreements, each of the Mortgages, collateral assignments, security agreements, pledge agreements or other similar agreements delivered to the Administrative Agent or the Collateral Agent pursuant to Article V of the Exchange Agreement, Section 6.11 or Section 6.13 hereof, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent or the Collateral Agent for the benefit of the Secured Parties.

“Commitment” means an Initial Term Commitment, Incremental Term Commitment or Refinancing Term Commitment of a given Refinancing Series as the context may require.

“Committed Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Term SOFR Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of Holdings.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Communications Laws” means the Communications Act of 1934, as amended, and the FCC’s rules, regulations, published orders and published and promulgated policy statements, all as may be amended from time to time.

“Company Parties” means the collective reference to Holdings and its Subsidiaries, including the Borrower, and “Company Party” means any one of them.

“Compensation Period” has the meaning set forth in Section 2.12(c)(ii).

“Compliance Certificate” means a certificate substantially in the form of Exhibit E.

“Conforming Changes” means, with respect to the use, administration of or any conventions associated with any proposed Successor Rate, any conforming changes to the definitions of “Base Rate”, “SOFR”, “Term SOFR” and “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Business Day” and “U.S. Government Securities Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent, in consultation with the Borrower, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent, in consultation with the Borrower, determines that no market practice for the administration of such rate exists, in such other manner of administration as the Administrative Agent, in consultation with the Borrower, determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).

“Consolidated EBITDA” means, for any period, the Consolidated Net Income for such period:

(1) increased (without duplication) by the following, in each case (other than with respect to clauses (h), (k) and (p)) to the extent deducted (and not added back) in determining Consolidated Net Income for such period:

(a) provision for taxes based on income, profits or capital gains of Holdings and the Subsidiaries, including, without limitation, federal, state, franchise and similar taxes (such as the Delaware franchise tax) and foreign withholding taxes (including any future taxes or other levies which replace or are intended to be in lieu of such taxes and any penalties and interest related to such taxes or arising from tax examinations), and the net tax expense associated with any adjustments made pursuant to clauses (1) through (15) of the definition of “Consolidated Net Income”; plus

(b) Fixed Charges for such period (including (x) net losses on Swap Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, (y) bank fees and other financing fees and (z) costs of surety bonds in connection with financing activities, plus amounts excluded from Consolidated Interest Expense as set forth in clauses (1)(i) through (viii) in the definition thereof); plus

(c) the total amount of depreciation and amortization expense, including the amortization of intangible assets, deferred financing costs, debt issuance costs, commissions, fees and expenses and Capitalized Software Expenditures of Holdings and its Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP; plus

(d) the amount of any actual and identifiable restructuring charges or reserves, equity-based or non-cash compensation charges or expenses including any such charges or expenses arising from grants of stock appreciation or similar rights, stock options, restricted stock or other rights, retention charges (including charges or expenses in respect of incentive plans), costs and expenses for tax restructurings, start-up or initial costs for any project or new production line, division or new line of business or other business optimization expenses or reserves including, without limitation, severance costs, costs relating to initiatives aimed at profitability improvement, costs or reserves associated with improvements to IT and accounting functions, integration and facilities opening costs or any one-time costs incurred in connection with acquisitions and investments and costs related to the closure and/or consolidation of facilities; plus

(e) any other non-cash charges, including any non-cash write-offs or write-downs reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, (A) Holdings may elect not to add back such non-cash charge in the current period and (B) to the extent Holdings elects to add back such non-cash charge, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period); plus

(f) the amount of any non-controlling interest or minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-wholly owned Subsidiary; plus

(g) the amount of any fees, compensation and indemnities and expenses paid to the members of the board of directors (or the equivalent thereof) of the Borrower or any of its parent entities; plus

(h) the amount of pro forma “run rate” cost savings, operating expense reductions and synergies related to mergers and other business combinations, acquisitions, investments, dispositions, divestitures, restructurings, operating improvements, cost savings initiatives and other transactions or similar initiatives generated from actions that have been taken or with respect to which substantial steps have been taken (in each case, including prior to the Closing Date) or are expected to be taken (in the good faith determination of Holdings) within 12 months after a merger or other business combination, acquisition, investment, disposition or divestiture is consummated or generated by actions (including restructurings, operating improvements, cost savings initiatives and other transactions or similar initiatives) that have been taken or with respect to which substantial steps have been taken (in the good faith determination of Holdings), in each case, calculated on a pro forma basis as though such cost savings, operating expense reductions, and synergies had been realized on the first day of such period, as if such cost savings, operating expense reductions and synergies were realized during the entirety of such period, net of the amount of actual benefits realized during such period from such actions; provided that (A) such cost savings, operating expense reductions and synergies are reasonably identifiable and factually supportable in the good faith judgment of Holdings and (B) no cost savings, operating expense reductions or synergies shall be added pursuant to this clause (h) to the extent duplicative of any synergies, expenses or charges otherwise added to Consolidated EBITDA, whether through a pro forma adjustment or otherwise, for such period or any period and including amounts in compliance with Regulation S-X of the Exchange Act); plus

(i) [reserved]; plus

(j) any costs or expense incurred by Holdings or a Subsidiary or a parent entity of Holdings to the extent paid by Holdings pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of Holdings or net cash proceeds of an issuance of Equity Interest of Holdings (other than Disqualified Equity Interest); plus

(k) cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing Consolidated EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to clause (2) below for any previous period and not added back; plus

(l) any net losses, charges, expenses, costs or other payments (including all fees, expenses or charges related thereto) (i) from disposed, abandoned or discontinued operations, (ii) in respect of facilities no longer used or useful in the conduct of the business of Holdings or a Subsidiary, abandoned, closed, disposed or discontinued operations and any losses on disposal of abandoned, closed or discontinued operations and (iii) attributable to business dispositions or asset dispositions (other than in the ordinary course of business) as determined in good faith by Holdings; plus

(m) 100% of the increase in Deferred Revenue as of the end of such period from Deferred Revenue as of the beginning of such period (or minus 100% of any such decrease); plus

(n) amortization of development advance payments which were made with the objective of increasing the number of clients or customers; plus;

(o) [reserved]; plus

(p) the amount of net cost savings and net cash flow effect of revenue enhancements related to New Contracts projected by Holdings in good faith to be realized as a result of specified actions taken or to be taken prior to or during such period (which cost savings or revenue enhancements shall be subject only to certification by management of Holdings and shall be calculated on a Pro Forma Basis as though such cost savings or revenue enhancements had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (A) such cost savings or revenue enhancements are reasonably identifiable and factually supportable, (B) such actions have been taken or are to be taken within 12 months after the date of determination to take such action and (C) no cost savings or revenue enhancements shall be added pursuant to this clause (p) to the extent duplicative of any expenses or charges relating to such cost savings or revenue enhancements that are included in clause (d) above with respect to such period; provided that the aggregate amount of add backs made relating to New Contracts in respect of which no revenues have been received during such period pursuant to this clause (p) shall not exceed an amount equal to 5% of Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended prior to the determination date (without giving effect to any adjustments pursuant to this clause (p)), provided, that the aggregate amount of add backs made pursuant to clause (d) and (h) (excluding any add backs made pursuant to clause (d) in connection with restructuring charges arising prior to the Closing Date) shall not exceed an amount equal to 20% of Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended prior to the determination date (calculated before giving effect to any adjustments);

(2) decreased (without duplication) by the following, in each case to the extent included in determining Consolidated Net Income for such period:

(a) non-cash gains increasing Consolidated Net Income of Holdings for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period and any non-cash gains with respect to cash actually received in a prior period so long as such cash did not increase Consolidated EBITDA in such prior period; plus

(b) any net income from disposed, abandoned, closed or discontinued operations or attributable to business dispositions or asset dispositions (other than in the ordinary course of business) as determined in good faith by Holdings; plus

(c) any net income attributable to “barter and trade income” and/or “barter revenue” in connection with investments made in companies in exchange for advertising services, calculated in a manner consistent with Parent’s past practice prior to the Closing Date.

There shall be included in determining Consolidated EBITDA for any period, without duplication, (A) the Acquired EBITDA of any Person, property, business or asset acquired by Holdings or any Subsidiary during such period (but not the Acquired EBITDA of any related Person, property, business or assets to the extent not so acquired), to the extent not subsequently sold, transferred or otherwise disposed of, or closed or classified as discontinued operations (but if such operations are classified as discontinued due to the fact that they are subject to an agreement to dispose of such operations, only when and to the extent such operations are actually disposed of) by Holdings or such Subsidiary during such period (each such Person, property, business or asset acquired and not subsequently so disposed of, an “Acquired Entity or Business”), based on the actual Acquired EBITDA of such Acquired Entity or Business for such period (including the portion thereof occurring prior to such acquisition) and (B) for the purposes of the definition of the term “Permitted Acquisition” and the calculation of the Consolidated Total Net Leverage Ratio, but without limiting the adjustments included in the definition of Consolidated EBITDA, an adjustment in respect of each Acquired Entity or Business equal to the amount of the Pro Forma Adjustment with respect to such Acquired Entity or Business for such period (including the portion thereof occurring prior to such acquisition) as specified in a certificate executed by a Responsible Officer and delivered to the Lenders and the Administrative Agent. There shall be excluded in determining Consolidated EBITDA for any period the Disposed EBITDA of any Person, property, business or asset sold, transferred or otherwise disposed of, or closed or classified as discontinued operations by Holdings or any Subsidiary during such period (each such Person, property, business or asset so sold or disposed of, a “Sold Entity or Business”), based on the actual Disposed EBITDA of such Sold Entity or Business for such period (including the portion thereof occurring prior to such sale, transfer, disposition).

“Consolidated Interest Expense” means, for any period:

(1) the sum, without duplication, of consolidated interest expense of Holdings and its Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of OID resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Swap Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations, (e) net payments, if any made (less net payments, if any, received), pursuant to interest rate Swap Obligations with respect to Indebtedness and (f) cash interest expense of Indebtedness for which the proceeds are held in Escrow (except, excluding the interest expense in respect thereof that is covered by such proceeds held in Escrow), and excluding (i) costs associated with obtaining Swap Obligations, (ii) any expense resulting from the discounting of any Indebtedness in connection with the application of recapitalization accounting or, if applicable, purchase accounting in connection with the Transactions or any acquisition, (iii) penalties and interest relating to taxes, (iv) any “additional interest” or “liquidated damages” with respect to the Senior Secured Notes or the Existing Notes or other securities for failure to timely comply with registration rights obligations, (v) amortization or expensing of deferred financing fees, amendment and consent fees, debt issuance costs, commissions, fees and expenses and discounted liabilities, (vi) any expensing of bridge, commitment and other financing fees and any other fees related to the Transactions or any acquisitions after the Closing Date including annual agency fees paid pursuant to the administrative agents and collateral agents under this Agreement or other credit facilities, (vii) [reserved] and (viii) any accretion of accrued interest on discounted liabilities and any prepayment premium or penalty); plus

(2) consolidated capitalized interest of Holdings and its Subsidiaries for such period, whether paid or accrued; less

(3) interest income of Holdings and its Subsidiaries for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by Holdings to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Net Income” means, for any period, the net income (loss) of Holdings and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that, without duplication,

(1) any (x) after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto), charges or expenses (including relating to any multi-year strategic initiatives), Transaction Expenses, duplicative running costs, relocation costs, integration costs, facility consolidation and closing costs, severance costs and expenses, one-time compensation charges, costs relating to pre-opening and opening costs for facilities, signing, retention and completion bonuses, costs incurred in connection with any strategic initiatives, transition costs, costs incurred in connection with acquisitions and non-recurring product and intellectual property development, other business optimization expenses (including costs and expenses relating to business optimization programs and new systems design, retention charges, system establishment costs and implementation costs) and operating expenses attributable to the implementation of cost-savings initiatives, and curtailments or modifications to pension and post-retirement employee benefit plans and (y) restructuring costs and costs and expenses for tax restructurings, in each case, shall be excluded; provided that amounts excluded pursuant to this clause (1) shall not exceed 15% of Consolidated Net Income for any such period;

(2) the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies during such period shall be excluded;

(3) any net after-tax effect of gains or losses on disposal, abandonment or discontinuance of disposed, abandoned or discontinued operations, as applicable, shall be excluded;

(4) any net after-tax effect of gains or losses (less all fees, expenses and charges relating thereto) attributable to asset dispositions (including, for the avoidance of doubt, bulk subscriber contract sales) or abandonments or the sale or other disposition of any Equity Interests of any Person other than in the ordinary course of business shall be excluded;

(5) the net income for such period of any Person that is not a Subsidiary of Holdings or that is accounted for by the equity method of accounting shall be excluded; provided that Consolidated Net Income of Holdings shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash or Cash Equivalents (or to the extent converted into cash or Cash Equivalents) to Holdings or a Subsidiary thereof in respect of such period;

(6) the net income for such period of any Subsidiary (other than the Borrower or any Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of its net income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Subsidiary or its stockholders (other than restrictions in this Agreement), unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that the Consolidated Net Income of Holdings and its Subsidiaries will be increased by the amount of dividends or other distributions or other payments actually paid in cash or Cash Equivalents (or to the extent converted into cash or Cash Equivalents) to Holdings or a Subsidiary thereof in respect of such period, to the extent not already included therein;

(7) [reserved];

(8) any after-tax effect of income (loss) from the early extinguishment or conversion of (i) Indebtedness, (ii) Swap Obligations or (iii) other derivative instruments shall be excluded;

(9) any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets, investments in debt and equity securities and investments recorded using the equity method or as a result of a change in law or regulation, in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP shall be excluded;

(10) any equity-based or non-cash compensation charge or expense including any such charge or expense arising from grants of stock appreciation or similar rights, stock options, restricted stock, profits interests or other rights or equity or equity-based incentive programs (“equity incentives”), any one-time cash charges associated with the equity incentives or other long-term incentive compensation plans, roll-over, acceleration, or payout of Equity Interests by management, other employees or business partners of Holdings or any of its direct or indirect parent companies, shall be excluded;

(11) any fees, expenses or charges incurred during such period, or any amortization thereof for such period, in connection with any acquisition, recapitalization, Investment, disposition, incurrence or repayment of Indebtedness (including such fees, expenses or charges related to the offering and issuance of the Senior Secured Notes and other securities, the incurrence of loans under the ABL Facility and the syndication and incurrence of any Facility), issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (including any amendment or other modification of the Senior Secured Notes, the ABL Facility, the Existing Term Loans, the Existing Secured Notes, the Existing Unsecured Notes and other securities and any Facility) and including, in each case, any such transaction consummated on or prior to the Closing Date and any such transaction undertaken but not completed, and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, in each case whether or not successful or consummated (including, for the avoidance of doubt the effects of expensing all transaction related expenses in accordance with Financial Accounting Standards Board Accounting Standards Codification 805), shall be excluded;

(12) accruals and reserves that are established or adjusted within 12 months after the Closing Date that are so required to be established or adjusted as a result of the Transactions (or within twenty four months after the closing of any acquisition that are so required to be established as a result of such acquisition) in accordance with GAAP or changes as a result of modifications of accounting policies shall be excluded; provided that amounts paid in respect of such accruals and reserves shall be deducted from Consolidated Net Income when paid in cash;

(13) any expenses, charges or losses to the extent covered by insurance or indemnity and actually reimbursed, or, so long as Holdings has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer or indemnifying party and only to the extent that such amount is in fact reimbursed within 365 days of the date of the insurable or indemnifiable event (net of any amount so added back in any prior period to the extent not so reimbursed within the applicable 365-day period), shall be excluded;

(14) any non-cash compensation expense resulting from the application of Accounting Standards Codification Topic No. 718, Compensation—Stock Compensation, shall be excluded;

(15) the following items shall be excluded:

(a) any net unrealized gain or loss (after any offset) resulting in such period from Swap Obligations and the application of Accounting Standards Codification Topic No. 815, Derivatives and Hedging,

(b) any net unrealized gain or loss (after any offset) resulting in such period from currency translation gains or losses including those related to currency remeasurements of Indebtedness (including any net loss or gain resulting from Swap Obligations for currency exchange risk) and any other foreign currency translation gains and losses, to the extent such gains or losses are non-cash items,

(c) any adjustments resulting for the application of Accounting Standards Codification Topic No. 460, Guarantees, or any comparable regulation,

(d) effects of adjustments to accruals and reserves during a prior period relating to any change in the methodology of calculating reserves for returns, rebates and other chargebacks, and

(e) earn-out and contingent consideration obligations (including to the extent accounted for as bonuses or otherwise) and adjustments thereof and purchase price adjustments,

(16) [reserved]; and

(17) if such Person is treated as a disregarded entity or partnership for U.S. federal, state and/or local income tax purposes for such period or any portion thereof, the amount of distributions actually made to any direct or indirect parent company of such Person in respect of such period in accordance with Section 7.06(i)(iii) shall be included in calculating Consolidated Net Income as though such amounts had been paid as taxes directly by such Person for such period.

In addition, to the extent not already included in the Consolidated Net Income of Holdings and its Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall include the amount of proceeds received from business interruption insurance and reimbursements of any expenses and charges that are covered by indemnification or other reimbursement provisions in connection with any acquisition, investment or any sale, conveyance, transfer or other disposition of assets permitted under this Agreement to the extent such expenses and charges reduced Consolidated Net Income.

“Consolidated Total Net Debt” means, as of any date of determination, (a) the aggregate principal amount of (i) Indebtedness of Holdings and its Subsidiaries outstanding on such date, in an amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with the Transactions or any Permitted Acquisition), consisting of Indebtedness for borrowed money plus (ii) Disqualified Equity Interests, purchase money indebtedness, Attributable Indebtedness and debt obligations evidenced by promissory notes, bonds, debentures, loan agreements or similar instruments, minus (b) the aggregate amount of all unrestricted cash and Cash Equivalents on the balance sheet of Holdings and its Subsidiaries as of such date; provided that Consolidated Total Net Debt shall not include Indebtedness (i) in respect of letters of credit, except to the extent of unreimbursed amounts thereunder; provided that any unreimbursed amount under commercial letters of credit shall not be counted as Consolidated Total Net Debt until three Business Days after such amount is drawn, (ii) [reserved] and (iii) incurred in advance of, and the proceeds of which are to be applied in connection with, the consummation of a transaction solely to the extent and for so long as the proceeds thereof are and continue to be held in an Escrow and are not otherwise made available to the relevant Person (it being understood that in any event, any such proceeds subject to such Escrow shall be deemed to constitute “restricted cash” for purposes of cash netting) (provided that such Escrow is secured only by proceeds of such Indebtedness and the proceeds thereof shall be promptly applied to satisfy and discharge such Indebtedness if the definitive agreement for such transaction is terminated prior to the consummation thereof); it being understood, for the avoidance of doubt, that obligations under Swap Contracts do not constitute Consolidated Total Net Debt.

“Consolidated Total Net Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Total Net Debt as of the last day of such Test Period to (b) Consolidated EBITDA for such Test Period.

“Consolidated Working Capital” means, with respect to Holdings and its Subsidiaries on a consolidated basis at any date of determination, Current Assets at such date of determination minus Current Liabilities at such date of determination; provided that increases or decreases in Consolidated Working Capital shall be calculated without regard to any changes in Current Assets or Current Liabilities as a result of any reclassification in accordance with GAAP of assets or liabilities, as applicable, between current and noncurrent. For purposes of calculating Excess Cash Flow, any changes to Consolidated Working Capital due to non-cash adjustments of Current Assets and/or Current Liabilities shall be ignored.

“Contract Consideration” has the meaning set forth in the definition of “Excess Cash Flow.”

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” has the meaning set forth in the definition of “Affiliate.”

“Credit Agreement Refinancing Indebtedness” means Indebtedness in the form of term loans issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace, repurchase, retire or refinance, in whole or part, existing Term Loans, or any then-existing Credit Agreement Refinancing Indebtedness, in each case the primary purpose of which is not to influence voting thresholds hereunder in order to obtain consent to any transaction that would not otherwise be permitted prior to the incurrence of any such Credit Agreement Refinancing Indebtedness (“Refinanced Debt”); provided that (i) such Indebtedness has a maturity no earlier, and in the case of Refinancing Term Loans, a Weighted Average Life to Maturity equal to or greater, than the Refinanced Debt, (ii) such Indebtedness shall not have a greater principal amount than the principal amount of the Refinanced Debt plus accrued interest, fees, premiums (if any) and penalties thereon and reasonable fees and expenses associated with the refinancing, (iii) the covenants and events of default and other terms and condition are, in the good faith determination of the Borrower, not materially less favorable (when taken as a whole) to the Borrower than the covenants and events of default and other terms and conditions applicable to the Refinanced Debt being refinanced or replaced (except for (x) pricing, premiums, fees, rate floors and prepayment and redemption terms (except as otherwise provided in this Agreement) and (y) covenants or other provisions applicable only to periods after the Latest Maturity Date at the time of incurrence of such Indebtedness); provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five (5) Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such covenants and events of default satisfy the requirement of this clause (iii) shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent notifies the Borrower within such five (5) Business Day period that it disagrees with such determination (including a description of the basis upon which it disagrees) unless the Lenders of the Term Loans receive the benefit of such more restrictive terms (it being understood that to the extent any more restrictive terms are added for the benefit of any such Credit Agreement Refinancing Indebtedness, no consent shall be required from the Administrative Agent or any of the Lenders to the extent that such more restrictive terms are also added for the benefit of any corresponding existing Facility, (iv) such Refinanced Debt shall be repaid, repurchased, retired, defeased or satisfied and discharged, all accrued interest, fees, premiums (if any) and penalties in connection therewith shall be paid, and all commitments thereunder terminated, on the date such Credit Agreement Refinancing Indebtedness is issued, incurred or obtained, (v) such Indebtedness is secured by the Collateral on a pari passu basis (but without regard to the control of remedies) with the Liens securing the Obligations and is not secured by any property or assets of Holdings, the Borrower or any Subsidiary other than the Collateral, (vi) such Indebtedness is not at any time guaranteed by any Persons other than Loan Parties, (vii) such Indebtedness does not mature prior to the Latest Maturity Date at the time such Indebtedness is incurred or issued, (viii) such Indebtedness does not have a Weighted Average Life to Maturity that is shorter than the remaining Weighted Average Life to Maturity of the Initial Term Loan at the time of incurrence of such Indebtedness, (ix) such Indebtedness may not be repaid or prepaid other than on a pro rata basis or less than a pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments with the Term Loans hereunder and (x) such Indebtedness shall be subject to the MFN Protection in respect of the existing Term Loans (as if such Credit Agreement Refinancing Indebtedness were Incremental Term Loans).

“Credit Extension” means a Borrowing.

“Current Assets” means, with respect to Holdings and the Subsidiaries on a consolidated basis at any date of determination, all assets (other than cash and Cash Equivalents) of Holdings and the Subsidiaries that would, in accordance with GAAP, be classified on a consolidated balance sheet of Holdings and its Subsidiaries as current assets at such date of determination, other than amounts related to current or deferred Taxes based on income or profits, assets held for sale or of discontinued operations, loans (permitted) to third parties, pension assets, deferred bank fees and derivative financial instruments.

“Current Liabilities” means, with respect to Holdings and the Subsidiaries on a consolidated basis at any date of determination, all liabilities of Holdings and the Subsidiaries that would, in accordance with GAAP, be classified on a consolidated balance sheet of Holdings and its Subsidiaries as current liabilities at such date of determination, other than (a) the current portion of any Indebtedness, (b) accruals of Consolidated Interest Expense (excluding Consolidated Interest Expense that is past due and unpaid), (c) accruals for current or deferred Taxes based on income or profits, (d) accruals for liabilities of discontinued operations, loans (permitted) from third parties, pension liabilities, and derivative financial instruments, and (e) accruals of any costs or expenses related to restructuring reserves.

“Daily Simple SOFR” means, with respect to any applicable determination date, the SOFR published on such date on the Federal Reserve Bank of New York’s website (or any successor source).

“Debt Fund Affiliate” means any Affiliate of Holdings that is a bona fide debt fund, financial institution or an investment vehicle or managed account that is engaged in the making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course and with respect to which Holdings does not, directly or indirectly, possess the power to direct or cause the direction of the investment policies of such Affiliate.

“Debtor Relief Laws” means the Bankruptcy Code of the United States and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally, including in case of the Borrower (a) a winding-up, administration or dissolution including, without limitation, bankruptcy, insolvency, voluntary or involuntary liquidation, composition with creditors, moratorium or reprieve from payment, general settlement with creditors, reorganization or similar laws affecting the rights of creditors generally and/or (b) a receiver, administrative receiver, administrator, trustee, custodian, sequestrator, conservator or similar officer being appointed.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate, if any, applicable to Base Rate Loans plus (c) 2.0% per annum; provided that with respect to the overdue principal or interest in respect of a Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan, plus 2.0% per annum, in each case to the fullest extent permitted by applicable Laws.

“Defaulting Lender” means any Lender whose acts or failure to act, whether directly or indirectly, cause it to meet any part of the definition of “Lender Default.”

“Deferred Revenue” means the amount of long or short term deferred revenue of Holdings and its Subsidiaries, on a consolidated basis, determined in accordance with GAAP.

“Deposit Account” has the meaning specified in Article 9 of the UCC.

“Deposit Account Control Agreement” means an effective account control agreement or blocked account agreement for a Deposit Account, reasonably acceptable to the Administrative Agent.

“Discount Prepayment Accepting Lender” has the meaning set forth in Section 2.05(a)(v)(B)(2).

“Discount Range” has the meaning set forth in Section 2.05(a)(v)(C)(1).

“Discount Range Prepayment Amount” has the meaning set forth in Section 2.05(a)(v)(C)(1).

“Discount Range Prepayment Notice” means a written notice of a Borrower Solicitation of Discount Range Prepayment Offers made pursuant to Section 2.05(a)(v)(C) substantially in the form of Exhibit M-2.

“Discount Range Prepayment Offer” means the irrevocable written offer by a Lender, substantially in the form of Exhibit M-3, submitted in response to an invitation to submit offers following the Auction Agent’s receipt of a Discount Range Prepayment Notice.

“Discount Range Prepayment Response Date” has the meaning set forth in Section 2.05(a)(v)(C)(1).

“Discount Range Proration” has the meaning set forth in Section 2.05(a)(v)(C)(3).

“Discounted Prepayment Determination Date” has the meaning set forth in Section 2.05(a)(v)(D)(3).

“Discounted Prepayment Effective Date” means in the case of a Borrower Offer of Specified Discount Prepayment, Borrower Solicitation of Discount Range Prepayment Offer or Borrower Solicitation of Discounted Prepayment Offer, five (5) Business Days following the Specified Discount Prepayment Response Date, the Discount Range Prepayment Response Date or the Solicited Discounted Prepayment Response Date, as applicable, in accordance with Section 2.05(a)(v)(B)(1), Section 2.05(a)(v)(C)(1) or Section 2.05(a)(v)(D)(1), respectively, unless a shorter period is agreed to between the Borrower and the Auction Agent.

“Discounted Term Loan Prepayment” has the meaning set forth in Section 2.05(a)(v)(A).

“Disposed EBITDA” means, with respect to any Sold Entity or Business for any period, the amount for such period of Consolidated EBITDA of such Sold Entity or Business (determined as if references to Holdings and the Subsidiaries in the definition of Consolidated EBITDA (and in the component definitions used therein) were references to such Sold Entity or Business and its Subsidiaries) as determined on a consolidated basis for such Sold Entity or Business.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction and any sale or issuance of Equity Interests in a Subsidiary) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith; provided that (x) “Disposition” and “Dispose” shall not be deemed to include any issuance by Holdings of any of its Equity Interests to another Person and (y) no transaction or series of related transactions shall be considered a “Disposition” for purposes of Section 2.05(b)(ii) or Section 7.05 unless the Net Proceeds resulting from such transaction or series of transactions shall exceed $2,500,000.

“Disqualified Equity Interests” means any Equity Interest that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests and other than as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable), in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety-one (91) days after the Latest Maturity Date at the time of issuance of such Equity Interests; provided that if such Equity Interests are issued pursuant to a plan for the benefit of employees of Holdings (or any direct or indirect parent thereof), the Borrower or the Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because it may be required to be repurchased by Holdings or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Disqualified Lenders” means (a) such Persons that have been specified in writing to the Administrative Agent prior to the Closing Date, as being “Disqualified Lenders” and made available to any Lender upon request and (b) any Person who is a bona fide competitor identified in writing to the Administrative Agent prior to the Closing Date, as such list of bona fide competitors may be updated by the Borrower (by furnishing such updates to the Administrative Agent in writing) from time to time thereafter, and (c) any Affiliate of each such Person referred to in clause (a) or (b) that is identified in writing to the Administrative Agent from time to time and in each case, any Affiliate of each such Person that is clearly identifiable on the basis of such Affiliate’s name (in each case, other than bona fide fixed income investors or debt funds that are engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of business). No updates to the list of Disqualified Lenders shall be deemed to retroactively disqualify any Person that has previously validly acquired an assignment or participation in respect of any Loans from continuing to hold or vote such previously acquired assignments and participations on the terms set forth herein for Lenders that are not Disqualified Lenders; provided that any such Person will deemed to become a Disqualified Lender as soon as such Person ceases to hold any such Loans hereunder.

“Distressed Person” has the meaning set forth in the definition of “Lender-Related Distress Event.”

“Dollar” and “$” mean lawful money of the United States.

“Double-Dip Provision” has the meaning set forth in Section 7.03(d).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electing Guarantor” means any Excluded Subsidiary that at the option, and in the sole discretion, of Holdings has been designated as a Guarantor (solely during the time of such designation); provided that such Excluded Subsidiary shall not become a Guarantor until the Administrative Agent shall have received and be satisfied with all documentation and other information reasonably requested by it under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

“Eligible Assignee” has the meaning set forth in Section 10.07(a).

“Environment” means indoor air, ambient air, surface water, groundwater, drinking water, land surface, subsurface strata and natural resources such as wetlands, flora and fauna.

“Environmental Laws” means any applicable Law relating to pollution, protection of the Environment and natural resources, pollutants, contaminants, or chemicals or any toxic or otherwise hazardous substances, wastes or materials, or the protection of human health and safety as it relates to any of the foregoing, including any applicable provisions of CERCLA.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of investigation and remediation, fines, penalties or indemnities), of or relating to the Loan Parties or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of, or liability under or relating to, any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the actual or alleged presence, Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Interests” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with a Loan Party or any Subsidiary, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by a Loan Party, any Subsidiary or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by a Loan Party, any Subsidiary or any ERISA Affiliate from a Multiemployer Plan or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA or in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA); (d) a written determination that a Pension Plan is in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA); (e) the filing of a notice of intent to terminate any Pension Plan, the treatment of a Pension Plan or Multiemployer Plan amendment as a termination under Sections 4041 or 4041A of ERISA, respectively, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (f) appointment of a trustee to administer any Pension Plan or Multiemployer Plan; (g) with respect to a Pension Plan, the failure to satisfy the minimum funding standard of Section 412 of the Code or Section 302, 303 or 304 of ERISA, whether or not waived; (h) any Foreign Benefit Event; or (i) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon a Loan Party, any Subsidiary or any ERISA Affiliate.

“Escrow” means an escrow, trust, collateral or similar account or arrangement holding proceeds of Indebtedness solely for the benefit of an unaffiliated third party.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“euro” means the single currency of participating member states of the economic and monetary union in accordance with the Treaty of Rome 1957, as amended by the Single European Act 1986, the Maastricht Treaty of 1992 and the Amsterdam Treaty of 1998.

“Event of Default” has the meaning set forth in Section 8.01.

“Excess Cash Flow” means, for any period, an amount equal to (a) the sum, without duplication, of (i) Consolidated Net Income for such period, (ii) an amount equal to the amount of all non-cash charges to the extent deducted in arriving at such Consolidated Net Income, (iii) decreases in Consolidated Working Capital and long-term accounts receivable of Holdings and its Subsidiaries for such period, and (iv) an amount equal to the aggregate net non-cash loss on Dispositions by Holdings and its Subsidiaries during such period (other than sales in the ordinary course of business) to the extent deducted in arriving at such Consolidated Net Income, minus (b) the sum, without duplication, of (i) an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income and cash charges included in clauses (1) through (17) of the definition of “Consolidated Net Income”, (ii) the aggregate amount of (x) all principal payments of Indebtedness of Holdings or its Subsidiaries during such period and (y) any premium, make-whole or penalty payments paid (or committed to be paid) in cash by the Borrower and its respective Subsidiaries during such period or, at the option of the Borrower, paid after such period and prior to the date the Excess Cash Flow prepayment is due (it being understood that to the extent such premium, make-whole or penalty payments are not actually paid as committed in a subsequent period, such amount shall be added back in calculating Excess Cash Flow for such subsequent period) that are required to be made in connection with any prepayment of Indebtedness (including (A) the principal component of payments in respect of Capitalized Leases, (B) the amount of any scheduled repayment of Term Loans pursuant to Section 2.07, the Existing Term Loans pursuant to the Existing Credit Agreement, the First Lien Notes pursuant to the First Lien Notes Indenture, the Second Lien Notes pursuant to the Second Lien Notes Indenture (solely to the extent permitted to be made hereunder) and the Existing Notes pursuant to the Existing Notes Indentures (solely to the extent permitted to be made hereunder) and (C) any mandatory prepayment of Term Loans pursuant to Section 2.05(b)(ii), First Lien Notes pursuant to the First Lien Notes Indenture or Second Lien Notes pursuant to the Second Lien Notes Indenture (solely to the extent permitted to be made hereunder), in each case, to the extent required due to a Disposition that resulted in an increase to Consolidated Net Income and not in excess of the amount of such increase but excluding (X) all other prepayments of Term Loans, (Y) [reserved] and (Z) all prepayments in respect of any other loans under a revolving credit facility, except to the extent there is an equivalent permanent reduction in commitments thereunder), in each case, except to the extent financed with the proceeds of an incurrence or issuance of other Indebtedness of Holdings or its Subsidiaries (other than revolving loans unless such revolving loans refinance such revolving loans being repaid), (iii) an amount equal to the aggregate net non-cash gain on Dispositions by Holdings and its Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income, (iv) increases in Consolidated Working Capital and long-term accounts receivable of Holdings and its Subsidiaries for such period, (vi) without duplication of amounts deducted from Excess Cash Flow in prior periods, the aggregate consideration required to be paid in cash by Holdings and its Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such period relating to acquisitions that constitute Investments permitted under this Agreement or Capital Expenditures or acquisitions of intellectual property to the extent expected to be consummated or made, plus any restructuring cash expenses, pension payments or tax contingency payments that have been added to Excess Cash Flow pursuant to clause (a)(ii) above required to be made, in each case during the period of four consecutive fiscal quarters of Holdings following the end of such period; provided that to the extent the aggregate amount of proceeds utilized to finance such Permitted Acquisitions, Capital Expenditures or acquisitions of intellectual property during such period of four consecutive fiscal quarters is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of four consecutive fiscal quarters, (vii) the amount of cash taxes paid in such period to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period (provided that any such taxes were not deducted in determining Consolidated Net Income in a prior period), (viii) cash expenditures in respect of Swap Contracts during such fiscal year to the extent not deducted in arriving at such Consolidated Net Income, except to the extent financed with the proceeds of an incurrence or issuance of other Indebtedness of Holdings or its Subsidiaries (other than revolving loans), (ix) any payment of cash to be amortized or expensed over a future period and recorded as a long-term asset, except to the extent financed with the proceeds of an incurrence or issuance of other Indebtedness of Holdings or its Subsidiaries (other than revolving loans) (it being understood that the amortization or expense of such payment shall not reduce Excess Cash Flow in any future period), (x) the amount of Capital Expenditures or acquisitions of intellectual property to the extent not expensed and Capitalized Software Expenditures accrued or made (or committed to be made) in cash during such period or, at the option of the Borrower, made after such period and prior to the date the Excess Cash Flow prepayment is due (it being understood that to the extent such Capital Expenditures or acquisitions are not actually made as committed in a subsequent period, such amount shall be added back in calculating Excess Cash Flow for such subsequent period, to the extent financed with internally generated cash or borrowings under the ABL Facility) and (xi) the amount of Investments and acquisitions made (other than Investments and acquisitions made with respect to Indebtedness) (or committed to be made) by the Borrower and its respective Subsidiaries during such period or, at the option of the Borrower, made after such period and prior to the date the Excess Cash Flow prepayment is due (it being understood that to the extent such Investments and acquisitions are not actually made as committed in a subsequent period, such amount shall be added back in calculating Excess Cash Flow for such subsequent period) and paid (or committed to be paid) in cash pursuant to Section 7.02(i) or (n), to the extent financed with internally generated cash or borrowings under the ABL Facility. Notwithstanding anything in the definition of any term used in the definition of Excess Cash Flow to the contrary, all components of Excess Cash Flow shall be computed for Holdings and its Subsidiaries on a consolidated basis.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Agreement” means that certain Term Loan Exchange Agreement, dated as of the date hereof, among Holdings, the Borrower, the other Guarantors party thereto, Bank of America, N.A., as the administrative agent and collateral agent under the Existing Credit Agreement, the Administrative Agent, the Collateral Agent, the lenders under the Existing Credit Agreement party thereto and the Lenders party thereto.

“Exchange Rate” means on any day with respect to any currency other than Dollars, the rate at which such currency may be exchanged into Dollars, as set forth at approximately 11:00 a.m. (London time) on such day on the Reuters World Currency Page for such currency; in the event that such rate does not appear on any Reuters World Currency Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower, or, in the absence of such agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 10:00 a.m. (New York City time) on such date for the purchase of Dollars for delivery two Business Days later.

“Excluded Account” means (i) any deposit account, securities account, commodities account or other account of any Loan Party (and all cash, Cash Equivalents and other securities or investments held therein) exclusively used for all or any of the following purposes: payroll, employee benefits or customs, (ii) accounts used exclusively for the purposes of compliance with legal requirements, to the extent such legal requirements prohibit the granting of a Lien thereon, (iii) cash accounts of any Loan Party, the deposits in which shall not at any time aggregate to more than $20,000,000 (or such greater amount to which the Administrative Agent may agree) for all such cash accounts, (iv) accounts the balance of which is swept at the end of each Business Day into a Deposit Account subject to a Deposit Account Control Agreement, so long as such daily sweep is not terminated or modified (other than to provide that the balance in such Deposit Account is swept into another Deposit Account subject to a Deposit Account Control Agreement) without the consent of the Collateral Agent, (v) (i) prior to the termination of the ABL Intercreditor Agreement, tax accounts, including, without limitation, sales tax accounts, and any tax benefits and (ii) upon and after the termination of the ABL Intercreditor Agreement, accounts consisting solely of amounts of tax collected on behalf of a Governmental Authority, including, without limitation, sales tax accounts, (vi) accounts into which governmental receivables are deposited, (vii) fiduciary or trust accounts, (viii) any deposit accounts designated by the Borrower by written notice to the Administrative Agent and containing solely of the proceeds of the Fixed Asset Collateral (as defined in the ABL Credit Agreement), (ix) escrow accounts permitted under this Agreement (including in connection with any letter of intent or purchase agreement with respect to any Investment or other acquisition of assets or Disposition) and (x) in the case of clauses (i) through (ix), the funds or other property held in or maintained in any such account.

“Excluded Contract” means, at any date, any rights or interest of the Borrower or any Guarantor under any agreement, contract, license, instrument, document or other general intangible (referred to solely for purposes of this definition as a “Contract”) to the extent that such Contract by the terms of a restriction in favor of a Person who is not the Borrower or any Guarantor or other Affiliate thereof, or any requirement of law, then prohibits, or requires any consent, unless it is first secured, or establishes any other condition, unless it is first secured, for or would terminate because of an assignment thereof or a grant of a security interest therein by the Borrower or a Guarantor; provided that (i) rights under any such Contract otherwise constituting an Excluded Contract by virtue of this definition shall be included in the Collateral to the extent permitted thereby or by Section 9-406 or Section 9-408 of the Uniform Commercial Code and (ii) all proceeds paid or payable to any of the Borrower or any Guarantor from any sale, transfer or assignment of such Contract and all rights to receive such proceeds shall be included in the Collateral.

“Excluded Equipment” means, at any date, any equipment or other similar assets of the Borrower or any Guarantor which is subject to, or secured by, a Capitalized Lease Obligation or a purchase money obligation if and to the extent that (i) a restriction in favor of a Person who is not Holdings or any Subsidiary of Holdings or any Affiliate thereof contained in the agreements or documents granting or governing such Capitalized Lease Obligation or purchase money obligation prohibits, or requires any consent or establishes any other conditions for or would result in the termination of such agreement or document because of an assignment thereof, or a grant of a security interest therein, by the Borrower or any Guarantor and (ii) such restriction relates only to the asset or assets acquired by the Borrower or any Guarantor with the proceeds of such Capitalized Lease Obligation or purchase money obligation and attachments thereto, improvements thereof or substitutions therefor; provided that all proceeds paid or payable to any of the Borrower or any Guarantor from any sale, transfer or assignment or other voluntary or involuntary disposition of such assets and all rights to receive such proceeds shall be included in the Collateral to the extent not otherwise required to be paid to the holder of any Capitalized Lease Obligations or purchase money obligations secured by such assets.

“Excluded Subsidiary” means (a) any Subsidiary of Holdings that is not, directly or indirectly, a wholly-owned Subsidiary of Holdings, in each case, solely to the extent that such non-wholly owned Subsidiary (i) is a bona fide joint venture that is created or formed for a bona fide business purpose (and not for the purpose of effectuating any Liability Management Transaction) and (ii) the counterparty to such joint venture is not an Affiliate of a Loan Party, (b) any Subsidiary of Holdings or the Borrower that does not have total assets in excess of 2.5% of Total Assets or 2.5% of revenues for Holdings and its Subsidiaries in each case, individually or in the aggregate with all other Subsidiaries excluded via this clause (b) (such Subsidiary, an “Immaterial Subsidiary”), (c) any Subsidiary that is prohibited by applicable Law or Contractual Obligations (other than any Contractual Obligation in favor of Holdings or any of its Subsidiaries) existing on the Closing Date (or, in the case of any newly acquired Subsidiary, in existence at the time of acquisition but not entered into in contemplation thereof) from guaranteeing the Obligations or if guaranteeing the Obligation would require governmental (including regulatory) consent, approval, license or authorization (unless such consent, approval, license or authorization has been obtained), (d) any other Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent (acting at the direction of the Required Lenders), in consultation with the Borrower, the burden or cost or other consequences (including any adverse tax consequences) of providing a Guaranty shall be excessive in view of the benefits to be obtained by the Lenders therefrom, (e) [reserved], (f) any not-for-profit Subsidiaries, (g) [reserved], (h)(A) any Foreign Subsidiary that is a “controlled foreign corporation” within the meaning of Section 957 of the Code, (B) any FSHCO and (C) any Subsidiary of an entity described in (A) or (B), (i) [reserved], (j) [reserved], (k) any captive insurance subsidiaries, and (l) [reserved]; provided that, notwithstanding the foregoing, “Excluded Subsidiary” shall not include (i) the Borrower, (ii) any Electing Guarantor for so long as such Electing Guarantor constitutes an Electing Guarantor in accordance with the terms of this Agreement, (iii) any Subsidiary of Holdings that constitutes a guarantor under (x) the ABL Facility, the First Lien Notes, the Second Lien Notes, the Existing Term Loans, the Existing Secured Notes or the Existing Unsecured Notes (or any Permitted Refinancing of any of the foregoing) or (y) any Junior Financing or (iv) any Guarantor referenced in the proviso of clause (f) of the definition of “Collateral and Guarantee Requirements”.

“Excluded Taxes” means with respect to any Agent, Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder, (i) Taxes imposed on or measured by its net income (however denominated), franchise Taxes imposed in lieu of net income Taxes, and branch profits Taxes, in each case, (A) imposed as a result of such recipient being organized under the laws of, or having its principal office (or, in the case of any Lender, its applicable Lending Office) in, the jurisdiction imposing such Tax (or any political subdivision thereof), or (B) as a result of any present or former connection between such recipient and the jurisdiction imposing such Tax (other than any connections arising from executing, delivering, becoming a party to, engaging in any transaction pursuant to, performing its obligations under, receiving payments under, receiving or perfecting a security interest under, or enforcing, any Loan Document, or selling or assigning an interest in any Loan or Loan Document), (ii) Taxes attributable to the failure by any Agent, Lender or any other recipient to deliver the documentation required to be delivered pursuant to Section 3.01(d), (iii) in the case of any Lender (other than an assignee pursuant to a request by the Borrower under Section 3.07), any U.S. federal withholding Tax imposed on amounts payable to or for the account of such Lender that is in effect on the date such Lender becomes a party to this Agreement, or designates a new Lending Office, except to the extent such Lender (or its assignor, if any) was entitled immediately prior to the time of designation of a new Lending Office (or assignment) to receive additional amounts with respect to such Tax pursuant to Section 3.01 and (iv) any withholding Taxes imposed under FATCA.

“Existing Term Loan Administrative Agent” means the “Administrative Agent” as defined in the Existing Credit Agreement.

“Existing Term Loan Collateral Agent” means the “Collateral Agent” as defined in the Existing Credit Agreement.

“Existing Credit Agreement” means that certain Credit Agreement, dated as of May 1, 2019, by and among Holdings, the Borrower, the other guarantors party thereto, the lenders from time to time party thereto and Bank of America, N.A. as administrative and collateral agent, as in effect as of the Closing Date after giving effect to the Transactions and as such document may be further amended, restated, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement.

“Existing Credit Agreement Documents” means the “Loan Documents” as defined in the Existing Credit Agreement.

“Existing Notes” means, individually or collectively, as the context may require, the Existing Secured Notes and the Existing Unsecured Notes.

“Existing Notes Documents” means, individually or collectively, as the context may require, the Existing Secured Notes Documents and the Existing Unsecured Notes Documents.

“Existing Notes Indentures” means, individually or collectively, as the context may require, the Existing Secured Notes Indentures and the Existing Unsecured Notes Indenture.

“Existing Secured Notes” means, individually or collectively, as the context may require, the Existing Secured Notes (4.750%), the Existing Secured Notes (5.250%) and the Existing Secured Notes (6.375%).

“Existing Secured Notes (4.750%)” means the 4.750% Senior Notes due 2028 in an aggregate principal amount outstanding of $276,868,000.

“Existing Secured Notes (5.250%)” means the 5.250% Senior Notes due 2027 in an aggregate principal amount outstanding of $6,983,000.

“Existing Secured Notes (6.375%)” means the 6.375% Senior Notes due 2026 in an aggregate principal amount outstanding of $44,643,791.

“Existing Secured Notes Documents” means the Existing Secured Notes Indentures and the other transaction documents referred to therein (including the related guarantee, each Intercreditor Agreement to the extent then in effect, the notes, the purchase agreement, mortgages, collateral assignments, security agreements, pledge agreements, intellectual property security agreements or other similar agreements).

“Existing Secured Notes Indenture (4.750%)” means the indenture, dated as of November 22, 2019, among the Borrower, as issuer, the guarantors party thereto and the trustee referred to therein pursuant to which the Existing Secured Notes (4.750%) are issued, as such indenture may be amended or supplemented from time to time in accordance with the terms of this Agreement.

“Existing Secured Notes Indenture (5.250%)” means the indenture, dated as of August 7, 2019, among the Borrower, as issuer, the guarantors party thereto and the trustee referred to therein pursuant to which the Existing Secured Notes (5.250%) are issued, as such indenture may be amended or supplemented from time to time in accordance with the terms of this Agreement.

“Existing Secured Notes Indenture (6.375%)” means the indenture, dated as of May 1, 2019, among the Borrower, as issuer, the guarantors party thereto and the trustee referred to therein pursuant to which the Existing Secured Notes (6.375%) are issued, as such indenture may be amended or supplemented from time to time in accordance with the terms of this Agreement.

“Existing Secured Notes Indentures” means, individually or collectively, as the context may require, the Existing Secured Notes Indenture (4.750%), the Existing Secured Notes Indenture (5.250%) and the Existing Secured Notes Indenture (6.375%).

“Existing Term Loan Tranche” has the meaning set forth in Section 2.16(a).

“Existing Term Loans” means the “Term Loans” under and as defined in the Existing Credit Agreement.

“Existing Unsecured Notes” means the 8.375% Senior Notes due 2027 in an aggregate principal amount outstanding of $72,387,976.

“Existing Unsecured Notes Documents” means the Existing Unsecured Notes Indentures and the other transaction documents referred to therein (including the related guarantee, each Intercreditor Agreement to the extent then in effect, the notes, the purchase agreement, mortgages, collateral assignments, security agreements, pledge agreements, intellectual property security agreements or other similar agreements).

“Existing Unsecured Notes Indenture” means the indenture, dated as of May 1, 2019, among the Borrower, as issuer, the guarantors party thereto and the trustee referred to therein pursuant to which the Existing Unsecured Notes are issued, as such indenture may be amended or supplemented from time to time in accordance with the terms of this Agreement.

“Extended Term Loans” has the meaning set forth in Section 2.16(a).

“Extending Term Lender” has the meaning set forth in Section 2.16(c).

“Extension” means the establishment of a Term Loan Extension Series by amending a Loan pursuant to Section 2.16 and the applicable Extension Amendment.

“Extension Amendment” has the meaning set forth in Section 2.16(d).

“Extension Election” has the meaning set forth in Section 2.16(c).

“Facility” means the Initial Term Loans, a given Class of Incremental Term Loans, a given Refinancing Series of Refinancing Term Loans, or a given Term Loan Extension Series of Extended Term Loans, as the context may require.

“FATCA” means Sections 1471 through 1474 of the Code, as of the Closing Date (and any amended or successor version thereof that is to the extent substantively comparable), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any current or future fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreements, treaties, or conventions among Governmental Authorities entered into in connection with the implementation thereof.

“FCC” means the Federal Communications Commission of the United States or any Governmental Authority succeeding to the functions of such commission in whole or in part.

“FCC Authorizations” means all Broadcast Licenses and other licenses, permits and other authorizations issued by the FCC and held by Holdings, the Borrower or any of the Subsidiaries.

“Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“FIRREA” means the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.

“First Lien Intercreditor Agreement” means the first lien intercreditor agreement, dated as of May 1, 2019, among the Borrower and the Guarantors from time to time party thereto, the Administrative Agent, the Collateral Agent, U.S. Bank Trust Company, National Association, as collateral agent under the First Lien Notes, the Existing Term Loan Administrative Agent, the Existing Term Loan Collateral Agent, U.S. Bank, National Association, as collateral agent under the Existing Secured Notes Indenture (4.750%) and the other parties thereto (including, one or more collateral agents or representatives for the holders of Indebtedness that is permitted under Section 7.03 to be, and intended to be, secured on a pari passu basis with the Liens securing the Obligations), as supplemented on the Closing Date and as further amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof and of this Agreement, and which shall also include any replacement intercreditor agreement entered into in accordance with the terms hereof.

“First Lien Notes” means, individually or collectively, as the contexts may require, the First Lien Notes (9.125%), the First Lien Notes (7.750%) and the First Lien Notes (7.000%).

“First Lien Notes (7.000%)” means the 7.000% Senior Secured Notes due 2031 issued on the Closing Date in the aggregate principal amount of $178,443,480.

“First Lien Notes (7.750%)” means the 7.750%% Senior Secured Notes due 2030 issued on the Closing Date in the aggregate principal amount of $661,285,130.

“First Lien Notes (9.125%)” means the 9.125%% Senior Secured Notes due 2029 issued on the Closing Date in the aggregate principal amount of $717,588,265.

“First Lien Notes Documents” means the First Lien Notes Indenture and the other transaction documents referred to therein (including the related guarantee, each Intercreditor Agreement to the extent then in effect, the notes, the purchase agreement, mortgages, collateral assignments, security agreements, pledge agreements, intellectual property security agreements or other similar agreements).

“First Lien Notes Indenture” means the indenture, dated as of the Closing Date, among the Borrower, as issuer, the guarantors party thereto and the trustee referred to therein pursuant to which the First Lien Notes (7.000%), the First Lien Notes (7.750%) and the First Lien Notes (9.125%) are issued, as such indenture may be amended or supplemented from time to time in accordance with the terms of this Agreement.

“Fixed Amounts” has the meaning set forth in Section 1.11.

“Fixed Charges” means, with respect to Holdings and its Subsidiaries for any period, the sum of, without duplication:

(1) Consolidated Interest Expense for such period;

(2) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of preferred stock during such period; and

(3) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Equity Interests during such period.

“Flood Insurance Laws” means, collectively, (i) National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973) as now or hereafter in effect or any successor statute thereto, (ii) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (iii) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

“Foreign Benefit Event” means, with respect to any Foreign Pension Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any applicable Law or in excess of the amount that would be permitted absent a waiver from applicable Governmental Authority or (b) the failure to make the required contributions or payments, under any applicable Law, on or before the due date for such contributions or payments.

“Foreign Disposition” has the meaning set forth in Section 2.05(b).

“Foreign Pension Plan” means any benefit plan established or maintained outside of the United States that under applicable Law is required to be funded through a trust or other funding vehicle other than a trust or funding vehicle maintained exclusively by a Governmental Authority.

“Foreign Subsidiary” means any direct or indirect Subsidiary of Holdings that is not a US Subsidiary.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“FSHCO” means any Subsidiary substantially all of the assets of which consist of equity or equity and debt that is treated as equity for U.S. federal income tax purposes of (i) a Foreign Subsidiary that is a “controlled foreign corporation” within the meaning of Section 957 of the Code or (ii) a Person described in this sentence.

“Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time; provided that (i) if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith and (ii) GAAP shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under FASB ASC Topic 825 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any of its Subsidiaries at “fair value,” as defined therein, and Indebtedness shall be measured at the aggregate principal amount thereof.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Granting Lender” has the meaning set forth in Section 10.07(i).

“Guarantee” means, as to any Person, without duplication, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance of such Indebtedness or other monetary obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or other monetary obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guaranteed Obligations” has the meaning set forth in Section 11.01.

“Guarantors” means, collectively, (i) Holdings, (ii) the direct and indirect wholly owned Subsidiaries of Holdings (other than any Excluded Subsidiary), (iii) any Electing Guarantors and (iv) those Subsidiaries of Holdings that issue a Guaranty of the Obligations after the Closing Date pursuant to Section 6.11 or otherwise, at the option of the Borrower, issues a Guaranty of the Obligations after the Closing Date.

“Guaranty” means, collectively, the guaranty of the Obligations by the Guarantors pursuant to this Agreement.

“Hazardous Materials” means all materials, pollutants, contaminants, chemicals, compounds, constituents, substances or wastes, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, lead, radon gas, pesticides, fungicides, fertilizers, or toxic mold that are regulated pursuant to, or which could give rise to liability under, applicable Environmental Law.

“Holdings” has the meaning set forth in the introductory paragraph to this Agreement.

“Identified Assets” mean the assets specified on Schedule 1.01B.

“Identified Participating Lenders” has the meaning set forth in Section 2.05(a)(v)(C)(3).

“Identified Qualifying Lenders” has the meaning set forth in Section 2.05(a)(v)(D)(3).

“Immaterial Subsidiary” has the meaning set forth in the definition of “Excluded Subsidiary.”

“Incremental Amendment” has the meaning set forth in Section 2.14(f).

“Incremental Facility Closing Date” has the meaning set forth in Section 2.14(d).

“Incremental Loan Request” has the meaning set forth in Section 2.14(a).

“Incremental Term Commitments” has the meaning set forth in Section 2.14(a).

“Incremental Term Lender” has the meaning set forth in Section 2.14(c).

“Incremental Term Loan” has the meaning set forth in Section 2.14(b).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) the maximum amount (after giving effect to any prior drawings or reductions which may have been reimbursed) of all outstanding letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;

(c) net obligations of such Person under any Swap Contract;

(d) all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts and accrued expenses payable in the ordinary course of business and (ii) any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and (iii) accruals for payroll and other liabilities accrued in the ordinary course);

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) all Attributable Indebtedness;

(g) all obligations of such Person in respect of Disqualified Equity Interests;

if and to the extent that the foregoing would constitute indebtedness or a liability in accordance with GAAP; provided that Indebtedness of any direct or indirect parent of Holdings appearing upon the balance sheet of Holdings solely by reason of push-down accounting under GAAP shall be excluded; and

(h) to the extent not otherwise included above, all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall (A) include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, except to the extent such Person’s liability for such Indebtedness is otherwise expressly limited and only to the extent such Indebtedness would be included in the calculation of Consolidated Total Net Debt, (B) in the case of Holdings and its Subsidiaries, exclude (i) all intercompany Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms), (ii) intercompany transfer pricing and marketing re-charge fees and (iii) intercompany royalty and/or licensing agreements (including, cash collection arrangements in respect of airline revenue), in each case made in the ordinary course of business or for ordinary course cash management purposes, (C) exclude obligations under or in respect of operating leases or sale lease-back transactions (except any resulting Capitalized Lease Obligations) and (D) include outstanding amounts under any receivables, factoring or similar facilities or securitizations whether or not the same would constitute indebtedness or a liability on the balance sheet of such Person in accordance with GAAP. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of Indebtedness of any Person for purposes of clause (e) shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith. Notwithstanding anything in this definition to the contrary, Indebtedness shall be calculated without giving effect to the effects of Financial Accounting Standards Board Accounting Standards Codification 815 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose hereunder as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.

“Indemnified Liabilities” has the meaning set forth in Section 10.05.

“Indemnified Taxes” means (a) Taxes other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitees” has the meaning set forth in Section 10.05.

“Index Debt Rating” means (i) for Moody’s, its public corporate family rating of the Borrower (or, if not available for the Borrower, of Holdings or Parent) and (ii) for S&P, its public corporate rating of the Borrower (or, if not available for the Borrower, of Holdings or Parent).

“Information” has the meaning set forth in Section 10.08.

“Initial Lenders” means the financial institutions named on Schedule 1.01A. Each Initial Lender is deemed to be a party to this Agreement on the Closing Date pursuant to the Exchange Agreement and the terms and provisions of this Agreement.

“Initial Term Commitment” means, as to each Initial Lender, its obligation to make (or be deemed to make) Initial Term Loans in an aggregate amount set forth opposite such Term Lender’s name in Schedule 1.01A under the caption “Initial Term Commitment”. The aggregate amount of the Initial Term Commitments is $2,145,724,113.92.

“Initial Term Loans” means the term loans deemed made by the Initial Lenders on the Closing Date to the Borrower pursuant to Section 2.01(a).

“Intellectual Property Security Agreements” has the meaning set forth in the Security Agreement.

“Intercompany Note” means a promissory note substantially in the form of Exhibit I.

“Intercreditor Agreements” means the ABL Intercreditor Agreement, the First Lien Intercreditor Agreement, the Multi-Lien Intercreditor Agreement and any other intercreditor agreement or arrangement entered into pursuant to the terms of this Agreement, collectively, in each case to the extent in effect.

“Interest Payment Date” means, (a) as to any Term SOFR Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided that if any Interest Period for a Term SOFR Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date of the Facility under which such Loan was made.

“Interest Period” means, as to each Term SOFR Loan, the period commencing on the date such Term SOFR Loan is disbursed or converted to or continued as a Term SOFR Loan and ending on the date one, three or six months thereafter or, to the extent agreed by each Lender of such Term SOFR Loan and the Administrative Agent, twelve months or less than one month thereafter, as selected by the Borrower in its Committed Loan Notice; provided that:

(i) any Interest Period that would otherwise end on a day that is not a Business Day shall, subject to clause (iii) below, be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii) any Interest Period pertaining to Term SOFR that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii) no Interest Period shall extend beyond the Maturity Date of the Facility under which such Loan was made.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan (including by way of a listed Eurobond), advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person excluding, in the case of Holdings and its Subsidiaries, (i) intercompany loans, advances, or Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms), (ii) intercompany transfer pricing and marketing re-charge fees and (iii) intercompany non-exclusive royalty and/or licensing agreements (including, cash collection arrangements in respect of airline revenue), in each case made in the ordinary course of business or for ordinary course cash management purposes or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. For purposes of covenant compliance, the amount of any Investment at any time shall be the amount actually invested (measured at the time made), without adjustment for subsequent increases or decreases in the value of such Investment.

“IP Rights” has the meaning set forth in Section 5.17.

“IRS” means the United States Internal Revenue Service.

“Junior Financing” has the meaning set forth in Section 7.13(a).

“Junior Financing Consolidated Total Net Leverage Ratio” means, for each applicable Test Period, the following Consolidated Total Net Leverage Ratio:

Test Period	Consolidated Total Net Leverage Ratio
Test Period ending on September 30, 2026	6.85 to 1.00
Test Period ending on December 31, 2026	6.10 to 1.00
Test Period ending on March 31, 2027	6.35 to 1.00
Test Period ending on June 30, 2027	6.40 to 1.00
Test Period ending on September 30, 2027	6.55 to 1.00

“Junior Financing Documentation” means any documentation governing any Junior Financing.

“Latest Maturity Date” means, at any date of determination, the latest Maturity Date applicable to any Loan or Commitment hereunder at such time, including the latest maturity date of any Refinancing Term Loan, any Refinancing Term Commitment or any Extended Term Loan, in each case as extended in accordance with this Agreement from time to time.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, constitutions, guidelines, regulations, ordinances, codes, common law and administrative or judicial precedents, orders, decrees, injunctions or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

“LCA Election” has the meaning set forth in Section 1.03(c).

“LCA Test Date” has the meaning set forth in Section 1.03(c).

“Lender” has the meaning set forth in the introductory paragraph to this Agreement, and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a “Lender.” Each Initial Lender is a Lender on the Closing Date.

“Lender Default” means (i) the refusal (which may be given verbally or in writing and has not been retracted) or failure of any Lender to make available its portion of any incurrence of revolving loans hereunder or reimbursement obligations required to be made by it hereunder, which refusal or failure is not cured within one Business Day after the date of such refusal or failure; (ii) the failure of any Lender to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, unless subject to a good faith dispute; (iii) a Lender has notified the Borrower or the Administrative Agent that it does not intend to comply with its funding obligations, or has made a public statement to that effect with respect to its funding obligations under agreements generally in which it commits to extend credit; (iv) [reserved]; (v) a Lender has admitted in writing that it is insolvent or such Lender becomes subject to a Lender-Related Distress Event or (vi) a Lender has become the subject of a Bail-In Action. Any determination by the Administrative Agent that a Lender Default has occurred under any one or more of clauses (i) through (vi) above shall be conclusive and binding absent manifest error, and the applicable Lender shall be deemed to be a Defaulting Lender (subject to Section 2.17(b)) upon delivery of written notice of such determination to the Borrower and each Lender.

“Lender-Related Distress Event” means, with respect to any Lender or any person that directly or indirectly controls such Lender (each, a “Distressed Person”), as the case may be, a voluntary or involuntary case with respect to such Distressed Person under any Debtor Relief Law, or a custodian, conservator, receiver or similar official is appointed for such Distressed Person or any substantial part of such Distressed Person’s assets, or such Distressed Person or any person that directly or indirectly controls such Distressed Person is subject to a forced liquidation, or such Distressed Person makes a general assignment for the benefit of creditors or is otherwise adjudicated as, or determined by any Governmental Authority having regulatory authority over such Distressed Person or its assets to be, insolvent or bankrupt; provided that a Lender-Related Distress Event shall not be deemed to have occurred solely by virtue of the ownership or acquisition of any equity interests in any Lender or any person that directly or indirectly controls such Lender by a Governmental Authority or an instrumentality thereof, so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

“Liability Management Transaction” means any debt tender offer or exchange, refinancing, restructuring or any similar transaction (either in a single transaction or in a series of related transactions) of or for any existing Indebtedness of Holdings or any subsidiary with any other Indebtedness (or the proceeds of any other Indebtedness) that includes as components thereof (i) contractual, structural or temporal (including as to lien priority or additional collateral) seniority with respect to any of the Term Loans (except in the case of a Refinancing permitted hereunder of any existing Indebtedness that is contractually, structurally or temporally senior to the Term Loans immediately prior to such transaction) and (ii) an Investment in, Restricted Payment to, or transfer or disposition of property or assets to, a Person that is not a Loan Party or a designation of an Electing Guarantor as an Excluded Subsidiary in accordance with the terms of this Agreement.

“License Subsidiary” means a direct or indirect wholly-owned Subsidiary of the Borrower substantially all of the assets of which consist of Broadcast Licenses and related rights.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to Real Property, and any Capitalized Lease having substantially the same economic effect as any of the foregoing).

“Limited Condition Transaction” means (a) any acquisition, investment of or in any assets, business or Person permitted by this Agreement, in each case, whose consummation is not conditioned on the availability of, or on obtaining, third party financing, (b) any prepayment of Indebtedness for which irrevocable notice has been given and/or (c) distributions that have been publicly declared by one or more of Holdings and its Subsidiaries.

“Loan” means an extension of credit by (or deemed made by) a Lender to the Borrower under Article II in the form of a Term Loan (and including any Incremental Term Loan).

“Loan Documents” means, collectively, (i) this Agreement, (ii) the Notes, (iii) the Collateral Documents, (iv) each Intercreditor Agreement to the extent then in effect and (v) any Refinancing Amendment, Incremental Amendment or Extension Amendment.

“Loan Parties” means, collectively, the Borrower and each Guarantor.

“Make-Whole Amount” means, as of any date, an amount in cash determined as if the Initial Term Loans that are the subject of the applicable Premium Event were being voluntarily prepaid or repaid as of such date equal to the excess of (a) the present value at such date of the sum of (I) all required interest payments that would be due on such Initial Term Loans calculated at a rate per annum equal to the Applicable Rate (using the applicable pricing level based on the Index Debt Rating on such date) on such Initial Term Loans for Term SOFR Loans from the date of Premium Event through, but excluding, the twenty-four (24) month anniversary of the Closing Date plus (II) the prepayment premium that would be due under Section 2.05(a)(iv)(A) if such prepayment were made on the twenty-four (24) month anniversary of the Closing Date, plus (III) the principal amount of such Initial Term Loans being repaid or prepaid, in each case, discounted to the date of prepayment on a quarterly basis (assuming a 360-day year and actual days elapsed) at a rate equal to the sum of the Treasury Rate plus 0.50%, over (b) the principal amount of such Initial Term Loans being repaid or prepaid.

“Margin Stock” has the meaning set forth in Regulation U issued by the FRB.

“Master Agreement” has the meaning set forth in the definition of “Swap Contract.”

“Material Adverse Effect” means a (a) material adverse effect on the business, operations, assets, liabilities (actual or contingent) or financial condition of Holdings and its Subsidiaries, taken as a whole, (b) material adverse effect on the ability of the Loan Parties, taken as a whole, to fully and timely perform any of their payment obligations under any Loan Document to which any of the Loan Parties is a party or (c) material adverse effect on the rights and remedies available to the Lenders or any Agent under any Loan Document.

“Material Real Property” means any fee owned Real Property located in the United States that is owned by any Loan Party with a fair market value in excess of $10,000,000 (at the Closing Date or, with respect to Real Property acquired after the Closing Date, at the time of acquisition, in each case, as reasonably estimated by the Borrower in good faith).

“Maturity Date” means (i) with respect to the Initial Term Loans, May 1, 2029 (the “Initial Term Loan Maturity Date”), (ii) with respect to any tranche of Extended Term Loans, the final maturity date applicable thereto as specified in the applicable Term Loan Extension Request accepted by the respective Lender or Lenders, (iii) with respect to any Refinancing Term Loans, the final maturity date applicable thereto as specified in the applicable Refinancing Amendment and (iv) with respect to any Incremental Term Loans under a New Term Facility, the final maturity date applicable thereto as specified in the applicable Incremental Amendment; provided that, in each case, that if such date is not a Business Day, then the applicable Maturity Date shall be the next succeeding Business Day.

“Maximum Rate” has the meaning set forth in Section 10.10.

“MFN Protection” has the meaning set forth in Section 2.14(e)(iii).

“MFN Trigger Amount” has the meaning set forth in Section 2.14(e)(iii).

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage Policies” has the meaning set forth in the definition of “Collateral and Guarantee Requirement.”

“Mortgaged Property” has the meaning set forth in the definition of “Collateral and Guarantee Requirement.”

“Mortgages” means collectively, the deeds of trust, trust deeds, deeds to secure debt, hypothecs and mortgages made by the Loan Parties in favor or for the benefit of the Collateral Agent on behalf of the Secured Parties creating and evidencing a Lien on a Mortgaged Property in form and substance reasonably satisfactory to the Collateral Agent with such terms and provisions as may be required by the applicable Laws of the relevant jurisdiction, and any other mortgages executed and delivered pursuant to Section 6.11 and Section 6.13, in each case, as the same may from time to time be amended, restated, supplemented, or otherwise modified.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Loan Parties or any Subsidiary or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding six years, has made or been obligated to make contributions.

“Multi-Lien Intercreditor Agreement” means the multi-lien intercreditor agreement, dated as of the Closing Date and substantially in the form of Exhibit J-2, by and among the Borrower and the Guarantors from time to time party thereto, the Administrative Agent, the Collateral Agent, U.S. Bank Trust Company, National Association, as the collateral agent under the First Lien Notes, U.S. Bank, National Association, as collateral agent under the Existing Secured Notes Indenture (4.750%), U.S. Bank Trust Company, National Association, as the collateral agent under the Second Lien Notes, the Existing Term Loan Administrative Agent, the Existing Term Loan Collateral Agent and the other parties thereto (including one or more collateral agents or representatives for the holders of permitted Indebtedness issued or incurred pursuant to Section 7.03 that is intended to be secured on a basis junior to the Obligations), as amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof and of this Agreement, and which shall also include any replacement intercreditor agreement entered into in accordance with the terms thereof.

“Net Proceeds” means:

(a) 100% of the cash proceeds actually received by Holdings or any of the Subsidiaries (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise and including casualty insurance settlements and condemnation awards, but in each case only as and when received) from any Disposition or Casualty Event, net of (i) attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith, (ii) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness that is secured by a Lien (other than a Lien that ranks pari passu with or subordinated to the Liens securing the Obligations or Indebtedness that is subordinated in right of payment) on the asset subject to such Disposition or Casualty Event and that is required to be repaid (and is timely repaid) in connection with such Disposition or Casualty Event (other than Indebtedness under the Loan Documents), (iii) in the case of any Disposition or Casualty Event by a non-wholly-owned Subsidiary, the pro rata portion of the Net Proceeds thereof (calculated without regard to this clause (iii)) attributable to minority interests and not available for distribution to or for the account of Holdings or a wholly-owned Subsidiary as a result thereof, (iv) Taxes paid or reasonably estimated to be payable as a result thereof, and (v) the amount of any reasonable reserve established in accordance with GAAP against any adjustment to the sale price or any liabilities (other than any Taxes deducted pursuant to clause (iv) above) (x) related to any of the applicable assets and (y) retained by Holdings or any of the Subsidiaries including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations (however, the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Proceeds of such Disposition or Casualty Event occurring on the date of such reduction); provided that Holdings may reinvest any portion of such proceeds to make capital expenditures, an investment in long-term fixed assets or any other Investment permitted by clause (i) or (w) of Section 7.02 (in each case, which such Investment shall be permitted by this Agreement) in an amount not to exceed $35,000,000 in the aggregate for all such reinvestments during any fiscal year, in each case, within 365 days of such receipt and such portion of such proceeds shall not constitute Net Proceeds except to the extent not, within 365 days of such receipt, so reinvested or contractually committed to be so reinvested (it being understood that if any portion of such proceeds are not so used within such 365 day period but within such 365 day period are contractually committed to be used, then upon the termination of such contract or if such Net Proceeds are not so used within 90 days after the end of such 365 day period, such remaining portion shall constitute Net Proceeds as of the date of such termination or expiry without giving effect to this proviso (it being understood that such proceeds shall constitute Net Proceeds notwithstanding any investment notice if there is a Specified Default at the time of a proposed reinvestment unless such proposed reinvestment is made pursuant to a binding commitment entered into at a time when no Specified Default was continuing); provided, further, that if the property or assets transferred in such Disposition or Casualty Event were Collateral, then such reinvestment must also be in Collateral, and

(b) 100% of the cash proceeds from the incurrence, issuance or sale by Holdings or any of the Subsidiaries of any Indebtedness, net of all Taxes paid or reasonably estimated to be payable as a result thereof and fees (including investment banking fees and discounts), commissions, costs and other expenses, in each case incurred in connection with such incurrence, issuance or sale.

For purposes of calculating the amount of Net Proceeds, fees, commissions and other costs and expenses payable to Holdings or any Subsidiary shall be disregarded.

“New Contracts” means binding new agreements or amendments to existing agreements with customers.

“New Term Facility” has the meaning set forth in Section 2.14(a).

“Non-Consenting Lender” has the meaning set forth in Section 3.07(d).

“Non-Defaulting Lender” means, at any time, a Lender that is not a Defaulting Lender.

“Non-Exclusive Period” means any day after the last day of the Specified Holder Exclusivity Period.

“Not Otherwise Applied” means, with reference to any amount of net cash proceeds of any transaction or event, that such amount was not previously (and is not concurrently being) applied in determining the permissibility of a transaction under the Loan Documents where such permissibility was or is (or may have been) contingent on receipt of such amount or utilization of such amount for a specified purpose.

“Note” means a Term Note.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party and its Subsidiaries arising under any Loan Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or Subsidiary of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding, and all indemnification obligations of the Loan Parties owing to any Lender under the Transaction Support Agreement. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents (and of their Subsidiaries to the extent they have obligations under the Loan Documents) include (a) the obligation (including guarantee obligations) to pay principal, interest, Prepayment Premiums, reimbursement obligations, charges, expenses, fees, Attorney Costs, indemnities and other amounts payable by any Loan Party under any Loan Document and (b) the obligation of any Loan Party to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Offered Amount” has the meaning set forth in Section 2.05(a)(v)(D)(1).

“Offered Discount” has the meaning set forth in Section 2.05(a)(v)(D)(1).

“OID” means original issue discount.

“Organization Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Applicable Indebtedness” has the meaning set forth in Section 2.05(b)(ii).

“Other Debt Representative” means, with respect to any series Indebtedness permitted to be incurred hereunder on a pari passu or junior Lien basis to the Lien securing the Obligations, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.

“Other Taxes” has the meaning set forth in Section 3.01(b).

“Outstanding Amount” means with respect to the Term Loans on any date, the aggregate outstanding Principal Amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans, as the case may be, occurring on such date.

“Overnight Rate” means, for any day, the Federal Funds Rate.

“Parent” means iHeartMedia, Inc., a Delaware corporation.

“Participant” has the meaning set forth in Section 10.07(f).

“Participant Register” has the meaning set forth in Section 10.07(f).

“Participating Lender” has the meaning set forth in Section 2.05(a)(v)(C)(2).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Loan Party, any Subsidiary or any ERISA Affiliate or to which any Loan Party, any Subsidiary or any ERISA Affiliate contributes or has an obligation to contribute, or with respect to which a Loan Party or Subsidiary has any liability (contingent or otherwise).

“Permitted Acquisition” has the meaning set forth in Section 7.02(i).

“Permitted Junior Debt” means any Indebtedness incurred that:

(1) shall have no obligor (other than the Borrower and the Guarantors);

(2) shall be unsecured or, if secured, (x) shall not be secured by any assets other than the Collateral, (y) shall only be secured by Liens that rank junior in right of security to the Liens securing the Obligations and (z) the Other Debt Representative acting on behalf of the holders of such Indebtedness shall have become party to the Multi-Lien Intercreditor Agreement (or another intercreditor agreement in a form substantially consistent with the form of Multi-Lien Intercreditor Agreement);

(3) shall have a maturity date that is at least ninety-one (91) days after the Initial Term Loan Maturity Date at the time such Indebtedness is incurred;

(4) shall not be subject to any mandatory redemption, repurchase, prepayment or sinking fund obligation (other than (x) in the case of notes, customary offers to repurchase upon a change of control, asset sale or event of loss and a customary acceleration right after an event of default and (y) in the case of loans, customary mandatory prepayment provisions upon an asset sale or event of loss (or from the proceeds of a Permitted Refinancing) and a customary acceleration right after an event of default, in each case subject to the prior repayment in full of the Loans and all other Obligations) prior to the Initial Term Loan Maturity Date then in effect;

(5) shall either (i) not allow for any cash payments, whether in respect of interest, principal or any fees (however described) to be made prior to the Initial Term Loan Maturity Date then in effect or (ii) in the case of any Permitted Junior Debt the proceeds of which are promptly applied to refinance, repay or otherwise replace any Existing Term Loans or Existing Notes, have an All-In Cash Yield that is no greater than the All-In Cash Yield of the Existing Term Loans or Existing Notes that are being refinanced, repaid or otherwise replaced;

(9) shall not be provided by an Affiliate of the Borrower;

(10) shall only be incurred pursuant to Section 7.03(s); and

(11) shall otherwise have terms and conditions, covenants or other provisions (other than, except as provided in this definition, pricing, rate floors, discounts, fees, premiums and optional prepayment or redemption provisions) that in the good faith determination of the Borrower are not materially less favorable (when taken as a whole) to the Borrower than the terms and conditions of the Loan Documents (when taken as a whole); provided that a certificate of the Borrower as to the satisfaction of the conditions described in this clause (11) delivered at least five (5) Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirements of this clause (11), shall be conclusive unless the Administrative Agent (acting at the direction of the Required Lenders) notifies the Borrower within such five (5) Business Day period that it disagrees with such determination (including a description of the basis upon which it disagrees)) unless (x) the Lenders of the Initial Term Loans receive the benefit of such more restrictive terms or (y) any such provisions apply after the Initial Term Loan Maturity Date at the time of incurrence of such Indebtedness or shall otherwise be reasonably satisfactory to the Administrative Agent (acting at the direction of the Required Lenders).

“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal, replacement, exchange or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed, replaced, exchanged or extended except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal, replacement, exchange or extension and by an amount equal to any existing commitments unutilized thereunder, (b) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 7.03(e), such modification, refinancing, refunding, renewal, replacement, exchange or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed, replaced, exchanged or extended, (c) at the time thereof, no Event of Default shall have occurred and be continuing, (d) if such Indebtedness being modified, refinanced, refunded, renewed, replaced, exchanged or extended was incurred as Permitted Junior Debt, such modification, refinancing, refunding, renewal, replacement, exchange or extension shall constitute Permitted Junior Debt, (e) if such Indebtedness being modified, refinanced, refunded, renewed, replaced or extended is (i) unsecured, such modification, refinancing, refunding, renewal, replacement, exchange or extension is unsecured, (ii) secured by Liens on the Collateral on an equal priority basis with the Liens on the Collateral securing the Obligations, such modification, refinancing, refunding, replacement, renewal, exchange or extension shall not have a greater Lien priority than the Indebtedness being modified, refinanced, refunded, renewed, replaced, exchanged or extended or (iii) secured by Liens on the Collateral on a junior priority basis to the Liens on the Collateral securing the Obligations, such modification, refinancing, refunding, replacement, renewal, exchange or extension is either (x) secured by Liens on the Collateral on a junior priority basis to the Liens on the Collateral securing the Obligations or (y) unsecured and (e) such modification, refinancing, refunding, renewal, replacement, exchange or extension is incurred by the Person who is or would have been permitted to be the obligor or guarantor (or any successor thereto) on the Indebtedness being modified, refinanced, refunded, renewed, replaced, exchanged or extended.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA), other than a Multiemployer Plan, sponsored, maintained or contributed to by any Loan Party or Subsidiary or, with respect to any such Plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

“Platform” has the meaning set forth in Section 6.02.

“Pledged Debt” means, collectively, (a) “Pledged Debt” (as defined in the Security Agreement) and (b) any other Collateral constituting “Pledged Debt,” “Receivables,” “Intercompany Debt Documents” or terms of similar import (as defined in any other Collateral Document).

“Pledged Equity” means, collectively, (a) “Pledged Equity” (as defined in the Security Agreement) and (b) any other Collateral consisting of Equity Interests. For the avoidance of doubt, Pledged Equity shall not include any Equity Interests included in the definition of “Excluded Assets” (as defined in the Security Agreement).

“Post-Acquisition Period” means, with respect to any Permitted Acquisition, the period beginning on the date such Permitted Acquisition or conversion is consummated and ending on the first anniversary of the date on which such Permitted Acquisition or conversion is consummated.

“Premium Event” has the meaning assigned to such term in Section 2.05(a)(iii)(A).

“Prepayment Premium” has the meaning assigned to such term in Section 2.05(a)(iii)(A).

“Prime Rate” means the rate of interest announced publicly by Bank of America in New York from time to time, as Bank of America’s prime rate. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

“Principal Amount” means the stated or principal amount of each Loan.

“Pro Forma Adjustment” means, for any Test Period that includes all or any part of a fiscal quarter included in any Post-Acquisition Period, with respect to the Acquired EBITDA of the applicable Acquired Entity or Business or the Consolidated EBITDA of Holdings, the pro forma increase or decrease in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, projected by Holdings in good faith as a result of (a) actions that have been taken during such Post-Acquisition Period or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of Holdings) within 12 months after the date such Permitted Acquisition or conversion is consummated for the purposes of realizing reasonably identifiable and factually supportable cost savings or (b) any additional costs incurred during such Post-Acquisition Period, in each case in connection with the combination of the operations of such Acquired Entity or Business with the operations of Holdings and the Subsidiaries; provided that (i) at the election of Holdings, such Pro Forma Adjustment shall not be required to be determined for any Acquired Entity or Business to the extent the aggregate consideration paid in connection with such acquisition was less than $40,000,000, and (ii) so long as such actions are taken during such Post-Acquisition Period or such revenue is accrued or costs are incurred during such Post-Acquisition Period, as applicable, for purposes of projecting such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, it may be assumed that such cost savings will be realizable during the entirety of such Test Period, or such additional revenue or costs, as applicable, will be accrued or incurred during the entirety of such Test Period; provided, further, that any such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, shall be without duplication for cost savings or additional costs already included in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, for such Test Period and shall be subject to the aggregate caps set forth in “Consolidated EBITDA” and “Consolidated Net Income”.

“Pro Forma Basis”, “Pro Forma Compliance” and “Pro Forma Effect” mean, with respect to compliance with any test hereunder, that (A) to the extent applicable, the Pro Forma Adjustment shall have been made and (B) all Specified Transactions and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement: (a) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (i) in the case of a Disposition of all or substantially all Equity Interests in any Subsidiary of Holdings or any division, product line, or facility used for operations of Holdings or any of its Subsidiaries, shall be excluded, and (ii) in the case of a Permitted Acquisition or Investment described in the definition of “Specified Transaction”, shall be included, (b) any retirement of Indebtedness, and (c) any Indebtedness incurred or assumed by Holdings or any of the Subsidiaries in connection therewith (without giving effect to the netting of any cash proceeds of such Indebtedness to the extent such proceeds are being utilized in connection with any such Specified Transaction), and if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination; provided that (I) without limiting the application of the Pro Forma Adjustment pursuant to (A) above, the foregoing pro forma adjustments may be applied to any such test solely to the extent that such adjustments are consistent with and subject to the caps set forth in the definition of Consolidated EBITDA and Consolidated Net Income and give effect to events (including operating expense reductions) that are (as determined by Holdings in good faith) (i) (x) directly attributable to such transaction, (y) expected to have a continuing impact on Holdings and the Subsidiaries and (z) factually supportable or (ii) otherwise consistent with the definition of Pro Forma Adjustment and (II) in determining Pro Forma Compliance with the Consolidated Total Net Leverage Ratio, in connection with the incurrence (including by assumption or guarantee) of any Indebtedness, the incurrence of any Indebtedness in respect of the ABL Facility included in the Consolidated Total Net Leverage Ratio immediately prior to, or simultaneously with, the event for which the Pro Forma Compliance determination of such ratio or other test is being made, shall be disregarded. In the event any fixed “baskets” are intended to be utilized together with any incurrence-based “baskets” in a single transaction or series of related transactions, (i) compliance with or satisfaction of any applicable financial ratios or tests for the portion of Indebtedness or any other applicable transaction or action to be incurred under any incurrence-based “baskets” shall first be calculated without giving effect to amounts being utilized pursuant to any fixed “baskets”, but giving full pro forma effect to all applicable and related transactions (including, subject to the foregoing with respect to fixed “baskets”, any incurrence and repayments of Indebtedness) and all other permitted Pro Forma Adjustments (except that the incurrence of any Indebtedness under the ABL Facility immediately prior to or in connection therewith shall be disregarded), and (ii) thereafter, incurrence of the portion of such Indebtedness or other applicable transaction or action to be incurred under any fixed “baskets” shall be calculated.

“Pro Rata Share” means, with respect to each Lender, at any time a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitments and, if applicable and without duplication, Term Loans of such Lender under the applicable Facility or Facilities at such time and the denominator of which is the amount of the Aggregate Commitments under the applicable Facility or Facilities and, if applicable and without duplication, Term Loans under the applicable Facility or Facilities at such time.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” has the meaning set forth in Section 6.02.

“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.

“Qualifying Lender” has the meaning set forth in Section 2.05(a)(v)(D)(3).

“Real Property” means, collectively, all right, title and interest (including any leasehold, mineral or other estate) in and to any and all parcels of or interests in real property owned or leased by any Person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.

“Refinanced Debt” has the meaning set forth in the definition of Credit Agreement Refinancing Indebtedness.

“Refinancing Amendment” means an amendment to this Agreement executed by each of (a) the Borrower, (b) the Administrative Agent, (c) each Additional Refinancing Lender and (d) each Lender that agrees to provide any portion of Refinancing Term Loans, incurred pursuant thereto, in accordance with Section 2.15.

“Refinancing Series” means all Refinancing Term Loans and Refinancing Term Commitments that are established pursuant to the same Refinancing Amendment (or any subsequent Refinancing Amendment to the extent such Refinancing Amendment expressly provides that the Refinancing Term Loans or Refinancing Term Commitments provided for therein are intended to be a part of any previously established Refinancing Series) and that provide for the same All-In Yield and, in the case of Refinancing Term Loans or Refinancing Term Commitments, amortization schedule.

“Refinancing Term Commitments” means one or more Classes of Term Commitments hereunder that are established to fund Refinancing Term Loans of the applicable Refinancing Series hereunder pursuant to a Refinancing Amendment.

“Refinancing Term Loans” means one or more Classes of Term Loans hereunder that result from a Refinancing Amendment and constitute Credit Agreement Refinancing Indebtedness.

“Register” has the meaning set forth in Section 10.07(d).

“Related Fund” means, with respect to any Lender, any Fund that is administered or managed by (a) such Lender, (b) an Affiliate of such Lender or (c) an entity or an Affiliate of an entity that administers or manages such Lender.

“Release” means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or migrating into, onto or through the Environment.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York, or any successor thereto.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder, other than events for which the thirty (30) day notice period has been waived.

“Repurchase Trigger” means 90.0% or more of the principal amount of each of the Existing Term Loans, the Existing Secured Notes (4.750%), the Existing Secured Notes (5.250%), the Existing Secured Notes (6.375%) and the Existing Unsecured Notes, in each case, outstanding immediately prior to the Closing Date shall have been exchanged (whether on the Closing Date or subsequently pursuant to clause (v), (vi), (vii), (viii) or (ix) of Section 7.13(a)) for Initial Term Loans or Senior Secured Notes, as applicable.

“Request for Credit Extension” means with respect to a Borrowing, continuation or conversion of Term Loans, a Committed Loan Notice.

“Required Class Lenders” means, with respect to any Class on any date of determination, Lenders having more than 50% of the sum of (i) the outstanding Loans under such Class and (ii) the aggregate unused Commitments under such Facility.

“Required Facility Lenders” means, as of any date of determination, with respect to any Facility, Lenders having more than 50% of the sum of (a) the Total Outstandings under such Facility and (b) the aggregate unused Commitments under such Facility; provided that the unused Commitments of, and the portion of the Total Outstandings under such Facility held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of the Required Facility Lenders.

“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of the (a) Total Outstandings, and (b) aggregate unused Term Commitments; provided that the unused Term Commitment, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Rescindable Amount” has the meaning as set forth in Section 2.12(c)(i).

“Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, treasurer or assistant treasurer or other similar officer of a Loan Party and, as to any document delivered on the Closing Date, any secretary or assistant secretary of such Loan Party and any other officer or employee of the applicable Loan Party whose signature is included on an incumbency certificate or similar certificate, attaching resolutions authorizing such officer or employee to sign such documents and otherwise reasonably satisfactory to the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, limited liability company, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Investment” means any Investment that is not otherwise permitted pursuant to Section 7.02.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to the Borrower’s or a Subsidiary’s stockholders, partners or members (or the equivalent Persons thereof).

“S&P” means S&P Global Ratings and any successor thereto.

“Same Day Funds” means immediately available funds.

“Sanction(s)” means any international economic or financial sanctions or trade embargoes or other comprehensive prohibitions against transaction activity pursuant to anti-terrorism laws or export control laws administered or enforced by the United States government (including without limitation, OFAC), the United Nations Security Council, the European Union or Her Majesty’s Treasury.

“Scheduled Unavailability Date” has the meaning specified in Section 3.03(b)(ii).

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Second Lien Notes” means the 10.875% Second Lien Notes issued on the Closing Date in the aggregate principal amount of $675,165,443.

“Second Lien Notes Documents” means the Second Lien Notes Indenture and the other transaction documents referred to therein (including the related guarantee, each Intercreditor Agreement to the extent then in effect, the notes, the purchase agreement, mortgages, collateral assignments, security agreements, pledge agreements, intellectual property security agreements or other similar agreements).

“Second Lien Notes Indenture” means the indenture, dated as of the Closing Date, among the Borrower, as issuer, the guarantors party thereto and the trustee referred to therein pursuant to which the Second Lien Notes are issued, as such indenture may be amended or supplemented from time to time in accordance with the terms of this Agreement.

“Secured Parties” means, collectively, the Administrative Agent, the Collateral Agent, the Lenders, the Supplemental Agents and each co-agent or sub-agent appointed by the Administrative Agent or Collateral Agent from time to time pursuant to Section 9.02.

“Securities Account” has the meaning assigned to such term in the Security Agreement.

“Securities Account Control Agreement” has the meaning assigned to such term in the Security Agreement.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” means the US Security Agreement substantially in the form of Exhibit G, dated as of the Closing Date, among Holdings, the Borrower, the US Guarantors and the Collateral Agent.

“Security Agreement Supplement” has the meaning set forth in the Security Agreement.

“Senior Secured Notes” means, individually or collectively, as the context may require, the First Lien Notes and the Second Lien Notes.

“Senior Secured Notes Documents” means, individually or collectively, as the context may require, the First Lien Notes Documents and the Second Lien Notes Documents.

“SOFR” means the Secured Overnight Financing Rate as administered by the Federal Reserve Bank of New York (or a successor administrator).

“SOFR Adjustment” means, with respect to Daily Simple SOFR, 0.11448% (11.448 basis points); and with respect to Term SOFR, 0.11448% (11.448 basis points) for an Interest Period of one-month’s duration, 0.26161% (26.161 basis points) for an Interest Period of three-month’s duration, and 0.42826% (42.826 basis points) for an Interest Period of six-months’ duration.

“SOFR-Based Rate” means SOFR or Term SOFR.

“Sold Entity or Business” has the meaning set forth in the definition of the term “Consolidated EBITDA.”

“Solicited Discount Proration” has the meaning set forth in Section 2.05(a)(v)(D)(3).

“Solicited Discounted Prepayment Amount” has the meaning set forth in Section 2.05(a)(v)(D)(1).

“Solicited Discounted Prepayment Notice” means a written notice of the Borrower of Solicited Discounted Prepayment Offers made pursuant to Section 2.05(a)(v)(D) substantially in the form of Exhibit M-4.

“Solicited Discounted Prepayment Offer” means the irrevocable written offer by each Lender, substantially in the form of Exhibit M-5, submitted following the Administrative Agent’s receipt of a Solicited Discounted Prepayment Notice.

“Solicited Discounted Prepayment Response Date” has the meaning set forth in Section 2.05(a)(v)(D)(1).

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the assets of such Person and its Subsidiaries, on a consolidated basis, exceeds, on a consolidated basis, their debts and liabilities, subordinated, contingent or otherwise, (b) the present fair saleable value of the property of such Person and its Subsidiaries, on a consolidated basis, is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) such Person and its Subsidiaries, on a consolidated basis, are able to pay their debts and liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured and (d) such Person and its Subsidiaries, on a consolidated basis, are not engaged in, and are not about to engage in, business for which they have unreasonably small capital. The amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability.

“SPC” has the meaning set forth in Section 10.07(i).

“Special Flood Hazard Area” has the meaning set forth in Section 6.07(b).

“Specified Default” means a Default under Section 8.01(a), (f) or (g).

“Specified Discount” has the meaning set forth in Section 2.05(a)(v)(B)(1).

“Specified Discount Prepayment Amount” has the meaning set forth in Section 2.05(a)(v)(B)(1).

“Specified Discount Prepayment Notice” means a written notice of the Borrower Offer of Specified Discount Prepayment made pursuant to Section 2.05(a)(v)(B) substantially in the form of Exhibit M-6.

“Specified Discount Prepayment Response” means the irrevocable written response by each Lender, substantially in the form of Exhibit M-7, to a Specified Discount Prepayment Notice.

“Specified Discount Prepayment Response Date” has the meaning set forth in Section 2.05(a)(v)(B)(1).

“Specified Discount Proration” has the meaning set forth in Section 2.05(a)(v)(B)(3).

“Specified Existing Secured Notes (4.750%) Exchange” has the meaning set forth in Section 7.13(a)(viii).

“Specified Existing Secured Notes (5.250%) Exchange” has the meaning set forth in Section 7.13(a)(vii).

“Specified Existing Secured Notes (6.375%) Exchange” has the meaning set forth in Section 7.13(a)(vi).

“Specified Existing Term Loan Exchange” has the meaning set forth in Section 7.13(a)(v).

“Specified Existing Unsecured Notes Exchange” has the meaning set forth in Section 7.13(a)(ix).

“Specified Holders” means those certain Consenting Holders (as defined in the Transaction Support Agreement) that are identified in writing by the Ad Hoc Group Advisors (as defined in the Transaction Support Agreement) to the Borrower or its advisors (email being sufficient) prior to the Closing Date.

“Specified Holder Exclusivity Period” means the three (3) month period immediately following the Closing Date; provided that to the extent the Specified Holders have exchanged Existing Notes and/or Existing Term Loans in excess of 10% in the aggregate for all such outstanding Indebtedness immediately after giving effect to the Transactions during such three (3) month period, the Specified Holder Exclusivity Period shall be extended by an additional three (3) months.

“Specified Transaction” means any Investment, Disposition, incurrence or repayment of Indebtedness, Restricted Payment, Subsidiary designation or Incremental Term Loan in respect of which the terms of this Agreement require any test to be calculated on a “Pro Forma Basis” or after giving “Pro Forma Effect”.

“Sterling” or “£” means freely transferable lawful money of the United Kingdom (expressed in pounds sterling).

“Submitted Amount” has the meaning set forth in Section 2.05(a)(v)(C)(1).

“Submitted Discount” has the meaning set forth in Section 2.05(a)(v)(C)(1).

“Subsequent Closing Market Purchase Incremental Facility” means any Term Loan Increase incurred pursuant to Section 2.14 issued on the same terms as the Initial Term Loans, and used to consummate Specified Existing Term Loan Exchanges.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which (i) a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, (ii) more than half of the issued share capital is at the time beneficially owned or (iii) the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Subsidiary Guarantor” means any Guarantor other than Holdings.

“Successor Company” has the meaning set forth in Section 7.04(d).

“Successor Rate” has the meaning specified in Section 3.03(b).

“Supermajority (65%) Required Lenders” means, as of any date of determination, Lenders having at least 65% of the sum of the (a) Total Outstandings, and (b) aggregate unused Term Commitments; provided that the unused Term Commitment, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Supermajority (65%) Required Lenders.

“Supermajority (90%) Required Lenders” means, as of any date of determination, Lenders having at least 90% of the sum of the (a) Total Outstandings, and (b) aggregate unused Term Commitments; provided that the unused Term Commitment, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Supermajority (90%) Required Lenders.

“Supplemental Agent” has the meaning set forth in Section 9.14(a) and “Supplemental Agents” shall have the corresponding meaning.

“Swap” means, any agreement, contract, or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligation” means, with respect to any Person, any obligation to pay or perform under any Swap.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Tax Group” has the meaning set forth in Section 7.06(i)(iii).

“Taxes” has the meaning set forth in Section 3.01(a).

“Term Borrowing” means a borrowing consisting of simultaneous Term Loans of the same Class and Type and, in the case of Term SOFR Loans, having the same Interest Period made (or deemed made) by each of the Term Lenders pursuant to Section 2.01, an Incremental Amendment, a Refinancing Amendment or an Extension.

“Term Commitment” means a Commitment.

“Term Lender” means, at any time, any Lender that has a Term Commitment or a Term Loan at such time.

“Term Loan Extension Request” has the meaning set forth in Section 2.16(a).

“Term Loan Extension Series” has the meaning set forth in Section 2.16(a).

“Term Loans” means any Initial Term Loan, any Incremental Term Loan, Refinancing Term Loan or Extended Term Loan designated as a “Term Loan”, as the context may require.

“Term Loan Increase” has the meaning set forth in Section 2.14(a).

“Term Note” means a promissory note of the Borrower payable to any Term Lender or its registered assigns, in substantially the form of Exhibit C hereto, evidencing the aggregate Indebtedness of the Borrower to such Term Lender resulting from the Term Loans of each Class made by such Term Lender.

“Term Priority Collateral” means “Non-Intercreditor Collateral” as defined in the ABL Intercreditor Agreement.

“Term SOFR” means:

(a) for any Interest Period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment for such Interest Period; and

(b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the Term SOFR Screen Rate with a term of one month commencing that day plus the SOFR Adjustment for an Interest Period of one month;

provided that if the Term SOFR determined in accordance with either of the foregoing provisions (a) or (b) of this definition would otherwise be less than zero, the Term SOFR shall be deemed zero for purposes of this Agreement.

“Term SOFR Loan” means a Committed Loan that bears interest at a rate based on clause (a) of the definition of Term SOFR.

“Term SOFR Replacement Date” has the meaning specified in Section 3.03(b).

“Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to the Administrative Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).

“Test Period” means, for any date of determination under this Agreement, the latest four consecutive fiscal quarters of the Borrower for which financial statements have been delivered to the Administrative Agent on or prior to the Closing Date and/or for which financial statements are required to be delivered pursuant to Section 6.01(a) or (b), as applicable.

“Threshold Amount” means $20,000,000.

“Total Assets” means the total assets of Holdings and the Subsidiaries on a consolidated basis in accordance with GAAP, as shown on the most recent balance sheet of Holdings delivered pursuant to Sections 6.01(a) or (b).

“Total Outstandings” means the aggregate Outstanding Amount of all Loans.

“Transactions” means the “Transactions” as such term is defined in the Transaction Support Agreement and any other transactions contemplated by, relating to or in connection with the Transaction Support Agreement and the Exchange Agreement, including, without limitation, (a) the making (or deemed making) of the Initial Term Loans and the execution and delivery of Loan Documents entered into on the Closing Date and the Exchange Agreement, (b) the issuance of the Senior Secured Notes and the execution and delivery of First Lien Notes Documents and the Second Lien Notes Documents entered into on the Closing Date, the supplemental indentures and other documentation in in respect of the Existing Notes Documents and an amendment and other documentation in respect of the Existing Credit Agreement Documents, (c) the payment of the Transaction Expenses and (d) in each case, the other transactions contemplated by or entered into in connection with the foregoing clauses (a) through (c).

“Transaction Expenses” means any fees or expenses incurred or paid by Holdings, the Borrower or any of its (or their) Subsidiaries in connection with the Transactions (including expenses in connection with hedging transactions related to the Facilities), this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby.

“Transaction Support Agreement” shall mean that certain Transaction Support Agreement, dated as of November 6, 2024, among Holdings, the Borrower and the creditors of Holdings and the Borrower from time to time party thereto as amended, restated, supplemented or otherwise modified from time to time prior to the Closing Date.

“Transferred Guarantor” has the meaning set forth in Section 11.10.

“Treasury Rate” means, as of any date of determination, a rate equal to the then-current yield to maturity on actively traded U.S. Treasury securities having a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to such date (but not more than five Business Days) (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) and having a duration equal to (or the nearest available tenor) the period from the date that the applicable repayment or prepayment is received (or the date such repayment or prepayment is required to be received) to the date that falls on the twenty-four (24) month anniversary of the Closing Date (or, if such period is less than one year, the weekly average Treasury Rate adjusted to a constant maturity of one year) as reasonably determined by the Administrative Agent.

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Term SOFR Loan.

“Unaudited Financial Statements” means the unaudited consolidated balance sheets of Parent as of September 30, 2024 and related consolidated statements of income, stockholders’ equity and cash flows of Parent as of September 30, 2024.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“United States” and “U.S.” mean the United States of America.

“United States Tax Compliance Certificate” means a certificate substantially in the form of Exhibits K-1, K-2, K-3 and K-4 hereto, as applicable.

“US Guarantor” means each US Subsidiary that constitutes a Guarantor.

“US Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“US Subsidiary” means any Subsidiary that is organized under the Laws of the United States, any state thereof or the District of Columbia.

“U.S. Government Securities Business Day” means any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 10756, as amended or modified from time to time.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (ii) the then outstanding principal amount of such Indebtedness.

“wholly owned” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (x) director’s qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable Law) are owned by such Person and/or by one or more wholly owned Subsidiaries of such Person.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

“Yield Differential” has the meaning set forth in Section 2.14(e)(iii).

Section 1.02. Other Interpretive Provisions.

With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

(c) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

(d) The term “including” is by way of example and not limitation.

(e) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(f) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”

(g) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

Section 1.03. Accounting Terms.

(a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

(b) For purposes of determining whether Holdings, the Borrower and its Subsidiaries comply with any exception to Article VII where compliance with any such exception is based on a financial ratio or metric being satisfied as of a particular point in time, it is understood that (a) compliance shall be measured at the time when the relevant event is undertaken, as such financial ratios and metrics are intended to be “incurrence” tests and not “maintenance” tests and (b) correspondingly, any such ratio and metric shall only prohibit Holdings, the Borrower and its Subsidiaries from creating, incurring, assuming, suffering to exist or making, as the case may be, any new, for example, Liens, Indebtedness or Investments, but shall not result in any previously permitted, for example, Liens, Indebtedness or Investments ceasing to be permitted hereunder.

(c) Notwithstanding anything to the contrary herein, for purposes of determining compliance with any test or covenant contained in this Agreement with respect to any period during which any Specified Transaction occurs, the Consolidated Total Net Leverage Ratio shall be calculated with respect to such period and such Specified Transaction on a Pro Forma Basis; provided that, for any Specified Transaction that is consummated in connection with a Limited Condition Transaction, at the option of the Borrower (the Borrower’s election to exercise such option in connection with any Limited Condition Transaction, an “LCA Election”) the date of determination for calculation of any such ratios shall be deemed to be either (a) the date the definitive agreements for such Limited Condition Transaction are entered into, or (b) solely in connection with an acquisition to which the United Kingdom City Code on Takeovers and Mergers (the “City Code”) applies, the date on which a “Rule 2.7 announcement” of a firm intention to make an offer in respect of such target company is made in compliance with the City Code (the “LCA Test Date”) and if, after giving pro forma effect to the Limited Condition Transaction and the Specified Transactions to be entered into in connection therewith as if they had occurred at the beginning of the most recent date of determination ending prior to the LCA Test Date, the Borrower could have taken such action on the relevant LCA Test Date in compliance with such ratio or basket, such ratio or basket shall be deemed to have been complied with. For the avoidance of doubt, if the Borrower has made an LCA Election and any of the ratios or baskets for which compliance was determined or tested as of the LCA Test Date are exceeded as a result of fluctuations in any such ratio or basket, including due to fluctuations in Consolidated EBITDA of the Borrower or the Person subject to such Limited Condition Transaction, at or prior to the consummation of the relevant transaction or action, such baskets or ratios will not be deemed to have been exceeded as a result of such fluctuations solely for purposes of determining whether the relevant transaction or action is permitted to be consummated or taken. If the Borrower has made an LCA Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio or basket availability with respect to any other Specified Transaction on or following the relevant LCA Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement for, or “Rule 2.7 announcement” in respect of, as applicable, such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such ratio or basket shall be calculated on a Pro Forma Basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof and any associated Lien) have been consummated. In connection with any action being taken in connection with a Limited Condition Transaction, for purposes of determining compliance with any provision of this Agreement which requires that no Default or Event of Default, as applicable, has occurred, is continuing or would result from any such action, as applicable, such condition shall, at the option of the Borrower, be deemed satisfied, so long as no Default or Event of Default, as applicable, exists on the date the definitive agreements for such Limited Condition Transaction are entered into. For the avoidance of doubt, if the Borrower has exercised its option under this clause (c), and any Default or Event of Default occurs following the date the definitive agreements for the applicable Limited Condition Transaction were entered into and prior to the consummation of such Limited Condition Transaction, any such Default or Event of Default (other than an Event of Default under Section 8.01(a) or (f)) shall be deemed to not have occurred or be continuing for purposes of determining whether any action being taken in connection with such Limited Condition Transaction is permitted hereunder.

Section 1.04. Rounding.

Any financial ratios required to be maintained by Holdings pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding up if there is no nearest number).

Section 1.05. References to Agreements, Laws, Etc.

Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are permitted by the Loan Documents; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

Section 1.06. Times of Day.

Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

Section 1.07. Timing of Payment or Performance.

When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of Interest Period) or performance shall extend to the immediately succeeding Business Day.

Section 1.08. Initial Lenders.

By accepting the benefits under this Agreement and the other Loan Documents, each Initial Lender acknowledges and agrees that it shall be bound by all provisions of this Agreement (including for the avoidance of doubt, Section 9.07) and shall have all of the rights and obligations of a Lender hereunder.

Section 1.09. [Reserved].

Section 1.10. Currency Equivalents Generally.

(a) Any amount specified in this Agreement (other than in Articles II, IX and X or as set forth in paragraph (b) of this Section 1.10) or any of the other Loan Documents to be in Dollars shall also include the equivalent of such amount in any currency other than Dollars, such equivalent amount to be determined at the rate of exchange quoted by the Reuters World Currency Page for the applicable currency at 11:00 a.m. (London time) on such day (or, in the event such rate does not appear on any Reuters World Currency Page, by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agents and the Borrower, or, in the absence of such agreement, such rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agents in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 10:00 a.m. (New York City time) on such date for the purchase of Dollars for delivery two Business Days later). Notwithstanding the foregoing, for purposes of determining compliance with Sections 7.01, 7.02 and 7.03 with respect to any amount of Indebtedness or Investment in a currency other than Dollars, no Default shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Indebtedness or Investment is incurred; provided that, for the avoidance of doubt, the foregoing provisions of this Section 1.10 shall otherwise apply to such Sections, including with respect to determining whether any Indebtedness or Investment may be incurred at any time under such Sections.

(b) For purposes of determining compliance under Sections 7.02, 7.05, 7.06 or 7.13 or for calculating the Consolidated Total Net Leverage Ratio, any amount in a currency other than Dollars will be converted to Dollars based on the average Exchange Rate for such currency for the most recent twelve-month period immediately prior to the date of determination determined in a manner consistent with that used in calculating Consolidated EBITDA for the applicable period.

Section 1.11. [Reserved].

Section 1.12. Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person pursuant to such division transaction, then such asset, right, obligation or liability shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence as a result of such division transaction, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

Section 1.13. Interest Rates. The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to any reference rate referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or the effect of any of the foregoing, or of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing), in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service.

ARTICLE II

The Commitments and Credit Extensions

Section 2.01. The Loans.

(a) The Initial Term Loan Borrowings. Subject to the terms and conditions set forth in the Exchange Agreement, each Initial Lender (i) is deemed to have made, on the Closing Date, a term loan to the Borrower denominated in Dollars in the amount of such Initial Lender’s Initial Term Commitment and (ii) is deemed to have executed and delivered, on the Closing Date, this Agreement pursuant to the Exchange Agreement. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed. Initial Term Loans may be Base Rate Loans or Term SOFR Loans, as further provided herein; provided that, on the Closing Date, the Initial Term Loans shall be deemed made as Term SOFR Loans with an initial Interest Period of 3 months ending on March 20, 2025 (it being understood and agreed that this Section 2.01(a) shall be in lieu of a Committed Loan Notice on the Closing Date).

Section 2.02. Borrowings, Conversions and Continuations of Loans.

(a) Each Term Borrowing (other than a Borrowing of Initial Term Loans), each conversion of Term Loans from one Type to the other, and each continuation of Term SOFR Loans shall be made upon the Borrower’s irrevocable written notice to the Administrative Agent, which may be given by (A) telephone, or (B) a Committed Loan Notice; provided that any telephone notice must be confirmed immediately by delivery to the Administrative Agent of a Committed Loan Notice. Each such notice must be received by the Administrative Agent not later than 1:00 p.m. New York City time (i) three Business Days prior to the requested date of any Borrowing or continuation of Term SOFR Loans or any conversion of Base Rate Loans to Term SOFR Loans, and (ii) 10:00 a.m. New York City time on the Business Day of a requested date of any Borrowing of Base Rate Loans; provided that, notwithstanding anything herein to the contrary, if a Default or Event of Default shall have occurred and be continuing, (i) in no event shall any (x) Term SOFR Loan be continued as a Term SOFR Loan or (y) Base Rate Loan be converted to a Term SOFR Loan and (ii) each Term SOFR Loan will be automatically, on the last day of the current Interest Period thereof, convert to a Base Rate Loan, in each case except as otherwise agreed by the applicable Required Class Lenders. Except as provided in Section 2.14(a), each Borrowing of (other than a Borrowing of Initial Term Loans), conversion to or continuation of Term SOFR Loans shall be in a minimum principal amount of $2,000,000, or a whole multiple of $500,000 in excess thereof. Except as provided in Section 2.14(a), each Borrowing of or conversion to Base Rate Loans shall be in a minimum principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Each Committed Loan Notice shall specify (i) whether the Borrower is requesting a Term Borrowing of a particular Class, a conversion of Term Loans of any Class or a continuation of Term SOFR Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Term Loans of a Class are to be converted, (v) [reserved] and (vi) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Committed Loan Notice or fails to give a timely notice requesting a conversion or continuation, then the applicable Term Loans shall be made as or converted to Term SOFR Loans having an Interest Period of one month, as applicable. Any such automatic conversion to one-month Term SOFR Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Term SOFR Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Term SOFR Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month.

(b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Share or other applicable share provided for under this Agreement of the applicable Class of Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion or continuation described in Section 2.02(a). In the case of each Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office not later than 1:00 p.m. (New York City time) on the Business Day specified in the applicable Committed Loan Notice. Each Lender may, at its option, make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect in any manner the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. The Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent by wire transfer of such funds in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower.

(c) Except as otherwise provided herein, a Term SOFR Loan may be continued or converted only on the last day of an Interest Period for such Term SOFR Loan unless the Borrower pays the amount due, if any, under Section 3.05 in connection therewith.

(d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Term SOFR Loans upon determination of such interest rate. The determination of Term SOFR by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in the Prime Rate used in determining the Base Rate promptly following the announcement of such change.

(e) After giving effect to all Term Borrowings, all conversions of Term Loans from one Type to the other, and all continuations of Term Loans as the same Type, there shall not be more than ten (10) Interest Periods in effect.

(f) The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.

(g) With respect to SOFR or Term SOFR, the Administrative Agent, in consultation with the Borrower, will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective.

Section 2.03. [Reserved].

Section 2.04. [Reserved].

Section 2.05. Prepayments.

(a) Optional.

(i) The Borrower, upon written notice to the Administrative Agent by the Borrower, may voluntarily prepay at any time or from time to time Term Loans of any Class (subject to the terms of any Incremental Amendment, Extension Amendment or Refinancing Amendment executed in accordance with the terms of this Agreement) in whole or in part without premium or penalty (subject to Section 2.05(a)(iv)); provided that (1) such notice must be signed by a Responsible Officer of the Borrower and received by the Administrative Agent not later than 1:00 p.m. New York City time (A) three Business Days prior to any date of prepayment of Term SOFR Loans and (B) one (1) Business Day prior to any prepayment of Base Rate Loans in each case, unless the Administrative Agent agrees to a shorter period in its discretion; (2) any prepayment of Term SOFR Loans shall be in a minimum Principal Amount of $2,000,000 or a whole multiple of $1,000,000 in excess thereof; and (3) any prepayment of Base Rate Loans shall be in a minimum Principal Amount of $1,000,000 or a whole multiple of $500,000 in excess thereof or, in each case, if less, the entire Principal Amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Class(es) and Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each Appropriate Lender of its receipt of each such notice, and of the amount of such Lender’s Pro

Rata Share or other applicable share provided for under this Agreement of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Term SOFR Loan shall be accompanied by all accrued interest thereon to such date, together with any additional amounts required pursuant to Section 3.05. In the case of each prepayment of the Loans pursuant to this Section 2.05(a), the Borrower may in its sole discretion select the Borrowing or Borrowings (and the application of such prepayment to scheduled maturities of principal payments) to be repaid, and such payment shall be paid to the Appropriate Lenders in accordance with their respective Pro Rata Shares or other applicable share as provided for under this Agreement.

(ii) [Reserved.]

(iii) Notwithstanding anything to the contrary contained in this Agreement, subject to the payment of any amounts owing pursuant to Section 3.05 and the Prepayment Premiums, if any, the Borrower may rescind any notice of prepayment under Section 2.05(a)(i) if such prepayment is conditioned on the consummation of another concurrent transaction, which such transaction shall not be consummated or shall otherwise be delayed. Each prepayment of any Class of Term Loans pursuant to this Section 2.05(a) (other than Section 2.05(a)(ii)) shall be applied in an order of priority to repayments thereof as directed by the Borrower and, absent such direction, shall be applied in direct order of maturity to repayments thereof required pursuant to Section 2.07(a) or (b), as applicable.

(iv)

(A) In the event that (x) the Borrower makes any voluntary prepayment of Initial Term Loans pursuant to Section 2.05(a)(i) or any refinancing, exchange, redemption, repayment or discharge of the Term Loans (other than pursuant to Sections 2.05(a)(v), 2.05(b)(i), 2.05(b)(ii)) or 10.07(m)), (y) a mandatory prepayment of the Initial Term Loans is required by Section 2.05(b)(iii) or (z) all or a portion of the Initial Term Loans are accelerated (or deemed accelerated) for any reason, including because of the occurrence and continuance of any Event of Default, the commencement of any bankruptcy, examinership, reorganization, insolvency or liquidation proceeding or other proceeding pursuant to any applicable Debtor Relief Laws, sale, disposition, or encumbrance (including that by operation of law or otherwise) (each of the foregoing, a “Premium Event”), then, in each case, the Borrower shall pay to the Administrative Agent, for the ratable account of each applicable Term Lender, a prepayment premium equal to (A) if such Premium Event occurs from the Closing Date through, but excluding, the twenty-four (24) month anniversary of the Closing Date, the Make-Whole Amount, (B) if such Premium Event occurs on or after the twenty-four (24) month anniversary of the Closing Date and prior to the thirty-six (36) month anniversary of the Closing Date, 3.00 % of the aggregate principal amount of the Initial Term Loans being repaid, prepaid, required to be prepaid, or accelerated and (C) if such Premium Event occurs on or after the thirty-six (36) month anniversary of the Closing Date and prior to May 1, 2028, 1.00 % of the aggregate principal amount of the Initial Term Loans being repaid, prepaid, required to be prepaid, or accelerated (the foregoing premiums, including the Make-Whole Amount, a “Prepayment Premium” and collectively the “Prepayment Premiums”); provided that on and after May 1, 2028, the premium for any prepayments, repayments and accelerations of Initial Term Loans shall be 0.00%.

(B) The parties hereto further acknowledge and agree that the Prepayment Premiums shall be presumed to be the liquidated damages sustained by each applicable Term Lender as a result of the early repayment or prepayment of the Initial Term Loans (and not intended to act as a penalty or to punish the Loan Parties for any such repayment or prepayment). Any prepayment or repayment, whether voluntary or involuntary, of the Initial Term Loans upon the occurrence of any Premium Event shall be accompanied by all unpaid accrued interest on the principal amount prepaid or repaid, together with the Prepayment Premium payable at such time, as applicable pursuant to Section 2.05(a)(iv)(A). Without limiting the generality of the foregoing in this Section 2.05(a)(iv)(B), and notwithstanding anything to the contrary in this Agreement or any other Loan Document, it is understood and agreed that if the Obligations are accelerated as a result of the occurrence and continuance of any Event of Default, the commencement of any bankruptcy, examinership, reorganization, insolvency or liquidation proceeding or other proceeding pursuant to any applicable Debtor Relief Laws, sale, disposition, or encumbrance (including that by operation of law or otherwise), the applicable Prepayment Premium, determined as of the date of acceleration, will also be due and payable and will be treated and deemed as though the Initial Term Loans were prepaid as of such date and shall constitute part of the Obligations for all purposes herein. The applicable Prepayment Premium shall also be payable in the event the Obligations (and/or this Agreement) are satisfied or released by foreclosure (whether by power of judicial proceeding or otherwise), deed in lieu of foreclosure or by any other similar means). EACH OF THE BORROWER AND THE OTHER LOAN PARTIES EXPRESSLY WAIVES (TO THE FULLEST EXTENT IT MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING PREPAYMENT PREMIUM IN CONNECTION WITH ANY SUCH ACCELERATION. Each of the Borrower and the other Loan Parties expressly agrees that (i) the applicable Prepayment Premium is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel, (ii) the applicable Prepayment Premium shall be payable notwithstanding the then prevailing market rates at the time payment or redemption is made, (iii) there has been a course of conduct between the applicable Term Lenders, the Borrower and the other Loan Parties giving specific consideration in this transaction for such agreement to pay the Prepayment Premium, (iv) the Borrower and the other Loan Parties shall be estopped hereafter from claiming differently than as agreed to in this Section 2.05(a)(iii), (v) their respective agreement to pay or guarantee the payment of the applicable Prepayment Premium is a material inducement to the applicable Term Lenders to provide the Initial Term Commitments and make the Initial Term Loans, and (vi) the applicable Prepayment Premium represents a good faith, reasonable estimate and calculation of the lost profits or damages of the applicable Term Lenders and that it would be impractical and extremely difficult to ascertain the actual amount of damages to the applicable Term Lenders or profits lost by the applicable Term Lenders as a result of such applicable Premium Event.

(v) Notwithstanding anything in any Loan Document to the contrary, so long as no Default or Event of Default has occurred and is continuing or would result therefrom, any Company Party may prepay the outstanding Term Loans (which shall, for the avoidance of doubt, be automatically and permanently canceled immediately upon such prepayment) (or Holdings or any of its Subsidiaries may purchase such outstanding Term Loans and immediately cancel them) on the following basis:

(A) Any Company Party shall have the right to make a voluntary prepayment of Term Loans at a discount to par pursuant to a Borrower Offer of Specified Discount Prepayment, Borrower Solicitation of Discount Range Prepayment Offers or Borrower Solicitation of Discounted Prepayment Offers (any such prepayment, the “Discounted Term Loan Prepayment”), in each case made in accordance with this Section 2.05(a)(v); provided that no Company Party shall initiate any action under this Section 2.05(a)(v) in order to make a Discounted Term Loan Prepayment unless (I) at least ten (10) Business Days shall have passed since the consummation of the most recent Discounted Term Loan Prepayment as a result of a prepayment made by a Company Party on the applicable Discounted Prepayment Effective Date; or (II) at least three Business Days shall have passed since the date the Company Party was notified that no Term Lender was willing to accept any prepayment of any Term Loan at the Specified Discount, within the Discount Range or at any discount to par value, as applicable, or in the case of Borrower Solicitation of Discounted Prepayment Offers, the date of any Company Party’s election not to accept any Solicited Discounted Prepayment Offers.

(B) (1) Subject to the proviso to subsection (A) above, any Company Party may from time to time offer to make a Discounted Term Loan Prepayment by providing the Auction Agent with five (5) Business Days’ notice in the form of a Specified Discount Prepayment Notice; provided that (I) any such offer shall be made available, at the sole discretion of the Company Party, to (x) each Term Lender and/or (y) each Term Lender with respect to any Class of Term Loans on an individual tranche basis, (II) any such offer shall specify the aggregate principal amount offered to be prepaid (the “Specified Discount Prepayment Amount”) with respect to each applicable tranche, the tranche or tranches of Term Loans subject to such offer and the specific percentage discount to par (the “Specified Discount”) of such Term Loans to be prepaid (it being understood that different Specified Discounts and/or Specified Discount Prepayment Amounts may be offered with respect to different tranches of Term Loans and, in such event, each such offer will be treated as a separate offer pursuant to the terms of this Section 2.05(a)(v)(B)), (III) the Specified Discount Prepayment Amount shall be in an aggregate amount not less than $10,000,000 and whole increments of $1,000,000 in excess thereof and (IV) each such offer shall remain outstanding through the Specified Discount Prepayment Response Date. The Auction Agent will promptly provide each Appropriate Lender with a copy of such Specified Discount Prepayment Notice and a form of the Specified Discount Prepayment Response to be completed and returned by each such Term Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m. (New York City time), on the third Business Day after the date of delivery of such notice to such Lenders (the “Specified Discount Prepayment Response Date”).

(2) Each Term Lender receiving such offer shall notify the Auction Agent (or its delegate) by the Specified Discount Prepayment Response Date whether or not it agrees to accept a prepayment of any of its applicable then outstanding Term Loans at the Specified Discount and, if so (such accepting Lender, a “Discount Prepayment Accepting Lender”), the amount and the tranches of such Lender’s Term Loans to be prepaid at such offered discount. Each acceptance of a Discounted Term Loan Prepayment by a Discount Prepayment Accepting Lender shall be irrevocable. Any Term Lender whose Specified Discount Prepayment Response is not received by the Auction Agent by the Specified Discount Prepayment Response Date shall be deemed to have declined to accept the applicable Borrower Offer of Specified Discount Prepayment.

(3) If there is at least one Discount Prepayment Accepting Lender, the relevant Company Party will make a prepayment of outstanding Term Loans pursuant to this paragraph (B) to each Discount Prepayment Accepting Lender in accordance with the respective outstanding amount and tranches of Term Loans specified in such Lender’s Specified Discount Prepayment Response given pursuant to subsection (2) above; provided that if the aggregate principal amount of Term Loans accepted for prepayment by all Discount Prepayment Accepting Lenders exceeds the Specified Discount Prepayment Amount, such prepayment shall be made pro rata among the Discount Prepayment Accepting Lenders in accordance with the respective principal amounts accepted to be prepaid by each such Discount Prepayment Accepting Lender and the Auction Agent (in consultation with such Company Party and subject to rounding requirements of the Auction Agent made in its reasonable discretion) will calculate such proration (the “Specified Discount Proration”). The Auction Agent shall promptly, and in any case within three Business Days following the Specified Discount Prepayment Response Date, notify (I) the relevant Company Party of the respective Term Lenders’ responses to such offer, the Discounted Prepayment Effective Date and the aggregate principal amount of the Discounted Term Loan Prepayment and the tranches to be prepaid, (II) each Term Lender of the Discounted Prepayment Effective Date, and the aggregate principal amount and the tranches of Term Loans to be prepaid at the Specified Discount on such date and (III) each Discount Prepayment Accepting Lender of the Specified Discount Proration, if any, and confirmation of the principal amount, tranche and Type of Term Loans of such Lender to be prepaid at the Specified Discount on such date. Each determination by the Auction Agent of the amounts stated in the foregoing notices to the Company Party and such Term Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to the Company Party shall be due and payable by such Company Party on the Discounted Prepayment Effective Date in accordance with subsection (F) below (subject to subsection (J) below).

(C) (1) Subject to the proviso to subsection (A) above, any Company Party may from time to time solicit Discount Range Prepayment Offers by providing the Auction Agent with five (5) Business Days’ notice in the form of a Discount Range Prepayment Notice; provided that (I) any such solicitation shall be extended, at the sole discretion of such Company Party, to (x) each Term Lender and/or (y) each Term Lender with respect to any Class of Term Loans on an individual tranche basis, (II) any such notice shall specify the maximum aggregate principal amount of the relevant Term Loans (the “Discount Range Prepayment Amount”), the tranche or tranches of Term Loans subject to such offer and the maximum and minimum percentage discounts to par (the “Discount Range”) of the principal amount of such Term Loans with respect to each relevant tranche of Term Loans willing to be prepaid by such Company Party (it being understood that different Discount Ranges and/or Discount Range Prepayment Amounts may be offered with respect to different tranches of Term Loans and, in such event, each such offer will be treated as a separate offer pursuant to the terms of this Section 2.05(a)(v)(C)), (III) the Discount Range Prepayment Amount shall be in an aggregate amount not less than $10,000,000 and whole increments of $1,000,000 in excess thereof and (IV) each such solicitation by a Company Party shall remain outstanding through the Discount Range Prepayment Response Date. The Auction Agent will promptly provide each Appropriate Lender with a copy of such Discount Range Prepayment Notice and a form of the Discount Range Prepayment Offer to be submitted by a responding Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m. (New York City time), on the third Business Day after the date of delivery of such notice to such Lenders (the “Discount Range Prepayment Response Date”). Each Term Lender’s Discount Range Prepayment Offer shall be irrevocable and shall specify a discount to par within the Discount Range (the “Submitted Discount”) at which such Lender is willing to allow prepayment of any or all of its then outstanding Term Loans of the applicable tranche or tranches and the maximum aggregate principal amount and tranches of such Lender’s Term Loans (the “Submitted Amount”) such Term Lender is willing to have prepaid at the Submitted Discount. Any Term Lender whose Discount Range Prepayment Offer is not received by the Auction Agent by the Discount Range Prepayment Response Date shall be deemed to have declined to accept a Discounted Term Loan Prepayment of any of its Term Loans at any discount to their par value within the Discount Range.

(2) The Auction Agent shall review all Discount Range Prepayment Offers received on or before the applicable Discount Range Prepayment Response Date and shall determine (in consultation with such Company Party and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) the Applicable Discount and Term Loans to be prepaid at such Applicable Discount in accordance with this subsection (C). The relevant Company Party agrees to accept on the Discount Range Prepayment Response Date all Discount Range Prepayment Offers received by Auction Agent by the Discount Range Prepayment Response Date, in the order from the Submitted Discount that is the largest discount to par to the Submitted Discount that is the smallest discount to par, up to and including the Submitted Discount that is the smallest discount to par within the Discount Range (such Submitted Discount that is the smallest discount to par within the Discount Range being referred to as the “Applicable Discount”) which yields a Discounted Term Loan Prepayment in an aggregate principal amount equal to the lower of (I) the Discount Range Prepayment Amount and (II) the sum of all Submitted Amounts. Each Term Lender that has submitted a Discount Range Prepayment Offer to accept prepayment at a discount to par that is larger than or equal to the Applicable Discount shall be deemed to have irrevocably consented to prepayment of Term Loans equal to its Submitted Amount (subject to any required proration pursuant to the following subsection (3)) at the Applicable Discount (each such Term Lender, a “Participating Lender”).

(3) If there is at least one Participating Lender, the relevant Company Party will prepay the respective outstanding Term Loans of each Participating Lender in the aggregate principal amount and of the tranches specified in such Lender’s Discount Range Prepayment Offer at the Applicable Discount; provided that if the Submitted Amount by all Participating Lenders offered at a discount to par greater than or equal to the Applicable Discount exceeds the Discount Range Prepayment Amount, prepayment of the principal amount of the relevant Term Loans for those Participating Lenders whose Submitted

Discount is a discount to par greater than or equal to the Applicable Discount (the “Identified Participating Lenders”) shall be made pro rata among the Identified Participating Lenders in accordance with the Submitted Amount of each such Identified Participating Lender and the Auction Agent (in consultation with such Company Party and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) will calculate such proration (the “Discount Range Proration”). The Auction Agent shall promptly, and in any case within five (5) Business Days following the Discount Range Prepayment Response Date, notify (I) the relevant Company Party of the respective Term Lenders’ responses to such solicitation, the Discounted Prepayment Effective Date, the Applicable Discount, and the aggregate principal amount of the Discounted Term Loan Prepayment and the tranches to be prepaid, (II) each Term Lender of the Discounted Prepayment Effective Date, the Applicable Discount, and the aggregate principal amount and tranches of Term Loans to be prepaid at the Applicable Discount on such date, (III) each Participating Lender of the aggregate principal amount and tranches of such Term Lender to be prepaid at the Applicable Discount on such date, and (IV) if applicable, each Identified Participating Lender of the Discount Range Proration. Each determination by the Auction Agent of the amounts stated in the foregoing notices to the relevant Company Party and Term Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to the Company Party shall be due and payable by such Company Party on the Discounted Prepayment Effective Date in accordance with subsection (F) below (subject to subsection (J) below).

(D) (1) Subject to the proviso to subsection (A) above, any Company Party may from time to time solicit Solicited Discounted Prepayment Offers by providing the Auction Agent with five (5) Business Days’ notice in the form of a Solicited Discounted Prepayment Notice; provided that (I) any such solicitation shall be extended, at the sole discretion of such Company Party, to (x) each Term Lender and/or (y) each Lender with respect to any Class of Loans on an individual tranche basis, (II) any such notice shall specify the maximum aggregate amount of the Term Loans (the “Solicited Discounted Prepayment Amount”) and the tranche or tranches of Term Loans the Borrower is willing to prepay at a discount (it being understood that different Solicited Discounted Prepayment Amounts may be offered with respect to different tranches of Term Loans and, in such event, each such offer will be treated as a separate offer pursuant to the terms of this Section 2.05(a)(v)(D)), (III) the Solicited Discounted Prepayment Amount shall be in an aggregate amount not less than $10,000,000 and whole increments of $1,000,000 in excess thereof and (IV) each such solicitation by a Company Party shall remain outstanding through the Solicited Discounted Prepayment Response Date. The Auction Agent will promptly provide each Appropriate Lender with a copy of such Solicited Discounted Prepayment Notice and a form of the Solicited Discounted Prepayment Offer to be submitted by a responding Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m. (New York City time), on the third Business Day after the date of delivery of such notice to such Term Lenders (the “Solicited Discounted Prepayment Response Date”). Each Term Lender’s Solicited Discounted Prepayment Offer shall (x) be irrevocable, (y) remain outstanding until the Acceptance Date, and (z) specify both a discount to par (the “Offered Discount”) at which such Term Lender is willing to allow prepayment of its then outstanding Term Loan and the maximum aggregate principal amount and tranches of such Term Loans (the “Offered Amount”) such Term Lender is willing to have prepaid at the Offered Discount. Any Term Lender whose Solicited Discounted Prepayment Offer is not received by the Auction Agent by the Solicited Discounted Prepayment Response Date shall be deemed to have declined prepayment of any of its Term Loans at any discount.

(2) The Auction Agent shall promptly provide the relevant Company Party with a copy of all Solicited Discounted Prepayment Offers received on or before the Solicited Discounted Prepayment Response Date. Such Company Party shall review all such Solicited Discounted Prepayment Offers and select the largest of the Offered Discounts specified by the relevant responding Term Lenders in the Solicited Discounted Prepayment Offers that is acceptable to the Company Party (the “Acceptable Discount”), if any. If the Company Party elects to accept any Offered Discount as the Acceptable

Discount, then as soon as practicable after the determination of the Acceptable Discount, but in no event later than by the third Business Day after the date of receipt by such Company Party from the Auction Agent of a copy of all Solicited Discounted Prepayment Offers pursuant to the first sentence of this subsection (2) (the “Acceptance Date”), the Company Party shall submit an Acceptance and Prepayment Notice to the Auction Agent setting forth the Acceptable Discount. If the Auction Agent shall fail to receive an Acceptance and Prepayment Notice from the Company Party by the Acceptance Date, such Company Party shall be deemed to have rejected all Solicited Discounted Prepayment Offers.

(3) Based upon the Acceptable Discount and the Solicited Discounted Prepayment Offers received by Auction Agent by the Solicited Discounted Prepayment Response Date, within three Business Days after receipt of an Acceptance and Prepayment Notice (the “Discounted Prepayment Determination Date”), the Auction Agent will determine (in consultation with such Company Party and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) the aggregate principal amount and the tranches of Term Loans (the “Acceptable Prepayment Amount”) to be prepaid by the relevant Company Party at the Acceptable Discount in accordance with this Section 2.05(a)(v)(D). If the Company Party elects to accept any Acceptable Discount, then the Company Party agrees to accept all Solicited Discounted Prepayment Offers received by Auction Agent by the Solicited Discounted Prepayment Response Date, in the order from largest Offered Discount to smallest Offered Discount, up to and including the Acceptable Discount. Each Term Lender that has submitted a Solicited Discounted Prepayment Offer with an Offered Discount that is greater than or equal to the Acceptable Discount shall be deemed to have irrevocably consented to prepayment of Term Loans equal to its Offered Amount (subject to any required pro rata reduction pursuant to the following sentence) at the Acceptable Discount (each such Lender, a “Qualifying Lender”). The Company Party will prepay outstanding Term Loans pursuant to this subsection (D) to each Qualifying Lender in the aggregate principal amount and of the tranches specified in such Lender’s Solicited Discounted Prepayment Offer at the Acceptable Discount; provided that if the aggregate Offered Amount by all Qualifying Lenders whose Offered Discount is greater than or equal to the Acceptable Discount exceeds the Solicited Discounted Prepayment Amount, prepayment of the principal amount of the Term Loans for those Qualifying Lenders whose Offered Discount is greater than or equal to the Acceptable Discount (the “Identified Qualifying Lenders”) shall be made pro rata among the Identified Qualifying Lenders in accordance with the Offered Amount of each such Identified Qualifying Lender and the Auction Agent (in consultation with such Company Party and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) will calculate such proration (the “Solicited Discount Proration”). On or prior to the Discounted Prepayment Determination Date, the Auction Agent shall promptly notify (I) the relevant Company Party of the Discounted Prepayment Effective Date and Acceptable Prepayment Amount comprising the Discounted Term Loan Prepayment and the tranches to be prepaid, (II) each Term Lender of the Discounted Prepayment Effective Date, the Acceptable Discount, and the Acceptable Prepayment Amount of all Term Loans and the tranches to be prepaid to be prepaid at the Applicable Discount on such date, (III) each Qualifying Lender of the aggregate principal amount and the tranches of such Term Lender to be prepaid at the Acceptable Discount on such date, and (IV) if applicable, each Identified Qualifying Lender of the Solicited Discount Proration. Each determination by the Auction Agent of the amounts stated in the foregoing notices to such Company Party and Term Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to such Company Party shall be due and payable by such Company Party on the Discounted Prepayment Effective Date in accordance with subsection (F) below (subject to subsection (J) below).

(4) In connection with any Discounted Term Loan Prepayment, the Company Parties and the Term Lenders acknowledge and agree that the Auction Agent may require as a condition to any Discounted Term Loan Prepayment, the payment of customary fees and expenses from a Company Party in connection therewith.

(E) If any Term Loan is prepaid in accordance with paragraphs (B) through (D) above, a Company Party shall prepay such Term Loans on the Discounted Prepayment Effective Date. The relevant Company Party shall make such prepayment to the Administrative Agent, for the account of the Discount Prepayment Accepting Lenders, Participating Lenders, or Qualifying Lenders, as applicable, at the Administrative Agent’s Office in immediately available funds not later than 11:00 a.m. (New York City time) on the Discounted Prepayment Effective Date and all such prepayments shall be applied to the remaining principal installments of the relevant tranche of Loans on a pro rata basis across such installments. The Term Loans so prepaid shall be accompanied by all accrued and unpaid interest on the par principal amount so prepaid up to, but not including, the Discounted Prepayment Effective Date. Each prepayment of the outstanding Term Loans pursuant to this Section 2.05(a)(v) shall be paid to the Discount Prepayment Accepting Lenders, Participating Lenders, or Qualifying Lenders, as applicable, and shall be applied to the relevant Loans of such Lenders in accordance with their respective Pro Rata Share. The aggregate principal amount of the tranches and installments of the relevant Term Loans outstanding shall be deemed reduced by the full par value of the aggregate principal amount of the tranches of Term Loans prepaid on the Discounted Prepayment Effective Date in any Discounted Term Loan Prepayment. In connection with each prepayment pursuant to this Section 2.05(a)(v), the relevant Company Party shall waive any right to bring any action against the Administrative Agent, in its capacity as such, in connection with any such Discounted Term Loan Prepayment.

(F) To the extent not expressly provided for herein, each Discounted Term Loan Prepayment shall be consummated pursuant to procedures consistent with the provisions in this Section 2.05(a)(v), established by the Auction Agent acting in its reasonable discretion and as reasonably agreed by the Borrower.

(G) Notwithstanding anything in any Loan Document to the contrary, for purposes of this Section 2.05(a)(v), each notice or other communication required to be delivered or otherwise provided to the Auction Agent (or its delegate) shall be deemed to have been given upon Auction Agent’s (or its delegate’s) actual receipt during normal business hours of such notice or communication; provided that any notice or communication actually received outside of normal business hours shall be deemed to have been given as of the opening of business on the next Business Day.

(H) Each of the Company Parties and the Term Lenders acknowledge and agree that the Auction Agent may perform any and all of its duties under this Section 2.05(a)(v) by itself or through any Affiliate of the Auction Agent and expressly consents to any such delegation of duties by the Auction Agent to such Affiliate and the performance of such delegated duties by such Affiliate. The exculpatory provisions pursuant to this Agreement shall apply to each Affiliate of the Auction Agent and its respective activities in connection with any Discounted Term Loan Prepayment provided for in this Section 2.05(a)(v) as well as activities of the Auction Agent.

(I) Each Company Party shall have the right, by written notice to the Auction Agent, to revoke in full (but not in part) its offer to make a Discounted Term Loan Prepayment and rescind the applicable Specified Discount Prepayment Notice, Discount Range Prepayment Notice or Solicited Discounted Prepayment Notice therefor at its discretion at any time on or prior to the applicable Specified Discount Prepayment Response Date (and if such offer is revoked pursuant to the preceding clauses, any failure by such Company Party to make any prepayment to a Lender, as applicable, pursuant to this Section 2.05(a)(v) shall not constitute a Default or Event of Default under Section 8.01 or otherwise).

(b) Mandatory.

(i) Within five (5) Business Days after financial statements have been delivered pursuant to Section 6.01(a) (commencing with the fiscal year ending December 31, 2025) and the related Compliance Certificate has been delivered pursuant to Section 6.02(a), the Borrower shall cause to be offered to be prepaid in accordance with clause (b)(ix) below, an aggregate principal amount of Term Loans in an amount (such amount, the “Applicable ECF Amount”) equal to (A) 75.0% of Excess Cash Flow, if any, for the fiscal year covered by such financial statements minus (B) the sum of (1) all voluntary prepayments or repurchases of Term Loans made during such fiscal year or after year-end and prior to when such Excess Cash Flow prepayment is made (including, in the case of Term Loans prepaid pursuant to Section 2.05(a)(v), the actual purchase price paid in cash pursuant to a “Dutch Auction”), (2) all voluntary prepayments, repurchases or redemptions of loans under the ABL Facility during such fiscal year or after year-end and prior to when such Excess Cash Flow prepayment is due (other than any such prepayment, repurchase or redemption made on the Closing Date in connection with the Transactions) to the extent the commitments under the ABL Facility are permanently reduced by the amount of such payments, (3) all voluntary prepayments, repurchases or redemptions of First Lien Notes (9.125%) and any Credit Agreement Refinancing Indebtedness and any other Indebtedness that, in each case, matures on or prior to the Initial Term Loan Maturity Date and is secured on a pari passu basis with the Initial Term Loans, and repurchased or redeemed on a pro rata basis or less than pro rata basis with the Initial Term Loans (except to the extent financed with proceeds of long-term funded Indebtedness) during such fiscal year or after year-end and prior to when such Excess Cash Flow prepayment is due, (4) the amount of Restricted Payments paid in cash (or committed to be paid) during such period or, at the option of the Borrower, paid after such period and prior to the date the Excess Cash Flow prepayment is due (it being understood that to the extent such payments are not actually paid as committed in a subsequent period, such amount shall be added back in calculating Excess Cash Flow for such subsequent period) pursuant to Section 7.06(i) (clauses (i), (ii) and (iii) only) or Section 7.06(g), to the extent financed with internally generated cash or borrowings under the ABL Facility, (5) cash payments by the Borrower and its respective Subsidiaries made (or committed to be made) during such period or, at the option of the Borrower, made after such period and prior to the date the Excess Cash Flow prepayment is due (it being understood that to the extent such payments are not actually made as committed in a subsequent period, such amount shall be added back in calculating Excess Cash Flow for such subsequent period) in respect of long-term liabilities of the Borrower and its respective Subsidiaries other than Indebtedness, to the extent financed with internally generated cash or borrowings under the ABL Facility, (6) at the option of the Borrower, an amount up to the aggregate face amount of outstanding Existing Term Loans and Existing Notes that mature on or prior to the twelve month anniversary of the date when such Excess Cash Flow prepayment is due and (7) without of duplication of any amounts deducted in the immediately preceding fiscal year pursuant to the foregoing clause (6), all voluntary prepayments, repurchases or redemptions of Existing Term Loans and Existing Notes (except to the extent financed with proceeds of long-term funded Indebtedness (other than revolving loans)) during such fiscal year or after year-end and prior to when such Excess Cash Flow prepayment is due (which shall be limited to the actual purchase price paid in cash), in the case of each of the immediately preceding clauses (1) through (7), without duplication of any deduction from Excess Cash Flow in any prior period; provided that such prepayment shall be reduced if at the time that any such prepayment would be required, the Borrower is required to offer to repurchase or otherwise redeem any First Lien Notes (9.125%) with such Excess Cash Flow, in which case the Borrower may apply the Applicable ECF Amount on a pro rata basis (determined on the basis of the aggregate outstanding principal amount of the Term Loans and the First Lien Notes (9.125%) at such time) and the remaining Applicable ECF Amount so received to the repurchase or redemption of the First Lien Notes (9.125%); provided, further, that (A) the portion of the Applicable ECF Amount allocated to the First Lien Notes (9.125%) shall not exceed the amount of the Applicable ECF Amount required to be allocated to the First Lien Notes (9.125%) pursuant to the terms thereof, and the remaining amount, if any, of the Applicable ECF Amount shall be allocated to the Term Loans in accordance with the terms hereof to the prepayment of the Term Loans, and the amount of prepayment of the Term Loans that would have otherwise been required pursuant to this Section 2.05(b)(i) shall be reduced accordingly and (B) to the extent the holders of the First Lien Notes (9.125%) decline to have such indebtedness repurchased or redeemed, the declined amount shall promptly (and in any event within ten (10) Business Days after the date of such rejection) be applied to prepay the Term Loans in accordance with the terms hereof; provided, further, repayments pursuant to this Section 2.05(b)(i) shall only be required if the Applicable ECF Amount for such fiscal year is greater than $10,000,000 (and only such excess amount shall be applied to the payment thereof).

(ii) If (x) Holdings or any of its Subsidiaries Disposes of any property or assets pursuant to Section 7.05(j), (m) or (q) or (y) any Casualty Event occurs, which results in the realization or receipt by Holdings or Subsidiary of Net Proceeds, the Borrower shall cause to be offered to be prepaid in accordance with clause (b)(ix) below, on or prior to the date which is ten (10) Business Days after the date of the realization or receipt by Holdings or any Subsidiary of such Net Proceeds, subject to clause (b)(xi) below, an aggregate principal amount of Term Loans in an amount equal to 100% all Net Proceeds received (such amount, the “Applicable Proceeds”); provided that such prepayment shall be reduced if at the time that any such prepayment would be required, the Borrower is required to offer to repurchase any First Lien Notes or other Indebtedness (other than the Existing Secured Notes (4.750%)) outstanding at such time that is secured by a Lien on the Collateral ranking pari passu with the Liens on the Collateral securing the Term Loans pursuant to the terms of the documentation governing the First Lien Notes or such other Indebtedness with the Net Proceeds of such Disposition or Casualty Event (such Indebtedness together with the Senior Secured Notes required to be offered to be so repurchased, “Other Applicable Indebtedness”), in which case the Borrower may apply the Applicable Proceeds on a pro rata basis (determined on the basis of the aggregate outstanding principal amount of the Term Loans and Other Applicable Indebtedness at such time) and the remaining Net Proceeds so received to the prepayment of such Other Applicable Indebtedness; provided, further, that (A) the portion of the Applicable Proceeds (but not the other Net Proceeds received) allocated to the Other Applicable Indebtedness shall not exceed the amount of Applicable Proceeds required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of the Applicable Proceeds shall be allocated to the Term Loans in accordance with the terms hereof to the prepayment of the Term Loans and to the repurchase or prepayment of Other Applicable Indebtedness, and the amount of prepayment of the Term Loans that would have otherwise been required pursuant to this Section 2.05(b)(ii) shall be reduced accordingly and (B) to the extent the holders of Other Applicable Indebtedness decline to have such indebtedness repurchased or prepaid, the declined amount shall promptly (and in any event within ten (10) Business Days after the date of such rejection) be applied to prepay the Term Loans in accordance with the terms hereof; provided, further, that that only the amount of Net Proceeds in excess of $10,000,000 in the aggregate per fiscal year for all such Dispositions or Casualty Events shall be subject to prepayment pursuant to this Section 2.05(b)(ii) and, in such case, the required prepayment shall be only the amount in excess thereof.

(iii) If Holdings or any Subsidiary incurs or issues any Indebtedness after the Closing Date (other than Indebtedness permitted under Section 7.03 (excluding Section 7.03(t)), the Borrower shall cause to be offered to be prepaid in accordance with clause (b)(x) below an aggregate principal amount of Term Loans in an amount equal to 100% of all Net Proceeds received therefrom on or prior to the date which is five (5) Business Days after the receipt by Holdings or such Subsidiary of such Net Proceeds.

(iv) [Reserved].

(v) [Reserved].

(vi) Except with respect to Loans incurred in connection with any Refinancing Amendment, Term Loan Extension Request, or any Incremental Amendment (which may be prepaid on a less than pro rata basis in accordance with its terms), (A) each prepayment of Term Loans pursuant to this Section 2.05(b) shall be applied on a pro rata basis to each Class of Term Loans then outstanding (provided that (i) any prepayment of Term Loans with the Net Proceeds of Credit Agreement Refinancing Indebtedness shall be applied solely to each applicable Class of Refinanced Debt, and (ii) any Class of Incremental Term Loans may specify that one or more other Classes of Term Loans and Incremental Term Loans may be prepaid prior to such Class of Incremental Term Loans); (B) with respect to each Class of Term Loans, each prepayment pursuant to clauses (i) through (iii) of this Section 2.05(b) shall be applied to the scheduled installments of principal thereof following the date of prepayment as directed by the Borrower (without premium or penalty) and, absent such direction, shall be applied in direct order of maturity to repayments thereof; and (C) each such prepayment shall be paid to the Lenders in accordance with their respective Pro Rata Shares of such prepayment.

(vii) The Borrower shall notify the Administrative Agent in writing of any mandatory prepayment of Term Loans required to be made pursuant to clauses (i) through (iii) of this Section 2.05(b) at least four (4) Business Days prior to the date of such prepayment. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment. The Administrative Agent will promptly notify each Appropriate Lender of the contents of the Borrower’s prepayment notice and of such Appropriate Lender’s Pro Rata Share of the prepayment.

(viii) Funding Losses, Etc. All prepayments under this Section 2.05 shall be made together with, in the case of any such prepayment of a Term SOFR Loan on a date prior to the last day of an Interest Period therefor, any amounts owing in respect of such Term SOFR Loan pursuant to Section 3.05. Notwithstanding any of the other provisions of Section 2.05(b), so long as no Event of Default shall have occurred and be continuing, if any prepayment of Term SOFR Loans is required to be made under this Section 2.05(b), prior to the last day of the Interest Period therefor, the Borrower may, in its sole discretion, deposit the amount of any such prepayment otherwise required to be made thereunder into a Cash Collateral Account until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of such Loans in accordance with this Section 2.05(b). Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall also be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of the outstanding Loans in accordance with this Section 2.05(b).

(ix) Term Opt-out of Prepayment. With respect to each prepayment of Term Loans required pursuant to Section 2.05(b), (A) each Lender of Term Loans will have the right to refuse such offer of prepayment by giving written notice of such refusal to the Administrative Agent within one (1) Business Day after such Lender’s receipt of notice from the Administrative Agent of such offer of prepayment (and the Borrower shall not prepay any Term Loans of such Lender on the date that is specified in clause (B) below), (B) the Borrower will make all such prepayments not so refused upon the fourth Business Day after delivery of notice by the Borrower pursuant to Section 2.05(b)(vii) and (C) any prepayment refused by Lenders of Term Loans may be retained by the Borrower.

(x) In connection with any mandatory prepayments by the Borrower of the Term Loans pursuant to this Section 2.05(b), such prepayments shall be applied on a pro rata basis to the then outstanding Term Loans of the applicable Class or Classes being prepaid irrespective of whether such outstanding Term Loans are Base Rate Loans or Term SOFR Loans; provided that if no Lenders exercise the right to waive a given mandatory prepayment of the Term Loans pursuant to Section 2.05(b)(ix), then, with respect to such mandatory prepayment, the amount of such mandatory prepayment within any tranche of Term Loans shall be applied first to Term Loans of such tranche that are Base Rate Loans to the full extent thereof before application to Term Loans of such tranche that are Term SOFR Loans in a manner that minimizes the amount of any payments required to be made by the Borrower pursuant to Section 3.05.

(xi) Foreign Dispositions. Notwithstanding any other provisions of this Section 2.05, (i) to the extent that any of or all the Net Proceeds of any Disposition by a Foreign Subsidiary (“Foreign Disposition”) or Excess Cash Flow attributable to Foreign Subsidiaries are prohibited or delayed by applicable local law from being repatriated to the United States, the portion of such Net Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Term Loans at the times provided in this Section 2.05 but may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable local law will not permit repatriation to the United States (the Borrower hereby agreeing to cause the applicable Foreign Subsidiary to promptly take all actions reasonably required by the applicable local law to permit such repatriation), and once such repatriation of any of such affected Net Proceeds or Excess Cash Flow that, in each case, would otherwise be required to be used to make an offer of prepayment pursuant to Section 2.05(b)(i) or 2.05(b)(ii), is permitted under the applicable local law, such repatriation will be immediately effected and such repatriated Net Proceeds or Excess Cash Flow will be promptly (and in any event not later than two Business Days after such repatriation) applied (net of additional taxes payable or reserved against as a result thereof) to the repayment of the Term Loans pursuant to this Section 2.05 and (ii) to the extent that the Borrower has determined in good faith that repatriation of any of or all the Net Proceeds of any Foreign Disposition or Foreign Subsidiary Excess Cash Flow would have material adverse tax cost consequences with respect to such Net Proceeds or Excess Cash Flow, such Net Proceeds or Excess Cash Flow so affected may be retained by the applicable Foreign Subsidiary; provided that in the case of this clause

(ii), on or before the date on which any such Net Proceeds so retained would otherwise have been required to be applied to reinvestments or prepayments pursuant to Section 2.05(b) or any such Excess Cash Flow would have been required to be applied to prepayments pursuant to Section 2.05(b), the Borrower applies an amount equal to such Net Proceeds or Excess Cash Flow to such reinvestments or prepayments, as applicable, as if such Net Proceeds or Excess Cash Flow had been received by the Borrower rather than such Foreign Subsidiary, less the amount of additional taxes that would have been payable or reserved against if such Net Proceeds or Excess Cash Flow had been repatriated (or, if less, the Net Proceeds or Excess Cash Flow that would be calculated if received by such Foreign Subsidiary); provided that any such prepayment pursuant to this clause (ii) shall be deemed a mandatory prepayment made pursuant to Section 2.05(b) and not a voluntary prepayment for purposes of calculating Excess Cash Flow or any Excess Cash Flow prepayment under Section 2.05(b)(i).

Section 2.06. Termination or Reduction of Commitments.

(a) Optional. The Borrower may, upon written notice to the Administrative Agent, terminate the unused Commitments of any Class, or from time to time permanently reduce the unused Commitments of any Class, in each case without premium or penalty; provided that (i) any such notice shall be received by the Administrative Agent three Business Days prior to the date of termination or reduction, and (ii) any such partial reduction shall be in a minimum aggregate amount of $5,000,000, or any whole multiple of $1,000,000, in excess thereof or, if less, the entire amount thereof. Notwithstanding the foregoing, the Borrower may rescind or postpone any notice of termination of the Commitments if such termination would have resulted from a refinancing of all of the applicable Facility, which refinancing shall not be consummated or otherwise shall be delayed.

(b) Mandatory. The Initial Term Commitment of each Term Lender of each Class shall be automatically and permanently reduced to $0 upon the deemed making of Initial Term Loans on the Closing Date.

(c) Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Appropriate Lenders of any termination or reduction of the unused Commitments of any Class under this Section 2.06. Upon any reduction of unused Commitments of any Class, the Commitment of each Lender of such Class shall be reduced by such Lender’s Pro Rata Share of the amount by which such Commitments are reduced (other than the termination of the Commitment of any Lender as provided in Section 3.07). All commitment fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

Section 2.07. Repayment of Loans.

(a) The Borrower shall repay to the Administrative Agent for the ratable account of the Term Lenders (i) on the last Business Day of each March, June, September and December, commencing with the last Business Day of the first full fiscal quarter ending after the Closing Date, an aggregate principal amount of Initial Term Loans deemed made on the Closing Date equal to 0.25% of the aggregate principal amount of all Initial Term Loans outstanding on the Closing Date (which payments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05) and (ii) on the Maturity Date for the Initial Term Loans, the aggregate principal amount of all Initial Term Loans outstanding on such date.

(b) In the event any Incremental Term Loans, Refinancing Term Loans or Extended Term Loans are made, such Incremental Term Loans, Refinancing Term Loans or Extended Term Loans, as applicable, shall be repaid by the Borrower in the amounts and on the dates set forth in the Incremental Amendment, Refinancing Amendment or Extension Amendment with respect thereto and on the applicable Maturity Date thereof.

Section 2.08. Interest.

(a) Subject to the provisions of Section 2.08(b), (i) each Term SOFR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to Term SOFR for such Interest Period plus the Applicable Rate; and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

(b) During the continuance of a Default or Event of Default under Section 8.01(a), (f) or (g), the Borrower shall pay interest on past due amounts owing by it hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws; provided that no interest at the Default Rate shall accrue or be payable to a Defaulting Lender so long as such Lender shall be a Defaulting Lender. Accrued and unpaid interest on such amounts (including interest on past due interest) shall be due and payable upon demand.

(c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

Section 2.09. Fees.

The Borrower shall pay to the Agents such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever (except as expressly agreed between the Borrower and the applicable Agent).

Section 2.10. Computation of Interest and Fees.

All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to Term SOFR) shall be made on the basis of a year of three hundred sixty-five (365) days, or three hundred sixty-six (366) days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a three hundred sixty (360) day year and actual days elapsed. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one (1) day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

Section 2.11. Evidence of Indebtedness.

(a) The Term Loans made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and evidenced by one or more entries in the Register maintained by the Administrative Agent, acting solely for this purpose as a nonfiduciary agent of the Borrower in each case in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be prima facie evidence absent manifest error of the amount of the Term Loans made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note payable to such Lender, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount, and maturity of its Loans and payments with respect thereto.

(b) [Reserved].

(c) Entries made in good faith by the Administrative Agent in the Register pursuant to Section 2.11(a), and by each Lender in its account or accounts pursuant to Section 2.11(a), shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement and the other Loan Documents, absent manifest error; provided that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement and the other Loan Documents.

Section 2.12. Payments Generally.

(a) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office for Dollar-denominated payments and in Same Day Funds not later than 1:00 p.m. New York City time on the date specified herein. The Administrative Agent will promptly distribute to each Appropriate Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s applicable Lending Office. All payments received by the Administrative Agent after the time specified above shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

(b) Except as otherwise provided herein, if any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; provided that if such extension would cause payment of interest on or principal of Term SOFR Loans to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.

(c) Unless the Borrower or any Lender has notified the Administrative Agent, one Business Day prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in Same Day Funds, then:

(i) if (1) the Borrower failed to make such payment; (2) the Administrative Agent has made a payment in excess of the amount so paid by the Borrower (whether or not then owed); or (3) the Administrative Agent has for any reason otherwise erroneously made such payment (such assumed payment, the “Rescindable Amount”); then each Lender shall forthwith on demand repay to the Administrative Agent the Rescindable Amount that was made available to such Lender in Same Day Funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in Same Day Funds at the applicable Overnight Rate, plus any reasonable administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing; and

(ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in Same Day Funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the “Compensation Period”) at a rate per annum equal to the applicable Overnight Rate, plus any reasonable administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing. When such Lender makes payment to the Administrative Agent (together with all accrued interest thereon), then such payment amount (excluding the amount of any interest which may have accrued and been paid in respect of such late payment) shall constitute such Lender’s Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this Section 2.12(c) shall be conclusive, absent manifest error.

(d) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV or in the applicable Incremental Amendment, Extension Amendment or Refinancing Amendment are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(e) The obligations of the Lenders hereunder to make Loans are several and not joint. The failure of any Lender to make any Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.

(f) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(g) Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Administrative Agent and the Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the order of priority set forth in Section 8.04. If the Administrative Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may (to the fullest extent permitted by mandatory provisions of applicable Law), but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender’s Pro Rata Share of the sum of the Outstanding Amount of all Loans outstanding at such time.

Section 2.13. Sharing of Payments.

If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it, any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders, at a cash price equal to the par amount thereof, plus all accrued and unpaid interest and fees thereon, such participations in the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. For avoidance of doubt, the provisions of this paragraph shall not be construed to apply to (A) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement as in effect from time to time (including the application of funds arising from the existence of a Defaulting Lender) or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant permitted hereunder. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by applicable Law, exercise all its rights of payment (including the right of setoff, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.13 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.13 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

Section 2.14. Incremental Credit Extensions.

(a) Incremental Commitments. The Borrower may at any time or from time to time after the Closing Date, by notice to the Administrative Agent (an “Incremental Loan Request”), request one or more new commitments (including delayed draw term loan commitments) which may be in the same Facility as any outstanding Term Loans of an existing Class of Term Loans (a “Term Loan Increase”) or a new Class of Term Loans (each, an “New Term Facility”, collectively with any Term Loan Increase, the “Incremental Term Commitments”), whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders.

(b) Incremental Term Loans. On any Incremental Facility Closing Date on which any Incremental Term Commitments of any Class are effected (including through any Term Loan Increase), subject to the satisfaction of the terms and conditions in this Section 2.14, (i) each Incremental Term Lender of such Class shall make a Loan to the Borrower (an “Incremental Term Loan”) in an amount equal to its Incremental Term Commitment of such Class and (ii) each Incremental Term Lender of such Class shall become a Lender hereunder with respect to the Incremental Term Commitment of such Class and the Incremental Term Loans of such Class made pursuant thereto; provided that notwithstanding anything to the contrary in this Section 2.14, any Term Loan Increase that is a Subsequent Closing Market Purchase Incremental Facility shall have identical terms as the Initial Term Loans issued on the Closing Date and shall otherwise constitute the same Class of Term Loans as the Initial Term Loans; provided further that, if an Incremental Term Loan is not fungible for U.S. federal income tax purposes with any Initial Term Loan or Incremental Term Loan then outstanding, such Incremental Term Loan shall bear a separate CUSIP number or other identifier from each tranche of the Incremental Term Loans and Initial Term Loans with which it is not fungible.

(c) Incremental Loan Request. In connection with any Term Loan Increase or New Term Facility (other than a Specified Existing Term Loan Exchange), the Initial Lenders shall be provided written notice of Borrower’s intent to incur such Term Loan Increase or New Term Facility (and the material terms and conditions thereof) at least five (5) Business Days prior to the Borrower soliciting offers from third parties to provide such Term Loan Increase or New Term Facility. No Term Loan Increase or New Term Facility (other than a Specified Existing Term Loan Exchange) may be incurred without first offering each Initial Lender the right to participate in such Term Loan Increase or New Term Facility based on their respective Pro Rata Share of the Initial Term Loans then outstanding on the same terms as offered to any other prospective lender. If any Initial Lender has not accepted or declined such offer within five (5) Business Days from receipt of such notice, such Initial Lender shall be deemed to have declined, and each Initial Lender which has elected to provide such Term Loan Increase or New Term Facility shall be offered an opportunity to participate in the remaining portion of the Term Loan Increase or New Term Facility that has so been declined by the other Initial Lenders based on its Pro Rata Share of Initial Term Loans then outstanding (which Lenders shall be deemed to have declined to provide such additional portion of the Term Loan Increase or New Term Facility to the extent such Lender has not provided a commitment to provide such additional portion of the Term Loan Increase or New Term Facility within three (3) Business Days after such additional offer has been made)). If (1) no Initial Lender elects to provide such Term Loan Increase or New Term Facility, the Borrower may then close and fund such Term Loan Increase or New Term Facility with other prospective lenders (on identical (with respect to sizing, pricing, original issue discount, tenor, maturity, prepayments, amortization, call protection, end of term fees and other fees or economic terms) or substantially identical (with respect to all other terms and conditions) terms and conditions to those initially provided in its written notice to the Lenders) or (2) some, but less than all, of the Term Loan Increase or New Term Facility remains uncommitted after the steps set forth above, the Borrower may then close and fund such Term Loan Increase or New Term Facility with other prospective lenders and with the relevant existing Lenders who have elected to provide such Term Loan Increase or New Term Facility (on identical (with respect to sizing, pricing, original issue discount, tenor, maturity, prepayments, amortization, call protection, end of term fees and other fees or economic terms) or substantially identical (with respect to all other terms and conditions) terms and conditions to those initially provided in its written notice to the Lenders). Any Lender approached to participate in any Term Loan Increase or New Term Facility may elect or decline, in its sole discretion, to participate in such increase or new facility. Subject to this Section 2.14(c), the Borrower may also invite additional Eligible Assignees reasonably satisfactory to the Administrative Agent (not to be unreasonably withheld or delayed) to become Lenders pursuant to an Incremental Amendment. Neither the Administrative Agent nor the Collateral Agent (in their respective capacities as such) shall be required to execute, accept or acknowledge any Incremental Amendment pursuant to this Section 2.14 and such execution shall not be required for any such Incremental Amendment to be effective; provided that, with respect to any Incremental Term Commitments, the Borrower must provide to the Administrative Agent the documentation providing for such Incremental Term Commitments. For the avoidance of doubt, no Lender shall be obligated to provide any Incremental Term Loans, unless it so agrees.

(d) Effectiveness of Incremental Amendment. The effectiveness of any Incremental Amendment, and the Incremental Term Commitments thereunder, shall be subject to the satisfaction on the date thereof (the “Incremental Facility Closing Date”) of each of the following conditions:

(i) no Event of Default shall have occurred and be continuing or would exist after giving effect to such Incremental Term Commitments;

(ii) after giving effect to such Incremental Term Commitments, the conditions of Section 4.02(i) shall be satisfied (it being understood that all references to “the date of such Credit Extension” or similar language in such Section 4.02 shall be deemed to refer to the effective date of such Incremental Amendment); provided that the requirement to deliver a Committed Loan Notice may be waived;

(iii) the primary purpose of the issuance of such Incremental Term Commitments is not to influence voting thresholds hereunder in order to obtain consent to any transaction that would not otherwise be permitted prior to the incurrence of any such Incremental Term Commitments;

(iv) [reserved];

(v) the aggregate amount of the Incremental Term Loans shall not exceed the Available Incremental Amount; and

(vi) such other conditions as the Borrower, each Incremental Term Lender providing such Incremental Term Commitments and the Administrative Agent shall agree.

(e) Required Terms. The terms, provisions and documentation of the Incremental Term Loans and Incremental Term Commitments of any Class shall be as agreed between the Borrower and the applicable Incremental Lenders providing such Incremental Term Commitments; provided that:

(i) the terms of any Term Loan Increase and the Incremental Term Commitments and Incremental Term Loans in respect thereof shall be identical to the applicable Class of Term Loans and constitute part of the same Class of Term Loans;

(ii) in respect of all other Incremental Term Loans:

(A) such Incremental Term Loans shall rank pari passu in right of payment and of security with the Initial Term Loans,

(B) such Incremental Term Loans shall not mature earlier than the Latest Maturity Date of any Term Loans outstanding at the time of incurrence of such Incremental Term Loans,

(C) such Incremental Term Loans shall have a Weighted Average Life to Maturity not shorter than the remaining Weighted Average Life to Maturity of any Term Loans outstanding at the time of incurrence of such Incremental Term Loans (without giving effect to prior prepayments that would otherwise modify the Weighted Average Life to Maturity of the Term Loans),

(D) such Incremental Term Loans shall have an Applicable Rate, and subject to clauses (e)(i)(B) and (e)(i)(C) above and clause (e)(i)(I) below, amortization determined by the Borrower and the applicable Incremental Term Lenders,

(E) the Incremental Term Loans may participate on a pro rata basis or less than pro rata basis (but not on a greater than pro rata basis) in any voluntary or mandatory prepayments of Term Loans hereunder, as specified in the applicable Incremental Amendment,

(F) the Incremental Term Loans shall otherwise have terms and conditions, covenants or other provisions (other than, subject to the other provisions of this Section 2.14, pricing, rate floors, discounts, fees, premiums and optional prepayment or redemption provisions) that in the good faith determination of the Borrower are not materially less favorable (when taken as a whole) to the Borrower than the terms and conditions of the Loan Documents (when taken as a whole); provided that a certificate of the Borrower as to the satisfaction of the conditions described in this subclause (F) delivered at least five (5) Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirements of this subclause (F), shall be conclusive unless the Administrative Agent (acting at the direction of the Required Lenders) notifies the Borrower within such five (5) Business Day period that it disagrees with such determination (including a description of the basis upon which it disagrees)) unless (x) the Lenders of the Term Loans receive the benefit of such more restrictive terms or (y) any such provisions apply after the Latest Maturity Date at the time of incurrence of such Indebtedness or shall otherwise be reasonably satisfactory to the Administrative Agent (acting at the direction of the Required Lenders),

(G) (I) there shall be no borrower in respect of any Incremental Term Loans other than the Borrower and (II) there shall be no other obligor or guarantor in respect of the Incremental Term Loans other than a Guarantor;

(H) no Incremental Term Loans shall be secured by any assets that do not constitute Collateral; and

(I) the amortization schedule applicable to any Incremental Term Loans and the All-In Yield applicable to the Incremental Term Loans of each Class shall be determined by the Borrower and the applicable new Lenders and shall be set forth in each applicable Incremental Amendment; provided that with respect to any Loans under Incremental Term Loan Commitments that are secured by the Collateral on a pari passu basis with the Initial Term Loans with a maturity date that is less than 12 months after the Initial Term Loan Maturity Date, (I) if the All-In Yield applicable to such Incremental Term Loans shall be greater than the applicable All-In Yield payable pursuant to the terms of this Agreement as amended through the date of such calculation with respect to such Initial Term Loans by more than 50 basis points per annum (the amount of such excess, the “Yield Differential”), then the interest rate (together with, as provided in the proviso below, the Term SOFR or Base Rate floor) with respect to the Initial Term Loans shall be increased by the applicable Yield Differential; provided that, if any Incremental Term Loans include a Term SOFR or Base Rate floor that is greater than the Term SOFR or Base Rate floor applicable to the Initial Term Loans, such differential between interest rate floors shall be included in the calculation of All-In Yield for purposes of this clause (iii) but only to the extent an increase in the Term SOFR or Base Rate Floor applicable to the Initial Term Loans would cause an increase in the interest rate then in effect thereunder, and in such case the Term SOFR and Base Rate floors (but not the Applicable Rate, unless the Borrower otherwise elects in its sole discretion) applicable to the Initial Term Loans shall be increased to the extent of such differential between interest rate floors and (II) the prepayment premiums, end of term fees and similar call protection applicable to any Incremental Term Loans, if any, shall not be greater than those applicable to the Initial Term Loans, unless the Initial Term Loans shall also benefit from such prepayment premiums, end of term fees and/or similar call protection (this proviso, the “MFN Protection”); and

(iii) the proceeds of any Incremental Term Loans (including any Term Loan Increase) shall be used solely for Specified Existing Term Loan Exchanges and exchanges of Existing Secured Notes or Existing Unsecured Notes or, in the case of any new money Incremental Term Commitments, to prepay, refinance, repurchase, redeem, satisfy or discharge Existing Term Loans, Existing Secured Notes or Existing Unsecured Notes pursuant to clauses (iv), (x), (xi) or (xii) of Section 7.13(a).

(f) Incremental Amendment. Commitments in respect of Incremental Term Loans shall become Commitments, under this Agreement pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, each Incremental Lender providing such Commitments and the Administrative Agent. The Incremental Amendment may, without the consent of any other Loan Party, Agent or Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.14 (including (i) to increase the All-In Yield of the applicable Class of Term Loans, or make other changes to any applicable Class of Term Loans that are favorable to the Lenders thereof, in any such case to the extent necessary in order to ensure that any applicable Class of New Term Loans are “fungible” with any applicable existing Class of Term Loans, (ii) to add mechanics to allow for the accrual and payment of payment-in-kind interest in respect of any such additional Class of New Term Loans and (iii) to add or extend, in either case, any other “call protection” for the benefit of any applicable existing Class of Term Loans).

Section 2.15. Refinancing Amendments.

(a) On one or more occasions after the Closing Date, the Borrower may obtain, from any Lender or any other bank, financial institution or other institutional lender or investor that agrees to provide any portion of Refinancing Term Loans pursuant to a Refinancing Amendment under this Agreement and in accordance with this Section 2.15 (each, an “Additional Refinancing Lender”) (provided that the Administrative Agent shall have consented (not to be unreasonably withheld or delayed) to such Lender’s or Additional Refinancing Lender’s making such Refinancing Term Loans to the extent such consent, if any, would be required under Section 10.07(b) for an assignment of Loans to such Lender or Additional Refinancing Lender.

(b) The effectiveness of any Refinancing Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 4.02 and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of (i) customary legal opinions, board resolutions and officers’ certificates consistent with those delivered on the Closing Date other than changes to such legal opinion resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent and (ii) reaffirmation agreements and/or such amendments to the Collateral Documents as may be reasonably requested by the Administrative Agent in order to ensure that such Credit Agreement Refinancing Indebtedness is provided with the benefit of the applicable Loan Documents.

(c) Each issuance of Refinancing Term Loans under Section 2.15(a) shall be in an aggregate principal amount that is (x) not less than $10,000,000 and (y) an integral multiple of $1,000,000 in excess thereof.

(d) Each of the parties hereto hereby agrees that this Agreement and the other Loan Documents may be amended pursuant to a Refinancing Amendment, without the consent of any other Lenders, to the extent (but only to the extent) necessary to (i) reflect the existence and terms of the Refinancing Term Loans incurred pursuant thereto, (ii) make such other changes to this Agreement and the other Loan Documents consistent with the provisions and intent of the second paragraph of Section 10.01 (without the consent of the Required Lenders called for therein) and (iii) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.15, and the Required Lenders hereby expressly authorize the Administrative Agent to enter into any such Refinancing Amendment.

Section 2.16. Extension of Term Loans.

(a) Extension of Term Loans. The Borrower may at any time and from time to time request that all or a portion of the Term Loans of a given Class (each, an “Existing Term Loan Tranche”) be amended to extend the scheduled maturity date(s) with respect to all or a portion of any principal amount of such Term Loans (any such Term Loans which have been so amended, “Extended Term Loans”) and to provide for other terms consistent with this Section 2.16. In order to establish any Extended Term Loans, the Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders under the applicable Existing Term Loan Tranche) (each, a “Term Loan Extension Request”) setting forth the proposed terms of the Extended Term Loans to be established, which shall (x) be identical as offered to each Lender under such Existing Term Loan Tranche (including as to the proposed interest rates and fees payable) and offered pro rata to each Lender under such Existing Term Loan Tranche and (y) be identical to the Term Loans under the Existing Term Loan Tranche from which such Extended Term Loans are to be amended, except that: (i) all or any of the scheduled amortization payments of principal of the Extended Term Loans may be delayed to later dates than the scheduled amortization payments of principal of the Term Loans of such Existing Term Loan Tranche, to the extent provided in the applicable Extension Amendment; (ii) the All-In Yield with respect to the Extended Term Loans (whether in the form of interest rate margin, upfront fees, OID or otherwise) may be different than the All-In Yield for the Term Loans of such Existing Term Loan Tranche, in each case, to the extent provided in the applicable Extension Amendment; (iii) the Extension Amendment may provide for other covenants and terms that apply solely to any period after the Latest Maturity Date that is in effect on the effective date of the Extension Amendment (immediately prior to the establishment of such Extended Term Loans); and (iv) Extended Term Loans may have call protection as may be agreed by the Borrower and the Lenders thereof; provided that no Extended Term Loans may be optionally prepaid prior to the date on which the Term Loans under the Existing Term Loan Tranche from which such Extended Term Loans were amended are repaid in full, unless such optional prepayment is accompanied by at least a pro rata optional prepayment of such Existing Term Loan Tranche; provided, further, that (A) in no event shall the final maturity date of any Extended Term Loans of a given Term Loan Extension Series at the time of establishment thereof be earlier than the then Latest Maturity Date of any then existing Term Loans hereunder, (B) the Weighted Average Life to Maturity of any Extended Term Loans of a given Term Loan Extension Series at the time of establishment thereof shall be no shorter than the remaining Weighted Average Life to Maturity of any Existing Term Loan Tranche, (C) any such Extended Term Loans (and the Liens securing the same) shall be permitted by the terms of the Intercreditor Agreements (to the extent any Intercreditor Agreement is then in effect), (D) all documentation in respect of such Extension Amendment shall be consistent with the foregoing and (E) any Extended Term Loans may participate on a pro rata basis or less than a pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments hereunder, in each case as specified in the respective Term Loan Extension Request. Any Extended Term Loans amended pursuant to any Term Loan Extension Request shall be designated a series (each, a “Term Loan Extension Series”) of Extended Term Loans for all purposes of this Agreement; provided that any Extended Term Loans amended from an Existing Term Loan Tranche may, to the extent provided in the applicable Extension Amendment, be designated as an increase in any previously established Term Loan Extension Series with respect to such Existing Term Loan Tranche. Each Term Loan Extension Series of Extended Term Loans incurred under this Section 2.16 shall be in an aggregate principal amount that is not less than $10,000,000 (or such greater amount that the Borrower, at its election, specifies as a condition to consummating any Extension Amendment (to be determined and specified in the relevant Term Loan Extension Request in the Borrower’s sole discretion and as may be waived by the Borrower)).

(b) [Reserved].

(c) Extension Request. The Borrower shall provide the applicable Term Loan Extension Request at least three (3) Business Days prior to the date on which Lenders under the Existing Term Loan Tranche are requested to respond, and shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.16. No Lender shall have any obligation to agree to have any of its Term Loans of any Existing Term Loan Tranche amended into Extended Term Loans pursuant to any Term Loan Extension Request. Any Lender holding a Loan under an Existing Term Loan Tranche (each, an “Extending Term Lender”) wishing to have all or a portion of its Term Loans under the Existing Term Loan Tranche subject to such Term Loan Extension Request amended into Extended Term Loans shall notify the Administrative Agent (each, an “Extension Election”) on or prior to the date specified in such Term Loan Extension Request of the amount of its Term Loans under the Existing Term Loan Tranche which it has elected to request be amended into Extended Term Loans (subject to any minimum denomination requirements imposed by the Administrative Agent). In the event that the aggregate principal amount of Term Loans under the Existing Term Loan Tranche in respect of which applicable Term Lenders shall have accepted the relevant Term Loan Extension Request exceeds the amount of Extended Term Loans requested to be extended pursuant to the Term Loan Extension Request or Term Loans, as applicable, subject to Extension Elections shall be amended to Extended Term Loans on a pro rata basis (subject to rounding by the Administrative Agent, which shall be conclusive) based on the aggregate principal amount of Term Loans included in each such Extension Election.

(d) Extension Amendment. Extended Term Loans shall be established pursuant to an amendment (each, an “Extension Amendment”) to this Agreement among the Borrower, the Administrative Agent and each Extending Term Lender providing an Extended Term Loan thereunder, which shall be consistent with the provisions set forth in Section 2.16(a) above, respectively (but which shall not require the consent of any other Lender). The effectiveness of any Extension Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 4.02 and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative

Agent of (i) legal opinions, board resolutions and officers’ certificates consistent with those delivered on the Closing Date other than changes to such legal opinion resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent and (ii) reaffirmation agreements and/or such amendments to the Collateral Documents as may be reasonably requested by the Administrative Agent in order to ensure that the Extended Term Loans are provided with the benefit of the applicable Loan Documents. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Extension Amendment. Each of the parties hereto hereby agrees that this Agreement and the other Loan Documents may be amended pursuant to an Extension Amendment, without the consent of any other Lenders, to the extent (but only to the extent) necessary to (i) reflect the existence and terms of the Extended Term Loans incurred pursuant thereto, (ii) modify the scheduled repayments set forth in Section 2.07 with respect to any Existing Term Loan Tranche subject to an Extension Election to reflect a reduction in the principal amount of the Term Loans thereunder in an amount equal to the aggregate principal amount of the Extended Term Loans amended pursuant to the applicable Extension (with such amount to be applied ratably to reduce scheduled repayments of such Term Loans required pursuant to Section 2.07), (iii) modify the prepayments set forth in Section 2.05 to reflect the existence of the Extended Term Loans and the application of prepayments with respect thereto, (iv) make such other changes to this Agreement and the other Loan Documents consistent with the provisions and intent of the second paragraph of Section 10.01 (without the consent of the Required Lenders called for therein) and (v) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.16, and the Required Lenders hereby expressly authorize the Administrative Agent to enter into any such Extension Amendment.

(e) No conversion of Loans pursuant to any Extension in accordance with this Section 2.16 shall constitute a voluntary or mandatory payment or prepayment for purposes of this Agreement.

Section 2.17. Defaulting Lenders.

(a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i) Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.01.

(ii) Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent or the Collateral Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default has occurred and is continuing), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender or against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default has occurred and is continuing, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees. That Defaulting Lender shall not be entitled to receive any commitment fee pursuant to Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(b) Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders, whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

ARTICLE III

Taxes, Increased Costs Protection and Illegality

Section 3.01. Taxes.

(a) Except as provided in this Section 3.01, any and all payments made by or on account of the Borrower or any Guarantor under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, assessments, deductions or withholdings (including backup withholding) or similar fees or charges imposed by any Governmental Authority including interest, penalties and additions to tax (collectively “Taxes”), except as required by applicable Law. If the Borrower, any Guarantor or other applicable withholding agent shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to any Agent or any Lender, (A) to the extent the Tax in question is an Indemnified Tax, the sum payable by the Borrower or such Guarantor shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section 3.01), each of such Agent and such Lender receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (B) the applicable withholding agent shall make such deductions, (C) the applicable withholding agent shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Laws, and (D) as soon as practicable after the date of such payment, if the Borrower or any Guarantor is the applicable withholding agent, shall furnish to such Agent or Lender (as the case may be) the original or a copy of a receipt evidencing payment thereof or other evidence reasonably acceptable to such Agent or Lender.

(b) In addition, each Loan Party agrees to pay any and all present or future stamp, court or documentary taxes and any other excise, property, intangible or mortgage recording taxes, or charges or levies of the same character, imposed by any Governmental Authority, which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document (including additions to tax, penalties and interest related thereto) excluding, in each case, such amounts that result from an Agent or Lender’s Assignment and Assumption, grant of a participation, transfer or assignment to or designation of a new applicable Lending Office or other office for receiving payments under any Loan Document (collectively, “Assignment Taxes”) to the extent such Assignment Taxes result from a present or former connection that the Agent or Lender has with the taxing jurisdiction (other than any connections arising from executing, delivering, becoming a party to, engaging in any transactions pursuant to, performing its obligations under, receiving payments under, receiving or perfecting a security interest under, or enforcing, any Loan Document, or selling or assigning an interest in any Loan or Loan Document), except for such Assignment Taxes resulting from assignment or participation that is requested or required in writing by the Borrower (all such non-excluded Taxes described in this Section 3.01(b) being hereinafter referred to as “Other Taxes”), or at the option of an Agent timely reimburse such Agent for payment of any such Taxes. As soon as practicable after the date of payment of any Other Taxes by a Loan Party, the Loan Parties shall furnish to the Administrative Agent the original or a copy of a receipt evidencing payment thereof or other evidence reasonably acceptable to such Agent.

(c) The Loan Parties agree to indemnify each Agent and each Lender, within ten (10) days after demand therefor, for (i) the full amount of Indemnified Taxes (including any such Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable by, or required to be withheld or deducted from any payment to, such Agent or such Lender and (ii) any reasonable documented and out-of-pocket expenses arising therefrom or with respect thereto, in each case whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that, if a Loan Party reasonably believes that such Taxes were not correctly or legally imposed or asserted, such Agent or Lender shall, upon the written request of the Borrower setting forth in reasonable detail the basis for such belief that such Taxes were not correctly or legally imposed or asserted, use reasonable efforts to cooperate with the Loan Parties to apply for a refund of such Taxes, which shall be repaid to the Loan Party in accordance with, and subject to the terms, conditions and limitations in, Section 3.01(f), so long as such efforts would not result in any out-of-pocket costs or expenses not reimbursed by the Loan Party (including any additional Indemnified Taxes or fees, penalties, interest and additions to tax) or be otherwise disadvantageous to such Agent or Lender as determined in such Agent’s or Lender’s sole discretion (it being understood that in no event will any Agent or Lender be required to (w) apply for or obtain any taxpayer identification number (including a U.S. employer identification number) from the IRS or other applicable taxing jurisdiction, (x) retain counsel or other advisers (legal, accounting or otherwise), (y) make available its tax returns or any other information that such Agent or Lender reasonably deems confidential or (z) in the case of a Lender, solicit information from or otherwise contact any direct or indirect shareholder, investor, partner, member or other equity holder or beneficial owner thereof). A certificate as to the amount of such payment or liability prepared in good faith by such Agent or Lender (or by an Agent on behalf of such Lender), accompanied by a written statement thereof setting forth in reasonable detail the basis and calculation of such amounts shall be conclusive absent manifest error. For the avoidance of doubt, no Agent or Lender shall be entitled to duplicative payments from the Loan Parties in respect of the same Indemnified Tax pursuant to Section 3.01(a) and (b), on the one hand, and this Section 3.01(c), on the other hand.

(d) Each Lender (which shall, for purposes of this Section 3.01(d) include any Administrative Agent to whom payment is made) shall, at such times as are reasonably requested by the Borrower or the Administrative Agent, provide the Borrower and the Administrative Agent with any documentation prescribed by Law certifying as to any entitlement of such Lender to an exemption from, or reduction in, withholding Tax with respect to any payments to be made to such Lender under the Loan Documents. Each such Lender shall, whenever a lapse in time or change in circumstances renders such documentation obsolete or inaccurate in any material respect, deliver promptly to the Borrower and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by the applicable withholding agent) or promptly notify the Borrower and the Administrative Agent in writing of its inability to do so. Unless the applicable withholding agent has received forms or other documents satisfactory to it indicating that payments under any Loan Document to or for a Lender are not subject to withholding Tax or are subject to such Tax at a rate reduced by an applicable tax treaty, the Borrower, the Administrative Agent or other applicable withholding agent shall withhold amounts required to be withheld by applicable Law from such payments at the applicable statutory rate. Notwithstanding any other provision of this clause (d), a Lender shall not be required to deliver any form pursuant to this clause (d) that such Lender is not legally able to deliver. Without limiting the foregoing:

(i) Each Lender that is a US Person shall deliver to the Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent) two properly completed and duly signed copies of IRS Form W-9 (or any successor form) certifying that such Lender is exempt from federal backup withholding.

(ii) Each Lender that is not a US Person shall deliver to the Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent) whichever of the following is applicable:

(A) two properly completed and duly signed copies of IRS Form W-8BEN or W-8BEN-E (or any successor forms) claiming eligibility for the benefits of an income tax treaty to which the United States is a party, and such other documentation as required under the Code,

(B) two properly completed and duly signed copies of IRS Form W-8ECI (or any successor forms),

(C) in the case of a Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (a) a United States Tax Compliance Certificate to the effect that such Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to Borrower as described in Section 881(c)(3)(C) of the Code and (b) two properly completed and duly signed copies of IRS Form W-8BEN or W-8BEN-E (or any successor form), or

(D) to the extent a Lender is not the beneficial owner (for example, where the Lender is a partnership or a participating Lender), IRS Form W-8IMY (or any successor forms) of the Lender, accompanied by a Form W-8ECI, W-8BEN or W-8BEN-E, United States Tax Compliance Certificate, Form W-9, Form W-8IMY and/or any other required information from each beneficial owner, as applicable (provided that if the Lender is a partnership, and one or more beneficial partners of such Lender are claiming the portfolio interest exemption, the United States Tax Compliance Certificate may be provided by such Lender on behalf of such partner).

(iii) If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA, to determine whether such Lender has or has not complied with such Lender’s obligations under FATCA and, as necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the Closing Date.

(iv) The Administrative Agent and any successor thereto shall deliver to the Borrower on or prior to the date on which it becomes the Administrative Agent under this Agreement (and from time to time thereafter upon request of the Borrower) (i) if the Administrative Agent (or such successor to the Agent) is a US Person, two properly completed and duly signed copies of IRS Form W-9 certifying that it is exempt from U.S. federal backup withholding, or (ii) if the Administrative Agent (or such successor to the Administrative Agent) is not a US Person, (A) two properly completed and duly signed copies of IRS Form W-8ECI (or any successor form) with respect to any amounts payable under any Loan Document to the Administrative Agent for its own account, and (B) IRS Form W-8IMY (or any successor form) with respect to any amounts payable under any Loan Document to the Administrative Agent for the account of others, certifying that it is a “U.S. branch” and that the payments it receives for the account of others are not effectively connected with the conduct of its trade or business within the United States and that it is using such form as evidence of its agreement with the Borrower to be treated as a US Person and thus act as the withholding agent with respect to such payments (and the Borrower and the Administrative Agent agree to so treat the Administrative Agent as a US Person with respect to such payments as contemplated by Treasury Regulation Section 1.1441-1(b)(2)(iv)(A)).

(e) Any Lender claiming any additional amounts payable pursuant to this Section 3.01 and Section 3.04(a) shall, if requested in writing by the Borrower, use its reasonable efforts to change the jurisdiction of its Lending Office (or assign its rights and obligations hereunder to another of its offices, branches or Affiliates) if, in the sole determination of such Lender, such a change or assignment would (i) reduce any such additional amounts (including any such additional amounts that may thereafter accrue) and (ii) not result in any unreimbursed cost or expense or be otherwise materially disadvantageous to such Lender. The Loan Parties agree to pay all reasonable and documented out-of-pocket costs and expense incurred by any Lender in connection with any such change, and nothing in this Section 3.01(e) shall affect or postpone any of the Obligations of the Loan Parties or the rights of such Lender pursuant to Section 3.01.

(f) If any Lender or Agent receives a refund in respect of any Indemnified Taxes as to which indemnification or additional amounts have been paid to it by any Loan Party pursuant to this Section 3.01, it shall promptly remit such refund to such Loan Party (but only to the extent of indemnification or additional amounts paid by such Loan Party under this Section 3.01 with respect to Indemnified Taxes giving rise to such refund), net of all reasonable and documented out-of-pocket expenses (including any Taxes) of the Lender or Agent, as the case may be, incurred in obtaining such refund and without interest (other than any interest paid by the relevant taxing authority with respect to such refund); provided that such Loan Party, upon the request of the Lender or Agent, as the case may be, agrees promptly to return such refund (plus any penalties, interest or other charges imposed by the relevant taxing authority) to such party in the event such party is required to repay such refund to the relevant taxing authority. Notwithstanding anything to the contrary in this Section 3.01(f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 3.01(f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to Taxes that it deems confidential) to the Borrower or any other person.

(g) For U.S. federal, and applicable state and local, income tax purposes, the Loan Parties and each Lender and Participant, and any assign, agree to treat the Term Loans as “variable rate debt instruments” described under U.S. Treasury Regulations section 1.1275-5 that are issued by the Borrower. To the extent applicable, each Loan Party, Lender and Participant, and any assign, agrees to file all U.S. federal, and applicable state and local, income tax returns consistently with the foregoing unless otherwise required pursuant to a “determination” described under Section 1313(a) of the Code (or any similar provision of state, local or foreign Tax law).

Section 3.02. Illegality.

If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Term SOFR Loans, or to determine or charge interest rates based upon the Term SOFR, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Term SOFR Loans in the affected currency or currencies, or, in the case of Term SOFR Loans denominated in Dollars, to convert Base Rate Loans to Term SOFR Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable and such Loans are denominated in Dollars, convert all applicable Term SOFR Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Term SOFR Loans to such day, or promptly, if such Lender may not lawfully continue to maintain such Term SOFR Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted and all amounts due, if any, in connection with such prepayment or conversion under Section 3.05. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

Section 3.03. Inability to Determine Rates.

(a) If in connection with any request for a Term SOFR Loan or a conversion of Base Rate Loans to Term SOFR Loans or a continuation of any of such Loans, as applicable, (i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (A) no Successor Rate has been determined in accordance with Section 3.03(b), and the circumstances under clause (i) of Section 3.03(b) or the Scheduled Unavailability Date has occurred, or (B) adequate and reasonable means do not otherwise exist for determining Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Loan or in connection with an existing or proposed Base Rate Loan, or (ii) the Administrative Agent or the Required Lenders determine that for any reason that Term SOFR for any requested Interest Period with respect to a proposed Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender.

Thereafter, (x) the obligation of the Lenders to make or maintain Term SOFR Loans, or to convert Base Rate Loans to Term SOFR Loans, shall be suspended (to the extent of the affected Term SOFR Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Term SOFR component of the Base Rate, the utilization of the Term SOFR component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (or, in the case of a determination by the Required Lenders described in clause (ii) of this Section 3.03(a), until the Administrative Agent upon instruction of the Required Lenders) revokes such notice.

Upon receipt of such notice, (i) the Borrower may revoke any pending request for a Borrowing of, or conversion to, or continuation of Term SOFR Loans (to the extent of the affected Term SOFR Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein and (ii) any outstanding Term SOFR Loans shall be deemed to have been converted to Base Rate Loans immediately at the end of their respective applicable Interest Period.

(b) Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Required Lenders notify the Administrative Agent (with a copy to the Borrower) that the Required Lenders have determined that:

(i) adequate and reasonable means do not exist for ascertaining one month, three month and six month interest periods of Term SOFR, including, without limitation, because the Term SOFR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii) CME or any successor administrator of the Term SOFR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of Term SOFR, in each case acting in such capacity, has made a public statement identifying a specific date after which one month, three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate shall no longer be made available, or permitted to be used for determining the interest rate of loans, or shall or will otherwise cease permanently or indefinitely, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide such interest periods of Term SOFR after such specific date (such specific date, the “Scheduled Unavailability Date”), then, on a date and time determined by the Administrative Agent (any such date, the “Term SOFR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and, solely with respect to clause (ii) above, no later than the Scheduled Unavailability Date, Term SOFR will be replaced hereunder and under any Loan Document with Daily Simple SOFR plus the SOFR Adjustment, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (the “Successor Rate”).

If the Successor Rate is Daily Simple SOFR plus the SOFR Adjustment, all interest payments will be payable on a monthly basis.

Notwithstanding anything to the contrary in Section 10.01, (i) if the Administrative Agent determines that Daily Simple SOFR is not available on or prior to the Term SOFR Replacement Date, or (ii) if the events or circumstances of the type described in Section 3.03(b)(i) or (ii) have occurred with respect to the Successor Rate then in effect, then in each case, the Administrative Agent and the Borrower may amend this Agreement solely for the purpose of replacing Term SOFR or any then current Successor Rate in accordance with this Section 3.03 at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar

U.S. dollar denominated credit facilities syndicated and agented in the United States for such alternative benchmark and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated credit facilities syndicated and agented in the United States for such benchmark, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated. For the avoidance of doubt, any such proposed rate and adjustments, shall constitute a “Successor Rate”. Any such amendment shall become effective at 5:00 p.m. (New York time) on the fifth (5th) Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.

The Administrative Agent will promptly (in one or more notices) notify the Borrower and each Lender of the implementation of any Successor Rate.

Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

Notwithstanding anything else herein, any definition of Successor Rate shall provide that in no event shall such Successor Rate, with respect to the Initial Term Loans, be less than zero for purposes of this Agreement.

In connection with the implementation of a Successor Rate, the Administrative Agent will have the right to make Conforming Changes from time to time, in consultation with the Borrower, and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Lenders and the Borrower reasonably promptly after such amendment becomes effective.

For purposes of this Section 3.03, those Lenders that either have not made, or do not have an obligation under this Agreement to make, the relevant Loans in Dollars shall be excluded from any determination of Required Lenders.

Section 3.04. Increased Cost and Reduced Return; Capital Adequacy; Reserves on Term SOFR Loans.

(a) If any Lender reasonably determines that as a result of any Change in Law, in each case after the Closing Date, or such Lender’s compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any Loans or (as the case may be), or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this Section 3.04(a) any such increased costs or reduction in amount resulting from (i) Indemnified Taxes, (ii) Excluded Taxes, or (iii) reserve requirements contemplated by Section 3.04(c)) and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining the Loan (or of maintaining its obligations to make any Loan), or to reduce the amount of any sum received or receivable by such Lender, then from time to time within fifteen (15) days after demand by such Lender setting forth in reasonable detail such increased costs (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction; provided that to the extent any increased costs or reductions are incurred by any Lender as a result of any requests, rules, guidelines or directives promulgated under the Dodd-Frank Wall Street Reform and Consumer Protection Act or pursuant to Basel III after the Closing Date, then such Lender shall be compensated pursuant to this Section 3.04 only if such Lender imposes such charges under other syndicated credit facilities involving similarly situated borrowers that such Lender is a lender under.

(b) If any Lender determines that any Change in Law regarding capital adequacy or liquidity requirements or any change therein or in the interpretation thereof, in each case after the Closing Date, or compliance by such Lender (or its Lending Office), has the effect of reducing the rate of return on the capital of such Lender or any Person controlling such Lender as a consequence of such Lender’s obligations hereunder (taking into consideration its policies with respect to capital adequacy and liquidity requirements and such Lender’s desired return on capital), then from time to time upon demand of such Lender setting forth in reasonable detail the charge and the calculation of such reduced rate of return (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender (or the Person controlling such Lender) for such reduction within fifteen (15) days after receipt of such demand.

(c) The Borrower shall pay to each Lender, (i) as long as such Lender shall be required to maintain reserves, capital or liquidity with respect to liabilities or assets consisting of or including Term SOFR funds or deposits, additional interest on the unpaid principal amount of each applicable Term SOFR Loan of the Borrower equal to the actual costs of such reserves, capital or liquidity allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive in the absence of manifest error), and (ii) as long as such Lender shall be required to comply with any reserve ratio, capital or liquidity requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of any Term SOFR Loans of the Borrower, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error) which in each case shall be due and payable on each date on which interest is payable on such Loan; provided the Borrower shall have received at least fifteen (15) days’ prior notice (with a copy to the Administrative Agent) of such additional interest or cost from such Lender. If a Lender fails to give notice fifteen (15) days prior to the relevant Interest Payment Date, such additional interest or cost shall be due and payable fifteen (15) days from receipt of such notice.

(d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section 3.04 shall not constitute a waiver of such Lender’s right to demand such compensation.

(e) If any Lender requests compensation under this Section 3.04, then such Lender will, if requested by the Borrower, use commercially reasonable efforts to designate another Lending Office for any Loan affected by such event; provided that such efforts are made on terms that, in the reasonable judgment of such Lender, cause such Lender and its Lending Office(s) to suffer no material economic, legal or regulatory disadvantage; provided, further, that nothing in this Section 3.04(e) shall affect or postpone any of the Obligations of the Borrower or the rights of such Lender pursuant to Sections 3.04(a), (b), (c) or (d).

Section 3.05. Funding Losses.

Upon written demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense actually incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Term SOFR Loan of the Borrower on a day other than the last day of the Interest Period for such Loan;

(b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Term SOFR Loan of the Borrower on the date or in the amount notified by the Borrower, including any loss or expense (excluding loss of anticipated profits) arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Term SOFR Loan made by it at Term SOFR for such Loan by a matching deposit or other borrowing in the applicable interbank market for a comparable amount and for a comparable period, whether or not such Term SOFR Loan was in fact so funded.

Section 3.06. Matters Applicable to All Requests for Compensation.

(a) Any Agent or any Lender claiming compensation under this Article III shall deliver a certificate to the Borrower setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Agent or such Lender may use any reasonable averaging and attribution methods.

(b) With respect to any Lender’s claim for compensation under Sections 3.01, 3.02, 3.03 or 3.04, the Borrower shall not be required to compensate such Lender for any amount incurred more than one hundred and eighty (180) days prior to the date that such Lender notifies the Borrower of the event that gives rise to such claim; provided that if the circumstance giving rise to such claim is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof. If any Lender requests compensation by the Borrower under Section 3.04, the Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or continue from one Interest Period to another applicable Term SOFR Loan, or, if applicable, to convert Base Rate Loans into Term SOFR Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.06(c) shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

(c) If the obligation of any Lender to make or continue any Term SOFR Loan, or to convert Base Rate Loans into Term SOFR Loans shall be suspended pursuant to Section 3.06(b) hereof, such Lender’s applicable Term SOFR Loans shall be automatically converted into Base Rate Loans (or, if such conversion is not possible, repaid) on the last day(s) of the then current Interest Period(s) for such Term SOFR Loans (or, in the case of an immediate conversion required by Section 3.02, on such earlier date as required by Law) and, unless and until such Lender gives notice as provided below that the circumstances specified in Sections 3.02, 3.03 or 3.04 hereof that gave rise to such conversion no longer exist:

(i) to the extent that such Lender’s Term SOFR Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s applicable Term SOFR Loans shall be applied instead to its Base Rate Loans; and

(ii) all Loans that would otherwise be made or continued from one Interest Period to another by such Lender as Term SOFR Loans shall be made or continued instead as Base Rate Loans (if possible), and all Base Rate Loans of such Lender that would otherwise be converted into Term SOFR Loans shall remain as Base Rate Loans.

(d) If any Lender gives notice to the Borrower (with a copy to the Administrative Agent) that the circumstances specified in Sections 3.02, 3.03 or 3.04 hereof that gave rise to the conversion of any of such Lender’s Term SOFR Loans pursuant to this Section 3.06 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Term SOFR Loans made by other Lenders under the applicable Facility are outstanding, if applicable, such Lender’s Base Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Term SOFR Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Term SOFR Loans under such Facility and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Commitments for the applicable Facility.

Section 3.07. Replacement of Lenders under Certain Circumstances.

(a) If at any time (i) the Borrower becomes obligated to pay additional amounts or indemnity payments described in Section 3.01 (with respect to Indemnified Taxes) or 3.04 as a result of any condition described in such Sections or any Lender ceases to make any Term SOFR Loans as a result of any condition described in Section 3.02 or Section 3.04, (ii) any Lender becomes a Defaulting Lender, (iii) any Lender elects not to be an Extending Term Lender or (iv) any Lender becomes a Non-Consenting Lender, then the Borrower may so long as no Event of Default has occurred and is continuing, at its sole cost and expense, on ten (10) Business Days’ prior written notice to the Administrative Agent and such Lender, (x) replace such Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Section 10.07(b) (with the assignment fee to be paid by the Borrower in such instance) all of its rights and obligations under this Agreement (in respect of any applicable Facility only in the case of clause (i) or, with respect to a Class vote, clause (iii)) to one or more Eligible Assignees; provided that neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender or other such Person; provided, further, that (A) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01 (with respect to Indemnified Taxes), such assignment will result in a reduction in such compensation or payments and (B) in the case of any such assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable Eligible Assignees shall have agreed to, and shall be sufficient (together with all other consenting Lenders) to cause the adoption of, the applicable departure, waiver or amendment of the Loan Documents; or (y) terminate the Commitment of such Lender (in respect of any applicable Facility only in the case of clause (i) or clause (iv)), as the case may be, and in the case of a Lender, repay all Obligations (including the payment of any Prepayment Premium) of the Borrower owing to such Lender relating to the Loans and participations held by such Lender as of such termination date; provided that in the case of any such termination of a Non-Consenting Lender such termination shall be sufficient (together with all other consenting Lenders) to cause the adoption of the applicable departure, waiver or amendment of the Loan Documents and such termination shall be in respect of any applicable Facility only in the case of clause (i)) or, with respect to a Class vote, clause (iv).

(b) Any Lender being replaced pursuant to Section 3.07(a)(x) above shall (i) execute and deliver an Assignment and Assumption with respect to such Lender’s applicable Commitment and outstanding Loans in respect thereof, and (ii) deliver any Notes evidencing such Loans to the Borrower or Administrative Agent. Pursuant to such Assignment and Assumption, (A) the assignee Lender shall acquire all or a portion, as the case may be, of the assigning Lender’s Commitment and outstanding Loans, (B) all obligations of the Borrower owing to the assigning Lender relating to the Loans, Commitments and participations so assigned shall be paid in full by the assignee Lender to such assigning Lender concurrently with such Assignment and Assumption (provided that Obligations other than with respect to the principal of the Loans may be paid by the Borrower) and (C) upon such payment and, if so requested by the assignee Lender, delivery to the assignee Lender of the appropriate Note or Notes executed by the Borrower, the assignee Lender shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Loans, Commitments and participations, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender. In connection with any such replacement, if any such Non-Consenting Lender or Defaulting Lender does not execute and deliver to the Administrative Agent a duly executed Assignment and Assumption reflecting such replacement within five (5) Business Days of the date on which the assignee Lender executes and delivers such Assignment and Assumption to such Non-Consenting Lender or Defaulting Lender, then such Non-Consenting Lender or Defaulting Lender shall be deemed to have executed and delivered such Assignment and Assumption without any action on the part of the Non-Consenting Lender or Defaulting Lender.

(c) [Reserved].

(d) In the event that (i) the Borrower or the Administrative Agent has requested that the Lenders consent to a departure or waiver of any provisions of the Loan Documents or agree to any amendment thereto, (ii) the consent, waiver or amendment in question requires the agreement of each Lender, each affected Lender or each affected Lender of a certain Class in accordance with the terms of Section 10.01 or all the Lenders with respect to a certain Class of the Loans and (iii) the Required Lenders (or, in the case of a consent, waiver or amendment involving all affected Lenders of a certain Class, the Required Class Lenders as applicable) have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a “Non-Consenting Lender.”

(e) For the avoidance of doubt, any amounts owing to a Non-Consenting Lender or a Lender electing not to be an Extending Term Lender under Section 2.05(a) shall be required to be paid as a condition to replacing or terminating such Lender under this Section 3.07.

Section 3.08. Survival.

All of the Borrower’s obligations under this Article III shall survive resignation or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, termination of the Aggregate Commitments and repayment, satisfaction or discharge of all other Obligations under any Loan Document.

ARTICLE IV

Conditions Precedent to Credit Extensions

Section 4.01. [Reserved].

Section 4.02. Conditions to All Credit Extensions.

The obligation of each Lender to honor any Request for Credit Extension (other than a (x) Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Term SOFR Loans and or (y) a Request for Credit Extension for an Incremental Facility which shall be governed by Section 2.14(d)) is subject to the following conditions precedent:

(i) The representations and warranties of each Loan Party set forth in Article V and in each other Loan Document shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects as so qualified) on and as of the date of such Credit Extension with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects as so qualified).

(ii) No Default or Event of Default shall exist or would result from such proposed Credit Extension or from the application of the proceeds therefrom.

(iii) The Administrative Agent shall have received a Request for Credit Extension in accordance with the requirements hereof.

Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Term SOFR Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(i) and (ii) (or, in the case of a Request for Credit Extension for an Incremental Facility, the conditions specified in Section 2.14(d)) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V

Representations and Warranties

The Borrower and each Guarantor party hereto (solely to the extent applicable to it) represents and warrants to the Agents and the Lenders at the time of each Credit Extension (to the extent required by the Exchange Agreement and/or Section 4.02, as applicable) that:

Section 5.01. Existence, Qualification and Power; Compliance with Laws.

Each Loan Party and each Subsidiary (a) is a Person duly organized or formed, validly existing and in good standing (where relevant) under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority to (i) own or lease its assets and carry on its business as currently conducted and (ii) in the case of the Loan Parties, execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and in good standing (where relevant) under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, (d) is in compliance with all Laws, orders, writs and injunctions and (e) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; except in each case, referred to in clause (a) (other than with respect to the Borrower), (b)(i) (other than with respect to the Borrower), (c), (d) and (e), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 5.02. Authorization; No Contravention.

The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party, and the consummation of the Transactions, are within such Loan Party’s corporate or other powers, (a) have been duly authorized by all necessary corporate or other organizational action, and (b) do not (i) contravene the terms of any of such Person’s Organization Documents, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 7.01), or require any payment to be made under (x) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (y) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject, or (iii) violate any applicable Law; except with respect to any conflict, breach or contravention or payment (but not creation of Liens) referred to in clause (b)(ii)(x), to the extent that such violation, conflict, breach, contravention or payment could not reasonably be expected to have a Material Adverse Effect.

Section 5.03. Governmental Authorization; Other Consents.

No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, or for the consummation of the Transactions, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the priority thereof) or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for (i) filings, recordings and registrations with Governmental Authorities necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect (except to the extent not required to be obtained, taken, given or made or be in full force and effect pursuant to the Collateral and Guarantee Requirement) and (iii) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect, and except that (x) certain actions which may be taken by the Administrative Agent or the Lenders in the exercise of their rights and remedies under this Agreement or any other Loan Document may require the prior consent of the FCC, and (y) copies of this Agreement or any other Loan Document may be required to be filed with the FCC for informational purposes.

Section 5.04. Binding Effect.

This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is a party thereto. This Agreement and each other Loan Document constitutes a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is a party thereto in accordance with its terms, except as such enforceability may be limited by (i) Debtor Relief Laws and by general principles of equity, (ii) the need for filings, recordations and registrations necessary to create or perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties and (iii) the effect of foreign Laws, rules and regulations as they relate to pledges and/or Liens granted by the Loan Parties, if any, of or in Equity Interests in Foreign Subsidiaries.

Section 5.05. Financial Statements; No Material Adverse Effect.

(a) (i) The Audited Financial Statements fairly present in all material respects the financial condition of Holdings and its Subsidiaries as of the dates thereof and their results of operations for the periods covered thereby in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein.

(ii) The Unaudited Financial Statements fairly present in all material respects the financial condition of Holdings and its Subsidiaries as of the dates thereof and their results of operations for the periods covered thereby in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein.

(b) Any forecasts of consolidated balance sheets and consolidated statements of income and cash flow of Holdings and its Subsidiaries which have been furnished to the Administrative Agent prior to the Closing Date have been prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable at the time of preparation of such forecasts, it being understood that actual results may vary from such forecasts and that such variations may be material.

(c) Since December 31, 2023, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(d) As of the Closing Date, none of Holdings and its Subsidiaries has any Indebtedness or other obligations or liabilities, direct or contingent (other than (i) the liabilities reflected on Schedule 5.05 or otherwise set forth on the Unaudited Financial Statements, (ii) obligations arising under the Loan Documents, the ABL Loan Documents, the Existing Credit Agreement Documents, the First Lien Notes Documents, the Second Lien Notes Documents, the Existing Secured Notes Documents and the Existing Unsecured Notes Documents and (iii) liabilities incurred in the ordinary course of business that, either individually or in the aggregate, have not had nor could reasonably be expected to have a Material Adverse Effect).

Section 5.06. Litigation.

Except as set forth on Schedule 5.06, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of Holdings or the Borrower, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against Holdings or any of its Subsidiaries or against any of their properties or revenues that either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 5.07. Special Representations Relating to FCC Authorizations, Etc.

(a) The Borrower and its Subsidiaries hold all FCC Authorizations that are necessary or required for the Borrower and its Subsidiaries to conduct their business in the manner in which it is currently being conducted, except where the failure to do so would not have a Material Adverse Effect. Schedule 5.07 hereto lists each material FCC Authorization held by the Borrower or any Subsidiary as of the Closing Date. With respect to each Broadcast License issued by the FCC and listed on Schedule 5.07 hereto, the description includes the call sign, FCC identification number, community of license and the license expiration date.

(b) All material FCC Authorizations held by the Borrower and its Subsidiaries are in full force and effect in accordance with their terms, with such exceptions as would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 5.07, and except for such matters as would not have a Material Adverse Effect, (i) neither the Borrower nor any Subsidiary has knowledge of any investigation, notice of apparent liability, notice of violation, notice of forfeiture or complaint issued by or filed with or before the FCC with respect to any material FCC Authorization (other than proceedings relating to the broadcast industry generally), and (ii) no event has occurred that has resulted in, or after notice or lapse of time or both would reasonably be expected to result in, revocation, suspension, material adverse modification, non-renewal, material impairment, material restriction or termination of, or material forfeiture with respect to, any material FCC authorization. For purposes of this Section 5.07, all references to material FCC Authorizations include all of the Broadcast Licenses. The Borrower and the Subsidiaries have timely filed all required reports and notices with the FCC and have paid all amounts due in timely fashion on account of fees and charges to the FCC, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

Section 5.08. Ownership of Property; Liens and Real Property.

(a) Holdings and each of its Subsidiaries has good record title to, or valid leasehold interests in, or easements or other limited property interests in, all Real Property necessary in the ordinary conduct of its business, free and clear of all Liens except as set forth on Schedule 5.08(a) hereto and except for minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes and Liens permitted by Section 7.01 and except where the failure to have such title or other interest could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) Except as set forth on Schedule 5.08(b) hereto, as of the Closing Date, neither Holdings nor any of its Subsidiaries owns any Material Real Property.

Section 5.09. Environmental Matters.

Except as specifically disclosed in Schedule 5.09(a) or except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

(a) Each Loan Party and its respective properties and operations are and, other than any matters which have been finally resolved with no further liability or obligations, have been in compliance with all Environmental Laws, which includes obtaining, maintaining and complying with all applicable Environmental Permits required under such Environmental Laws to carry on the business of the Loan Parties;

(b) the Loan Parties have not received any written notice that alleges any of them is in violation of or potentially liable under any Environmental Laws and none of the Loan Parties nor any of the Real Property is the subject of any claims, investigations, liens, demands, or judicial, administrative or arbitral proceedings pending or, to the knowledge of Holdings or the Borrower, threatened, under or relating to any Environmental Law;

(c) there has been no Release of Hazardous Materials on, at, under or from any Real Property or facilities currently or formerly owned, leased or operated by any Loan Party or Subsidiary, or arising out of the conduct of the Loan Parties that requires or could reasonably be expected to require investigation, remedial activity or corrective action or cleanup by, or on behalf of, any Loan Party or Subsidiary or could reasonably be expected to result in any Environmental Liability;

(d) there are no facts, circumstances or conditions arising out of or relating to the Loan Parties or any of their respective operations or any facilities currently or, to the knowledge of Holdings or the Borrower, formerly owned, leased or operated by any of the Loan Parties or Subsidiaries, that could reasonably be expected to require investigation, remedial activity or corrective action or cleanup by, or on behalf of, any Loan Party or Subsidiary or could reasonably be expected to result in any Environmental Liability; and

(e) the Borrower has made available to the Administrative Agent all environmental reports, studies, assessments, audits, or other similar documents containing information regarding any Environmental Liability that are in the possession or control of a Loan Party or any Subsidiary of a Loan Party.

Section 5.10. Taxes.

Except as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each of the Loan Parties and their Subsidiaries have filed all tax returns required to be filed, and have paid all Taxes levied or imposed upon them or their properties, that are due and payable (including in their capacity as a withholding agent), except those that are being contested in good faith by appropriate proceedings diligently conducted. Except as described on Schedule 5.10, there is no proposed Tax deficiency or assessment known to any Loan Parties against the Loan Parties that would, if made, individually or in the aggregate, have a Material Adverse Effect.

Section 5.11. ERISA Compliance.

(a) Except as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Plan is in compliance with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder and other Applicable Laws.

(b) (i) No ERISA Event has occurred during the five year period prior to the date on which this representation is made or deemed made or is reasonably expected to occur; (ii) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iii) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 of ERISA with respect to a Multiemployer Plan; (iv) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that could reasonably be expected to be subject to Sections 4069 or 4212(c) of ERISA, (v) each Plan that is intended to qualify under Section 401(a) of the Code has received from the IRS a favorable determination or opinion letter, which has not by its terms expired, that such Plan is so qualified, or such Plan is entitled to rely on an IRS advisory or opinion letter with respect to an IRS-approved master and prototype or volume submitter plan, or a timely application for such a determination or opinion letter is currently being processed by the IRS with respect thereto, and nothing has occurred which would prevent, or cause the loss of, such qualification; (vi) there is no “funding shortfall” (within the meaning of Section 430(c) of the Code or Section 303(c) of ERISA) with respect to each Pension Plan (determined as of the end of the most recently preceding plan year pursuant to the assumptions used for funding such Pension Plan for the applicable plan year in accordance with Section 430 of the Code); (vii) there are no pending or, to the knowledge of Holdings or the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan; and (viii) there has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan, except, with respect to each of the foregoing clauses of this Section 5.11(b), as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(c) Neither any Loan Party nor any ERISA Affiliate maintains or contributes to a Plan that is, or is expected to be, in at-risk status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code) in each case, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(d) With respect to each Foreign Pension Plan and except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) such Foreign Pension Plan has been maintained and administered in compliance with its terms and with the requirements of all applicable Law, (ii) all required contributions with respect to such Foreign Pension Plan have been made when due and (iii) the present value of the accrued benefit liabilities (whether or not vested) under each such Foreign Pension Plan, determined as of the most recent valuation date of such Foreign Pension plan, on the basis of actuarial assumptions each of which are reasonable, did not exceed the current value of the assets of such Foreign Pension plan allocable to such liabilities.

Section 5.12. Subsidiaries; Equity Interests.

As of the Closing Date (after giving effect to the Transactions), no Loan Party has any Subsidiaries other than those specifically disclosed in Schedule 5.12, and all of the outstanding Equity Interests owned by the Loan Parties in its material Subsidiaries have been validly issued and are fully paid and all Equity Interests owned by a Loan Party in such material Subsidiaries are owned free and clear of all Liens except any Lien that is permitted to be on such Equity Interests under Section 7.01. As of the Closing Date, Schedule 5.12 sets forth the name and jurisdiction of each Loan Party and sets forth the ownership interest of the Borrower and any other Guarantor in each material Subsidiary, including the percentage of such ownership.

Section 5.13. Margin Regulations; Investment Company Act.

(a) None of the Loan Parties is engaged nor will it engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Borrowings will be used for any purpose that violates Regulation U of the Board of Governors of the United States Federal Reserve System.

(b) None of the Borrower or any other Loan Party is an “investment company” within the meaning of the Investment Company Act of 1940.

Section 5.14. Disclosure.

No written report, financial statement, certificate or other written information furnished by or on behalf of any Loan Party (other than projected financial information, pro forma financial information and information of a general economic or industry nature) to any Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (as modified or supplemented by other information so furnished), when taken as a whole, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein (when taken as a whole), in the light of the circumstances under which they were made, not materially misleading. With respect to projected financial information and pro forma financial information, each of Holdings and the Borrower represents that such information was prepared in good faith based upon assumptions believed by Holdings and the Borrower to be reasonable at the time of preparation; it being understood that such projections are as to future events and are not to be viewed as facts, are subject to significant uncertainties and contingencies, many of which are beyond the control of Holdings and its Subsidiaries, that no assurance can be given that any particular projections will be realized and that actual results during the period or periods covered may vary significantly from actual results and that such variances may be material.

Section 5.15. Labor Matters.

Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect, as of the Closing Date (a) there are no strikes or other labor disputes against Holdings or any of its Subsidiaries pending or, to the knowledge of Holdings or the Borrower, threatened, (b) hours worked by and payment made to employees of Holdings or any of its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Laws, (c) the Borrower and the other Loan Parties have complied with all applicable labor laws including work authorization and immigration and (d) all payments due from the Borrower or any of its Subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant party.

Section 5.16. Use of Proceeds.

The Borrower will (a) use the proceeds of the Initial Term Loans on the Closing Date to consummate the Existing Debt Purchase (as defined in the Exchange Agreement) and (b) use the proceeds of Incremental Term Loans solely in accordance with Section 2.14(e)(iii).

Section 5.17. Intellectual Property; Licenses, Etc.

Holdings and its Subsidiaries own, license or possess the right to use all of the trademarks, service marks, trade names, domain names, copyrights, patents, patent rights, licenses, technology, software, know-how database rights, design rights and other intellectual property rights, whether owned or licensed (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses as currently conducted, and, to the knowledge of Holdings or the Borrower, such IP Rights do not conflict with the rights of any Person, except to the extent such failure to own, license or possess or such conflicts, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. The business of any Loan Party or any of their Subsidiaries as currently conducted does not infringe upon, misappropriate or otherwise violate any IP Rights held by any Person except for such infringements, misappropriations and violations, individually or in the aggregate, which could not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the IP Rights, is filed and presently pending or, to the knowledge of Holdings or the Borrower, presently threatened in writing against any Loan Party or any of its Subsidiaries, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Except pursuant to licenses and other user agreements entered into by each Loan Party in the ordinary course of business, as of the Closing Date, all registrations listed on schedules to the applicable Intellectual Property Security Agreements entered into on the Closing Date are valid and subsisting except, in each case, to the extent failure of such registrations to be valid and subsisting could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

Section 5.18. Solvency.

On the Closing Date, after giving effect to the Transactions, Holdings and its Subsidiaries, on a consolidated basis, are Solvent.

Section 5.19. OFAC; USA PATRIOT Act; FCPA.

(a) To the extent applicable, each of Holdings and its Subsidiaries is in compliance, in all material respects, with (i) applicable Sanctions, the United States Foreign Corrupt Practices Act of 1977, as amended and other anti-corruption laws, and (ii) the USA PATRIOT Act.

(b) Neither Holdings nor any of its Subsidiaries nor, to the knowledge of the Borrower and the other Loan Parties, any director, officer, employee, agent or controlled affiliate of Holdings or any Subsidiary of Holdings is currently the subject of any Sanctions, nor is Holdings or any of its Subsidiaries located, organized or resident in any country or territory that is the subject of comprehensive Sanctions (as of the Closing Date, Cuba, Iran, North Korea, Syria, and the Crimea Region of Ukraine).

(c) No part of the proceeds of the Loans will be used, lent, contributed or otherwise made available, directly or, to the knowledge of the Borrower or Holdings, indirectly, by the Borrower or Holdings (i) in violation of the United States Foreign Corrupt Practices Act of 1977, as amended or other applicable anti-corruption law; (ii) for the purpose of financing or facilitating any activities or business of or with, involving or for the benefit of any Person that, at the time of such financing or facilitation, is the subject of any Sanctions in violation of applicable Sanctions; or (iii) in any other manner that would result in a violation of applicable Sanctions by any Person.

Section 5.20. [Reserved].

Section 5.21. Security Documents.

(a) Valid Liens. Each Collateral Document delivered pursuant to the Exchange Agreement and Sections 6.11 and 6.13 will, upon execution and delivery thereof, be effective to create in favor of the Collateral Agent for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, the Collateral described therein to the extent intended to be created thereby and (i) when financing statements and other filings in appropriate form are filed in the appropriate offices for filing and (ii) upon the taking of possession or control by the Collateral Agent of such Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent possession or control by the Collateral Agent is required by the applicable Collateral Document), the Liens created by the Collateral Documents (other than the Mortgages) shall constitute fully perfected Liens on, and security interests in (to the extent intended to be created thereby), all right, title and interest of the grantors in such Collateral to the extent perfection can be obtained by filing financing statements or the taking of possession or control, in each case subject to no Liens other than Liens permitted hereunder.

(b) PTO Filing; Copyright Office Filing. When the Intellectual Property Security Agreements are properly filed in the United States Patent and Trademark Office and the United States Copyright Office, to the extent such filings may perfect such interests, the Liens created by the Security Agreement shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the grantors thereunder in Patents and Trademarks (each as defined in the Security Agreement) registered or applied for with the United States Patent and Trademark Office and Copyrights (as defined in the Security Agreement) registered or applied for with the United States Copyright Office, as the case may be, in each case subject to no Liens other than Liens permitted hereunder (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to establish a Lien on registered Patents, Trademarks and Copyrights acquired by the grantors thereof after the Closing Date).

(c) Mortgages. Upon recording thereof in the appropriate recording office, each Mortgage is effective to create, in favor of the Collateral Agent, for its benefit and the benefit of the Secured Parties, legal, valid and enforceable perfected Liens on, and security interest in, all of the Loan Parties’ right, title and interest in and to the Mortgaged Properties thereunder and the proceeds thereof, subject only to Liens permitted hereunder, and when any Mortgage executed and delivered after the Closing Date in accordance with the provisions of Sections 6.11 and Section 6.13, is filed in the offices specified in the local counsel opinion delivered with respect thereto in accordance with the provisions of Sections 6.11 and 6.13, the Mortgages shall constitute legal, valid and enforceable perfected Liens on, and security interests in, all right, title and interest of the Loan Parties in the Mortgaged Properties and the proceeds thereof, in each case prior and superior in right to any other Person, other than Liens permitted by hereunder.

Notwithstanding anything herein (including this Section 5.21) or in any other Loan Document to the contrary, neither the Borrower nor any other Loan Party makes any representation or warranty as to (A) the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest in any Equity Interests of any Foreign Subsidiary, or as to the rights and remedies of the Agents or any Lender with respect thereto, under foreign Law or (B) the pledge or creation of any security interest, or the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest to the extent such pledge, security interest, perfection or priority is not required pursuant to the Collateral and Guarantee Requirement.

ARTICLE VI

Affirmative Covenants

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than contingent indemnification obligations not yet due and payable) hereunder which is accrued and payable shall remain unpaid or unsatisfied Holdings shall, and shall cause, to the extent applicable, each of its Subsidiaries to:

Section 6.01. Financial Statements.

(a) Deliver to the Administrative Agent for prompt further distribution to each Lender, within ninety (90) days after the end of each fiscal year of Holdings (which may be extended to the extent such extension is permitted and such extension is granted by the SEC but, in any event, no later than 105 days after the end of such fiscal year), a consolidated balance sheet of Holdings and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, stockholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of any independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit other than a going concern qualification or “emphasis of matter” resulting from (i) an upcoming maturity date under the Facilities (including any Refinancing Loans, Incremental Loans or any Extended Loans) or Indebtedness permitted under Section 7.03 or (ii) any actual or prospective financial covenant default; and

(b) Deliver to the Administrative Agent for prompt further distribution to each Lender, within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of Holdings (which may be extended to the extent such extension is permitted and such extension is granted by the SEC but, in any event, no later than 60 days after the end of such fiscal quarter), a consolidated balance sheet of Holdings and its Subsidiaries as at the end of such fiscal quarter and the related consolidated statements of income or operations for such fiscal quarter and the portion of the fiscal year then ended, setting forth in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, and statements of stockholders’ equity for the current fiscal quarter and consolidated statement of cash flows for the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of Holdings as fairly presenting in all material respects the financial condition, results of operations, stockholders’ equity and cash flows of Holdings and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

Notwithstanding the foregoing, the obligations in paragraphs (a) and (b) of this Section 6.01 may be satisfied with respect to financial information of Holdings and the Subsidiaries by furnishing (A) the applicable financial statements of Holdings (or any direct or indirect parent of Holdings, including Parent) or (B) Holdings’ (or any direct or indirect parent thereof, including Parent), as applicable, Form 10-K or 10-Q, as applicable, filed with the SEC; provided that with respect to clauses (A) and (B), (i) to the extent such information relates to a parent of Holdings, such information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to Holdings (or such parent), on the one hand, and the information relating to Holdings and the Subsidiaries on a stand-alone basis, on the other hand and (ii) to the extent such information is in lieu of information required to be provided under Section 6.01(a), such materials are accompanied by a report and opinion of any independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and, except as permitted in Section 6.01(a), shall not be subject to any “going concern” or “emphasis of matter” or like qualification or exception or any qualification or exception as to the scope of such audit.

Documents required to be delivered pursuant to Section 6.01 and Section 6.02(b) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which Holdings (or any direct or indirect parent of Holdings) posts such documents, or provides a link thereto on the website on the Internet at Holdings’ website address listed on Schedule 10.02; or (ii) on which such documents are posted on Holdings’ behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) upon written request by the Administrative Agent, Holdings shall deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent; and (ii) Holdings shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents.

Section 6.02. Certificates; Other Information.

Deliver to the Administrative Agent for prompt further distribution to each Lender:

(a) no later than five (5) Business Days after the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of Holdings and the Borrower, which shall include a reconciliation of “Consolidated EBITDA” with “Adjusted EBITDA” (or any similar term or concept) as used in any applicable financial statements of Holdings (or any indirect parent thereof, including Parent), including Form 10-K or 10-Q (to the extent such reconciliation is not included in such financial statements);

(b) promptly after the same are publicly available, copies of all annual, regular, periodic and special reports and registration statements which Holdings, (or any direct or indirect parent of Holdings, including Parent) or any of its Subsidiaries files with the SEC or with any Governmental Authority that may be substituted therefor (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered), exhibits to any registration statement and, if applicable, any registration statement on Form S-8) and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto; provided that notwithstanding the foregoing, the obligations in this Section 6.02(b) may be satisfied so long as such information is publicly available on the SEC’s EDGAR website;

(c) promptly after the furnishing thereof, copies of any material requests or material notices received by any Loan Party (other than in the ordinary course of business) or material statements or material reports furnished to any holder of debt securities of any Loan Party or of any of its Subsidiaries pursuant to the terms of any Secured Notes Documents, Existing Credit Agreement Documents, Existing Notes Documents or any other Junior Financing Documentation and, in each case, any Permitted Refinancing thereof in a principal amount in excess of the Threshold Amount, and any other Indebtedness in a principal amount in excess of the Threshold Amount and not otherwise required to be furnished to the Lenders pursuant to any other clause of this Section 6.02;

(d) together with the delivery of each Compliance Certificate pursuant to Section 6.02(a), (i) in the case of annual Compliance Certificates only, a report setting forth the legal name and the jurisdiction of formation of each Loan Party and the location of the chief executive office of each Loan Party or confirming that there has been no change in such information since the later of the Closing Date or the date of the last such report, (ii) a description of each event, condition or circumstance during the last fiscal quarter covered by such Compliance Certificate requiring a mandatory prepayment under Section 2.05(b) and (iii) a list of each Subsidiary of Holdings that identifies each Excluded Subsidiary as of the date of delivery of such Compliance Certificate or confirmation that there has been no change in such information since the later of the Closing Date or the date of the last such list;

(e) [reserved]; and

(f) promptly, such additional information regarding the business, legal, financial or corporate affairs of the Loan Parties or any of their respective Subsidiaries, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender through the Administrative Agent may from time to time reasonably request.

Each of Holdings and the Borrower hereby acknowledges that (a) the Administrative Agent will make available to the Lenders materials and/or information provided by or on behalf of the Loan Parties hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to Holdings, the Borrower, their respective Affiliates or any of their respective securities) (each, a “Public Lender”). The Borrower hereby agrees to mark all Borrower Materials that the Borrower intends to be made available to Public Lenders by clearly and conspicuously designating such Borrower Materials as “PUBLIC.” By designating Borrower Materials as “PUBLIC”, the Borrower (x) authorizes such Borrower Materials to be made available to a portion of the Platform designated “Public Investor”, which is intended to contain only information that is either publicly available or not material information (though it may be sensitive and proprietary) with respect to Holdings, the Borrower, their respective Affiliates or any of their respective securities for purposes of foreign, United States federal and state securities laws, (y) authorizes the Administrative Agent and/or the Collateral Agent to treat such Borrower Materials as publicly available and not containing any material non-public information with respect to Holdings, the Borrower, their respective Affiliates or any of their respective securities for purposes of foreign, United States federal and state securities laws and (z) authorizes the Administrative Agent and/or the Collateral Agent to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor”. Notwithstanding the foregoing, the Borrower shall not be under any obligation to mark any Borrower Materials “PUBLIC.” The Borrower agrees that (i) any Loan Documents and notifications of changes in terms of the Loan Documents, (ii) any financial statements delivered pursuant to Section 6.01 and (iii) any Compliance Certificates delivered pursuant to Section 6.02(a) will be deemed to be “public-side” Borrower Materials and may be made available to Public Lenders.

Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States federal and state securities laws, to make reference to communications that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States federal or state securities laws.

Section 6.03. Notices.

Within 3 Business Days after a Responsible Officer of Holdings or the Borrower has obtained knowledge thereof, notify the Administrative Agent:

(a) of the occurrence of any Default or Event of Default;

(b) of any matter that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect; and

(c) of the filing or commencement of any action, suit, litigation or proceeding, whether at law or in equity by or before any Governmental Authority, (i) against Holdings or any of its Subsidiaries that would reasonably be expected to result in a Material Adverse Effect or (ii) with respect to any Loan Document.

Each notice pursuant to this Section 6.03 shall be accompanied by a written statement of a Responsible Officer of the Borrower (x) that such notice is being delivered pursuant to Sections 6.03(a), (b) or (c) (as applicable) and (y) setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto.

Section 6.04. Payment of Obligations.

Pay, discharge or otherwise satisfy as the same shall become due and payable in the normal conduct of its business, all its obligations and liabilities in respect of Taxes imposed upon it or upon its income or profits or in respect of its property, except, in each case, (i) to the extent any such Tax is being contested in good faith and by appropriate proceedings for which appropriate reserves have been established or (ii) if such failure to pay or discharge such obligations and liabilities would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 6.05. Preservation of Existence, Etc.

(a) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization except (x) in a transaction permitted by Sections 7.04 or 7.05 and (y) any Subsidiary may merge or consolidate with any other Subsidiary in a transaction permitted by Article VII and (b) take all reasonable action to maintain all rights, privileges (including its good standing where applicable in the relevant jurisdiction), permits, licenses and franchises necessary or desirable in the normal conduct of its business (including any material Broadcast Licenses) except, in the case of (a) (other than with respect to the Borrower) or (b), to the extent that failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 6.06. Maintenance of Properties.

Except if the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, maintain, preserve and protect all of its material tangible or intangible properties and equipment necessary in the operation of its business in good working order, repair and condition (including, in the case of IP Rights, by maintaining, preserving and protecting such rights, including by maintaining and renewing registrations and reasonably prosecuting applications therefor), ordinary wear and tear excepted and fire, casualty or condemnation excepted.

Section 6.07. Maintenance of Insurance.

(a) Maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as Holdings, the Borrower and the Subsidiaries) as are customarily carried under similar circumstances by such other Persons.

(b) If any portion of any Mortgaged Property is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area (a “Special Flood Hazard Area”) with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as in effect on the Closing Date or thereafter or any successor act thereto), then the Borrower shall, or shall cause each Loan Party to, (i) maintain, or cause to be maintained, with a financially sound and reputable insurer (except to the extent that any insurance company insuring the Mortgaged Property of such Loan Party ceases to be financially sound and reputable after the Closing Date, in which case, such Loan Party shall promptly replace such insurance company with a financially sound and reputable insurance company), flood insurance in an amount as the Administrative Agent and the Lenders may from time to time reasonably require, and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (ii) promptly upon request of the Administrative Agent or any Lender, will deliver to the Administrative Agent for distribution to the Lenders, evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent and such Lender, including, without limitation, evidence of annual renewals of such insurance.

(c) All such liability and casualty insurance (other than business interruption insurance) as to which the Administrative Agent shall have reasonably requested to be so named, shall name the Administrative Agent as additional insured or lender loss payee, as applicable.

Section 6.08. Compliance with Laws.

(a) Comply with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except if the failure to comply therewith could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) Operate all of the Broadcast Stations and other facilities authorized by the FCC Authorizations in material compliance with the Communications Laws and with the terms of the FCC Authorizations, (i) timely file all required reports and notices with the FCC and pay all amounts due in a timely fashion on account of fees and charges to the FCC and (ii) timely file and prosecute all applications for renewal or for extension with respect to all of the FCC Authorizations, except, in each case of the foregoing, for any failure which would not reasonably be expected to have a Material Adverse Effect.

Section 6.09. Books and Records.

Maintain proper books of record and account, in which entries that are full, true and correct in all material respects and are in conformity with GAAP consistently applied and which reflect all material financial transactions and matters involving the assets and business of Holdings or a Subsidiary, as the case may be (it being understood and agreed that certain Foreign Subsidiaries maintain individual books and records in conformity with generally accepted accounting principles in their respective countries of organization and that such maintenance shall not constitute a breach of the representations, warranties or covenants hereunder).

Section 6.10. Inspection Rights.

Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants (subject to such accountants’ customary policies and procedures), all at the reasonable expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided that, other than any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent on behalf of the Lenders may exercise rights of the Administrative Agent and the Lenders under this Section 6.10 and the Administrative Agent shall not exercise such rights more often than two times during any calendar year and only one (1) such time shall be at the Borrower’s expense; provided, further, that when an Event of Default exists, the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing from time to time at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice. The Administrative Agent and the Lenders shall give the Borrower the opportunity to participate in any discussions with the Borrower’s independent public accountants. Notwithstanding anything to the contrary in this Section 6.10, none of Holdings nor any Subsidiary shall be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (i) constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law or (iii) is subject to attorney-client or similar privilege or constitutes attorney work-product.

Section 6.11. Additional Collateral; Additional Guarantors.

At the Borrower’s expense, take all action either necessary or as reasonably requested by the Administrative Agent or the Collateral Agent to ensure that the Collateral and Guarantee Requirement continues to be satisfied, including:

(a) Upon (x) the formation or acquisition of any new direct or indirect wholly owned Subsidiary (other than an Excluded Subsidiary) by Holdings or (y) any Excluded Subsidiary ceasing to constitute an Excluded Subsidiary (including, following the designation of a Subsidiary as an Electing Guarantor) (a “New Subsidiary”):

(i) within sixty (60) days after such formation, acquisition, cessation or designation or election, or such longer period as the Administrative Agent may agree in writing in its discretion:

(A) cause each such Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement (each, a “New Guarantor”) to duly execute and deliver to the Administrative Agent or the Collateral Agent (as appropriate) joinders to this Agreement as Guarantors, Security Agreement Supplements (with respect to any US Guarantor), Intellectual

Property Security Agreements, Mortgages, a counterpart of the Intercompany Note, each Intercreditor Agreement, if applicable, and other security agreements and documents (including, with respect to such Mortgages, the documents listed in Section 6.13)), as reasonably requested by and in form and substance reasonably satisfactory to the Administrative Agent (consistent with the Mortgages, Security Agreement and other Collateral Documents in effect on the Closing Date), in each case granting Liens required by the Collateral and Guarantee Requirement;

(B) cause each such New Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement to deliver any and all certificates representing Equity Interests in such New Subsidiary (to the extent certificated or constituting “certificated securities”) and intercompany notes that are required to be pledged pursuant to the Collateral and Guarantee Requirement, accompanied by undated stock powers or other appropriate instruments of transfer executed in blank;

(C) take and cause any such New Subsidiary that is a New Guarantor pursuant to the Collateral and Guarantee Requirement to take whatever action (including the recording of Mortgages, the filing of Uniform Commercial Code financing statements and intellectual property security agreements, and delivery of Pledged Equity and Pledged Debt, accompanied by undated stock powers or other appropriate instruments of transfer executed in blank) as may be necessary in the reasonable opinion of the Collateral Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and perfected Liens securing the Obligations to the extent required by the Collateral and Guarantee Requirement, and to otherwise comply with the requirements of the Collateral and Guarantee Requirement;

(ii) if reasonably requested by the Administrative Agent or the Collateral Agent, within sixty (60) days after such request (or such longer period as the Administrative Agent may agree in writing in its discretion), deliver to the Administrative Agent a signed copy of an opinion, addressed to the Administrative Agent, Collateral Agent and the Lenders, of counsel for the Loan Parties consistent with the opinion delivered pursuant to the Exchange Agreement on the Closing Date;

(iii) as promptly as practicable after the request therefor by the Administrative Agent or Collateral Agent, deliver to the Collateral Agent with respect to each Material Real Property, any existing title reports, abstracts or environmental assessment reports, to the extent available and in the possession or control of the Loan Parties or their respective Subsidiaries; provided that there shall be no obligation to deliver to the Administrative Agent any existing environmental assessment report whose disclosure to the Administrative Agent would require the consent of a Person other than the Loan Parties or one of their respective Subsidiaries, where, despite the commercially reasonable efforts of the Loan Parties or their respective Subsidiaries to obtain such consent, such consent cannot be obtained; and

(iv) if reasonably requested by the Administrative Agent or the Collateral Agent, within sixty (60) days after such request (or such longer period as the Administrative Agent may agree in writing in its discretion), deliver to the Collateral Agent any other items necessary from time to time to satisfy the Collateral and Guarantee Requirement with respect to perfection and existence of security interests with respect to property of any Guarantor acquired after the Closing Date and subject to the Collateral and Guarantee Requirement, but not specifically covered by the preceding clauses (i), (ii) or (iii) or clause (b) below.

(b) Not later than ninety (90) days after the acquisition by any Loan Party of any Material Real Property as determined by the Borrower (acting reasonably and in good faith) (or such longer period as the Administrative Agent may agree in writing in its discretion) that is required to be provided as Collateral pursuant to the Collateral and Guarantee Requirement, cause such property to be subject to a Lien and Mortgage in favor of the Collateral Agent for the benefit of the Secured Parties and take, or cause the relevant Loan Party to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect or record such Lien, in each case to the extent required by, and subject to the limitations and exceptions of, the Collateral and Guarantee Requirement and to otherwise comply with the requirements of the Collateral and Guarantee Requirement.

Section 6.12. Compliance with Environmental Laws.

Except, in each case, to the extent that the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, comply, and take all commercially reasonable actions to cause all lessees and other Persons operating or occupying its properties to comply with all applicable Environmental Laws and Environmental Permits; obtain, maintain and renew all Environmental Permits necessary for its operations and properties; and, in each case to the extent the Loan Parties or Subsidiaries are required by Environmental Laws, conduct any investigation, remedial or other corrective action necessary to address Hazardous Materials at any property or facility in accordance with applicable Environmental Laws.

Section 6.13. Further Assurances.

Promptly upon reasonable request by the Administrative Agent (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Intercreditor Agreement or any Collateral Document or other document or instrument relating to any Collateral, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent may reasonably request from time to time in order to carry out more effectively the purposes of any Intercreditor Agreement or the Collateral Documents, to the extent required pursuant to the Collateral and Guarantee Requirement. If the Administrative Agent or the Collateral Agent reasonably determines that it is required by applicable Law to have appraisals prepared in respect of the Real Property of any Loan Party subject to a Mortgage constituting Collateral, the Borrower shall provide to the Administrative Agent appraisals that satisfy the applicable requirements of the Real Estate Appraisal Reform Amendments of FIRREA.

Section 6.14. Designation of Subsidiaries.

Holdings may designate (or re-designate) any Subsidiary that is an Excluded Subsidiary as an Electing Guarantor and may designate (or re-designate) any Electing Guarantor as an Excluded Subsidiary; provided that (i) no Subsidiary may be designated as an Excluded Subsidiary if it is a guarantor for the purpose of any Secured Notes Documents, ABL Loan Documents, Existing Credit Agreement Documents, Existing Notes Documents or any other Junior Financing, (ii) any such designation (or redesignation) of an Electing Guarantor as an Excluded Subsidiary shall (x) constitute an Investment by Holdings or the relevant Subsidiary, as applicable, therein at the date of designation in an amount equal to the fair market value (as determined in good faith by Holdings) of the Investments held by Holdings and/or the applicable Subsidiaries in such Electing Guarantor immediately prior to such designation and such Investments shall otherwise be permitted hereunder and (y) not be done for the purpose of effectuating any Liability Management Transaction, (iii) any Indebtedness or Liens of any Subsidiary designated (or re-designated) as an Electing Guarantor or an Excluded Subsidiary, as applicable, shall be deemed to be incurred after giving effect to such designation and such incurrence shall otherwise be permitted hereunder and (iv) after giving effect to any re-designation of an Electing Guarantor as an Excluded Subsidiary, such Subsidiary shall be an Immaterial Subsidiary.

Section 6.15. Maintenance of Ratings.

Use commercially reasonable efforts to (i) cause not later than forty-five (45) days after the Closing Date the Initial Term Loans to be continuously rated (but not any specific rating) by S&P and Moody’s and (ii) maintain not later than forty-five (45) days after the Closing Date a public corporate rating for the Borrower (but not any specific rating) from S&P and a public corporate family rating for the Borrower (but not any specific rating) from Moody’s. For purposes of clause (ii) of this Section 6.15, a public corporate rating of Holdings and/or Parent and a public corporate family for Holdings and/or Parent shall be sufficient.

Section 6.16. Post-Closing Covenants.

Except as otherwise agreed by the Administrative Agent in its sole discretion, Holdings and the Borrower shall, and shall cause each of the other Loan Parties to, deliver each of the documents, instruments and agreements and take each of the actions set forth on Schedule 6.16 within the time periods set forth therein (or such longer time periods as determined by the Required Lenders in their reasonable discretion).

Section 6.17. License Subsidiaries.

(a) Except, in each case, to the extent that the failure to do so could not reasonably be expected to have, individually or in the aggregate, a material and adverse impact on the Lenders, ensure that each License Subsidiary engages only in the business of holding Broadcast Licenses and rights and activities related thereto in all material respects.

(b) Except, in each case, to the extent that the failure to do so could not reasonably be expected to have, individually or in the aggregate, a material and adverse impact on the Lenders, ensure that the FCC Authorizations held by each License Subsidiary are not (i) commingled with the property of the Borrower and any Subsidiary thereof other than another License Subsidiary in all material respects or (ii) transferred by such License Subsidiary to the Borrower or any Subsidiary (other than any other License Subsidiary), except in connection with a Disposition permitted under Section 7.05.

(c) Except, in each case, to the extent that the failure to do so could not reasonably be expected to have, individually or in the aggregate, a material and adverse impact on the Lenders, ensure that no License Subsidiary has any material Indebtedness or other material liabilities except (i) liabilities arising under the Loan Documents to which it is a party, the ABL Facility, the First Lien Notes Documents, the Second Lien Notes Documents, the Existing Credit Agreement Documents, the Existing Secured Notes Documents, the Existing Unsecured Notes Documents, Permitted Junior Debt, Credit Agreement Refinancing Indebtedness and any Permitted Refinancing in respect of the foregoing and (ii) trade payables incurred in the ordinary course of business, tax liabilities incidental to ownership of such rights and other liabilities incurred in the ordinary course of business, including those in connection with agreements necessary or desirable to operate broadcast stations, including affiliation, programming, syndication, time brokerage, joint sales, lease and similar agreements.

Section 6.18. Use of Proceeds. Use the proceeds of the Term Loans in the manner contemplated by Section 5.16.

ARTICLE VII

Negative Covenants

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder (other than contingent indemnification obligations not yet due and payable) which is accrued and payable shall remain unpaid or unsatisfied, the Borrower and each of its Subsidiaries (and Holdings in the case of Section 7.14) covenant and agree that:

Section 7.01. Liens.

Neither the Borrower nor its Subsidiaries shall, directly or indirectly, create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a) (i) Liens pursuant to any Loan Document; (ii) Liens on the Collateral securing obligations incurred pursuant to Section 7.03(a)(ii) that rank junior in right of security to the Liens on the Collateral securing the Obligations; provided that the Other Debt Representative acting on behalf of the holders of such Indebtedness is or becomes a party to the Multi-Lien Intercreditor Agreement, (iii) Liens on the Collateral securing obligations incurred pursuant to Section 7.03(a)(iii) with the priorities set forth in the ABL Intercreditor Agreement; provided that the Other Debt Representative acting on behalf of the holders of such Indebtedness is or becomes a party to the ABL Intercreditor Agreement, (iv) Liens on the Collateral securing obligations incurred pursuant to Section 7.03(a)(iv) that rank equal or junior in right of security to the Liens on the Collateral securing the Obligations; provided that the Other Debt Representative acting on behalf of the holders of each such Indebtedness is or becomes a party to the First Lien Intercreditor Agreement or the Multi-Lien Intercreditor Agreement, as applicable, (v) Liens on the Collateral securing obligations incurred pursuant to Section 7.03(u) that rank pari passu or junior in right of security to the Liens on the Collateral securing the Obligations; provided that the Other Debt Representative acting on behalf of the holders of each such Indebtedness is or becomes party to the First Lien Intercreditor Agreement or the Multi-Lien Intercreditor Agreement, as applicable, and (vi) Liens on the Collateral securing obligations incurred pursuant to Section 7.03(v) that rank junior in right of security to the Liens on the Collateral securing the Obligations; provided that the Other Debt Representative acting on behalf of the holders of each such Indebtedness is or becomes party to the Multi-Lien Intercreditor Agreement;

(b) Liens (x) in existence on the Closing Date that are listed, and the property subject thereto described, in Schedule 7.01(b) (or, to the extent not listed on such Schedule 7.01(b), where the principal amount of obligations secured by such Lien is less than $10,000,000), and any modifications, replacements, renewals, refinancings or extensions thereof; provided that (x) the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 7.03, and (B) proceeds and products thereof, and (y) the replacement, renewal, extension or refinancing of the obligations secured or benefited by such Liens, to the extent constituting Indebtedness, is permitted by Section 7.03;

(c) Liens for Taxes that are not overdue for a period of more than thirty (30) days or not yet payable or that are being contested in good faith and by appropriate actions diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person to the extent required in accordance with GAAP;

(d) statutory or common law Liens of landlords, sublandlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens that secure amounts not overdue for a period of more than forty-five (45) days or if more than forty-five (45) days overdue, that are unfiled and no other action has been taken to enforce such Lien or that are being contested in good faith and by appropriate actions diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person to the extent required in accordance with GAAP;

(e) (i) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation and (ii) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Borrower or any of its Subsidiaries;

(f) deposits to secure the performance of bids, trade contracts, governmental contracts and leases (other than Indebtedness for borrowed money), statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including (i) those to secure health, safety and environmental obligations and (ii) letters of credit and bank guarantees required or requested by any Governmental Authority in connection with any contract or Law) incurred in the ordinary course of business;

(g) easements, rights-of-way, restrictions, encroachments, protrusions and other similar encumbrances and minor title defects affecting Real Property, and any exceptions on the Mortgage Policies issued in connection with the Mortgaged Properties, that do not in the aggregate materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries, taken as a whole;

(h) Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h);

(i) leases, licenses, subleases, cross-licenses or sublicenses granted to others in the ordinary course of business which do not (i) interfere in any material respect with the business of the Borrower and its Subsidiaries, taken as a whole or (ii) secure any Indebtedness;

(j) Liens (i) in favor of customs and revenue authorities arising as a matter of Law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business and (ii) Liens on specific items of inventory or other goods and proceeds thereof of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business;

(k) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business and (iii) in favor of a banking or other financial institution arising as a matter of Law or under customary general terms and conditions encumbering deposits or other funds maintained with a financial institution (including the right of set-off) and that are within the general parameters customary in the banking industry or arising pursuant to such banking institution’s general terms and conditions;

(l) Liens (i) on cash advances or Cash Equivalents in favor of (x) the seller of any property to be acquired in an Investment permitted pursuant to Sections 7.02(i) and (n) or (ii) consisting of an agreement to Dispose of any property in a Disposition permitted under Section 7.05 (other than 7.05(e)), in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(m) Liens (i) in favor of the Borrower or a Subsidiary on assets of a Subsidiary that is not a Loan Party securing permitted intercompany Indebtedness and (ii) in favor of the Borrower or any Subsidiary Guarantor;

(n) any interest or title of a lessor, sublessor, licensor or sublicensor under leases, subleases, licenses, cross-licenses or sublicenses entered into by the Borrowing or any of its Subsidiaries in the ordinary course of business;

(o) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Borrower or any of its Subsidiaries in the ordinary course of business permitted by this Agreement;

(p) Liens deemed to exist in connection with Investments in repurchase agreements under Section 7.02;

(q) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(r) Liens that are contractual rights of set-off or rights of pledge (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Borrower or any of its Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower or any of its Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Borrower or any of its Subsidiaries in the ordinary course of business;

(s) Liens solely on any cash earnest money deposits made by the Borrower or any of its Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(t) ground leases in respect of Real Property on which facilities owned or leased by the Borrower or any of its Subsidiaries are located;

(u) Liens to secure Indebtedness permitted under Section 7.03(e); provided that (i) such Liens are created within 365 days of the acquisition, construction, repair, lease or improvement of the property subject to such Liens, (ii) such Liens do not at any time encumber property (except for replacements, additions and accessions to such property) other than the property financed by such Indebtedness and the proceeds and products thereof and customary security deposits and (iii) with respect to Capitalized Leases, such Liens do not at any time extend to or cover any assets (except for replacements, additions and accessions to such assets) other than the assets subject to such Capitalized Leases and the proceeds and products thereof and customary security deposits; provided that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender;

(v) Liens on the Collateral securing obligations incurred pursuant to Section 7.03(s) that rank junior in right of security to the Liens securing the Obligations in accordance with the definition of “Permitted Junior Debt” and the Other Debt Representative acting on behalf of the holders of each such Indebtedness becomes party to the Multi-Lien Intercreditor Agreement (or another intercreditor agreement in a form substantially consistent with the form of Multi-Lien Intercreditor Agreement);

(w) In the case of Liens securing Indebtedness assumed pursuant to Section 7.03(g), Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Subsidiary (other than by designation as a Subsidiary pursuant to Section 6.14), in each case after the Closing Date (other than Liens on the Equity Interests of any Person that becomes a Subsidiary); provided that (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Subsidiary, (ii) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof and other than after-acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition) and (iii) if such Indebtedness is secured by the Collateral, the Other Debt Representative acting on behalf of the holders of each such Indebtedness becomes party to (A) if such Indebtedness is secured by the Collateral on a pari passu basis (but without regard to the control of remedies) with the Obligations, the First Lien Intercreditor Agreement and (B) if such Indebtedness is secured by the Collateral on a junior priority basis to the liens securing the Obligations, the Multi-Lien Intercreditor Agreement;

(x) (i) zoning, building, entitlement and other land use regulations by Governmental Authorities with which the normal operation of the business complies, and (ii) any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of the Borrower and its Subsidiaries, taken as a whole;

(y) to the extent constituting a Lien, Liens arising from precautionary Uniform Commercial Code financing statement or similar filings;

(z) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(aa) the modification, replacement, renewal or extension of any Lien permitted by clauses (u) and (w) of this Section 7.01; provided that (i) the Lien does not extend to any additional property, other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien and (B) proceeds and products thereof, and (ii) the renewal, extension or refinancing of the obligations secured or benefited by such Liens is permitted by Section 7.03 (to the extent constituting Indebtedness);

(bb) other Liens securing Indebtedness outstanding in an aggregate principal amount not to exceed $15,000,000 incurred pursuant to Section 7.03(f);

(cc) other Liens securing obligations in an aggregate principal amount outstanding at any time not to exceed $100,000,000; provided that such Liens secure obligations incurred for a bona fide business purpose (and not for the purpose of effectuating any Liability Management Transaction);

(dd) [reserved];

(ee) [reserved];

(ff) Liens on specific items of inventory or other goods and the proceeds thereof securing such Person’s obligations in respect of documentary letters of credit or banker’s acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods;

(gg) deposits of cash with the owner or lessor of premises leased and operated by the Borrower or any of its Subsidiaries to secure the performance of the Borrower’s or such Subsidiary’s obligations under the terms of the lease for such premises; and

(hh) Liens on proceeds of Indebtedness held in Escrow for so long as the proceeds thereof are and continue to be held in an Escrow and are not otherwise made available to the Borrower or a Subsidiary.

Notwithstanding anything to the contrary contained herein, no Loan Party shall, directly or indirectly, create, incur, assume or suffer to exist any Lien securing debt for borrowed money on the Equity Interests of any non-wholly owned Subsidiary held by a Loan Party unless such Equity Interests shall also be pledged to the Collateral Agent to secure the Obligations.

For purposes of determining compliance with this Section 7.01, (A) Liens need not be incurred solely by reference to one category of Liens permitted by this Section 7.01 but are permitted to be incurred in part under any combination thereof and of any other available exemption and (B) with respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the incurrence of such Indebtedness, such Lien shall also be permitted to secure any amount permitted under Section 7.03(x) in respect of such Indebtedness.

Section 7.02. Investments.

Neither the Borrower nor the Subsidiaries shall directly or indirectly, make any Investments, except:

(a) Investments by the Borrower or any of its Subsidiaries in assets that were Cash Equivalents when such Investment was made;

(b) Loans or advances to officers, directors, managers and employees of any Loan Party (or any direct or indirect parent thereof) or any of its Subsidiaries (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes, (ii) in connection with such Person’s purchase of Equity Interests of the Borrower or any direct or indirect parent thereof directly from such issuing entity (provided that the amount of such loans and advances shall be contributed to the Borrower in cash as common equity) and (iii) for any other purposes not described in the foregoing clauses (i) and (ii); provided that the aggregate principal amount outstanding at any time (x) under clause (ii) above shall not exceed $10,000,000 in the aggregate and (y) under clause (iii) above shall not exceed $10,000,000 in the aggregate;

(c) Investments by the Borrower or any Subsidiary in any of the Borrower or any Subsidiary; provided that, in the case of any Investment by a Loan Party in a Subsidiary that is not a Loan Party, (i) the aggregate amount of such Investments made pursuant to this clause (c), when taken together with the aggregate amount of Investments made pursuant to the succeeding clause (z), shall not exceed the Available Non-Loan Party Investment Amount, (ii) such Investment is made for a bona fide business purpose and (iii) so long as no Event of Default is continuing or would result from such Investment;

(d) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business;

(e) Investments (excluding loans and advances made in lieu of Restricted Payments pursuant to and limited by Section 7.02(m) below) consisting of transactions permitted under Sections 7.01, 7.03 (other than 7.03(c) and (d)), 7.04 (other than 7.04(c), (d) and (e)), 7.05 (other than 7.05(d) or (e)), 7.06 and 7.13, respectively;

(f) Investments (i) existing or contemplated on the Closing Date and set forth on Schedule 7.02(f) (or, to the extent not listed on such Schedule 7.02(f), where the amount of such Investment is less than $5,000,000) and any modification, replacement, renewal, reinvestment or extension thereof and (ii) existing on the Closing Date by the Borrower or any Subsidiary in the Borrower or any other Subsidiary and any modification, renewal or extension thereof; provided that, in each case, the amount of the original Investment is not increased except by the terms of such Investment as of the Closing Date and described on Schedule 7.02(f) or as otherwise permitted by this Section 7.02;

(g) Investments in Swap Contracts permitted under Section 7.03;

(h) promissory notes and other non-cash consideration received in connection with Dispositions permitted by Section 7.05 to an unaffiliated third party;

(i) any acquisition of all or substantially all the assets of a Person, or any Equity Interests in a Person that becomes a Subsidiary or a division or line of business of a Person, in a single transaction or series of related transactions (including as a result of an Investment in any such Person so long as such other Person is merged, consolidated or otherwise combined with or into, or transfers or conveys all or substantially all of its assets to, a Loan Party); provided that (i) no Event of Default is continuing or would result therefrom, (ii) the newly acquired business shall comply with Section 7.07 and (iii) (A) the property, assets and businesses acquired in such purchase or other acquisition shall be acquired by a Loan Party and/or (B) any such newly created or acquired Subsidiary shall become a Guarantor (any such acquisition, a “Permitted Acquisition”);

(j) [reserved];

(k) Investments in the ordinary course of business consisting of UCC Article 3 endorsements for collection or deposit and UCC Article 4 customary trade arrangements with customers consistent with past practices;

(l) Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers arising in the ordinary course of business or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(m) loans and advances to Holdings and any other direct or indirect parent of the Borrower made for a bona fide business purpose (and not for the purpose of effectuating any Liability Management Transaction), and not in excess of the amount of (after giving effect to any other loans, advances or Restricted Payments in respect thereof) Restricted Payments to the extent permitted to be made to such parent in accordance with Sections 7.06(f), (g), (h) or (l) (it being understood that the amount of Restricted Payments permitted to be made under Section 7.06(f), (g), (h) or (l) shall be reduced by the amount of Investments made pursuant this clause (m));

(n) other Investments made for a bona fide business purpose (and not for the purpose of effectuating any Liability Management Transaction) in an aggregate amount outstanding pursuant to this clause (n) (valued at the time of the making thereof, and without giving effect to any write downs or write offs thereof) at any time not to exceed the sum of (I) $250,000,000 plus (II) the Available Restricted Payments Amount plus (III) the Available Equity Amount plus (IV) an amount equal to any returns in cash and Cash Equivalents (including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) actually received by the Borrower or any Subsidiary in respect of any Investments made pursuant to Section 7.02(n) in an amount not to exceed the original cost of such Investment (other than (A) in respect of any Investment made in connection with or in contemplation of or with the intent to facilitate or enable the making of such Investment or (B) cash and Cash Equivalents received substantially concurrently with an Investment); provided, further, that any Investment in a Subsidiary that is not a Loan Party pursuant to this Section 7.02(n) shall not exceed $100,000,000 in the aggregate;

(o) advances of payroll payments to employees in the ordinary course of business;

(p) Investments to the extent that payment for such Investments is contemporaneously made solely with Equity Interests (other than Disqualified Equity Interests) of the Borrower (or any direct or indirect parent of the Borrower);

(q) Investments of a Subsidiary acquired after the Closing Date or of a Person merged or amalgamated or consolidated into the Borrower or merged, amalgamated or consolidated with a Subsidiary in accordance with Section 7.04 after the Closing Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(r) [reserved];

(s) [reserved];

(t) Guarantees by the Borrower or any of its Subsidiaries of leases (other than Capitalized Leases) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business;

(u) the licensing and contribution of intellectual property pursuant to bona fide joint venture arrangements with unaffiliated on-air or other talent providers in the ordinary course of business and consistent with past practice;

(v) Investments for a bona fide business purpose (and not for the purpose of effectuating any Liability Management Transaction) in an unaffiliated Person that is not a Subsidiary of Holdings to the extent that the payment for any such Investment is made with advertising or other media inventory;

(w) [reserved];

(x) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the Borrower and its Subsidiaries may make Investments in an unlimited amount so long as the Consolidated Total Net Leverage Ratio calculated on a Pro Forma Basis is less than or equal to 3.50 to 1.00 calculated on a consolidated basis for the then most recent Test Period ended immediately preceding the date on which Investment is consummated;

(y) Investments in bona fide joint ventures of the Borrower or any of its Subsidiaries existing on the Closing Date and set forth on Schedule 7.02(y);

(z) Investments in joint ventures of Borrower or any of its Subsidiaries after the Closing Date made for a bona fide business purpose (and not for the purpose of effectuating any Liability Management Transaction); provided that, the aggregate amount of Investments made pursuant to this clause (z), when taken together with the aggregate amount of Investments made pursuant to the proviso to the foregoing clause (c), shall not exceed the Available Non-Loan Party Investment Amount (in each case, determined on the date such Investment is made, with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(aa) earnest money deposits required in connection with Permitted Acquisitions (or similar Investments); and

(bb) contributions to a “rabbi” trust for the benefit of employees or other grantor trusts subject to claims of creditors in the case of bankruptcy of the Borrower.

For purposes of determining compliance with this Section 7.02, in the event that an item of Investment meets the criteria of more than one of the categories of Investments described in clauses (a) through (bb) above, the Borrower may, in its sole discretion, classify or later divide, classify or reclassify all or a portion of such item of Investment or any portion thereof in a manner that complies with this Section 7.02 and will only be required to include the amount and type of such Investment in one or more of the above clauses. In the event that a portion of the Investments could be classified as incurred under a “ratio-based” basket (giving pro forma effect to the making of such Investments), the Borrower, in its sole discretion, may classify such portion of such Investment as having been incurred pursuant to such “ratio-based” basket and thereafter the remainder of the Investments as having been incurred pursuant to one or more of the other clauses of this Section 7.02.

Section 7.03. Indebtedness. Neither the Borrower nor any of the Subsidiaries shall directly or indirectly, create, incur, assume or suffer to exist any Indebtedness, except:

(a) (i) Indebtedness of any Loan Party under the Loan Documents, (ii) the Existing Term Loans in an aggregate principal amount outstanding as of the Closing Date immediately after giving effect to the Transactions and any Permitted Refinancing thereof, (iii) Indebtedness under the ABL Facility in an aggregate principal amount not to exceed the sum of (x) $475,000,000 (which shall include, notwithstanding anything to the contrary in this Agreement, any prepayment premium, make-whole premium or exit or similar premium or fee) plus (y) other ABL Facility obligations not constituting principal (other than as set forth in clause (x) above) and any Permitted Refinancing thereof, (iv) the Existing Secured Notes (4.750%) in an aggregate principal amount outstanding as of the Closing Date immediately after giving effect to the Transactions and any Permitted Refinancing thereof and (v) the Existing Secured Notes (5.250%), the Existing Secured Notes (6.375%) and the Existing Unsecured Notes, in each case, in an aggregate principal amount outstanding as of the Closing Date immediately after giving effect to the Transactions and any Permitted Refinancing thereof;

(b) (i) Indebtedness outstanding on the Closing Date and set forth in Schedule 7.03(b) hereto (or, to the extent not listed on Schedule 7.03(b), where the principal amount of such Indebtedness is less than $5,000,000) in each case in an aggregate principal amount outstanding as of the Closing Date immediately after giving effect to the Transactions and (ii) any Permitted Refinancing thereof;

(c) Guarantees by the Borrower and any Subsidiary in respect of Indebtedness of the Borrower or any Subsidiary of the Borrower otherwise permitted hereunder; provided that (A) no Guarantee of (i) the ABL Facility, the First Lien Notes, the Second Lien Notes, the Existing Term Loans, the Existing Secured Notes or the Existing Unsecured Notes (or any Permitted Refinancing of any of the foregoing) or (ii) any Junior Financing shall, in each case, be permitted unless such guaranteeing party shall have also provided a Guaranty of the Obligations on the terms set forth herein, (B) if the Indebtedness being Guaranteed is subordinated to the Obligations, such Guarantee shall be subordinated to the Guaranty of the Obligations on terms at least as favorable to the Lenders as those contained in the subordination of such Indebtedness and (C) any such Guarantee by a Loan Party of Indebtedness of a Subsidiary that is not a Loan Party pursuant to this Section 7.03(c) shall be an Investment that must be permitted by Section 7.02(c) or (n);

(d) Indebtedness of the Borrower or any Subsidiary owing to the Borrower or any Subsidiary (or issued or transferred to any direct or indirect parent of the Borrower which is substantially contemporaneously transferred to the Borrower or any Subsidiary of the Borrower); provided that any such Indebtedness (i) owing by any Loan Party to a Subsidiary that is not a Loan Party shall, in each case be subordinated in right of payment to the Obligations pursuant to an Intercompany Note, (ii) subject to Section 6.16, owed to a Loan Party by any other Loan Party or any Subsidiary shall be evidenced by the Intercompany Note (which, for the avoidance of doubt, such Intercompany Note shall be pledged to the extent evidencing Indebtedness owed to a Loan Party) and (iii) owing by any Subsidiary that is not a Loan Party to any Loan Party shall be an Investment in a non-Loan Party that must be permitted by Section 7.02(c) or (n);

(e) (i) Attributable Indebtedness and other Indebtedness (including Capitalized Leases) (other than sale-leaseback transactions) financing an acquisition, construction, repair, replacement, lease or improvement of a fixed or capital asset incurred by the Borrower or any Subsidiary prior to or within 365 days after the acquisition, construction, repair, replacement, lease or improvement of the applicable asset in an aggregate amount not to exceed $100,000,000 at any time outstanding, (ii) Attributable Indebtedness arising out of sale-leaseback transactions permitted by Section 7.05(m) and (iii) any Permitted Refinancing of any of the foregoing; provided that any such Indebtedness incurred under this Section 7.03(e) shall be incurred for a bona fide business purpose (and not for the purpose of effectuating any Liability Management Transaction);

(f) Indebtedness in respect of Swap Contracts designed to hedge against the Borrower’s or any Subsidiary’s exposure to interest rates, foreign exchange rates or commodities pricing risks incurred in the ordinary course of business and not for speculative purposes;

(g) Indebtedness of the Borrower or any Subsidiary assumed in connection with any Permitted Acquisition or similar permitted Investment in an aggregate outstanding principal amount at any time outstanding not to exceed $50,000,000; provided that (i) any such assumed Indebtedness was not incurred in contemplation of such Permitted Acquisition or similar permitted Investment, (ii) the Consolidated Total Net Leverage Ratio is no greater than the Consolidated Total Net Leverage Ratio in effect immediately prior to the making of such Permitted Acquisition or similar Investment, in each case, determined on a Pro Forma Basis as of the last day of the most recently ended Test Period and (iii) no Event of Default has occurred and is continuing or would result therefrom;

(h) Indebtedness representing deferred compensation to employees of the Borrower (or any direct or indirect parent thereof) or any of its Subsidiaries incurred in the ordinary course of business;

(i) Indebtedness consisting of promissory notes issued by the Borrower or any of its Subsidiaries to future, present or former officers, managers, consultants, directors and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of the Borrower or any direct or indirect parent of the Borrower permitted by Section 7.06;

(j) Indebtedness incurred by the Borrower or any of its Subsidiaries in a Permitted Acquisition, any other Investment expressly permitted hereunder or any Disposition, in each case, constituting indemnification obligations or obligations in respect of purchase price (including earnouts) or other similar adjustments;

(k) Indebtedness consisting of obligations of the Borrower or any of its Subsidiaries under deferred compensation or other similar arrangements incurred by such Person in connection with Permitted Acquisitions or any other Investment expressly permitted hereunder;

(l) obligations in respect of Indebtedness in respect of netting services, automatic clearinghouse arrangements, overdraft protections and similar arrangements in each case in connection with deposit accounts;

(m) Indebtedness of the Borrower or any of its Subsidiaries, in an aggregate principal amount that at the time of, and after giving effect to, the incurrence thereof, would not exceed $125,000,000; provided that any such Indebtedness incurred under this Section 7.03(m) shall be incurred for a bona fide business purpose (and not for the purpose of effectuating any Liability Management Transaction) and shall not be provided by an Affiliate of the Borrower (other than a Loan Party); provided, further, that any such Indebtedness incurred by a Subsidiary that is not a Loan Party pursuant to this Section 7.03(m) shall not exceed at any time outstanding $25,000,000; provided, further, that if a Loan Party is an obligor of any Indebtedness incurred pursuant to this Section 7.03(m), such Indebtedness (x) shall be unsecured or (y) if secured, (i) the Liens securing such Indebtedness shall rank junior to the Liens on the Collateral securing the Obligations and (ii) may not be secured by any assets other than Collateral;

(n) Indebtedness consisting of (a) the financing of insurance premiums or (b) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(o) Indebtedness incurred by the Borrower or any of its Subsidiaries in respect of letters of credit, bank guarantees, bankers’ acceptances or similar instruments issued or created in the ordinary course of business, including in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims; provided that any reimbursement obligations in respect thereof are reimbursed within 30 Business Days following the incurrence thereof;

(p) obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by the Borrower or any of its Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with past practice;

(q) [Reserved;]

(r) Indebtedness supported by a letter of credit, in a principal amount not to exceed the face amount of such letter of credit;

(s) (i) Permitted Junior Debt; provided that (x) no Event of Default shall have occurred and be continuing or would exist after giving effect to such Indebtedness and (y) either (1) the proceeds of such Permitted Junior Debt are promptly applied to refinance or replace any Existing Term Loans or the Existing Notes in accordance with Section 7.13(a) or (2) the Consolidated Total Net Leverage Ratio is not greater than 7.40 to 1.00 determined on a Pro Forma Basis as of the last day of the most recently ended Test Period and (ii) any Permitted Refinancing thereof;

(t) (i) Credit Agreement Refinancing Indebtedness; provided that such refinancing shall not increase the amount of Indebtedness permitted to be incurred under this Section 7.03 other than by an amount equal to (x) unpaid accrued interest and premium thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such Credit Agreement Refinancing Indebtedness and (y) any existing commitments unutilized thereunder and (ii) any Permitted Refinancing thereof;

(u) (i) the First Lien Notes (9.125%) issued on the Closing Date and additional First Lien Notes (9.125%) (or other notes with substantially the same terms as the First Lien Notes (9.125%)) issued after the Closing Date in exchange for or to prepay, refinance, repurchase, redeem, satisfy or discharge the Existing Secured Notes (6.375%) in accordance with Section 7.13(a)(vi), (ii) the First Lien Notes (7.750%) issued on the Closing Date and additional First Lien Notes (7.750%) (or other notes with substantially the same terms as the First Lien Notes (7.750%)) issued after the Closing Date in exchange for or to prepay, refinance, repurchase, redeem, satisfy or discharge the Existing Secured Notes (5.250%) in accordance with Section 7.13(a)(vii), (iii) the First Lien Notes (7.000%) issued on the Closing Date and additional First Lien Notes (7.000%) (or other notes with substantially the same terms as the First Lien Notes (7.000%)) issued after the Closing Date in exchange for or to prepay, refinance, repurchase, redeem, satisfy or discharge the Existing Secured Notes (4.750%) in accordance with Section 7.13(a)(viii) and (ix) and (iv) in the case of clauses (i) through (iii) above, any Permitted Refinancing thereof;

(v) (i) the Second Lien Notes issued on the Closing Date and additional Second Lien Notes (or other notes with substantially the same terms as the Second Lien Notes) issued after the Closing Date in exchange for or to prepay, refinance, repurchase, redeem, satisfy or discharge the Existing Unsecured Notes in accordance with Section 7.13(a)(ix) and (ii) any Permitted Refinancing thereof; and

(w) [reserved]; and

(x) subject to the restrictions set forth in clause (a)(iii) above, all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in the clauses above.

For purposes of determining compliance with this Section 7.03, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness described in the clauses above, the Borrower may, in its sole discretion, classify or later divide, classify or reclassify all or a portion of such item of Indebtedness or any portion thereof in a manner that complies with this Section 7.03 and will only be required to include the amount and type of such Indebtedness in one or more of the above clauses; provided that (i) all Indebtedness outstanding under the Loan Documents, the ABL Loan Documents, the Existing Credit Agreement Documents or the Existing Notes Documents and in each case any Permitted Refinancing thereof, will at all times be deemed to be outstanding in reliance only on the applicable exception in Section 7.03(a), (ii) all Indebtedness outstanding under the First Lien Notes Documents and any Permitted Refinancing thereof will at all times be deemed to be outstanding in reliance only on the exception in Section 7.03(u) and (iii) all Indebtedness outstanding under the Second Lien Notes Documents and any Permitted Refinancing thereof will at all times be deemed to be outstanding in reliance only on the exception in Section 7.03(v). The accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 7.03.

For the avoidance of doubt, Permitted Refinancings (and all subsequent refinancings thereof with Permitted Refinancings) shall not increase the amount of Indebtedness that is permitted to be incurred pursuant to any provision of this Section 7.03 other than, in each case, as permitted by the definition of Permitted Refinancings with respect to each such incurrence thereof.

Notwithstanding anything to the contrary in this Agreement or in any other Loan Document:

(A) any Indebtedness incurred after the Closing Date owed by any Loan Party to any Subsidiary of the Borrower that is not a Loan Party shall be unsecured and subordinated in right payment to the Obligations pursuant to the Intercompany Note; and

(B) no Indebtedness incurred by any Subsidiary that is not a Loan Party, the proceeds of which is or is contemplated to be lent by such Subsidiary to any Loan Party may be Guaranteed by any Loan Party nor shall any Loan Party provide any other credit support in respect of such Indebtedness (this clause (B), together with clause (A), the “Double-Dip Provision”).

Section 7.04. Fundamental Changes.

Neither the Borrower nor any of the Subsidiaries shall merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that:

(a) any Subsidiary may merge, amalgamate or consolidate with (i) the Borrower (including a merger, the purpose of which is to reorganize the Borrower into a new jurisdiction); provided that the Borrower shall be the continuing or surviving Person and such merger does not result in the Borrower ceasing to be a corporation, partnership or limited liability company organized under the Laws of the United States, any state thereof or the District of Columbia or (ii) one or more other Subsidiaries; provided that when any Person that is a Loan Party is merging with a Subsidiary, a Loan Party shall be the continuing or surviving Person;

(b) (i) any Subsidiary that is not a Loan Party may merge, amalgamate or consolidate with or into any other Subsidiary that is not a Loan Party; (ii) any Subsidiary (other than the Borrower) may liquidate or dissolve if (x) the Borrower determines in good faith that such action is in the best interest of the Borrower and its Subsidiaries and is not materially disadvantageous to the Lenders or the Collateral Agent and (y) to the extent such Subsidiary is a Loan Party, any assets or business not otherwise disposed of or transferred in accordance with Sections 7.02 (other than 7.02(e) or (h)) or 7.05 or, in the case of any such business, discontinued, shall be transferred to otherwise owned or conducted by another Loan Party after giving effect to such liquidation or dissolution (it being understood that in the case of any change in legal form, a Subsidiary that is a Guarantor will remain a Guarantor unless such Guarantor is otherwise permitted to cease being a Guarantor hereunder), and (iii) the Borrower or any Subsidiary may change its legal form if the Borrower determines in good faith that such action is in the best interest of the Borrower and its Subsidiaries and is not materially disadvantageous to the Lenders or the Collateral Agent and all actions are taken to maintain the perfection of the Collateral Agent’s Liens on the Collateral);

(c) any Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Subsidiary; provided that if the transferor in such a transaction is a Guarantor, then either (i) the transferee must be a Guarantor or the Borrower or (ii) such Disposition shall be made for a bona fide business purpose (and not for the purpose of effectuating any Liability Management Transaction) and constitute an Investment in a non-Loan Party and must be permitted by Section 7.02(c) or (n);

(d) so long as no Default exists or would result therefrom, the Borrower may merge or consolidate with any other Person; provided that (i) the Borrower shall be the continuing or surviving corporation or (ii) if the Person formed by or surviving any such merger or consolidation is not the Borrower (any such Person, the “Successor Company”), (A) the Successor Company shall be an entity organized or existing under the Laws of the United States, any state thereof or the District of Columbia, (B) the Successor Company shall expressly assume all the obligations of the Borrower under this Agreement and the other Loan Documents to which the Borrower is a party pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent, (C) each Guarantor, unless it is the other party to such merger or consolidation, shall have confirmed that its Guaranty shall apply to the Successor Company’s obligations under the Loan Documents, (D) each Guarantor, unless it is the other party to such merger or consolidation, shall have by a supplement to the Security Agreement and/or other applicable Collateral Documents confirmed that its obligations thereunder shall apply to the Successor Company’s obligations under the Loan Documents, (E) if requested by the Administrative Agent, each mortgagor of a Mortgaged Property, unless it is the other party to such merger or consolidation, shall have by an amendment to or restatement of the applicable Mortgage (or other instrument reasonably satisfactory to the Administrative Agent) confirmed that its obligations thereunder shall apply to the Successor Company’s obligations under the Loan Documents, and (F) the Borrower shall have delivered to the Administrative Agent an officer’s certificate and an opinion of counsel, each stating that such merger or consolidation and such supplement to this Agreement or any Collateral Document preserves the enforceability of this Agreement, the Guaranty and the Collateral Documents and the perfection of the Liens under the Collateral Documents; provided, further, that if the foregoing are satisfied, the Successor Company will succeed to, and be substituted for, the Borrower under this Agreement;

(e) [reserved];

(f) so long as no Default exists or would result therefrom, a merger, dissolution, liquidation, consolidation or Disposition, the purpose of which is to effect a Disposition permitted pursuant to Section 7.05 (other than a Disposition of all or substantially all of the assets of the Borrower and its Subsidiaries); and

(g) the Transactions may be consummated.

Section 7.05. Dispositions

Neither the Borrower nor any of the Subsidiaries shall, directly or indirectly, make any Disposition, except:

(a) Dispositions of obsolete, worn out or surplus property, whether now owned or hereafter acquired, in the ordinary course of business and Dispositions of immaterial property in the ordinary course of business that is no longer used or useful in the conduct of the business of the Borrower and its Subsidiaries;

(b) Dispositions of inventory or goods (or other assets, including furniture and equipment) held for sale, intellectual property licensed to customers and immaterial assets (including allowing any registrations or any applications for registration of any immaterial intellectual property to lapse or go abandoned in the ordinary course of business), in each case, in the ordinary course of business;

(c) Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property;

(d) Dispositions of property to the Borrower or any Subsidiary; provided that if the transferor of such property is a Loan Party, (i) the transferee thereof must be a Loan Party or (ii) such transaction shall be deemed to be an Investment in a non-Loan Party and must be permitted by Section 7.02(c) or (n);

(e) to the extent constituting Dispositions, transactions permitted by Sections 7.01, 7.02 (other than Section 7.02(e)), 7.04 (other than Section 7.04(f)) and 7.06 (provided that the Equity Interests issued in respect of any such Restricted Payment shall have complied with the other provisions of this Section 7.05);

(f) Dispositions of Identified Assets not for the purpose of effectuating a Liability Management Transaction;

(g) Dispositions of Cash Equivalents in the ordinary course of business;

(h) leases, subleases, licenses, cross-licenses or sublicenses (including the provision of software under an open source license), in each case in the ordinary course of business and which do not materially interfere with the business of the Borrower or any of its Subsidiaries;

(i) transfers of property subject to Casualty Events;

(j) Dispositions of property; provided that (i) at the time of such Disposition (other than any such Disposition made pursuant to a legally binding commitment entered into at a time when no Default exists), no Default shall exist or would result from such Disposition and (ii) with respect to any Disposition pursuant to this clause (j) for a purchase price in excess of $5,000,000, the Borrower or any of its Subsidiaries shall receive not less than 75% of such consideration in the form of cash or Cash Equivalents (in each case, free and clear of all Liens at the time received, other than Permitted Liens; provided that for the purposes of this clause (j)(ii), the following shall be deemed to be cash: (A) any liabilities (as shown on the Borrower’s (or the Subsidiaries’, as applicable) most recent balance sheet provided hereunder or in the footnotes thereto) of the Borrower or such Subsidiary, other than liabilities that are by their terms subordinated to the payment in cash of the Obligations, that are assumed by the transferee pursuant to a Disposition for a bona fide business purpose (and not for the purpose of effectuating any Liability Management Transaction) to a non-Affiliate third party and for which the Borrower and all of its Subsidiaries shall have been validly released by all applicable creditors in writing, (B) any securities received by the Borrower or the applicable Subsidiary from such transferee that are converted by the Borrower or such Subsidiary into cash or Cash Equivalents

(to the extent of the cash or Cash Equivalents received) within 180 days following the closing of the applicable Disposition and (C) aggregate non-cash consideration received by the Borrower or the applicable Subsidiary having an aggregate fair market value (determined as of the closing of the applicable Disposition for which such non-cash consideration is received) not to exceed the greater of $5,000,000 (net of any non-cash consideration converted into cash and Cash Equivalents);

(k) [reserved];

(l) Dispositions or discounts without recourse of accounts receivable in connection with the compromise or collection thereof in the ordinary course of business (and not in connection with any committed receivables, factoring, securitization or similar financing);

(m) Dispositions of property pursuant to sale-leaseback transactions; provided that the fair market value of all property so Disposed of after the Closing Date shall not exceed $20,000,000 in the aggregate;

(n) any swap of assets in exchange for services or other assets of comparable or greater value or usefulness to the business of the Borrower and its Subsidiaries as a whole, as determined in good faith by the management of the Borrower;

(o) [reserved];

(p) the unwinding of any Swap Contract pursuant to its terms;

(q) Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(r) the lapse or abandonment in the ordinary course of business of any registrations or applications for registration of any immaterial IP Rights; and

(s) Dispositions of assets in a single transaction or series of related transactions, with an aggregate fair market value of less than or equal to $5,000,000 for a single Disposition or series of related Dispositions; provided that, in no event shall Dispositions pursuant to this clause (s) exceed $15,000,000 in any fiscal year;

provided that any Disposition of any property pursuant to this Section 7.05 (except pursuant to Sections 7.05(e), (i), (p), (r) and (s) and except for Dispositions from a Loan Party to any other Loan Party) shall be for no less than the fair market value of such property at the time of such Disposition. To the extent any Collateral is Disposed of as expressly permitted by this Section 7.05 to any Person other than a Loan Party, such Collateral shall be sold free and clear of the Liens created by the Loan Documents (and such Liens shall be automatically released), and the Administrative Agent or the Collateral Agent, as applicable, shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

For purposes of determining compliance with this Section 7.05, (A) Dispositions need not be incurred solely by reference to one category of Dispositions permitted by this Section 7.05 but are permitted to be incurred in part under any combination thereof and of any other available exemption and (B) in the event that Dispositions (or any portion thereof) meets the criteria of one or more of the categories of Dispositions permitted by this Section 7.05, the Borrower may, in its sole discretion, classify or reclassify such Dispositions (or any portion thereof) in any manner that complies with this provision.

Section 7.06. Restricted Payments.

Neither the Borrower nor any of the Subsidiaries shall declare or make, directly or indirectly, any Restricted Payment, except:

(a) each Subsidiary may make Restricted Payments to the Borrower, and other Subsidiaries of the Borrower (and, in the case of a Restricted Payment by a non-wholly owned Subsidiary, to the Borrower and any other Subsidiary and to each other owner of Equity Interests of such Subsidiary based on their relative ownership interests of the relevant class of Equity Interests); provided that notwithstanding anything to the contrary in this Agreement, neither the Borrower nor any other Loan Party shall directly or indirectly make any Restricted Payment pursuant to this Section 7.06(a) to any Subsidiary that is not a Loan Party unless it is promptly further contributed to a Loan Party;

(b) the Borrower and each Subsidiary may declare and make Restricted Payments payable solely in the Equity Interests (other than Disqualified Equity Interests not otherwise permitted by Section 7.03) of such Person;

(c) [reserved];

(d) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the Borrower and its Subsidiaries may make Restricted Payments in an unlimited amount so long as the Consolidated Total Net Leverage Ratio calculated on a Pro Forma Basis is less than or equal to 3.25 to 1.00;

(e) to the extent constituting Restricted Payments, the Borrower and its Subsidiaries may enter into and consummate transactions expressly permitted by any provision of Sections 7.02 (other than 7.02(e) and (m)), 7.04 or 7.08 (other than Sections 7.08(e) or 7.08(j));

(f) repurchases of Equity Interests in Holdings (or any direct or indirect parent thereof) or any Subsidiary of Holdings in the ordinary course of business deemed to occur upon the exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(g) the Borrower and each Subsidiary may pay (or make Restricted Payments to allow the Borrower or any other direct or indirect parent thereof to pay) for the repurchase, retirement or other acquisition or retirement for value of Equity Interests of such Subsidiary (or of the Borrower or any other such direct or indirect parent thereof) from any future, present or former employee, officer, director, manager or consultant of such Subsidiary (or the Borrower or any other direct or indirect parent of such Subsidiary) or any of its Subsidiaries upon the death, disability, retirement or termination of employment of any such Person or pursuant to any employee or director equity plan, employee, manager or director stock option plan or any other employee or director benefit plan or any agreement (including any stock subscription or shareholder agreement) with any employee, manager, director, officer or consultant of such Subsidiary (or the Borrower or any other direct or indirect parent thereof) or any of its Subsidiaries; provided that (i) the aggregate amount of Restricted Payments made pursuant to this clause (g) shall not exceed $5,000,000 in any calendar year (with unused amounts in any calendar year being carried over to the succeeding calendar year subject to a maximum amount of Restricted Payments of $10,000,000 made in any calendar year) and (ii) other than in the case of a non-discretionary the repurchase, retirement or other acquisition or retirement, no Event of Default is continuing or would result therefrom; provided, further, that such amount in any calendar year may be increased by an amount not to exceed:

(i) to the extent contributed to Holdings, the net cash proceeds from the sale of Equity Interests (other than Disqualified Equity Interests) of any of Holdings’ direct or indirect parent companies, in each case to members of management, managers, directors or consultants of Holdings, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after the Closing Date, to the extent net cash proceeds from the sale of such Equity Interests have been Not Otherwise Applied; plus

(ii) the Net Proceeds of key man life insurance policies received by Holdings or its Subsidiaries; less

(iii) the amount of Restricted Payments previously made with the cash proceeds described in clause (i) and (ii) of this Section 7.06(g).

(h) the Borrower may make Restricted Payments in an aggregate amount not to exceed $25,000,000 minus amounts outstanding at such time (or otherwise applied to the extent such loans and advances are not repaid in cash) in respect of loans and advances to Holdings pursuant to Section 7.02(m); provided that no Default or Event of Default is continuing or would result therefrom;

(i) The Borrower may make Restricted Payments to any direct or indirect parent of the Borrower:

(i) to pay its operating costs and expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including administrative, legal, accounting and similar expenses provided by third parties), which are reasonable and customary and incurred in the ordinary course of business and attributable to the ownership or operations of Holdings and its Subsidiaries and, Transaction Expenses and any reasonable and customary indemnification claims made by directors, managers or officers of such parent attributable to the ownership or operations of Holdings and its Subsidiaries;

(ii) the proceeds of which shall be used by such parent to pay franchise Taxes and other fees, Taxes and expenses required to maintain its (or any of its direct or indirect parents’) corporate existence or good standing under applicable law;

(iii) for any taxable period ending after the Closing Date (A) in which Holdings and/or any of its Subsidiaries is a member of a consolidated, combined, unitary or similar Tax group (a “Tax Group”) of which a direct or indirect parent of Borrower is the common parent or (B) in which Holdings is treated as a disregarded entity or partnership for U.S. federal, state and/or local income tax purposes, to pay U.S. federal, state and local and foreign Taxes that are attributable to the taxable income, revenue, receipts, gross receipts, gross profits, capital or margin of Holdings and/or its Subsidiaries; provided that for each taxable period, the amount of such payments made in respect of such taxable period in the aggregate shall not exceed the amount of such Taxes that Holdings and its Subsidiaries would have been required to pay if they were a stand-alone Tax Group with Holdings as the corporate common parent of such stand-alone Tax Group;

(iv) to finance any Investment that would be permitted to be made pursuant to Section 7.02 if such parent were subject to such Section; provided that (A) such Restricted Payment shall be made substantially concurrently with the closing of such Investment and (B) such parent shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests) to be contributed to the Borrower or the other Loan Parties or (2) the merger (to the extent permitted in Section 7.04) of the Person formed or acquired into the Borrower or the other Loan Parties in order to consummate such Permitted Acquisition or Investment, in each case, in accordance with the requirements of Section 6.11; provided, further, that in no event shall any contribution pursuant to this Section 7.06(i)(iv) increase the Available Equity Amount or Investment capacity under Section 7.02;

(v) the proceeds of which shall be used to pay customary salary, bonus and other benefits payable to officers and employees of the Borrower or any direct or indirect parent company of the Borrower to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Borrower and the Subsidiaries; and

(vi) the proceeds of which shall be used by the Borrower to pay (or to make Restricted Payments to allow any direct or indirect parent thereof to pay) fees and expenses (other than to Affiliates) related to any unsuccessful equity or debt offering by the Borrower (or any direct or indirect parent thereof) that is directly attributable to the operations of Holdings and its Subsidiaries;

(j) payments made or expected to be made by the Borrower or any of the Subsidiaries in respect of required withholding or similar non-U.S. Taxes with respect to any future, present or former employee, director, manager or consultant and any repurchases of Equity Interests in consideration of such payments including deemed repurchases in connection with the exercise of stock options;

(k) the Borrower or any Subsidiary may pay cash in lieu of fractional Equity Interests in connection with any dividend, split or combination thereof or any Permitted Acquisition; and

(l) any Restricted Payment by the Borrower or any other direct or indirect parent of the Borrower to pay listing fees and other costs and expenses attributable to being a publicly traded company which are reasonable and customary.

Section 7.07. Change in Nature of Business.

The Borrower shall not, nor shall the Borrower permit any of the Subsidiaries to, directly or indirectly, engage in any material line of business substantially different from those lines of business conducted by Holdings and the Subsidiaries on the Closing Date or any business reasonably related, complementary, synergistic or ancillary thereto or reasonable extensions thereof.

Section 7.08. Transactions with Affiliates.

Neither the Borrower shall, nor shall the Borrower permit any of the Subsidiaries to, directly or indirectly, enter into any transaction of any kind with any Affiliate of Holdings, whether or not in the ordinary course of business for a transaction value in excess of $15,000,000 per each individual transaction or series of related transactions, other than (a) loans and other transactions among the Borrower and its Subsidiaries or any entity that becomes a Subsidiary or as a result of such loan or other transaction to the extent permitted under this Article VII, (b) on terms substantially as favorable to the Borrower or such Subsidiary as would be obtainable by the Borrower or such Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate, (c) the Transactions and the payment of Transaction Expenses as part of or in connection with the Transactions, (d) [reserved], (e) Restricted Payments permitted under Section 7.06 and Investments permitted under Section 7.02, (f) employment and severance arrangements between the Borrower and its Subsidiaries and their respective officers and employees in the ordinary course of business and transactions pursuant to stock option plans and employee benefit plans and arrangements in the ordinary course of business, (g) the payment of customary fees and reasonable out of pocket costs to, and indemnities provided on behalf of, directors, managers, officers, employees and consultants of the Borrower and its Subsidiaries (or any direct or indirect parent of the Borrower) in the ordinary course of business to the extent attributable to the ownership or operation of the Borrower and its Subsidiaries, (h) transactions pursuant to agreements in existence on the Closing Date and set forth on Schedule 7.08 or any amendment thereto to the extent such an amendment is not adverse to the Lenders in any material respect, (i) [reserved], (j) payments by the Borrower or any of its Subsidiaries pursuant to any tax sharing agreements with any direct or indirect parent of the Borrower to the extent attributable to the ownership or operation of the Borrower and its Subsidiaries, but only to the extent permitted by Section 7.06(i)(iii), (k) the issuance or transfer of Equity Interests (other than Disqualified Equity Interests) of the Borrower to any Permitted Holder or to any former, current or future director, manager, officer, employee or consultant (or any Affiliate of any of the foregoing) of the Borrower, any of its Subsidiaries or any direct or indirect parent thereof or (l) a joint venture which would constitute a transaction with an Affiliate solely as a result of Holdings or any Restricted Subsidiary owning an equity interest or otherwise controlling such joint venture or similar entity.

Notwithstanding anything to the contrary in this Section 7.08, no Affiliate of Holdings (other than the Borrower or its Subsidiaries to the extent expressly permitted pursuant to the terms of this Agreement) shall provide Indebtedness to Holdings, the Borrower or any of their respective Subsidiaries unless (i) there are non-Affiliate holders of such Indebtedness, (ii) such Affiliates are treated no more favorably than all other holders of such Indebtedness and (iii) such Indebtedness is incurred for a bona fide business for purpose (and not for the purpose of effectuating any Liability Management Transaction) and not to evade the requirements for incurring Indebtedness under Section 7.03.

Section 7.09. Burdensome Agreements.

The Borrower shall not, nor shall the Borrower permit any of the Subsidiaries to, enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that limits the ability of (a) any Subsidiary of the Borrower that is not a Guarantor to make Restricted Payments to the Borrower or any Guarantor or to make or repay intercompany loans and advances to Holdings or any Guarantor or (b) any Loan Party to create, incur, assume or suffer to exist Liens on property of such Person for the benefit of the Lenders with respect to the Facilities and the Obligations or under the Loan Documents; provided that the foregoing clauses (a) and (b) shall not apply to Contractual Obligations which (i)(x) exist on the Closing Date and (to the extent not otherwise permitted by this Section 7.09) are listed on Schedule 7.09 hereto and (y) to the extent Contractual Obligations permitted by clause (x) are set forth in an agreement evidencing Indebtedness, are set forth in any agreement evidencing any permitted modification, replacement, renewal, extension or refinancing of such Indebtedness so long as such modification, replacement, renewal, extension or refinancing does not expand the scope of such Contractual Obligation, (ii) are binding on a Subsidiary at the time such Subsidiary first becomes a Subsidiary of the Borrower, so long as such Contractual Obligations were not entered into solely in contemplation of such Person becoming a Subsidiary of the Borrower; provided, further, that this clause (ii) shall not apply to Contractual Obligations that are binding on a Person that becomes a Subsidiary pursuant to Section 6.14, (iii) represent Indebtedness of a Subsidiary of the Borrower which is not a Loan Party which is permitted by Section 7.03, (iv) arise in connection with any Disposition permitted by Sections 7.04 or 7.05 and relate solely to the assets or Person subject to such Disposition, (v) are customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 7.02 and applicable solely to such joint venture entered into in the ordinary course of business, (vi) are negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 7.03 but solely to the extent any negative pledge relates to the property financed by such Indebtedness, (vii) are customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate to the assets subject thereto, (viii) comprise restrictions imposed by any agreement relating to secured Indebtedness permitted pursuant to Section 7.03(e), (g) or (m) and to the extent that such restrictions apply only to the property or assets securing such Indebtedness or to the Subsidiaries incurring or guaranteeing such Indebtedness, (ix) are customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or any Subsidiary, (x) are customary provisions restricting assignment of any agreement entered into in the ordinary course of business, (xi) are restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business, (xii) arise in connection with cash or other deposits permitted under Sections 7.01 and 7.02 and limited to such cash or deposit, (xiii) [reserved] and (xiv) are restrictions contained in any ABL Loan Documents, the First Lien Notes Documents, the Second Lien Notes Documents, the Existing Credit Agreement Documents, the Existing Secured Notes Documents, the Existing Unsecured Notes Documents or, in each case, any Permitted Refinancing thereof.

Section 7.10. Material Assets.

Notwithstanding any other provision in this Agreement or in any other Loan Document, no Broadcast Licenses, Broadcast Stations, FCC Authorizations or material intellectual property or other material property or asset that, in each case, is necessary at such time to the operation of the business of the Loan Parties (or Equity Interests in any Loan Party that owns any such Broadcast Licenses, Broadcast Stations, FCC Authorizations or any such material intellectual property or other material property or asset) that are, in each of the foregoing cases, owned by a Loan Party, may be transferred (whether as an Investment, Restricted Payment, Disposition or otherwise) in any respect, whether directly or indirectly or by one or more transactions (including pursuant the release of any Guaranty provided by any Guarantor), by any Loan Party to any Affiliate of the Borrower that is not a Loan Party, other than pursuant to non-exclusive royalty and/or licensing agreements made for a bona fide business purpose (and not for the purpose of effectuating any Liability Management Transaction).

Section 7.11. Total Net Leverage Ratio.

(a) Solely to the extent a Repurchase Trigger has not occurred on or prior to such date, as of the date that is thirty (30) days prior to the maturity date of the Existing Unsecured Notes, the Borrower shall not permit both (i) the Consolidated Total Net Leverage Ratio as of the last day of the immediately preceding Test Period to be greater than 6.35 to 1.00 and (ii) the aggregate outstanding principal amount of the Existing Unsecured Notes to which such maturity date applies to exceed $50,000,000 on such date.

(b) Solely to the extent a Repurchase Trigger has not occurred on or prior to such date, as of the date that is thirty (30) days prior to the maturity date of the Existing Secured Notes (5.250%), the Borrower shall not permit both (i) the Consolidated Total Net Leverage Ratio as of the last day of the immediately preceding Test Period to be greater than 6.40 to 1.00 and (ii) the aggregate outstanding principal amount of Existing Secured Notes (5.250%) to which such maturity date applies to exceed $50,000,000 on such date.

(c) Solely to the extent a Repurchase Trigger has not occurred on or prior to such date, as of the date that is thirty (30) days prior to the maturity date of the Existing Secured Notes (4.750%), the Borrower shall not permit both (i) the Consolidated Total Net Leverage Ratio as of the last day of the immediately preceding Test Period to be greater than 6.55 to 1.00 and (ii) the aggregate outstanding principal amount of Existing Secured Notes (4.750%) to which such maturity date applies to exceed $50,000,000 on such date.

Section 7.12. Change in Fiscal Year.

The Borrower shall not make any change in its fiscal year; provided that the Borrower may, upon written notice to the Administrative Agent, change its fiscal year to any other fiscal year reasonably acceptable to the Administrative Agent (acting at the direction of the Required Lenders), in which case, the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in fiscal year.

Section 7.13. Prepayments, Etc. of Indebtedness.

(a) The Borrower shall not, nor shall the Borrower permit any of the Subsidiaries to, directly or indirectly, voluntarily prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner (it being understood that payments of regularly scheduled principal and interest of such Indebtedness shall be permitted) of any Indebtedness (i) that is or is required to be subordinated in right of payment to the Obligations, (ii) for borrowed money in an aggregate principal amount in excess of $20,000,000 that is unsecured (other than the Existing Unsecured Notes or Existing Secured Notes that become unsecured) and under which the Borrower or a Guarantor is an obligor, (iii) that is secured by Liens on the Collateral that rank junior to the Liens on the Collateral securing the Obligations or (iv) that constitutes Existing Secured Notes (4.750%) (the foregoing clauses (i), (ii), (iii) and (iv), collectively “Junior Financing”) or make any payment in violation of any subordination terms of any Junior Financing Documentation, except:

(i) (A) the refinancing thereof with the Net Proceeds of any Indebtedness (to the extent such Indebtedness constitutes a Permitted Refinancing and, if such Indebtedness was originally incurred under Section 7.03(g) or (s), is permitted pursuant to Section 7.03(g) or (s)), to the extent not required to prepay any Loans pursuant to Section 2.05(b) and (B) the refinancing, redemption or repurchase of Existing Term Loans, Existing Secured Notes or Existing Unsecured Notes with the proceeds of Permitted Junior Debt;

(ii) the conversion of any Junior Financing to Equity Interests (other than Disqualified Equity Interests) of Holdings or any of its direct or indirect parents,

(iii) the prepayment of Indebtedness of Holdings or any Subsidiary to Holdings or any Subsidiary to the extent not prohibited by the subordination provisions contained in the Intercompany Note;

(iv) on and after the first day of the Non-Exclusive Period, so long as no Default or Event of Default is continuing or would result therefrom, unlimited prepayments of Junior Financing, in each case so long as the Consolidated Total Net Leverage Ratio calculated on a Pro Forma Basis is less than or equal to 3.25 to 1.00;

(v) exchanges of Existing Term Loans in existence on the Closing Date for an exchange price not to exceed the then Applicable Existing Term Loan Exchange Price of the face amount of the Existing Term Loans so exchanged and consisting of consideration of solely Initial Term Loans (or other Term Loans with substantially the same terms as the Initial Term Loans), plus the cash payment of accrued and unpaid interest on the principal amount of such Existing Term Loans so exchanged, and otherwise effectuated pursuant to exchange agreement substantially consistent with the Exchange Agreement (any such exchange pursuant to this subclause (v), a “Specified Existing Term Loan Exchange”);

(vi) exchanges of Existing Secured Notes (6.375%) in existence on the Closing Date for an exchange price not to exceed the then Applicable Existing Secured Notes (6.375%) Exchange Price of the face amount of the Existing Secured Notes (6.375%) so exchanged and consisting of consideration of solely First Lien Notes (9.125%) (or other notes with substantially the same terms as the First Lien Notes (9.125%)), plus the cash payment of accrued and unpaid interest on the principal amount of such Existing Secured Notes (6.375%) so exchanged (any such exchange pursuant to this subclause (vi), a “Specified Existing Secured Notes (6.375%) Exchange”);

(vii) exchanges of Existing Secured Notes (5.250%) in existence on the Closing Date for an exchange price not to exceed the then Applicable Existing Secured Notes (5.250%) Exchange Price of the face amount of the Existing Secured Notes (5.250%) so exchanged and consisting of consideration of First Lien Notes (7.750%) (or other notes with substantially the same terms as the First Lien Notes (7.750%)), plus the cash payment of accrued and unpaid interest on the principal amount of such Existing Secured Notes (5.250%) so exchanged (any such exchange pursuant to this subclause (vii), a “Specified Existing Secured Notes (5.250%) Exchange”);

(viii) exchanges of Existing Secured Notes (4.750%) in existence on the Closing Date for an exchange price not to exceed the then Applicable Existing Secured Notes (4.750%) Exchange Price of the face amount of the Existing Secured Notes (4.750%) so exchanged and consisting of consideration of First Lien Notes (7.000%) (or other notes with substantially the same terms as the First Lien Notes (7.000%)), plus the cash payment of accrued and unpaid interest on the principal amount of such Existing Secured Notes (4.750%) so exchanged (any such exchange pursuant to this subclause (vii), a “Specified Existing Secured Notes (4.750%) Exchange”);

(ix) exchanges of Existing Unsecured Notes in existence on the Closing Date for an exchange price not to exceed the then Applicable Unsecured Notes (6.375%) Exchange Price of the face amount of the Existing Unsecured Notes so exchanged and consisting of consideration of Second Lien Notes (or other notes with substantially the same terms as the Second Lien Notes), plus the cash payment of accrued and unpaid interest on the principal amount of such Existing Unsecured Notes so exchanged (any such exchange pursuant to this subclause (vii), a “Specified Existing Unsecured Notes Exchange”);

(x) on and after the first day of the Non-Exclusive Period, prepayments, redemptions, purchases, defeasances, exchanges and other payments in an aggregate amount not to exceed the sum of (i) $160,000,000 plus (ii) the Available Equity Amount;

(xi) on and after the first day of the Non-Exclusive Period, prepayments, redemptions, purchases, defeasances and other payments of the Existing Term Loans or the Existing Secured Notes (6.375%), in an unlimited amount at any time on or following either (x) the date that is 180 days prior to the maturity date of the Existing Term Loans or the Existing Secured Notes (6.375%), as applicable, or (y) the occurrence of a Repurchase Trigger; and

(xii) on and after the first day of the Non-Exclusive Period, prepayments, redemptions, purchases, defeasances and other payments of:

(A) the Existing Unsecured Notes (a) in an unlimited amount during the period from the date that is one hundred and eighty (180) days prior to the maturity date of the Existing Unsecured Notes to (but excluding) the date that is thirty (30) days prior to the maturity date of the Existing Unsecured Notes; provided that the Consolidated Total Net Leverage Ratio as of the last day of the Test Period immediately preceding such prepayment, redemption, defeasance or other payment shall not exceed the Junior Financing Consolidated Total Net Leverage Ratio on a Pro Forma Basis and (b) in an unlimited amount at any time on or following either (x) the date that is thirty (30) days prior to the maturity date of the Existing Unsecured Notes or (y) the occurrence of a Repurchase Trigger;

(B) the Existing Secured Notes (5.250%) (a) in an unlimited amount during the period from the date that is one hundred and eighty (180) days prior to the maturity date of the Existing Secured Notes (5.250%) to (but excluding) the date that is thirty (30) days prior to the maturity date of the Existing Secured Notes (5.250%); provided that the Consolidated Total Net Leverage Ratio as of the last day of the Test Period immediately preceding such prepayment, redemption, defeasance or other payment shall not exceed the Junior Financing Consolidated Total Net Leverage Ratio on a Pro Forma Basis and (b) in an unlimited amount at any time on or following either (x) the date that is thirty (30) days prior to the maturity date of the Existing Secured Notes (5.250%) or (y) the occurrence of a Repurchase Trigger; and

(C) the Existing Secured Notes (4.750%) in an unlimited amount during the period from the date that is one hundred and eighty (180) days prior to the maturity date of the Existing Secured Notes (4.750%) to (but excluding) the date that is thirty (30) days prior to the maturity date of the Existing Secured Notes (4.750%); provided that the Consolidated Total Net Leverage Ratio as of the last day of the Test Period immediately preceding such prepayment, redemption, defeasance or other payment shall not exceed the Junior Financing Consolidated Total Net Leverage Ratio on a Pro Forma Basis and (b) in an unlimited amount at any time on or following either (x) , the date that is thirty (30) days prior to the maturity date of the Existing Secured Notes (4.750%) or (y) the occurrence of a Repurchase Trigger.

(b) The Borrower shall not, nor shall it permit any of the Subsidiaries to amend, modify or change in any manner materially adverse to the interests of the Lenders any term or condition of any Junior Financing Documentation without the consent of the Administrative Agent (acting at the direction of the Required Lenders) (it being understood that any amendments or modifications to Junior Financing Documentation that cause any such Junior Financing to no longer satisfy the definition of “Permitted Junior Debt” shall be deemed materially adverse to the interests of the Lenders).

(c) The Borrower shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly, voluntarily prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner (it being understood that payments of regularly scheduled principal and interest of such Indebtedness shall be permitted) the First Lien Notes (7.000%), the First Lien Notes (7.750%) or the Second Lien Notes (and, in each case, any successive Permitted Refinancings thereof or other Refinancings thereof) or Refinancings of the Existing Term Loans or Existing Notes, except (i) as otherwise permitted pursuant to Section 7.13(a), (ii) prepayments, redemptions, purchases, defeasances and other payments in an aggregate amount not to exceed $40,000,000 during the term of this Agreement and (iii) other prepayments, redemptions, purchases, defeasances and other payments, in each case so long as the Consolidated Total Net Leverage Ratio calculated on a Pro Forma Basis is less than or equal to 3.50 to 1.00.

Section 7.14. Permitted Activities. Holdings, shall not conduct, transact or otherwise engage in any material business or operations (including any prepayments, redemptions, purchases, defeasances and other payments of Indebtedness); provided that the following shall be permitted in any event: (i) its ownership of the Equity Interests of the Borrower; (ii) the entry into, and the performance of its obligations with respect to the Loan Documents, the Existing Credit Agreement Documents, the ABL Loan Documents, the First Lien Notes Documents, the Second Lien Notes Documents, the Existing Secured Notes Documents, the Existing Unsecured Notes Documents, any documentation relating to any Permitted Junior Debt and any documentation relating to any Permitted Refinancing of the foregoing; (iii) the consummation of the Transactions; (iv) the payment of dividends and distributions permitted to be made to Holdings pursuant to the terms of this Agreement, the making of contributions to the capital of the Borrower and its Subsidiaries and Guarantees of Indebtedness set forth in clause (ii) above and the Guarantees of other obligations not constituting Indebtedness; (v) the maintenance of its legal existence (including the ability to incur fees, costs and expenses relating to such maintenance and performance of activities relating to its officers, directors, managers and employees and those of its Subsidiaries); (vi) the performing of activities in preparation for and consummating any public offering of its common stock or any other issuance or sale of its Equity Interests (other than Disqualified Equity Interests) including converting into another type of legal entity; (vii) the participation in tax, accounting and other administrative matters, including compliance with applicable Laws and legal, tax and accounting matters related thereto and activities relating to its officers, directors, managers and employees; (viii) the holding of any cash and Cash Equivalents (but not operating any property) and (ix) the entry into and performance of its obligations with respect to contracts and other arrangements relating to the indemnification to officers, managers, directors and employees; and (xii) any activities incidental to the foregoing.

ARTICLE VIII

Events of Default and Remedies

Section 8.01. Events of Default.

Any of the following from and after the Closing Date shall constitute an event of default (an “Event of Default”):

(a) Non-Payment. Any Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within five (5) Business Days after the same becomes due, any interest on any Loan or any other amount payable hereunder or with respect to any other Loan Document; or

(b) Specific Covenants. Holdings or any Subsidiary, fails to perform or observe any term, covenant or agreement contained in any of Section 6.03(a) or 6.05(a) (solely with respect to the Borrower) or Article VII; or

(c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Sections 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after written notice thereof by the Administrative Agent to Holdings or the Borrower; or

(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of Holdings or any other Loan Party herein, in any other Loan Document, or in any document required to be delivered in connection herewith or therewith shall be incorrect in any material respect when made or deemed made; or

(e) Cross-Default. Any Loan Party or any Subsidiary (A) fails to make any payment beyond the applicable grace period with respect thereto, if any, (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than (i) the ABL Facility, which shall be governed solely by clause (C) hereof or (ii) Indebtedness hereunder) having an outstanding aggregate principal amount of not less than the Threshold Amount or in respect of the Existing Term Loans, Existing Secured Notes or Existing Unsecured Notes, (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness, after giving effect to all applicable grace periods, or any other event occurs (other than, with respect to (i) the ABL Facility, which shall be governed solely by clause (C) hereof or (ii) Indebtedness consisting of Swap Contracts, termination events or equivalent events pursuant to the terms of such Swap Contracts), the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; provided that this clause (B) shall not apply to Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness if such sale or transfer is permitted hereunder; provided, further, that (i) this clause (e) shall not apply if such failure is remedied or waived by the holders of such Indebtedness prior to any termination of the Commitments or acceleration of the Loans pursuant to this Article VIII, (ii) any event or condition set forth under this clause (e) shall not, until the expiration of any applicable grace period or the delivery of notice for the acceleration of the underlying Indebtedness by the applicable holder or holders of such Indebtedness, constitute a “Default” or “Event of Default” for purposes of this Agreement or (C) shall breach any covenant or any default shall occur with respect to any ABL Facility or any Permitted Refinancing thereof, it being understood that any such breach or default shall not constitute a “Default” or “Event of Default” with respect to any Term Loans unless and until the ABL Lenders have declared all amounts outstanding under the ABL Facility to be immediately due and payable and all outstanding commitments under the ABL Facility to be immediately terminated, and such declaration has not been rescinded on or before such date; or

(f) Insolvency Proceedings, Etc. Any Loan Party or any Subsidiary (other than an Immaterial Subsidiary) institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or

(g) Inability to Pay Debts; Attachment. (i) Any Loan Party or any Subsidiary (other than an Immaterial Subsidiary) becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of the Loan Parties, taken as a whole, and is not released, vacated or fully bonded within sixty (60) days after its issue or levy; or

(h) Judgments. There is entered against any Loan Party or any Subsidiary one or more final judgments or orders for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment or order and has not denied coverage) and such judgment or order shall not have been satisfied, vacated, discharged or stayed or bonded pending an appeal for a period of sixty (60) consecutive days from the entry thereof; or

(i) Invalidity of Loan Documents. Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Sections 7.04 or 7.05) or as a result of acts or omissions by the Administrative Agent or Collateral Agent or any Lender or the satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party contests in writing the validity or enforceability of any provision of any Loan Document or the validity or priority of a Lien as required by the Collateral Documents on a material portion of the Collateral; or any Loan Party denies in writing that it has any or further liability or obligation under any Loan Document (other than as a result of repayment in full of the Obligations and termination of the Aggregate Commitments), or purports in writing to revoke or rescind any Loan Document; or

(j) Change of Control. There occurs any Change of Control; or

(k) Collateral Documents. (i) Any Collateral Document or any material portion thereof, after delivery thereof pursuant to the Exchange Agreement or Sections 6.11 or 6.13 shall for any reason (other than pursuant to the terms hereof and thereof including as a result of a transaction not prohibited under this Agreement) cease to be in full force and effect and to create a valid and perfected Lien, with the priority required by this Agreement, the Collateral Documents and the Intercreditor Agreements on and security interest in any material portion of the Collateral purported to be covered thereby, subject to the Lien priority permitted under Section 7.01, (x) except to the extent that any such perfection or priority is not required pursuant to the Collateral and Guarantee Requirement or any loss thereof results from the failure of the Administrative Agent or the Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Documents or to file Uniform Commercial Code continuation statements and (y) except as to Collateral consisting of Real Property to the extent that such losses are covered by a lender’s title insurance policy and such insurer has not denied coverage, or (ii) any of the Equity Interests of the Borrower shall for any reason cease to be pledged pursuant to the Collateral Documents; or

(l) ERISA. (i) An ERISA Event occurs which has resulted or could reasonably be expected to result in liability of a Loan Party or a Subsidiary in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect, or (ii) a Loan Party, any Subsidiary or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan and a Material Adverse Effect could reasonably be expected to result.

Section 8.02. Remedies Upon Event of Default.

If any Event of Default occurs and is continuing, the Administrative Agent may (with the consent of the Required Lenders) and, at the request of the Required Lenders, shall take any or all of the following actions:

(i) terminate the Aggregate Commitments;

(ii) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, whereupon the foregoing shall become immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Loan Parties;

(iii) [reserved]; and

(iv) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law;

provided that, upon the occurrence of an Event of Default described in Section 8.01(f) with respect to Holdings, the Borrower or any Subsidiary that is not an Immaterial Subsidiary, (x) the Aggregate Commitments shall automatically terminate, and (y) the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document (including the Prepayment Premium) shall be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by Holdings, the Borrower and its Subsidiaries.

Section 8.03. [Reserved].

Section 8.04. Application of Funds.

After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable), any amounts received on account of the Obligations shall, subject to any Intercreditor Agreements then in effect, be applied by the Administrative Agent in the following order (to the fullest extent permitted by mandatory provisions of applicable Law):

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including Attorney Costs payable under Section 10.04 and amounts payable under Article III or Section 10.05) payable to the Administrative Agent or the Collateral Agent in its capacity as such and their Agent-Related Parties;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs payable under Section 10.04 and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans ratably among the Secured Parties in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to the payment of all other Obligations of the Borrower that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and

Last, the balance, if any, after all of the Obligations have been paid in full, to the Borrower or as otherwise required by Law or as directed by a court of competent jurisdiction.

ARTICLE IX

Administrative Agent and Other Agents

Section 9.01. Appointment and Authorization of Agents.

(a) Each Lender hereby irrevocably appoints Bank of America, N.A. to act on its behalf as the Administrative Agent and Collateral Agent (for purposes of this Section 9.01, the Administrative Agent and the Collateral Agent are referred to collectively as the “Agents”) hereunder and under the other Loan Documents and authorizes each of the Administrative Agent and the Collateral Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Without limiting the generality of the foregoing, the Lenders hereby expressly authorize the Agents to (i) execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Collateral Documents and (ii) negotiate, enforce or the settle any claim, action or proceeding affecting the Lenders in their capacity as such, at the direction of the Required Lenders and, in each case, acknowledge and agree that any such action by any Agent shall bind the Lenders. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, neither the Administrative Agent nor the Collateral Agent shall have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent or the Collateral Agent have or be deemed to have any fiduciary relationship with any Lender or Participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent or the Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b) [Reserved].

(c) Each of the Secured Parties hereby irrevocably appoints and authorizes the Collateral Agent to act as the agent of (and to hold any security interest created by the Collateral Documents for and on behalf of or on trust for) such Secured Party for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Collateral Agent (and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Collateral Agent), shall be entitled to the benefits of all provisions of this Article IX (including Section 9.07, as though such co-agents, sub-agents and attorneys-in-fact were the Collateral Agent under the Loan Documents) as if set forth in full herein with respect thereto. Without limiting the generality of the foregoing, the Lenders hereby expressly authorize the Administrative Agent to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Collateral Documents and acknowledge and agree that any such action by any Agent shall bind the Lenders.

(d) Except as provided in Sections 9.09 and 9.11, the provisions of this Article IX are solely for the benefit of the Agents and the Lenders, and neither the Borrower nor any other Loan Party shall have rights as a third-party beneficiary of any of such provisions.

(e) The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

Section 9.02. Delegation of Duties.

Each of the Administrative Agent and the Collateral Agent may execute any of its duties under this Agreement or any other Loan Document (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents or of exercising any rights and remedies thereunder) by or through agents, sub-agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent, the Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Agent-Related Persons. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Agent-Related Persons of the Administrative Agent, the Collateral Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Facilities as well as activities as Administrative Agent or Collateral Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or sub-agent or attorney-in-fact that it selects, so long as such selection was made in the absence of gross negligence or willful misconduct (as determined in the final non-appealable judgment of a court of competent jurisdiction).

Section 9.03. Liability of Agents.

No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct, as determined by the final non-appealable judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein), (b) except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Parent, Holdings, the Borrower or any of their respective Affiliates that is communicated to or obtained by the Person serving as an Agent or any of their respective Affiliates in any capacity, (c) be responsible for or have any duty to ascertain or inquire into the satisfaction of any condition set forth in Article IV or elsewhere herein or in any other Loan Document, other than to confirm receipt of items expressly required to be delivered to such Agent or (d) be responsible in any manner to any Lender or Participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by any Agent or any of their respective Affiliates under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, the existence, value or collectability of the Collateral, any failure to monitor or maintain any part of the Collateral, or the perfection or priority of any Lien or security interest created or purported to be created under the Collateral Documents, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof. Notwithstanding the foregoing, no Agent shall (a) be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) shall not be required to carry out any “know your customer” or other checks in relation to any person on behalf of any Lender and each Lender confirms to the Administrative Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Administrative Agent or any of its Affiliates and (c) have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent or Collateral Agent (as applicable) is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that no Agent (as applicable) shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent (as applicable) to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may affect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law.

Section 9.04. Reliance by Agents.

Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by such Agent. Each Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan.

Section 9.05. Notice of Default.

The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default and stating that such notice is a “notice of default.” The Administrative Agent will notify the Lenders of its receipt of any such notice (it being understood that posting of such notice to the “private side” of the Platform shall be sufficient if (i) the Borrower determines that such notice contains material non-public information with respect to any of the Loan Parties or their securities and is not suitable for posting to “public” Lenders and (ii) such notice relates to Defaults (other than Events of Default); it being understood and agreed that the Administrative Agent shall post notices regarding Events of Default and payment Defaults to all Lenders). The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to any Event of Default as may be directed by the Required Lenders in accordance with Article VIII; provided that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable or in the best interest of the Lenders.

Section 9.06. Credit Decision; Disclosure of Information by Agents.

Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by any Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to each Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by any Agent herein, such Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their Affiliates which may come into the possession of any Agent-Related Person.

Section 9.07. Indemnification of Agents.

Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Agent-Related Person’s own gross negligence or willful misconduct, as determined by the final non-appealable judgment of a court of competent jurisdiction; provided that no action taken in accordance with the directions of the Required Lenders (or such other number or percentage of the Lenders as shall be required by the Loan Documents) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 9.07. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 9.07 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse each Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by each Agent, as the case may be, in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that such Agent, as the case may be, is not reimbursed for such expenses by or on behalf of the Loan Parties; provided that such reimbursement by the Lenders shall not affect the Loan Parties’ continuing reimbursement obligations with respect thereto. The undertaking in this Section 9.07 shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation of the Administrative Agent or the Collateral Agent, as the case may be.

Section 9.08. Agents in Their Individual Capacities.

Bank of America, N.A. and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrower and its respective Affiliates as though such Person were not an Agent and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America, N.A. and/or any of its Affiliates may receive information regarding the Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrower or such Affiliate) and acknowledge that no Agent shall be under any obligation to provide such information to them. With respect to its Loans, Bank of America, N.A. and its Affiliates shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not an Agent, and the terms “Lender” and “Lenders” include Bank of America, N.A. in its individual capacity. Any successor to Bank of America, N.A. as the Administrative Agent or the Collateral Agent shall also have the rights attributed to Bank of America, N.A. under this paragraph.

Section 9.09. Successor Agents.

Each of the Administrative Agent and the Collateral Agent may resign as the Administrative Agent or the Collateral Agent, as applicable upon thirty (30) days’ notice to the Lenders and the Borrower and if either the Administrative Agent or the Collateral Agent is a Defaulting Lender, the Borrower may remove such Defaulting Lender from such role upon ten (10) days’ notice to the Lenders. If the Administrative Agent or the Collateral Agent resigns under this Agreement or is removed by the Borrower, the Required Lenders shall appoint a successor agent for the Lenders, which successor agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default under Sections 8.01(a), (f) or (g) (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor agent is appointed prior to the effective date of the resignation or removal of the Administrative Agent or the Collateral Agent, as applicable, the Administrative Agent or the Collateral Agent, as applicable, in the case of a resignation, and the Borrower, in the case of a removal may appoint, with the consent of the Required Lenders and the Borrower (in the case of a resignation), a successor agent. Upon the acceptance of its appointment as successor agent hereunder, the Person acting as such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent or retiring Collateral Agent and the term “Administrative Agent” or “Collateral Agent”, as applicable, shall mean such successor administrative agent or collateral agent and/or Supplemental Agent, as the case may be, and the retiring Administrative Agent’s or Collateral Agent’s appointment, powers and duties as the Administrative Agent or Collateral Agent shall be terminated. After the retiring Administrative Agent’s or the Collateral Agent’s resignation or removal hereunder as the Administrative Agent or Collateral Agent, the provisions of this Article IX and the provisions of Sections 10.04 and 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent or Collateral Agent under this Agreement. If no successor agent has accepted appointment as the Administrative Agent or the Collateral Agent by the date which is thirty (30) days following the retiring Administrative Agent’s or Collateral Agent’s notice of resignation or ten (10) days following the Borrower’s notice of removal, the retiring Administrative Agent’s or the retiring Collateral Agent’s resignation shall nevertheless thereupon become effective and such Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents, and Required

Lenders shall perform all of the duties of the Administrative Agent or Collateral Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. Upon the acceptance of any appointment as the Administrative Agent or Collateral Agent hereunder by a successor and upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to (a) continue the perfection of the Liens granted or purported to be granted by the Collateral Documents or (b) otherwise ensure that Section 6.11 is satisfied, the successor Administrative Agent or Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Administrative Agent or Collateral Agent, and the retiring Administrative Agent or Collateral Agent shall be discharged, if not previously discharged pursuant to the foregoing sentence, from its duties and obligations under the Loan Documents. After the retiring Administrative Agent’s or Collateral Agent’s resignation hereunder as the Administrative Agent or the Collateral Agent, the provisions of this Article IX and Sections 10.04 and 10.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent or the Collateral Agent.

Section 9.10. Administrative Agent May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent or the Collateral Agent shall have made any demand on the Borrower) shall be (to the fullest extent permitted by mandatory provisions of applicable Law) entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Collateral Agent and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Collateral Agent and the Administrative Agent and their respective agents and counsel and all other amounts due to the Lenders, the Collateral Agent and the Administrative Agent under Sections 2.09, 10.04 and 10.05) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, curator, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent or the Collateral Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent or the Collateral Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due the Administrative Agent or the Collateral Agent under Sections 2.09, 10.04 and 10.05.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 9.11. Collateral and Guaranty Matters.

The Lenders irrevocably agree:

(a) that any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document shall be automatically released (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than contingent indemnification obligations not yet accrued and payable), (ii) at the time the property subject to such Lien is Disposed or to be Disposed as part of or in connection with any Disposition permitted hereunder to any Person other than a Person required to grant a Lien to the Administrative Agent or the Collateral Agent under the Loan Documents, (iii) subject to Section 10.01, if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders (iv) to the extent such asset constitutes an Excluded Asset (as defined in the Security Agreement) or (v) if the property subject to such Lien is owned by a Guarantor, upon release of such Guarantor from its obligations under its Guaranty pursuant to clause (c) below;

(b) to release or subordinate any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Sections 7.01(u) or (w) (in the case of clause (w), to the extent required by the terms of the obligations secured by such Liens);

(c) that any Subsidiary Guarantor shall be automatically released from its obligations under the Guaranty in accordance with Section 11.10; and

(d) the Administrative Agent and/or the Collateral Agent may, without any further consent of any Lender, enter into (i) the ABL Intercreditor Agreement, (ii) a First Lien Intercreditor Agreement with the Other Debt Representative for any Indebtedness incurred pursuant to Section 7.03(a)(iv), (g) and (u) that is secured on a pari passu basis with the Liens securing the Obligations and/or (iii) a Multi-Lien Intercreditor Agreement with the Other Debt Representative for any Indebtedness incurred pursuant to Sections 7.03(a)(ii), (a)(iv), (g), (s), (u) and (v) that is secured on a junior lien basis with the Liens securing the Obligations, in each case, where such Indebtedness is secured by Liens permitted under Section 7.01. The Administrative Agent and the Collateral Agent may rely exclusively on a certificate of a Responsible Officer of Holdings or the Borrower as to whether any such other Liens are permitted. The ABL Intercreditor Agreement, the First Lien Intercreditor Agreement or the Multi-Lien Intercreditor Agreement entered into by the Administrative Agent and/or Collateral Agent in accordance with the terms of this Agreement shall be binding on the Secured Parties.

Subject to Section 10.01, upon request by the Administrative Agent or the Collateral Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s or the Collateral Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.11. In each case as specified in this Section 9.11, the Administrative Agent or the Collateral Agent will promptly (and each Lender irrevocably authorizes the Administrative Agent and the Collateral Agent to), at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as the Borrower may reasonably request to evidence the release or subordination of such item of Collateral from the assignment and security interest granted under the Collateral Documents, or to evidence the release of such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.11.

Section 9.12. Other Agents.

None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a “joint lead bookrunner”, “joint lead arranger”, “bookrunner”, “arranger”, “co-manager”, “co-syndication agent” or “co-documentation agent” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

Section 9.13. Withholding Tax Indemnity.

To the extent required by any applicable Law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If the IRS or any other authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender for any reason (including, without limitation, because the appropriate form was not delivered or not properly executed by such Lender, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding Tax ineffective), such Lender shall, within 10 days after written demand therefor, indemnify and hold harmless the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by the Borrower pursuant to

Section 3.01 and Section 3.04 and without limiting or expanding the obligation of the Borrower to do so) for all amounts paid by the Administrative Agent as Taxes, together with all reasonable expenses incurred in connection therewith, including legal expenses and any other out-of-pocket expenses, whether or not such Tax was correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this Section 9.13. The agreements in this Section 9.13 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Aggregate Commitment and the repayment, satisfaction or discharge of all other Obligations.

Section 9.14. Appointment of Supplemental Agents.

(a) It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any Law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case the Administrative Agent or the Collateral Agent deems that by reason of any present or future Law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, the Administrative Agent and the Collateral Agent are hereby authorized to appoint an additional individual or institution selected by the Administrative Agent or the Collateral Agent in its sole discretion as a separate trustee, co-trustee, administrative agent, collateral agent, administrative sub-agent or administrative co-agent (any such additional individual or institution being referred to herein individually as a “Supplemental Agent” and collectively as “Supplemental Agents”).

(b) In the event that the Collateral Agent appoints a Supplemental Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Collateral Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Agent to the extent, and only to the extent, necessary to enable such Supplemental Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Agent shall run to and be enforceable by either the Collateral Agent or such Supplemental Agent, and (ii) the provisions of this Article IX and of Sections 10.04 and 10.05 that refer to the Administrative Agent shall inure to the benefit of such Supplemental Agent and all references therein to the Collateral Agent shall be deemed to be references to the Collateral Agent and/or such Supplemental Agent, as the context may require.

Should any instrument in writing from any Loan Party be required by any Supplemental Agent so appointed by the Administrative Agent or the Collateral Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, such Loan Party shall execute, acknowledge and deliver any and all such instruments promptly upon request by the Administrative Agent or the Collateral Agent. In case any Supplemental Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Agent, to the extent permitted by Law, shall vest in and be exercised by the Administrative Agent until the appointment of a new Supplemental Agent.

Section 9.15. Lender Action.

(a) Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party or any other obligor under any of the Loan Documents (including the exercise of any right of setoff (except to the extent permitted by Section 10.09), rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Guaranty or any Collateral or any other property of any such Loan Party, without the prior written consent of the Administrative Agent. The provisions of this Section 9.15 are for the sole benefit of the Lenders and the Agents and shall not afford any right to, or constitute a defense available to, any Loan Party.

(b) Notwithstanding the foregoing or any other provision in this Agreement or any other Loan Document, the right of any Lender to bring suit for the enforcement of any payment of principal of, and premium (if any) or interest on, any Loan on or after the Maturity Date applicable thereto shall not be impaired or affected without the consent of such Lender.

Section 9.16. Intercreditor Agreements.

Notwithstanding anything to the contrary in this Agreement or in any other Loan Document: (a) the priority of the Liens granted to the Collateral Agent in favor of the Secured Parties pursuant to the Loan Documents and the exercise of any right related to any Collateral shall be subject, in each case, to the terms of the ABL Intercreditor Agreement, the First Lien Intercreditor Agreement or the Multi-Lien Intercreditor Agreement, (b) in the event of any conflict between the express terms and provisions of this Agreement or any other Loan Document, on the one hand, and of the ABL Intercreditor Agreement, the First Lien Intercreditor Agreement or the Multi-Lien Intercreditor Agreement, on the other hand, the terms and provisions of the ABL Intercreditor Agreement, the First Lien Intercreditor Agreement or the Multi-Lien Intercreditor Agreement, as the case may be, shall control (in each case, other than any clause in any Loan Document which grants a lien or security interest, which clause shall control), and (c) each Lender (and, by its acceptance of the benefits of any Collateral Document, each other Secured Party) hereunder authorizes and instructs the Administrative Agent and Collateral Agent to execute the ABL Intercreditor Agreement, the First Lien Intercreditor Agreement or the Multi-Lien Intercreditor Agreement on behalf of such Lender, and such Lender agrees to be bound by the terms thereof.

Section 9.17. Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and its respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans or the Commitments,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-Sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

Section 9.18. Recovery of Erroneous Payments.

Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender, whether or not in respect of an Obligation due and owing by the Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Lender receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Lender in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Lender irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. The Administrative Agent shall inform each Lender promptly upon determining that any payment made to such Lender comprised, in whole or in part, a Rescindable Amount.

ARTICLE X

Miscellaneous

Section 10.01. Amendments, Etc.

Except as otherwise set forth in this Agreement, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders, or by the Administrative Agent with the consent of the Required Lenders, and such Loan Party (with an executed copy thereof promptly delivered to the Administrative Agent if not otherwise part thereto; provided that failure to deliver such a copy shall not result in any Default or Event of Default nor affect the effectiveness of any such amendment, waiver or consent) and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that any amendment or waiver contemplated in clause (g) below, shall only require the consent of such Loan Party and the Required Facility Lenders under the applicable Facility, as applicable; provided, further, that no such amendment, waiver or consent shall:

(a) extend or increase the Commitment of any Lender without the written consent of each Lender holding such Commitment (it being understood that a waiver of any condition precedent or of any Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension or increase of any Commitment of any Lender);

(b) postpone any date scheduled for, or reduce or forgive the amount of, any payment of principal or interest under Sections 2.07 or 2.08 (or amend the definition of “Default” or “Event of Default” to exclude the failure to pay interest or principal on any date), or change any provision of Section 9.15(b) without the written consent of each Lender holding the applicable Obligation (it being understood that the waiver of (or amendment to the terms of) any mandatory prepayment of the Term Loans shall not constitute a postponement of any date scheduled for the payment of principal or interest);

(c) reduce or forgive the principal of, or the rate of interest specified herein on, or change the amount of principal or interest payable in cash on, or extend by more than ten (10) Business Days the grace period applicable to the payment of interest or any other amount in respect of, any Loan or (subject to clause (ii) of the first proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document (or extend the timing of payments of such fees or other amounts) without the written consent of each Lender holding such Loan or to whom such fee or other amount is owed; provided that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate;

(d) change any provision of 10.01 or the definition of “Required Lenders,” “Required Facility Lenders,” “Required Class Lenders” or any other provision specifying the number of Lenders or portion of the Loans or Commitments required to take any action under the Loan Documents, without the written consent of each Lender directly affected thereby (it being understood that with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the “Required Lenders,” “Required Facility Lenders,” “Required Class Lenders” or similar provisions on substantially the same basis as the Initial Term Loans on the Closing Date);

(e) release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender;

(f) release all or substantially all of the aggregate value of the Guaranty, without the written consent of each Lender;

(g) amend, waive or otherwise modify any term or provision which directly affects Lenders under one or more Facilities and does not directly affect Lenders under any other Facility, in each case, without the written consent of the Required Facility Lenders under such applicable Facility (and in the case of multiple Facilities which are affected, with respect to any such Facility, such consent shall be effected by the Required Facility Lenders of each such Facility, subject to the other clauses of this Section 10.01); provided that the waivers described in this clause (g) shall not require the consent of any Lenders other than the Required Facility Lenders under such Facility or Facilities;

(h) without the written consent of each Lender directly and adversely affected thereby, (A) subordinate or have the direct or indirect effect of subordinating (either through amendment or amendments to this Agreement or through the establishment of intercreditor, subordination or similar agreement(s) or arrangement(s) or otherwise) the Obligations in right of payment to any Indebtedness for borrowed money or (B) subordinate or have the direct or indirect effect of subordinating (either through amendment or amendments to this Agreement or through the establishment of intercreditor, subordination or similar agreement(s) or arrangement(s) or otherwise) any Liens on all or substantially all of the Collateral securing the Obligations to the Liens on all or substantially all of the Collateral securing any other Indebtedness for borrowed money (any such Indebtedness to which such Liens securing any of such obligations or such obligations, as applicable, are subordinated, “Senior Indebtedness”), in the case of each of clause (A) and (B), except (1) any Indebtedness that is expressly permitted by this Agreement as in effect on the Closing Date to rank senior in payment or lien priority to the Obligations or (2) in connection with a “debtor in possession” financing pursuant to Section 364 of the Bankruptcy Code (or any similar financing arrangement in an insolvency proceeding in a non-U.S. jurisdiction);

(i) waive, amend or modify the provisions of Section 2.05(b)(x), Section 2.13 or Section 8.04 in a manner that would by its terms alter the pro rata sharing or the order of applicable payments required thereby (or add or change any other provision of this Agreement that has the effect of making any such alteration to such provisions), or modify the definition of “Pro Rata Share”, without the consent of each Lender directly and adversely affected thereby;

(j) waive, amend or modify this Agreement or any Loan Document that would authorize the incurrence of additional Indebtedness under this Agreement for the primary purpose of influencing any voting threshold required under this Agreement in order to obtain consent to any transaction that would not otherwise not been permitted prior to the incurrence of any such additional Indebtedness, without the consent of each Lender directly and adversely affected thereby;

(k) Without the consent of the Supermajority (65%) Required Lenders:

(i) amend, modify or waive any provision of this Agreement that would permit additional transfers of assets from Loan Parties to Subsidiaries that are not Loan Parties, including any such provisions specified in Sections 7.02, 7.04, 7.05 and 7.06; or

(ii) amend, modify or waive any provision of the definition of “Excluded Subsidiary” in a manner that is material and adverse to the Lenders (other than for the purpose of effectuating a Liability Management Transaction);

(l) Without the consent of the Supermajority (90%) Required Lenders:

(i) amend, modify or waive any provisions of Section 11.10 in a manner that is material and adverse to the Lenders;

(ii) amend, modify or waive any provisions of the definition of “Excluded Subsidiary” in a manner that is material and adverse to Lenders;

(iii) permit the creation or existence of any Subsidiary or otherwise amend the definition of “Subsidiary” in a manner that would result in any Subsidiary or any other Person being “unrestricted” or otherwise generally excluded from the requirements, taken as a whole, applicable to Subsidiaries pursuant to the Loan Documents (including the covenants set forth in Article VII);

(iv) amend, modify or waive the Double-DIP Provision;

(v) amend, modify or waive Section 7.10;

(vi) amend, modify or waive Section 10.07(m) in a manner that would permit purchases of Term Loans that are not open to all applicable Lenders on a pro rata basis; or

(vii) amend, modify or waive any requirement in this Agreement that an action be taken, or prohibiting an action from not being taken, for a bona fide business purpose (and not for the purpose of effectuating any Liability Management Transaction);

provided, further, that (i) [reserved]; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent or the Collateral Agent, as applicable, in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent or the Collateral Agent, as applicable, under this Agreement or any other Loan Document; (iii) Section 10.07(h) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification; (iv) the consent of Lenders holding more than 50% of any Class of Commitments or Loans shall be required with respect to any amendment that by its terms adversely affects the rights of such Class in respect of payments or Collateral hereunder in a manner different than such amendment affects other Classes. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms materially and adversely affects any Defaulting Lender (if such Lender were not a Defaulting Lender) to a greater extent than other affected Lenders shall require the consent of such Defaulting Lender and (v) no amendment, modification or waiver of this Agreement may involve the payment by Holdings or any of its Subsidiaries, directly or indirectly (including, without limitation, through participation in any transaction in which Holdings or any of its Affiliate participates) of any consideration, whether by way of interest, fee or otherwise, to any Lender for or as an inducement to such amendment, modification or waiver unless such consideration is offered to be paid or agreed to be paid to all Lenders which so consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, modification or waiver (other than the reimbursement of counsel fees and other expenses in connection with the negotiation of the terms of such transaction).

Each of the parties hereto hereby agrees that this Agreement and the other Loan Documents may be amended by the Administrative Agent, the Borrower and the Lenders providing any Incremental Term Loans, Refinancing Term Loans or Extended Term Loans pursuant to an Incremental Amendment, Refinancing Amendment or Extension Amendment without the consent of any other Lenders, to the extent (but only to the extent) necessary to (i) reflect the existence and terms of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto (including, without limitation, in order to change or impose “MFN” pricing protection with respect to additional Loans and/or Commitments made after the date of such amendment) and (ii) make such other changes to this Agreement and the other Loan Documents consistent with the provisions of Section 2.14, 2.15 or 2.16, as applicable (without the consent of the Required Lenders called for therein) and (iii) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of Section 2.14, 2.15 or 2.16, as applicable, and the Required Lenders hereby expressly authorize the Administrative Agent to enter into any such Refinancing Amendment.

Notwithstanding the foregoing, no Lender consent is required to effect any amendment or supplement to any ABL Intercreditor Agreement, any First Lien Intercreditor Agreement, any Multi-Lien Intercreditor Agreement or other intercreditor agreement or arrangement permitted under this Agreement that is for the purpose of adding the holders of Credit Agreement Refinancing Debt, as expressly contemplated by the terms of the ABL Intercreditor Agreement, such First Lien Intercreditor Agreement, such Multi-Lien Intercreditor Agreement or such other intercreditor agreement or arrangement permitted under this Agreement, as applicable (it being understood that any such amendment or supplement may make such other changes to the applicable intercreditor agreement as, in the good faith determination of the Administrative Agent, are required to effectuate the foregoing; provided that such other changes are not adverse, in any material respect, to the interests of the Lenders); provided that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent.

Notwithstanding the foregoing, this Agreement and any other Loan Document may be amended solely with the consent of the Administrative Agent and the Borrower without the need to obtain the consent of any other Lender if such amendment is delivered in order (a) to correct or cure ambiguities, errors, omissions, defects, (b) to effect administrative changes of a technical or immaterial nature, (c) to fix incorrect cross references or similar inaccuracies in this Agreement or the applicable Loan Document, (d) solely to add benefit to one or more existing Facilities, including increase in margin, interest rate floor, prepayment premium, call protection and reestablishment of or increase in amortization schedule, in order to cause any Incremental Facility to be fungible with any existing Facility and (e) to add any financial covenant for the benefit of all Lenders or any Class of Lenders pursuant to the conditions imposed on the incurrence of any Indebtedness set forth elsewhere in this Agreement, and in each case of clauses (a), (b) and (c), such amendment shall become effective without any further action or the consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders within five (5) Business Days following receipt of notice thereof. The Collateral Documents and related documents in connection with this Agreement and the other Loan Documents may be in a form reasonably determined by the Administrative Agent and may be, together with this Agreement, amended, supplemented and waived with the consent of the Administrative Agent at the request of the Borrower without the need to obtain the consent of any other Lender if such amendment, supplement or waiver is delivered in order (i) to comply with local Law or advice of local counsel, (ii) to cure ambiguities, omissions, mistakes or defects or (iii) to cause such Collateral Documents or other document to be consistent with this Agreement and the other Loan Documents; provided that, in any such case, such amendment, supplement or waiver shall become effective only if the same is not objected to in writing by the Required Lenders to the Administrative Agent within five (5) days following receipt of notice thereof.

Notwithstanding anything in this Agreement or any other Loan Document to the contrary, the Borrower and the Administrative Agent may enter into any Incremental Amendment in accordance with Section 2.14, Refinancing Amendment in accordance with Section 2.15 and Extension Amendment in accordance with Section 2.16 and such Incremental Amendments, Refinancing Amendments and Extension Amendments shall be effective to amend the terms of this Agreement and the other applicable Loan Documents, in each case, without any further action or consent of any other party to any Loan Document.

Section 10.02. Notices and Other Communications; Facsimile Copies.

(a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder or under any other Loan Document shall be in writing (including by facsimile or other electronic image scan transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or electronic mail address, as follows:

(i) if to the Borrower (or any other Loan Party) or the Administrative Agent, the Collateral Agent, to the address, facsimile number or electronic mail address specified for such Person on Schedule 10.02 or to such other address, facsimile number or electronic mail address as shall be designated by such party in a notice to the other parties; and

(ii) if to any other Lender, to the address, facsimile number or electronic mail address specified in its Administrative Questionnaire or to such other address, facsimile number or electronic mail address as shall be designated by such party in a notice to the Borrower and the Administrative Agent and the Collateral Agent.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four (4) Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of Section 10.02(c)), when delivered; provided that notices and other communications to the Administrative Agent or the Collateral Agent pursuant to Article II shall not be effective until actually received by such Person. In no event shall a voice mail message be effective as a notice, communication or confirmation hereunder.

(b) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile or other electronic image scan communication. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually signed originals and shall be binding on all Loan Parties, the Agents and the Lenders.

(c) Reliance by Agents and Lenders. The Administrative Agent, the Collateral Agent and the Lenders shall be entitled to rely and act upon any notices purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower in the absence of gross negligence or willful misconduct as determined in a final and non-appealable judgment by a court of competent jurisdiction.

(d) Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e mail, FpML messaging, and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(e) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent, the Collateral Agent, any arranger or any of their respective Related Parties (the “Agent Parties”) have any liability to any Loan Party, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether or not based on strict liability and including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise)) arising out of the Borrower’s, any other Loan Party’s or any Agent Party’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet.

Section 10.03. No Waiver; Cumulative Remedies.

No failure by any Lender or the Administrative Agent or the Collateral Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

Section 10.04. Attorney Costs and Expenses.

The Borrower agrees (a) to pay or reimburse the Administrative Agent, the Collateral Agent and the Lenders for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of this Agreement and the other Loan Documents, and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated) and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby (including all Attorney Costs, which shall be limited to (i) one counsel to the Administrative Agent, (ii) one local counsel as reasonably necessary in each relevant jurisdiction material to the interests of the Lenders taken as a whole and (iii) Davis Polk & Wardwell LLP as counsel to the Initial Consenting Holders (as defined in the Transaction Support Agreement) (including reasonable and documented out-of-pocket costs and expenses following the Closing Date in connection with post-closing obligations of the Loan Parties) and (b) from and after the Closing Date, (i) [reserved], and (ii) to pay or reimburse the Administrative Agent, the Collateral Agent and each Lender for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement or preservation (whether through negotiations, legal proceedings or otherwise) of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law, and including all respective Attorney Costs which shall be limited to Attorney Costs of (i) one counsel to the Administrative Agent and the Collateral Agent, (ii) one local counsel as reasonably necessary in each relevant jurisdiction material to the interests of the Lenders taken as a whole, (iii) solely in the case of a conflict of interest, one additional counsel in each relevant jurisdiction to each group of similarly situated affected Persons and (iv) Davis Polk & Wardwell LLP as counsel to Initial Consenting Holders (as defined in the Transaction Support Agreement). The foregoing costs and expenses shall include all reasonable search, filing, recording and title insurance charges and fees related thereto, and other reasonable and documented out-of-pocket expenses incurred by any Agent. The agreements in this Section 10.04 shall survive the termination of the Aggregate Commitments and repayment of all other Obligations. All amounts due under this Section 10.04 shall be paid within thirty (30) days of receipt by the Borrower of an invoice relating thereto setting forth such expenses in reasonable detail including, if requested by the Borrower and to the extent reasonably available, backup documentation supporting such reimbursement request; provided that with respect to the Closing Date, all amounts due under this Section 10.04 shall be paid on the Closing Date solely to the extent invoiced to the Borrower within three Business Days of the Closing Date (except as otherwise reasonably agreed by the Borrower). If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Loan Document, such amount may be paid on behalf of such Loan Party by the Administrative Agent in its sole discretion. For the avoidance of doubt, this Section 10.04 shall not apply to Taxes, except any Taxes that represent liabilities, obligations, losses, damages, penalties, claims, demands, actions, prepayments, suits, costs, expenses and disbursements arising from any non-Tax claims.

Section 10.05. Indemnification by the Borrower.

The Borrower shall indemnify and hold harmless each Agent-Related Person, each Arranger, each Lender and their respective Affiliates, and their respective officers, directors, employees, partners, agents, advisors and other representatives of each of the foregoing (collectively the “Indemnitees”) from and against any and all liabilities (including Environmental Liabilities), obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs but limited in the case of legal fees and expenses to the reasonable and documented out-of-pocket fees, disbursements and other charges of one counsel to the Administrative Agent and one counsel to the Lenders taken as a whole and, if reasonably necessary, one local counsel for such Persons in each relevant jurisdiction that is material to the interests of the Lenders, and solely in the case of a conflict of interest, one additional counsel in each relevant jurisdiction to each group of similarly situated affected Indemnitees) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of the Transaction Support Agreement, any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment or Loan or the use or proposed use of the proceeds therefrom or (c) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto and regardless of whether any such matter is initiated by a third party or by Holdings, the Borrower, any of their respective Affiliates, creditors or equity holders or any other Person (all the foregoing, collectively, the “Indemnified Liabilities”) in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that, notwithstanding the foregoing, such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements resulted from (x) the gross negligence, bad faith or willful misconduct of such Indemnitee or of any of its Affiliates or their respective directors, officers, employees, partners, agents, advisors or other representatives, as determined by a final non-appealable judgment of a court of competent jurisdiction, (y) a material breach of any funding obligations, or a material breach in bad faith of any other obligations, under any Loan Document by such Indemnitee or of any of its Affiliates or their respective directors, officers, employees, partners, advisors or other representatives, as determined by a final non-appealable judgment of a court of competent jurisdiction or (z) any dispute solely among Indemnitees (other than any claims against an Indemnitee in its capacity or in fulfilling its role as an agent or arranger or any similar role or as a letter of credit issuer under any Facility and other than any claims arising out of any act or omission of Holdings, the Borrower or any of their Affiliates). No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any Indemnitee, Loan Party or any Subsidiary have any liability for any special, punitive, indirect or consequential or exemplary damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date) (other than, in the case of any Loan Party, in respect of any such damages incurred or paid by an Indemnitee to a third party and for any out-of-pocket expenses); it being agreed that this sentence shall not limit the indemnification obligations of Holdings, the Borrower or any Subsidiary. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 10.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, any Subsidiary of a Loan Party, any of their respective Affiliates, directors, stockholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents are consummated. All amounts due under this Section 10.05 shall be paid within thirty (30) days after written demand therefor (together with backup documentation supporting such reimbursement request); provided that such Indemnitee shall promptly refund the amount of any payment to the extent that there is a final judicial or arbitral determination that such Indemnitee was not entitled to indemnification rights with respect to such payment pursuant to the express terms of this Section 10.05. The agreements in this Section 10.05 shall survive the resignation of the Administrative Agent or Collateral Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations. For the avoidance of doubt, this Section 10.05 shall not apply to Taxes, except any Taxes that represent liabilities, obligations, losses, damages, penalties, claims, demands, actions, prepayments, suits, costs, expenses and disbursements arising from any non-Tax claims.

Section 10.06. Payments Set Aside.

To the extent that any payment by or on behalf of the Borrower is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall, to the fullest extent possible under provisions of applicable Law, be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment.

Section 10.07. Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (except as permitted by Section 7.04) and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Assignee pursuant to an assignment made in accordance with the provisions of Section 10.07(b) and the first proviso to this Section 10.07(a) (such an assignee, which for the avoidance of doubt, shall not be a natural person, an “Eligible Assignee”) (A) [reserved]), (B) in the case of any Assignee that is Holdings or any of its Subsidiaries, Section 10.07(m), or (C) in the case of any Assignee that, immediately prior to or upon giving effect to such assignment, is a Debt Fund Affiliate, Section 10.07(p), (ii) by way of participation in accordance with the provisions of Section 10.07(f), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.07(h) or (iv) to an SPC in accordance with the provisions of Section 10.07(i) (and any other attempted assignment or transfer by any party hereto shall be null and void); provided that notwithstanding anything to the contrary, no Lender may assign or transfer by participation any of its rights or obligations hereunder to (i) any Person that is a Defaulting Lender or a Disqualified Lender (solely to the extent the list of Disqualified Lenders is available upon request to the Lenders), (ii) a natural Person or (iii) to Holdings, the Borrower or any of their respective Subsidiaries (except pursuant to Section 2.05(a)(v) or Section 10.07(m)); provided that the Borrower shall be deemed to have consented to any assignment of Term Loans unless the Borrower shall have objected thereto within five (5) Business Days after having received written notice thereof. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.07(f) and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement. The Administrative Agent shall have no responsibility or liability for monitoring or enforcing the list of Disqualified Lenders or for any assignment of any Loan or Commitment or for the sale of any participation, in either case, to a Disqualified Lender.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below and the last paragraph of this Section 10.07(b), any Lender may assign to one or more assignees (“Assignees”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A) the Borrower; provided that no consent of the Borrower shall be required for (i) an assignment of all or any portion of the Term Loans to a Lender, an Affiliate of a Lender or an Approved Fund, (ii) [reserved], (iii) if an Event of Default under Section 8.01(a) or, solely with respect to the Borrower, Section 8.01(f) has occurred and is continuing or (iv) an assignment of all or a portion of the Loans pursuant to Section 10.07(l), Section 10.07(m) or Section 10.07(p);

(B) the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment (i) of all or any portion of a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund or (ii) all or any portion of the Loans pursuant to Section 10.07(m).

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than an $1,000,000 and shall be in increments of an amount of $1,000,000 in excess thereof (or, if less, the remaining portion of the assigning Lender’s Loans and/or Commitments under the applicable Facility) (provided that simultaneous assignments to or from two or more Approved Funds shall be aggregated for purposes of determining compliance with this Section 10.07(b)(ii)(A)), unless each of the Borrower and the Administrative Agent otherwise consents; provided that such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds, if any;

(B) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption via an electronic settlement system acceptable to the Administrative Agent (or if previously agreed with the Administrative Agent, manually), together with a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent); provided that only one such fee shall be payable in the event of simultaneous assignments to or from two or more Approved Funds; and

(C) other than in the case of assignments pursuant to Section 10.07(m), the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire (in which the Assignee shall designate one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Loan Parties and their Affiliates or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including federal and state securities laws) and all applicable tax forms required pursuant to Section 3.01(d).

This paragraph (b) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis among such Facilities.

In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the Collateral Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(c) Subject to acceptance and recording thereof by the Administrative Agent pursuant to Sections 10.07(d) and (e), from and after the effective date specified in each Assignment and Assumption, (1) other than in connection with an assignment pursuant to Section 10.07(m), the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and (2) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, and the surrender by the assigning Lender of its Note, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause (c) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.07(f).

(d) The Administrative Agent, acting solely for this purpose as a nonfiduciary agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it, and each notice of cancellation of any Loans delivered by the Borrower or another Subsidiary pursuant to Section 10.07(m) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related interest amounts) of the Loans, owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Agents and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Agent and, with respect to such Lender’s own interest only, any Lender, at any reasonable time and from time to time upon reasonable prior notice. No assignment shall be effective unless recorded in the Register. This Section 10.07(d) and Section 2.11 shall be construed so that all Loans are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related Treasury regulations (or any other relevant or successor provisions of the Code or of such Treasury regulations).

(e) Upon its receipt of, and consent to, a duly completed Assignment and Assumption executed by an assigning Lender and an Eligible Assignee, an Administrative Questionnaire completed in respect of the assignee (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above, if applicable, and the written consent of the Administrative Agent, if required, and, if required, the Borrower to such assignment and any applicable tax forms required pursuant to Section 3.01(d), the Administrative Agent shall promptly (i) accept such Assignment and Assumption and (ii) record the information contained therein in the Register; provided that, with respect to each Initial Lender that has failed to comply with its obligations hereunder to provide a completed Administrative Questionnaire and any applicable tax forms required pursuant to Section 3.01(d) with respect to itself, the Administrative Agent shall not be required to accept any Assignment and Assumption nor record the information contained therein in the Register until such Initial Lender has provided a completed Administrative Questionnaire and any such applicable tax forms which are, in each case, reasonably satisfactory to the Administrative Agent. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (e).

(f) Any Lender may at any time sell participations to any Person, subject to the proviso to Section 10.07(a) (each, a “Participant”), in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or the other Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the second proviso to Section 10.01 that requires the affirmative vote of such Lender. Subject to Section 10.07(g), the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and limitations of such Sections) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.07(c). To the extent permitted by applicable Law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”). No participation shall be effective unless it has been recorded in the Participant Register as provided in this Section 10.07(f); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under any Loan Document) except to the extent that such disclosure is necessary in connection with an audit or other proceeding to establish that such Commitment, Loan or other obligation is in registered form under Treasury Regulation Section 5f.103-1(c). The entries in the Participant Register shall be conclusive and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as such) shall have no responsibility for maintaining a Participant Register.

(g) A Participant shall not be entitled to receive any greater payment under Sections 3.01, 3.04 or 3.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent, not to be unreasonably withheld or delayed.

(h) Any Lender may, without the consent of the Borrower or the Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(i) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof and (iii) such SPC and the applicable Loan or any applicable part thereof, shall be appropriately reflected in the Participant Register. Each party hereto hereby agrees that (i) an SPC shall be entitled to the benefit of Sections 3.01, 3.04 and 3.05 (subject to the requirements and the limitations of such Section), but neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement except in the case of Sections 3.01 or 3.04, to the extent that the grant to the SPC was made with the prior written consent of the Borrower (not to be unreasonably withheld or delayed; for the avoidance of doubt, the Borrower shall have reasonable basis for withholding consent if an exercise by SPC immediately after the grant would result in materially increased indemnification obligations to the Borrower at such time), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Administrative Agent and with the payment of a processing fee of $3,500, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

(j) Notwithstanding anything to the contrary contained herein, without the consent of the Borrower or the Administrative Agent, (1) any Lender may in accordance with applicable Law create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it and (2) any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities; provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 10.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

(k) [Reserved].

(l) [Reserved].

(m) Any Lender may, so long as no Default or Event of Default has occurred and is continuing or would result therefrom, at any time, assign all or a portion of its rights and obligations with respect to Term Loans under this Agreement to Holdings, the Borrower or any Subsidiary through (x) Dutch auctions open to all applicable Lenders on a pro rata basis in accordance with procedures of the type described in Section 2.05(a)(v) or (y) notwithstanding Sections 2.12 and 2.13 or any other provision in this Agreement, open market purchases open to all applicable Lenders on a pro rata basis solely for for cash or Refinancing Term Loans; provided that in connection with assignments pursuant to clause (y) above:

(i) if Holdings or any Subsidiary (other than the Borrower) is the assignee, upon such assignment, transfer or contribution, Holdings or such Subsidiaries shall automatically be deemed to have contributed the principal amount of such Term Loans, plus all accrued and unpaid interest thereon, to the Borrower; or

(ii) if the assignee is the Borrower (including through contribution or transfers set forth in clause (i) above) or another Subsidiary), (A) the principal amount of such Term Loans, along with all accrued and unpaid interest thereon, so contributed, assigned or transferred to the Borrower or such Subsidiary shall be deemed automatically cancelled and extinguished on the date of such contribution, assignment or transfer, (B) the aggregate outstanding principal amount of Term Loans of the remaining Lenders shall reflect such cancellation and extinguishing of the Term Loans then held by the Borrower and (C) the Borrower shall promptly provide notice to the Administrative Agent of such contribution, assignment or transfer of such Term Loans, and the Administrative Agent, upon receipt of such notice, shall reflect the cancellation of the applicable Term Loans in the Register;

(n) [Reserved].

(o) [Reserved].

(p) Notwithstanding anything in Section 10.01 or the definition of “Required Lenders” to the contrary, for purposes of determining whether the Required Lenders have (i) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom, (ii) otherwise acted on any matter related to any Loan Document or (iii) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document and all Term Loans, held by Debt Fund Affiliates may not account for more than 49.9% (pro rata among such Debt Fund Affiliates) of the Term Loans of consenting Lenders included in determining whether the Required Lenders have consented to any action pursuant to Section 10.01.

Section 10.08. Confidentiality.

Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information and not to disclose such information, except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ managers, administrators, directors, officers, employees, trustees, partners, investors, investment advisors and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any Governmental Authority or self-regulatory authority having or asserting jurisdiction over such Person (including any Governmental Authority or examiner (including the National Association of Insurance Commissioners or any other similar organization) regulating any Lender or its Affiliates); provided that such Agent or such Lender, as applicable, agrees that it will notify the Borrower as soon as practicable in the event of any such disclosure by such Person (other than at the request of a regulatory authority or examiner) unless such notification is prohibited by law, rule or regulation; (c) to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Facilities or market data collectors, similar services providers to the lending industry and service providers to the Administrative Agent in connection with the administration and management of this Agreement and the Loan Documents; (d) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process; provided that such Agent or such Lender, as applicable, agrees that it will notify the Borrower as soon as practicable in the event of any such disclosure by such Person (other than at the request of a regulatory authority or examiner) unless such notification is prohibited by law, rule or regulation; (e) to any other party to this Agreement; (f) subject to an agreement containing provisions at least as restrictive as those set forth in this Section 10.08 (or as may otherwise be reasonably acceptable to the Borrower), to any pledgee referred to in Section 10.07(h), counterparty to a Swap Contract, Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in any of its rights or obligations under this Agreement (provided that the disclosure of any such Information to any Lenders or Eligible Assignees or Participants shall be made subject to the acknowledgement and acceptance by such Lender, Eligible Assignee or Participant that such Information is being disseminated on a confidential basis (on substantially the terms set forth in this Section 10.08 or as otherwise reasonably acceptable to the Borrower, including, without limitation, as agreed in any Borrower Materials) in accordance with the standard processes of such Agent or customary market standards for dissemination of such type of Information; (g) with the written consent of the Borrower; (h) to the extent such Information becomes publicly available other than as a result of a breach of this Section 10.08 or becomes available to the Agents, any Lender or any of their respective Affiliates on a non-confidential basis from a source other than a Loan Party or its respective known Affiliates (so long as such source is not known to the disclosing Agent, such Lender or any of its Affiliates to be bound by confidentiality obligations to any Loan Party); (i) to any Governmental Authority or examiner (including the National Association of Insurance Commissioners or any other similar organization) regulating any Lender; (j) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to Loan Parties and their Subsidiaries received by it from such Lender) or to the CUSIP Service Bureau or any similar organization; (k) in connection with the exercise of any remedies hereunder, under any other Loan Document or the enforcement of its rights hereunder or thereunder or (l) to the extent such Information is independently developed by the Agents, such Lender or any of their respective Affiliates; provided that no disclosure shall be made to any Disqualified Lender. In addition, the Agents and the Lenders may disclose the existence of this Agreement and publicly available information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Credit Extensions. For the purposes of this Section 10.08, “Information” means all information received from the Loan Parties relating to any Loan Party, its Affiliates or its Affiliates’ directors, managers, officers, employees, trustees, investment advisors or agents, relating to Holdings, the Borrower or any of their Subsidiaries or its business, other than any such information that is publicly available to any Agent or any Lender prior to disclosure by any Loan Party other than as a result of a breach of this Section 10.08; provided that, subject to the penultimate paragraph of Section 6.02, all information received after the Closing Date from Holdings, the Borrower or any of its Subsidiaries shall be deemed confidential unless such information is clearly identified at the time of delivery as not being confidential.

Section 10.09. Setoff.

In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Lender and its Affiliates (and the Administrative Agent and the Collateral Agent and their respective Affiliates, in respect of any unpaid fees, costs and expenses payable to it hereunder) is authorized at any time and from time to time, without prior notice to Holdings, the Borrower or any other Loan Party, any such notice being waived by Holdings, the Borrower and each other Loan Party (on its own behalf and on behalf of each of its Subsidiaries) to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time owing by, such Lender and its Affiliates or such Agent or its Affiliates to or for the credit or the account of the respective Loan Parties and their Subsidiaries (but excluding amounts held in payroll, employee benefits, tax, and other fiduciary or trust accounts) against any and all Obligations owing to such Lender and its Affiliates or the Collateral Agent hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not such Agent or such Lender or Affiliate shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.17 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Agents and the Lenders, and (y) the

Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Each Lender agrees promptly to notify the Borrower and the Administrative Agent and the Collateral Agent after any such set off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Administrative Agent, the Collateral Agent and each Lender under this Section 10.09 are in addition to other rights and remedies (including other rights of setoff) that the Administrative Agent, the Collateral Agent and such Lender may have.

Section 10.10. Interest Rate Limitation.

Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

Section 10.11. Counterparts.

This Agreement and each other Loan Document may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier or other electronic transmission of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document. The Agents may also require that any such documents and signatures delivered by telecopier or other electronic transmission be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier or other electronic transmission.

Section 10.12. Integration; Termination.

This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Agents or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

Section 10.13. Survival of Representations and Warranties.

All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by each Agent and each Lender, regardless of any investigation made by any Agent or any Lender or on their behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.

Section 10.14. Severability.

If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.14, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, then such provisions shall be deemed to be in effect only to the extent not so limited.

Section 10.15. GOVERNING LAW.

(a) THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT (OTHER THAN WITH RESPECT TO ANY COLLATERAL DOCUMENTS TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE THEREIN) AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF, BUT INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b) ANY LEGAL ACTION OR PROCEEDING ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH LOAN PARTY, EACH AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS AND AGREES THAT IT WILL NOT COMMENCE OR SUPPORT ANY SUCH ACTION OR PROCEEDING IN ANOTHER JURISDICTION. EACH LOAN PARTY, EACH AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS IN THE MANNER PROVIDED FOR NOTICES (OTHER THAN TELECOPIER OR OTHER ELECTRONIC TRANSMISSION) IN SECTION 10.02. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

Section 10.16. WAIVER OF RIGHT TO TRIAL BY JURY.

TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 10.16 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 10.17. Binding Effect.

This Agreement shall become effective when it shall have been executed by the Loan Parties, the Administrative Agent, the Collateral Agent and the Lenders on the Closing Date, the conditions set forth in Sections 4.01 and 4.02 have been satisfied or waived in accordance with this Agreement and the Administrative Agent shall have notified by each Lender on the Closing Date that each such Lender has executed it and, thereafter, shall be binding upon and inure to the benefit of the Loan Parties, each Agent and each Lender and their respective successors and assigns, in each case in accordance with Section 10.07 (if applicable) and except that no Loan Party shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders except as permitted by Section 7.04.

Section 10.18. USA PATRIOT Act.

Each Lender that is subject to the USA PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name, address and tax identification number of such Loan Party and other information regarding such Loan Party that will allow such Lender or the Administrative Agent, as applicable, to identify such Loan Party in accordance with the USA PATRIOT Act. This notice is given in accordance with the requirements of the USA PATRIOT Act and is effective as to the Lenders and the Administrative Agent.

Section 10.19. No Advisory or Fiduciary Responsibility.

(a) In connection with all aspects of each transaction contemplated hereby, each Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that (i) the facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Borrower and its Affiliates, on the one hand, and the Agents, the Arrangers and the Lenders, on the other hand, and the Borrower is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof), (ii) in connection with the process leading to such transaction, each of the Agents, the Arrangers and the Lenders is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Borrower or any of its Affiliates, stockholders, creditors or employees or any other Person, (iii) none of the Agents, the Arrangers or the Lenders has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrower with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether any Agent, Arranger or Lender has advised or is currently advising the Borrower or any of its Affiliates on other matters) and none of the Agents, the Arrangers or the Lenders has any obligation to the Borrower or any of its Affiliates with respect to the financing transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents, (iv) the Agents, the Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from, and may conflict with, those of the Borrower and its Affiliates, and none of the Agents, the Arrangers or the Lenders has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship and (v) the Agents, the Arrangers and the Lenders have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and the Loan Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate. Each Loan Party hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Agents, the Arrangers and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty under applicable law relating to agency and fiduciary obligations.

Each Loan Party acknowledges and agrees that each Lender and any affiliate thereof may lend money to, invest in, and generally engage in any kind of business with, any of the Borrower, Holdings, any Affiliate thereof or any other person or entity that may do business with or own securities of any of the foregoing, all as if such Lender or Affiliate thereof were not a Lender (or an agent or any other person with any similar role under the Facilities) and without any duty to account therefor to any other Lender, Holdings, the Borrower or any Affiliate of the foregoing. Each Lender and any affiliate thereof may accept fees and other consideration from Holdings, the Borrower or any Affiliate thereof for services in connection with this Agreement, the Facilities or otherwise without having to account for the same to any other Lender, Holdings, the Borrower or any Affiliate of the foregoing. Some or all of the Lenders or the Agents may have directly or indirectly acquired certain equity interests (including warrants) in Holdings, the Borrower or an Affiliate thereof or may have directly or indirectly extended credit on a subordinated basis to Holdings, the Borrower or an Affiliate thereof. Each party hereto, on its behalf and on behalf of its affiliates, acknowledges and waives the potential conflict of interest resulting from any such Lender, any Agent or an Affiliate thereof holding disproportionate interests in the extensions of credit under the Facilities or otherwise acting as arranger or agent thereunder and such Lender, the Agents or Affiliate thereof directly or indirectly holding equity interests in or subordinated debt issued by Holdings, the Borrower or an Affiliate thereof.

Section 10.20. Electronic Execution of Assignments.

The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other modifications, Committed Loan Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

Section 10.21. Effect of Certain Inaccuracies.

In the event that any financial statement or Compliance Certificate previously delivered pursuant to Section 6.02 was inaccurate (regardless of whether this Agreement or the Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Rate for any period (an “Applicable Period”) than the Applicable Rate applied for such Applicable Period, then (i) Holdings shall as soon as practicable deliver to the Administrative Agent a corrected financial statement and a corrected Compliance Certificate for such Applicable Period, (ii) the Applicable Rate shall be determined based on the corrected Compliance Certificate for such Applicable Period, and (iii) the Borrower shall within 15 days after the delivery of the corrected financial statements and Compliance Certificate pay to the Administrative Agent the accrued additional interest or fees owing as a result of such increased Applicable Rate for such Applicable Period. This Section 10.21 shall not limit the rights of the Administrative Agent or the Lenders with respect to Sections 2.08(b) and 8.01.

Section 10.22. Judgment Currency

If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from the Borrower hereunder in the currency expressed to be payable herein (the “Specified Currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures any Lender could purchase the Specified Currency with such other currency at such Lender’s New York office on the Business Day preceding that on which final judgment is given. The obligations of the Borrower in respect of any sum due to any Lender hereunder shall, notwithstanding any judgment in a currency other than the Specified Currency, be discharged only to the extent that on the Business Day following receipt by such Lender of any sum adjudged to be so due in such other currency such Lender may in accordance with normal banking procedures purchase the Specified Currency with such other currency; if the amount of the Specified Currency so purchased is less than the sum originally due to such Lender in the Specified Currency, the Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify the Lender against such loss, and if the amount of the Specified Currency so purchased exceeds the sum originally due to such Lender in the Specified Currency, such Lender agrees to remit such excess to the Borrower.

Section 10.23. Acknowledgement and Consent to Bail-In of EEA Financial Institutions.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

Section 10.24. FCC.

Notwithstanding anything to the contrary contained herein or in any of the Loan Documents, neither the Administrative Agent nor the Lenders, nor any of their agents, will take any action pursuant to any Loan Documents that would constitute or result in (i) any violation of the Communications Laws, or (ii) any assignment of any FCC Authorization or any transfer of control thereof, within the meaning of 310(d) of the Communications Act of 1934 or other Communications Law, if such assignment of license or transfer of control thereof would require thereunder the prior approval of the FCC, without first obtaining such approval of the FCC. Each of Holdings, the Borrower and the Subsidiaries will cooperate fully in the preparation and prosecution of such FCC applications as may be necessary to secure such approvals of the FCC for such assignments of licenses or transfers of control in a manner consistent with the Loan Documents.

Section 10.25. Acknowledgement Regarding Any Supported QFCs.

To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b) As used in this Section 10.25, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

ARTICLE XI

Guaranty

Section 11.01. The Guaranty.

Each Guarantor hereby jointly and severally with the other Guarantors guarantees, as a primary obligor and not merely as a surety, to the Administrative Agent, for the benefit of the Secured Parties and their respective successors and assigns, the prompt payment in full when due (whether at stated maturity, by required prepayment, declaration, demand, by acceleration or otherwise) of the principal of and interest (including any interest, fees, costs or charges that would accrue but for the provisions of (i) Title 11 of the United States Code after any bankruptcy or insolvency petition under Title 11 of the United States Code and (ii) any other Debtor Relief Laws) on the Loans made by the Lenders to, and the Notes held by each Lender of, the Borrower, and all other Obligations from time to time owing to the Secured Parties by any Loan Party under any Loan Document, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the “Guaranteed Obligations”). The Guarantors hereby jointly and severally agree that if the Borrower or other Guarantor(s) shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same in cash, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

Section 11.02. Obligations Unconditional.

The obligations of the Guarantors under Section 11.01 shall constitute a guarantee of payment and to the fullest extent permitted by applicable Law, are absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Guaranteed Obligations of the Borrower under this Agreement, the Notes, if any, or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or Guarantor (except for payment in full). Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above:

(i) at any time or from time to time, without notice to the Guarantors, to the extent permitted by Law, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(ii) any of the acts mentioned in any of the provisions of this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein shall be done or omitted;

(iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be amended in any respect, or any right under the Loan Documents or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the Guaranteed Obligations or except as permitted pursuant to Section 11.10 any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

(iv) any Lien or security interest granted to, or in favor of, any Lender or Agent as security for any of the Guaranteed Obligations shall fail to be perfected; or

(v) the release of any other Guarantor pursuant to Section 11.10.

The Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and, to the extent permitted by Law, all notices whatsoever, and any requirement that any Secured Party exhaust any right, power or remedy or proceed against the Borrower under this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein, or against any other person under any other guarantee of, or security for, any of the Guaranteed Obligations. The Guarantors waive, to the extent permitted by Law, any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Secured Party upon this Guaranty or acceptance of this Guaranty, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guaranty, and all dealings between the Borrower and the Secured Parties shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guaranty. This Guaranty shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by Secured Parties, and the obligations and liabilities of the Guarantors hereunder shall not be conditioned or contingent upon the pursuit by the Secured Parties or any other person at any time of any right or remedy against the Borrower or against any other person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. This Guaranty shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantors and the successors and assigns thereof, and shall inure to the benefit of the Secured Parties, and their respective successors and assigns, notwithstanding that from time to time during the term of this Agreement there may be no Guaranteed Obligations outstanding.

Section 11.03. Reinstatement.

The obligations of the Guarantors under this Article XI shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower or other Loan Party in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in insolvency, bankruptcy or reorganization, pursuant to any Debtor Relief Law or otherwise.

Section 11.04. Subrogation; Subordination.

Each Guarantor hereby agrees that until the payment and satisfaction in full in cash of all Guaranteed Obligations (other than contingent indemnification obligations not yet due and payable) and the expiration or termination of the Aggregate Commitments of the Lenders under this Agreement, it shall waive any claim and shall not exercise any right or remedy, direct or indirect, arising by reason of any performance by it of its guarantee in Section 11.01, whether by subrogation or otherwise, against the Borrower or any other Guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations. Any Indebtedness of a Loan Party owing to a Subsidiary that is not a Loan Party and permitted pursuant to Section 7.03(b) or 7.03(d) shall be unsecured or subordinated to such Loan Party’s Obligations in the manner set forth in the Intercompany Note evidencing such Indebtedness.

Section 11.05. Remedies.

The Guarantors jointly and severally agree that, as between the Guarantors and the Lenders, the obligations of the Borrower under this Agreement and the Notes, if any, may be declared to be forthwith due and payable as provided in Section 8.02 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 8.02) for purposes of Section 11.01, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Guarantors for purposes of Section 11.01.

Section 11.06. Instrument for the Payment of Money.

Each Guarantor hereby acknowledges that the guarantee in this Article XI constitutes an instrument for the payment of money, and consents and agrees that any Secured Party, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring a motion-action under New York CPLR Section 3213.

Section 11.07. Continuing Guaranty.

The guarantee in this Article XI is a continuing guarantee of payment, and shall apply to all Guaranteed Obligations whenever arising.

Section 11.08. General Limitation on Guarantee Obligations.

In any action or proceeding involving any state corporate limited partnership or limited liability company law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization or other Law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 11.01 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 11.01, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Loan Party or any other person, be automatically limited and reduced to the highest amount (after giving effect to the right of contribution established in Section 11.11) that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

Section 11.09. Information.

Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that each Guarantor assumes and incurs under this Guaranty, and agrees that no Secured Party shall have any duty to advise any Guarantor of information known to it regarding those circumstances or risks.

Section 11.10. Release of Guarantors.

If, in compliance with the terms and provisions of the Loan Documents, (i) all or substantially all of the Equity Interests or property of any Subsidiary Guarantor are sold or otherwise transferred to a person or persons, none of which is a Loan Party (or a Person that is required to become a Loan Party as a result of such sale or other transfer) or (ii) any Subsidiary Guarantor becomes an Excluded Subsidiary, such Subsidiary Guarantor shall, upon the consummation of such sale or transfer or otherwise becoming an Excluded Subsidiary, as applicable, be automatically released from its obligations under this Agreement (including under Section 10.05 hereof) and its obligations to pledge and grant any Collateral owned by it pursuant to any Collateral Document and, in the case of a sale of all or substantially all of the Equity Interests of the Subsidiary Guarantor, the pledge of such Equity Interests to the Collateral Agent pursuant to the Collateral Documents shall be automatically released, and, so long as the Borrower shall have provided the Agents such certifications or documents as any Agent shall reasonably request, the Administrative Agent and the Collateral Agent shall, at such Subsidiary Guarantor’s expense, take such actions as are necessary or reasonably requested to effect each release described in this Section 11.10 in accordance with the relevant provisions of the Collateral Documents; provided that no Subsidiary Guarantor shall be released from its obligations under the Guaranty as a result of such Person becoming an Excluded Subsidiary unless at the time such Subsidiary Guarantor ceases to be an Excluded Subsidiary, (1) no Event of Default shall have occurred and be continuing, (2) if such Guarantor became an Excluded Subsidiary as a result of such Person becoming a non-wholly owned Subsidiary of Holdings, a Foreign Subsidiary that is a “controlled foreign corporation” within the meaning of Section 957 of the Code, a FSHCO or a Subsidiary of a Foreign Subsidiary that is a “controlled foreign corporation” within the meaning of Section 957 of the Code or a FSHCO, the primary purpose of the transaction by which such Subsidiary Guarantor ceases to be an Excluded Subsidiary was not to evade the obligations under the Guaranty and was consummated on an arms’ length basis with an unaffiliated third-party and (3) at the time of such release (after giving effect thereto), all outstanding Indebtedness of, and Investments in, such Subsidiary Guarantor would then be permitted to be made under in accordance with the relevant provisions of Sections 7.02 and 7.03 (with the Borrower being required to reclassify any such items in reliance upon the respective Subsidiary being a Subsidiary Guarantor on another basis as would be permitted by the applicable covenant).

When all Aggregate Commitments hereunder have terminated, and all Loans or other Obligations have been paid in full (other than contingent indemnification obligations not yet accrued and payable) hereunder, this Agreement, the other Loan Documents and the guarantees made herein shall terminate with respect to all Obligations, except with respect to Obligations that expressly survive such repayment pursuant to the terms of this Agreement or the other Loan Documents. The Collateral Agent shall, at each Guarantor’s expense, take such actions as are necessary to release any Collateral owned by such Guarantor in accordance with the relevant provisions of the Collateral Documents.

Section 11.11. Right of Contribution.

Each Guarantor hereby agrees that to the extent that a Subsidiary Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment, in an amount not to exceed the highest amount that would be valid and enforceable and not subordinated to the claims of other creditors as determined in any action or proceeding involving any state corporate, limited partnership or limited liability law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally. Each Subsidiary Guarantor’s right of contribution shall be subject to the terms and conditions of Section 11.04. The provisions of this Section 11.11 shall in no respect limit the obligations and liabilities of any Subsidiary Guarantor to the Agents, the Lenders and the other Secured Parties, and each Subsidiary Guarantor shall remain liable to the Agents, the Lenders and the other Secured Parties for the full amount guaranteed by such Subsidiary Guarantor hereunder.

Section 11.12. ORIGINAL ISSUE DISCOUNT LEGEND.

THE LOANS MAY BE ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY OF THE LOANS MAY BE OBTAINED BY WRITING TO THE AGENT AT ITS ADDRESS AS SPECIFIED IN THIS AGREEMENT.

[Signature Pages Follow]

EXHIBIT D

Form of Alternative Entertainment I Credit Agreement

[On file with the Existing Agent]

EXHIBIT E

Form of Alternative Communications Credit Agreement

[On file with the Existing Agent]

EXHIBIT F

Form of Amendment to the Existing Credit Agreement

AMENDMENT NO. 5, dated as of December 20, 2024 (this “Amendment”), to the Credit Agreement dated as of May 1, 2019 (as amended or otherwise modified by Amendment No. 1, dated as of February 3, 2020, Amendment No. 2, dated as of July 16, 2020, Amendment No. 3, dated as of July 16, 2021, Joinder Agreement to Credit Agreement, dated as of May 5, 2021, Successor Agent Agreement, dated as of February 3, 2020, and Amendment No. 4, dated as of June 15, 2023, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”, the Existing Credit Agreement as further amended by this Amendment, the “Amended Credit Agreement”), among IHEARTCOMMUNICATIONS, INC., a Texas corporation (the “Borrower” or “Communications”), IHEARTMEDIA CAPITAL I, LLC, a Delaware limited liability company, the other Guarantors party thereto, BANK OF AMERICA, N.A. as Administrative Agent and Collateral Agent (in such capacities, the “Administrative Agent”) and each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”); capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Amended Credit Agreement.

WHEREAS, the Borrower, IH Media + Entertainment I, LLC, a Delaware limited liability company (“Entertainment I”) and certain of the Lenders are party to that certain Transaction Support Agreement, dated as of November 6, 2024 (as amended, restated, amended and restated or otherwise modified from time to time in accordance with the terms thereof, the “TSA”), pursuant to which they agreed, subject to the terms and conditions thereunder, to support and enter into the transactions contemplated by the Exchange Agreement (as defined below) and this Amendment;

WHEREAS, the Borrower and each Lender party hereto (each, a “Participating Lender” and, collectively, the “Participating Lenders”) (which collectively constitute the Required Lenders) have agreed to amend certain provisions of the Existing Credit Agreement as provided herein in accordance with Section 10.01 of the Existing Credit Agreement (collectively, the “Exit Consent”);

WHEREAS, immediately after giving effect to the Exit Consent, the Borrower has offered to purchase and assume, and each Participating Lender desires to sell and assign to the Borrower, 100% (or such lesser amount as agreed between a Participating Lender and the Borrower) of such Participating Lender’s Term Loans (the “Purchased Loans”) outstanding immediately following the Amendment No. 5 Effective Date (as defined below) in accordance with the terms of Section 10.07(m) of the Amended Credit Agreement;

WHEREAS, immediately after giving effect to the Exit Consent, (a) the Purchased Loans shall be purchased by, transferred to and assigned to the Borrower and immediately be deemed cancelled and extinguished pursuant to Section 10.07(m) of the Amended Credit Agreement and (b) subject to the terms and conditions of the Exchange Agreement, each Participating Lender shall receive either (i) if the Comprehensive Transaction (as defined in the TSA) is consummated, the Comprehensive Consideration (as defined in the Exchange Agreement) or (ii) if the Alternative Transaction (as defined in the TSA) is consummated, the Alternative Consideration (as defined in the Exchange Agreement), as applicable, as consideration for its sale and assignment of its Purchased Loans to the Borrower, in each case, pursuant to that certain Term Loan Exchange Agreement, dated as of the date hereof (the “Exchange Agreement”), among the Borrower, Entertainment I, the Participating Lenders and the Administrative Agent (collectively, the “Exchange”); and

WHEREAS, in furtherance of the Exchange, Communications has requested that the Participating Lenders enter into either (a) if the Comprehensive Transaction (as defined in the TSA) is consummated, that certain Credit Agreement, to be dated as of the Amendment No. 5 Effective Date (as defined below) (the “Comprehensive Credit Agreement”) in the form attached as Exhibit B to the Exchange Agreement or (b) if the Alternative Transaction (as defined in the TSA) is consummated, each of (i) the Credit Agreement, to be dated as of the Amendment No. 5 Effective Date (the “Alternative Entertainment I Credit Agreement”), in the form attached as Exhibit C to the Exchange Agreement and (ii) the Credit Agreement, to be dated as of the Amendment No. 5 Effective Date (the “New Alternative Communications Credit Agreement” and, together with the Alternative Entertainment I Credit Agreement, the “Alternative Credit Agreements”), in the form attached as Exhibit C to the Exchange Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1. Amendments. Effective as of the Amendment No. 5 Effective Date (as defined below), immediately prior to giving effect to the Exchange:

(a) The cover page of the Existing Credit Agreement is hereby amended by adding the adding the following words to the top of such page:

“Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the Third Priority Representative on the Shared Collateral (as defined in the Multi-Lien Intercreditor Agreement referred to below) are expressly subject and subordinate to the liens and security interests granted in favor of the First Priority Secured Parties and the Second Priority Secured Parties (in each case, as defined in the Multi-Lien Intercreditor Agreement referred to below), and (ii) the exercise of any right or remedy by the Third Priority Representative or any other party hereunder in respect of such Shared Collateral is subject to the limitations and provisions of the Multi-Lien Intercreditor Agreement dated as of December 20, 2024 (as amended, restated, supplemented or otherwise modified from time to time, the “Multi-Lien Intercreditor Agreement”), among Bank of America, N.A., as administrative agent and collateral agent under the First Lien Credit Agreement, U.S. Bank Trust Company, National Association, as trustee and collateral agent for the Senior Secured First Lien Notes due 2029, U.S. Bank Trust Company, National Association, as trustee and collateral agent for the Senior Secured First Lien Notes due 2030, U.S. Bank Trust Company, National Association, as trustee and collateral agent for the Senior Secured First Lien Notes due 2031, in each case under the First Lien Secured Notes Indenture (as defined in the Multi-Lien Intercreditor Agreement), U.S. Bank Trust Company, National Association, as trustee and collateral agent under the Second Lien Notes Indenture, Bank of America, N.A., as administrative agent and collateral agent under the Third Lien Existing Credit Agreement, any Additional First Priority Representative, any Additional Second Priority Representative, any Additional Third Priority Representative, iHeartCommunications, Inc., as the Company, iHeartMedia Capital I, LLC, as Holdings, and the other Grantors (as defined therein) party thereto. In the event of any conflict between the terms of the Multi-Lien Intercreditor Agreement and the terms of this Agreement, the terms of the Multi-Lien Intercreditor Agreement shall govern.”

(b) Section 1.01 of the Existing Credit Agreement is hereby amended by adding the following new defined terms in their proper alphabetical order:

“Amendment No. 5” means Amendment No. 5, dated as of Amendment No. 5 Effective Date, among the Borrower, the other Loan Parties party thereto, the Lenders party thereto and the Administrative Agent.

“Amendment No. 5 Effective Date” has the meaning assigned to such term in the Amendment No. 5.

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“New Intercreditor Agreement” means that certain multi-lien intercreditor agreement and substantially in the form of Exhibit J-3, dated as of the Amendment No. 5 Effective Date, by and among, inter alios, the Borrower and the Guarantors from time to time party thereto, the Administrative Agent, the Collateral Agent, and the other parties thereto, as may be amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof and of this Agreement, and which shall also include any replacement intercreditor agreement entered into in accordance with the terms hereof.

“Rescindable Amount” has the meaning set forth in Section 2.12(c)(i).

“TSA” means that certain Transaction Support Agreement, dated as of November 6, 2024, among the Borrower, IH Media + Entertainment I, LLC and certain of the Lenders.

(c) The text of the definition of “Intercreditor Agreements” in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety to read:

“Intercreditor Agreements” means the New Intercreditor Agreement, the ABL Intercreditor Agreement and the Junior Lien Intercreditor Agreement, collectively, in each case to the extent in effect.

(d) The text of Sections 2.05(b)(i), 2.05(b)(ii) and 2.05(b)(iii) of the Existing Credit Agreement is hereby amended and restated in its entirety to read “[Reserved]” and each reference to any such section in the Existing Credit Agreement is hereby deleted.

(e) The text of Section 2.12(c)(i) of the Existing Credit Agreement is hereby amended and restated in its entirety to read:

(i) if (1) the Borrower failed to make such payment; (2) the Administrative Agent has made a payment in excess of the amount so paid by the Borrower (whether or not then owed); or (3) the Administrative Agent has for any reason otherwise erroneously made such payment (such assumed payment, the “Rescindable Amount”); then each Lender shall forthwith on demand repay to the Administrative Agent the Rescindable Amount that was made available to such Lender in Same Day Funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in Same Day Funds at the applicable Overnight Rate, plus any reasonable administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing; and

(f) The text of Sections 5.01, 5.02, 5.03, 5.04, 5.05, 5.06, 5.07, 5.08, 5.09, 5.10, 5.11, 5.12, 5.13, 5.14, 5.15, 5.17, 5.18, 5.19 and 5.21 of the Existing Credit Agreement is hereby amended and restated in its entirety to read “[Reserved]” and each reference to any such section in the Existing Credit Agreement is hereby deleted.

(g) The text of Sections 6.01, 6.03, 6.04, 6.05, 6.06, 6.07, 6.08, 6.09, 6.10, 6.11, 6.12, 6.13, 6.15, 6.16, and 6.17 of the Existing Credit Agreement is hereby amended and restated in its entirety to read “[Reserved]” and each reference to any such section in the Existing Credit Agreement is hereby deleted.

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(h) The text of Section 6.02 of the Existing Credit Agreement is hereby amended and restated in its entirety to read:

Section 6.02 Certificates; Other Information.

Each of Holdings and the Borrower hereby acknowledges that (a) the Administrative Agent will make available to the Lenders materials and/or information provided by or on behalf of the Loan Parties hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to Holdings, the Borrower, their respective Affiliates or any of their respective securities) (each, a “Public Lender”). The Borrower hereby agrees to mark all Borrower Materials that the Borrower intends to be made available to Public Lenders by clearly and conspicuously designating such Borrower Materials as “PUBLIC.” By designating Borrower Materials as “PUBLIC”, the Borrower (x) authorizes such Borrower Materials to be made available to a portion of the Platform designated “Public Investor”, which is intended to contain only information that is either publicly available or not material information (though it may be sensitive and proprietary) with respect to Holdings, the Borrower, their respective Affiliates or any of their respective securities for purposes of foreign, United States federal and state securities laws, (y) authorizes the Administrative Agent and/or the Collateral Agent to treat such Borrower Materials as publicly available and not containing any material non-public information with respect to Holdings, the Borrower, their respective Affiliates or any of their respective securities for purposes of foreign, United States federal and state securities laws and (z) authorizes the Administrative Agent and/or the Collateral Agent to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor”. Notwithstanding the foregoing, the Borrower shall not be under any obligation to mark any Borrower Materials “PUBLIC.”

Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States federal and state securities laws, to make reference to communications that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States federal or state securities laws.

(i) The text of Section 6.14 of the Existing Credit Agreement is hereby amended and restated in its entirety to read:

Section 6.14 Designation of Subsidiaries.

(a) Holdings may at any time designate any Restricted Subsidiary of Holdings as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary.

(b) Holdings may designate (or re-designate) any Restricted Subsidiary that is an Excluded Subsidiary as an Electing Guarantor and may designate (or re-designate) any Electing Guarantor as an Excluded Subsidiary.

(j) The text of Sections 7.01, 7.02, 7.03, 7.04, 7.05, 7.06, 7.07, 7.08, 7.09, 7.12, 7.13 and 7.14 of the Existing Credit Agreement is hereby amended and restated in its entirety to read “[Reserved]” and each reference to any such section in the Existing Credit Agreement is hereby deleted.

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(k) The text of Sections 8.01(d), 8.01(e), 8.01(g), 8.01(h), 8.01(i), 8.01(j), 8.01(k) and 8.01(l) of the Existing Credit Agreement is hereby amended and restated in its entirety to read “[Reserved]” and each reference to any such section in the Existing Credit Agreement is hereby deleted.

(l) The text of Sections 8.01(f) of the Existing Credit Agreement is hereby amended and restated in its entirety to read:

Insolvency Proceedings, Etc. Holdings or the Borrower institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or

(m) The text of the first clause (a) set forth in Section 9.03 of the Existing Credit Agreement is hereby amended and restated in its entirety to read:

(a) be liable for any action taken or omitted to be taken by any of them (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct, as determined by the final non-appealable judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein),

(n) The text of Section 9.09 of the Existing Credit Agreement is hereby amended and restated in its entirety to read:

Each of the Administrative Agent and the Collateral Agent may resign as the Administrative Agent or the Collateral Agent, as applicable upon thirty (30) days’ notice to the Lenders and the Borrower and if either the Administrative Agent or the Collateral Agent is a Defaulting Lender, the Borrower may remove such Defaulting Lender from such role upon ten (10) days’ notice to the Lenders. If the Administrative Agent or the Collateral Agent resigns under this Agreement or is removed by the Borrower, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default under Sections 8.01(a), (f) or (g) (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor agent is appointed prior to the effective date of the resignation or removal of the Administrative Agent or the Collateral Agent, as applicable, the Administrative Agent or the Collateral Agent, as applicable, in the case of a resignation, and the Borrower, in the case of a removal may appoint, after consulting with Lenders and the Borrower (in the case of a resignation), a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, the Person acting as such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent or retiring Collateral Agent and the term “Administrative Agent” or “Collateral Agent”, as applicable, shall mean such successor administrative agent or collateral agent and/or Supplemental Agent, as the case may be, and the

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retiring Administrative Agent’s or Collateral Agent’s appointment, powers and duties as the Administrative Agent or Collateral Agent shall be terminated. After the retiring Administrative Agent’s or the Collateral Agent’s resignation or removal hereunder as the Administrative Agent or Collateral Agent, the provisions of this Article IX and the provisions of Sections 10.04 and 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent or Collateral Agent under this Agreement. If no successor agent has accepted appointment as the Administrative Agent or the Collateral Agent by the date which is thirty (30) days following the retiring Administrative Agent’s or Collateral Agent’s notice of resignation or ten (10) days following the Borrower’s notice of removal, the retiring Administrative Agent’s or the retiring Collateral Agent’s resignation shall nevertheless thereupon become effective and such Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents, and Required Lenders shall perform all of the duties of the Administrative Agent or Collateral Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. Upon the acceptance of any appointment as the Administrative Agent or Collateral Agent hereunder by a successor and upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to (a) continue the perfection of the Liens granted or purported to be granted by the Collateral Documents or (b) otherwise ensure that Section 6.11 is satisfied, the successor Administrative Agent or Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Administrative Agent or Collateral Agent, and the retiring Administrative Agent or Collateral Agent shall be discharged, if not previously discharged pursuant to the foregoing sentence, from its duties and obligations under the Loan Documents. After the retiring Administrative Agent’s or Collateral Agent’s resignation hereunder as the Administrative Agent or the Collateral Agent, the provisions of this Article IX and Sections 10.04 and 10.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent or the Collateral Agent.

(o) The text of Sections 9.16 of the Existing Credit Agreement is hereby amended and restated in its entirety to read:

Intercreditor Agreements. Notwithstanding anything to the contrary in this Agreement or in any other Loan Document: (a) the priority of the Liens granted to the Collateral Agent in favor of the Secured Parties pursuant to the Loan Documents and the exercise of any right related to any Collateral shall be subject, in each case, to the terms of the New Intercreditor Agreement, ABL Intercreditor Agreement or any Junior Lien Intercreditor Agreement, (b) in the event of any conflict between the express terms and provisions of this Agreement or any other Loan Document, on the one hand, and of the New Intercreditor Agreement, ABL Intercreditor Agreement or any Junior Lien Intercreditor Agreement, on the other hand, the terms and provisions of the New Intercreditor Agreement, ABL Intercreditor Agreement or such Junior Lien Intercreditor Agreement, as the case may be, shall control (in each case, other than any clause in any Loan Document which grants a lien or security interest, which clause shall control), and (c) each Lender (and, by its acceptance of the benefits of any Collateral Document, each other Secured Party) hereunder authorizes and instructs the Administrative Agent and Collateral Agent to execute the New Intercreditor Agreement, ABL Intercreditor Agreement or any Junior Lien Intercreditor Agreement on behalf of such Lender, and such Lender agrees to be bound by the terms thereof.

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(p) A new Section 9.18 is hereby added to the Existing Credit Agreement in appropriate numerical order as follows:

Section 9.18. Recovery of Erroneous Payments.

Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender, whether or not in respect of an Obligation due and owing by the Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Lender receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Lender in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Lender irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. The Administrative Agent shall inform each Lender promptly upon determining that any payment made to such Lender comprised, in whole or in part, a Rescindable Amount.

(q) Clause (iii) of Section 10.07(b)(i)(A) of the Existing Credit Agreement is hereby amended and restated in its entirety to read:

(A) the Borrower; provided that no consent of the Borrower shall be required for (i) an assignment of all or any portion of the Term Loans to a Lender, an Affiliate of a Lender or an Approved Fund, (ii) [reserved], (iii) an assignment of all or any portion of the Term Loans to a Specified Holder (as defined in the (x) Comprehensive Credit Agreement or (y) Entertainment I Credit Agreement, as applicable) or (iv) an assignment of all or a portion of the Loans pursuant to Section 10.07(m);

(r) Section 10.07(m) of the Existing Credit Agreement is hereby amended by deleting the phrase “, so long as no Default or Event of Default has occurred and is continuing or would result therefrom,”.

(s) A new Exhibit J-3 is hereby added to the Existing Credit Agreement as set forth on Annex II hereto.

SECTION 2. Other Agreements.

(a) The parties hereto agree that:

(i) With respect to any Term Loans that remain outstanding under the Amended Credit Agreement immediately after giving effect to the Exchange, such Term Loans shall be converted to a new Borrowing of Term SOFR Loans with an initial Interest Period of 1 month (ending on January 20, 2025) commencing on the Amendment No. 5 Effective Date, with the Borrower deemed to have submitted any conversion notices required to effect the forgoing in satisfaction of any such requirements under the Existing Credit Agreement and/or the Amended Credit Agreement.

(ii) After giving effect to the Exchange, the outstanding principal amount of Term Loans under the Amended Credit Agreement (including for purposes of Section 2.07(a) and Section 2.07(b) of the Amended Credit Agreement) shall be reduced by the aggregate principal amount of the Term Loans that are exchanged pursuant to the Exchange.

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(iii) On the Amendment No. 5 Effective Date immediately after giving effect to the Exchange, (x) the obligations under the Amended Credit Agreement will cease to be “First Lien Obligations” under the First Lien Intercreditor Agreement (as defined immediately prior to the Amendment No. 5 Effective Date) and (y) the Secured Parties shall have no rights under the First Lien Intercreditor Agreement.

(b) The Participating Lenders confirm that the Administrative Agent is authorized to enter into the New Intercreditor Agreement (and any amendments, amendments and restatements, restatements or waivers of or supplements to or other modifications thereto) and hereby expressly and irrevocably authorizes and instructs the Administrative Agent to enter into the New Intercreditor Agreement on the Amendment No. 5 Effective Date.

SECTION 3. Representations and Warranties. The Borrower hereby represents and warrants that, as of the Amendment No. 5 Effective Date, this Amendment has been duly authorized, executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower enforceable against it in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity.

SECTION 4. Effectiveness. This Amendment shall become effective on the date (the “Amendment No. 5 Effective Date”; such time of such effectiveness being referred to herein as the “Amendment No. 5 Effective Time”) the following conditions have been satisfied:

(a) The Administrative Agent (or its counsel) shall have received from (x) the Borrower and the Administrative Agent, a counterpart of this Amendment signed on behalf of such party and (y) each Participating Lender (which shall collectively constitute the Required Lenders), an executed Lender Consent in the form attached as Exhibit A to the Exchange Agreement.

(b) The TSA shall be in full force and effect immediately prior to the Amendment No. 5 Effective Time and shall not have been previously terminated in accordance with its terms.

(c) (i) All reasonable and documented fees and out-of-pocket expenses required to be paid on the Amendment No. 5 Effective Date pursuant to Section 10.04 of the Existing Credit Agreement (including all such fees and expenses of the Administrative Agent (including of Moore & Van Allen PLLC, counsel to the Administrative Agent)) and (ii) all reasonable fees and documented out of pocket disbursements of (x) Davis Polk & Wardwell LLP and (y) Perella Weinberg Partners, in each case, incurred in connection with the representation of the Ad Hoc Group (as defined in the TSA) and the negotiation and implementation of the transactions contemplated by the TSA and to the extent invoiced at least three Business Days prior to the Amendment No. 5 Effective Date (or such later date as the Borrower may reasonably agree), shall have been paid.

SECTION 5. Conditions Subsequent.

(a) Immediately following the Amendment No. 5 Effective Time:

(i) The Exchange shall have been consummated.

(ii) if (x) the Comprehensive Transaction is consummated, the Closing Date (as defined in the Comprehensive Credit Agreement) shall occur, or (y) if the Alternative Transaction is consummated, the Closing Date (as defined in each of the Alternative Entertainment I Credit Agreement and the New Alternative Communications Credit Agreement) shall occur.

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(iii) The New Intercreditor Agreement shall have been executed and delivered by the parties thereto.

SECTION 6. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, and all of which, when taken together, shall constitute a single instrument. Delivery of an executed signature page of this Amendment by facsimile or other electronic transmission (including “.pdf”, “.tif” or similar format) shall be effective as delivery of an original executed counterpart hereof. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 7. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

SECTION 8. Effect of Amendment. Except as expressly set forth herein, (i) this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent, in each case under the Existing Credit Agreement or any other Loan Document, and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Loan Document. Except as expressly set forth herein, each and every term, condition, obligation, covenant and agreement contained in the Existing Credit Agreement or any other Loan Document is hereby ratified and re-affirmed in all respects and shall continue in full force and effect. Without limiting the foregoing, (i) the Borrower, on its own behalf and on behalf of the other Loan Parties, acknowledges and agrees that (A) each Loan Document is hereby confirmed and ratified and shall remain in full force and effect according to its respective terms (in the case of the Existing Credit Agreement, as amended hereby) and (B) the Collateral Documents do, and all of the Collateral does, and in each case shall continue to, secure the payment of all of the Obligations on the terms and conditions set forth in the Collateral Documents, and hereby confirms and, to the extent necessary, ratifies the security interests granted pursuant to the Collateral Documents and (ii) the Borrower, on behalf of the Guarantors, hereby confirms and ratifies the continuing unconditional obligations of the Guarantors under the Guaranty with respect to all of the Guaranteed Obligations. This Amendment shall constitute a Loan Document for purposes of the Amended Credit Agreement, including without limitation for purposes of Sections 10.15, 10.16 and 10.17 thereof, and from and after the Amendment No. 5 Effective Date, all references to “the Existing Credit Agreement” in any Loan Document and all references in the Existing Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Existing Credit Agreement, shall, unless expressly provided otherwise, refer to the Amended Credit Agreement.

SECTION 9. No Novation. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Existing Credit Agreement or instruments securing the same, which shall remain in full force and effect, except to any extent modified hereby or by instruments executed concurrently herewith and except to the extent repaid as provided herein. Nothing implied in this Amendment or in any other document contemplated hereby shall discharge or release the Lien or priority of any Collateral Document or any other security therefor or otherwise be construed as a release or other discharge of any of the Loan Parties under any Loan Document from any of its obligations and liabilities as a borrower, guarantor or pledgor under any of the Loan Documents, except, in each case, to any extent modified hereby and except to the extent repaid as provided herein.

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SECTION 10. Governing Law: Waiver of Jury Trial. Sections 10.15 and 10.16 of the Amended Credit Agreement are hereby incorporated herein by reference mutatis mutandis.

SECTION 11. Costs and Expenses. The Borrower hereby reconfirms its obligations pursuant to Section 10.04 of the Amended Credit Agreement to pay or reimburse the Administrative Agent for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the preparation, execution and delivery of this Amendment, including all Attorney Costs.

SECTION 12. Severability. Any provision of this Amendment held to be illegal, invalid or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without affecting the legality, validity or enforceability of the remaining provisions hereof and the illegality, invalidity or unenforceability of a particular provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

[Signature Pages Follow]

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Exhibit G

CONDITIONS PRECEDENT TO CLOSING OF COMPREHENSIVE CREDIT AGREEMENT

Capitalized terms not otherwise defined in the Exchange Agreement to which this Exhibit is attached shall have the meanings assigned to such terms in the Comprehensive Credit Agreement. The effectiveness of the Comprehensive Credit Agreement and the other Loan Documents and the initial funding (or deemed funding) of the Term Loans shall be subject to the satisfaction (or waiver) of, subject to Section 6.16 of the Comprehensive Credit Agreement, the following conditions:

(a) The Administrative Agent’s receipt of the following, each of which shall be originals or pdf copies or other facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party each in form and substance reasonably satisfactory to the Administrative Agent:

(i) executed counterparts to the Comprehensive Credit Agreement;

(ii) the Security Agreement and each other Collateral Document required to be executed on the Closing Date, in each case duly executed by each Loan Party party thereto, together with:

(A) certificates, if any, representing the Pledged Equity referred to therein accompanied by undated stock or membership interest powers executed in blank and instruments evidencing the Pledged Debt indorsed in blank (or confirmation in lieu thereof that such certificates, powers and instruments have been sent for overnight delivery to the Collateral Agent or its counsel);

(B) copies of Uniform Commercial Code financing statements in appropriate form for filing under the Uniform Commercial Code in the jurisdiction of incorporation or organization of each Loan Party;

(C) evidence that all other actions, recordings and filings required by the Collateral Documents as of the Closing Date or that the Administrative Agent may deem reasonably necessary to satisfy the Collateral and Guarantee Requirement shall have been taken, completed or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent;

(D) evidence that insurance (other than title insurance) complying with the requirements of Section 6.07 of the Comprehensive Credit Agreement has been obtained and is in effect; and

(E) to the extent required by the Security Agreement, Intellectual Property Security Agreements, duly executed by the appropriate Loan Party.

(iii) the Junior Lien Intercreditor Agreement substantially in the form attached to the Comprehensive Credit Agreement as Exhibit J-2 among the Borrower and the Guarantors from time to time party thereto, the Collateral Agent and the other parties thereto;

(iv) such certificates of good standing (to the extent such concept exists) from the applicable secretary of state (or equivalent public official) of the state of organization of each Loan Party, certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party (A) evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party on the Closing Date, (B) certifying copies of resolutions or other actions of the board of directors, board of managers or other applicable governing body of such Loan Party (including shareholder resolutions to the extent necessary under applicable law or any Organization Document) approving the entry into this Agreement and all other agreements in connection with the Transactions or this Agreement, to which such Loan Party is a party, and (C) certifying copies of the Organization Documents of such Loan Party;

(v) customary legal opinions from Simpson Thacher & Bartlett LLP, counsel to the Loan Parties;

(vi) a solvency certificate from the chief financial officer, chief accounting officer or other officer with equivalent duties or manager of Holdings (after giving effect to the Transactions) substantially in form and substance satisfactory of the Administrative Agent;

(vii) a certificate, dated the Closing Date and signed by a Responsible Officer of Holdings and the Borrower, confirming satisfaction of the conditions set forth in clauses (e) hereto; and

(viii) copies of a recent Lien and judgment search (to the extent such search is available in the applicable Loan Party’s jurisdiction in which it is organized and/or its chief executive office is located) in each jurisdiction reasonably requested by the Administrative Agent with respect to the Loan Parties.

(b) The Administrative Agent shall have received at least three (3) Business Days prior to the Closing Date all documentation and other information about the Borrower and the Guarantors required under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act that has been requested by the Administrative Agent in writing at least ten (10) Business Days prior to the Closing Date.

(c) The other Comprehensive Transactions (as defined in the Transaction Support Agreement) shall have occurred substantially concurrently on the Closing Date.

(d) The Amended Comprehensive ABL Credit Agreement (as defined in the Transaction Support Agreement) shall have become effective substantially concurrently on the Closing Date.

(e) The representations and warranties of each Loan Party set forth in Article V of the Comprehensive Credit Agreement and in each other Loan Document shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects as so qualified) on and as of the date of such Credit Extension with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects as so qualified).

(f) No Default shall exist or would result from such proposed Credit Extension or from the application of the proceeds therefrom.

G-2

(g) The Administrative Agent shall have received a Request for Credit Extension in accordance with the requirements of the Comprehensive Credit Agreement.

(h) The Collateral Agent shall have joined the First Lien Intercreditor Agreement in accordance with the Comprehensive Credit Agreement.

G-3

Exhibit H

CONDITIONS PRECEDENT TO CLOSING OF ALTERNATIVE ENTERTAINMENT I CREDIT AGREEMENT

[On file with the Existing Agent]